Exhibit 10.4

EXECUTION VERSION

AMENDMENT NO. 1 TO

CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 17, 2021, by and among REGIONAL MANAGEMENT RECEIVABLES V, LLC, a Delaware limited liability company, as borrower (the “Borrower”), REGIONAL MANAGEMENT CORP., a Delaware corporation (“Regional Management”), as servicer (the “Servicer”), the lenders from time to time parties hereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Corporate Trust Services division, including its successors and permitted assigns, as account bank (in such capacity, the “Account Bank”) and backup servicer (in such capacity, the “Backup Servicer”).

RECITALS

WHEREAS, the Borrower has entered into that certain Credit Agreement, dated as of April 28, 2021, by and among the Borrower, the Servicer, the lenders, the Administrative Agent, the Account Bank, and the Backup Servicer (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in accordance with the terms of the Credit Agreement, the Borrower has requested, and the Servicer, Required Lenders, Administrative Agent, Account Bank, and Backup Servicer have agreed to, modify certain provisions of the Credit Agreement, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendment to the Credit Agreement. Upon satisfaction of the conditions set forth in Section 3 hereof, the parties hereto hereby agree that the Credit Agreement is hereby amended by incorporating the changes shown on the marked copy of the Credit Agreement attached hereto as Exhibit A (it being understood that the language which appears “struck out” has been deleted and language which appears as “double-underlined” has been added). Attached hereto as Exhibit B is a clean copy of the Credit Agreement conformed through this Amendment.

3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) receipt by the Administrative Agent of this Amendment, duly executed and delivered by the parties thereto, in form and substance acceptable to the Administrative Agent; and

(b) the Borrower shall pay or caused to be paid all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and Lenders incurred in connection with this Amendment.

4. Representations and Warranties of Borrower. Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

(a) The representations and warranties of Borrower contained in Section 5.01 of the Credit Agreement are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality, which is true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality, which is true and correct in all respects) as of such earlier date.

(b) No Event of Default, Unmatured Event of Default or Facility Amortization Event, or Servicer Termination Event or any event that with the giving of notice of the lapse of time, or both, would constitute a Servicer Termination Event has occurred and is continuing.

(c) The Borrower (i) has all necessary power, authority and legal right to (A) execute and deliver this Amendment and (B) carry out the terms of this Amendment and the Basic Documents as amended hereby and (ii) has duly authorized by all necessary limited liability action action the execution, delivery and performance of this Amendment and the Basic Documents as amended hereby on the terms and conditions herein and therein provided.

(d) All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority required for the due execution and delivery of this Amendment by the Borrower and performance by the Borrower of the Credit Agreement as amended hereby have been obtained.

(e) The execution and delivery of this Amendment, the consummation of the transactions contemplated hereby and by the Basic Documents as amended hereby and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without the giving of notice or lapse of time or both) a default under, the Formation Documents or a default in any material respect under any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien upon any of Borrower’s properties, or (iii) violate any Applicable Law.

(f) This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in suit at law or in equity).

5. Effect on the Credit Agreement and Ratification. (a) Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Basic Documents or constitute a course of conduct or dealing among the parties. The Administrative Agent and Lenders reserve all rights, privileges and remedies under the Basic Documents. The Credit

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Agreement, as hereby amended and all other Basic Documents to which the Borrower is a party are hereby ratified and re-affirmed by the Borrower in all respects and, except as set forth herein, shall remain unmodified and in full force and effect. All references in the Basic Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Amendment shall constitute a Basic Document.

(b) The relationship of the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Amendment, any instrument, document or agreement delivered in connection herewith or in the Credit Agreement or any of the other Basic Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.

6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or any other Basic Document or an accord and satisfaction in regard thereto.

7. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that the Borrower may not assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Administrative Agent and Lenders.

8. Headings. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.

9. Incorporation of Credit Agreement. The provisions contained in Article 13 (Confidentiality), Section 14.04 (Binding Effect), Section 14.06 (Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue), Section 14.07 (Waiver of Jury Trial), Section 14.12 (Execution in Counterparts; Severability; Integration; Electronic Delivery) and Section 14.14 (Third Party Beneficiary) of the Credit Agreement are incorporated herein by this reference, mutatis mutandis.

10. Direction. Wells Fargo Bank, N.A., in its capacities as Account Bank and Backup Servicer hereunder, is hereby authorized and directed by the Borrower and the Administrative Agent (on behalf of the Secured Parties) to execute and deliver this First Amendment (Section 14.01(d) of the Credit Agreement).

REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURES FOLLOW.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

REGIONAL MANAGEMENT RECEIVABLES V, LLC,
as Borrower

By:	/s/ Harpreet Rana
Name: Harpreet Rana
Title: Executive Vice President and
Chief Financial Officer

REGIONAL MANAGEMENT CORP.,
as Servicer

By:	/s/ Harpreet Rana
Name: Harpreet Rana
Title: Executive Vice President and
Chief Financial Officer

AMENDMENT NO. 1 TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Gareth Morgan
	Name:	Gareth Morgan
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A.,
as JPMorgan Committed Lender

By:	/s/ Gareth Morgan
	Name:	Gareth Morgan
	Title:	Executive Director

JUPITER SECURITIZATION COMPANY LLC
as JPMorgan Conduit Lender

By: JPMORGAN CHASE BANK, N.A.,
its attorney-in-fact

By:	/s/ Gareth Morgan
	Name:	Gareth Morgan
	Title:	Executive Director

AMENDMENT NO. 1 TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Account Bank

By: Computershare Trust Company, N.A., as attorney-in-fact

By:	/s/ Jennifer C. Westberg
Name: Jennifer C. Westberg
Title: Vice President

AMENDMENT NO. 1 TO CREDIT AGREEMENT

Exhibit A

See attached.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

Conformed Copy through Amendment One

Execution Version

REGIONAL MANAGEMENT RECEIVABLES V, LLC,

as Borrower,

REGIONAL MANAGEMENT CORP.,

as Servicer,

the LENDERS

from time to time parties hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Account Bank and Backup Servicer,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

CREDIT AGREEMENT

Dated as of April 28, 2021

TABLE OF CONTENTS

Page

ARTICLE ONE DEFINITIONS; CONSTRUCTION		1

Section 1.01.	Definitions	1
Section 1.02.	Accounting Terms and Determinations	~~49~~48
Section 1.03.	Computation of Time Periods	~~49~~48
Section 1.04.	Interpretation	~~49~~48
Section 1.05.	Interest Rates; LIBOR Notification	~~50~~49

ARTICLE TWO LOANS		~~51~~50

Section 2.01.	Loans	~~51~~50
Section 2.02.	Funding Mechanics	~~52~~51
Section 2.03.	Reductions of Commitments	~~53~~52
Section 2.04.	Repayment of Loans	~~54~~53
Section 2.05.	Optional Principal Repayment	~~54~~53
Section 2.06.	Payments	~~54~~53
Section 2.07.	Settlement Procedures	~~55~~54
Section 2.08.	[Reserved]	~~57~~56
Section 2.09.	Payments, Computations, Etc	~~57~~56
Section 2.10.	Collections and Allocations; Investment of Funds	~~58~~57
Section 2.11.	Fees	~~60~~59
Section 2.12.	Increased Costs; Capital Adequacy; Illegality	~~61~~59
Section 2.13.	Taxes	~~62~~61
Section 2.14.	Securitizations	~~65~~63
Section 2.15.	Sharing Payments	~~67~~65
Section 2.16.	Tax Treatment	~~67~~66
Section 2.17.	The Account Bank	~~67~~66
Section 2.18.	Alternate Rate of Interest	~~75~~73

ARTICLE THREE SECURITY		~~77~~75

Section 3.01.	Collateral	~~77~~75
Section 3.02.	Release of Collateral; No Legal Title	~~79~~77
Section 3.03.	Protection of Security Interest; Administrative Agent, as Attorney-in-Fact	~~79~~77
Section 3.04.	Assignment of the Second Tier Purchase Agreement	~~80~~78
Section 3.05.	Waiver of Certain Laws	~~81~~79
Section 3.06.	Electronic Vault System and Electronic Collateral Control Agreement	~~81~~79

ARTICLE FOUR CONDITIONS OF CLOSING AND THE LOANS		~~85~~82

Section 4.01.	Conditions of Closing and the Initial Loan	~~85~~82
Section 4.02.	Conditions Precedent to All Loans	~~87~~83

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ARTICLE FIVE REPRESENTATIONS AND WARRANTIES		~~89~~86

Section 5.01.	Representations and Warranties of the Borrower	~~89~~86
Section 5.02.	Representations and Warranties of the Borrower as to the Receivables	~~94~~91
Section 5.03.	Representations and Warranties of the Servicer	~~95~~92
Section 5.04.	Representations and Warranties of the Backup Servicer	~~98~~95
Section 5.05.	Repurchase of Certain Receivables.	~~99~~96

ARTICLE SIX COVENANTS		~~102~~98

Section 6.01.	Affirmative Covenants of the Borrower	~~102~~98
Section 6.02.	Negative Covenants of the Borrower	~~107~~102
Section 6.03.	Covenant of the Borrower Relating to Hedging	~~113~~109
Section 6.04.	Affirmative Covenants of the Servicer	~~114~~110
Section 6.05.	Negative Covenants of the Servicer	~~118~~114

ARTICLE SEVEN ADMINISTRATION AND SERVICING OF CONTRACTS		~~121~~116

Section 7.01.	Designation of Servicing	~~121~~116
Section 7.02.	Servicing Compensation	~~121~~116
Section 7.03.	Duties of the Servicer	~~121~~116
Section 7.04.	Collection of Payments	~~127~~122
Section 7.05.	Payment of Certain Expenses by the Initial Servicer	~~129~~124
Section 7.06.	Reports	~~129~~124
Section 7.07.	Annual Statement as to Compliance	~~130~~124
Section 7.08.	[Reserved]	~~130~~125
Section 7.09.	Rights Prior to Assumption of Duties by Successor Servicer	~~130~~125
Section 7.10.	Rights After Assumption of Duties by Successor Servicer; Liability	~~133~~128
Section 7.11.	Limitation on Liability of the Servicer and Others	~~134~~129
Section 7.12.	The Servicer Not to Resign	~~134~~129
Section 7.13.	Servicer Termination Events	~~134~~129
Section 7.14.	Appointment of Successor Servicer	~~136~~131
Section 7.15.	Merger or Consolidation, Assumption of Obligations or Resignation, of the Servicer	~~140~~135
Section 7.16.	Wells Fargo Bank as Successor Servicer	~~140~~135
Section 7.17.	Responsibilities of the Borrower	~~142~~137
Section 7.18.	Servicing Centralization Event	~~142~~137

ARTICLE EIGHT THE BACKUP SERVICER		~~143~~138

Section 8.01.	Designation of the Backup Servicer	~~143~~138
Section 8.02.	Duties of the Backup Servicer	~~143~~138
Section 8.03.	Backup Servicing Compensation	~~143~~138
Section 8.04.	Backup Servicer Removal	~~143~~138
Section 8.05.	The Backup Servicer Not to Resign	~~144~~139
Section 8.06.	Covenants of the Backup Servicer	~~144~~139
Section 8.07.	Merger of the Backup Servicer	~~144~~140
Section 8.08.	Privilege	~~145~~140

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ARTICLE NINE EVENTS OF DEFAULT		~~146~~141
Section 9.01.	Events of Default	~~146~~141
Section 9.02.	Actions Upon Declaration or the Automatic Occurrence of the Maturity Date	~~149~~143
Section 9.03.	Exercise of Remedies	~~150~~143
Section 9.04.	Waiver of Certain Laws	~~151~~143
Section 9.05.	Power of Attorney	~~151~~146

ARTICLE TEN INDEMNIFICATION		~~152~~147

Section 10.01.	Indemnities by the Borrower. ~~relating to or resulting from:~~	~~152~~147
Section 10.02.	Indemnities by the Servicer	~~154~~149
Section 10.03.	General Indemnity Provisions	~~155~~150
Section 10.04.	Applicability and Survival	~~155~~151

ARTICLE ELEVEN THE ADMINISTRATIVE AGENT AND THE AGENTS		~~157~~152

Section 11.01.	Authorization and Action	~~157~~152
Section 11.02.	Delegation of Duties	~~158~~153
Section 11.03.	Exculpatory Provisions	~~158~~153
Section 11.04.	Reliance	~~158~~153
Section 11.05.	Non-Reliance on Administrative Agent and Other Lenders	~~159~~154
Section 11.06.	Indemnification	~~160~~155
Section 11.07.	Each Agent in its Individual Capacity	~~160~~155
Section 11.08.	Successor Agents	~~161~~156
Section 11.09.	Borrower, Servicer Reliance	~~161~~156
Section 11.10.	Certain ERISA Matters	~~161~~156

ARTICLE TWELVE ASSIGNMENTS; PARTICIPATIONS		~~163~~158

Section 12.01.	Assignments and Participations	~~163~~158
Section 12.02.	Collateral Assignments By Lender	~~166~~161

ARTICLE THIRTEEN MUTUAL COVENANTS REGARDING CONFIDENTIALITY		~~167~~162

Section 13.01.	Covenants of the Borrower, the Servicer, and the Backup Servicer	~~167~~162
Section 13.02.	Covenants of the Administrative Agent, the Agents, the Lenders and the Backup Servicer	~~167~~162
Section 13.03.	Non-Confidentiality of Tax Treatment and Tax Structure	~~170~~165

ARTICLE FOURTEEN MISCELLANEOUS		~~171~~166

Section 14.01.	Amendments and Waivers	~~171~~166
Section 14.02.	Notices, Etc	~~172~~167
Section 14.03.	No Waiver, Rights and Remedies	~~173~~168
Section 14.04.	Binding Effect	~~173~~168
Section 14.05.	Term of this Agreement.	~~173~~168
Section 14.06.	GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE	~~173~~168

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Section 14.07.	WAIVER OF JURY TRIAL.	~~173~~168
Section 14.08.	Costs and Expenses.	~~174~~169
Section 14.09.	No Insolvency Proceedings.	~~174~~169
Section 14.10.	Recourse Against Certain Parties.	~~174~~169
Section 14.11.	AML Law Compliance~~..~~	~~175~~170
Section 14.12.	Execution in Counterparts; Severability; Integration.~~.~~	~~176~~171
Section 14.13.	Intercreditor Agreement.~~.~~	~~176~~171
Section 14.14.	Third Party Beneficiary.~~.~~	~~176~~171
Section 14.15.	JPMorgan CP Rate.	~~176~~171

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SCHEDULES

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CREDIT AGREEMENT

This Credit Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among Regional Management Receivables V, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Regional Management Corp., a Delaware corporation (“Regional Management”), as servicer (the “Servicer”), the lenders from time to time parties hereto (the “Lenders”), JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Wells Fargo Bank, National Association, acting through its Corporate Trust Services division, including its successors and permitted assigns, as account bank (in such capacity, the “Account Bank”) and backup servicer (in such capacity, the “Backup Servicer”).

W I T N E S S E T H:

WHEREAS, the Borrower was formed for the purpose of taking assignments of, and holding, various assets, including secured and unsecured consumer loans, amounts received on or in respect of such finance contracts and proceeds of the foregoing;

WHEREAS, the Borrower desires that the Lenders make loans to the Borrower from time to time, the proceeds of which will be used to finance the purchase price of certain secured and unsecured consumer loans as described herein;

WHEREAS, the Lenders have made and desire to make such loans to the Borrower upon the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS; CONSTRUCTION

Section 1.01. Definitions. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Account Bank” means a Qualified Institution approved by the Administrative Agent that is holding the Accounts, which initially shall be Wells Fargo Bank.

“Account Bank Fee” means $1,500 per month.

“Account Collateral” means the Accounts, together with all cash, securities, financial assets (as defined in Section 8-102(a)(9) of the UCC) and investments and other property from time to time deposited or credited to the Collection Account and the Reserve Account and all proceeds thereof.

“Account Control Agreement” means the Account Control Agreement relating to the Accounts, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), among the Borrower, the Servicer, the Administrative Agent and the Account Bank.

“Accounts” mean the Collection Account and the Reserve Account.

“Additional Amount” has the meaning given to such term in Section 2.13(a).

“Administrative Agent” has the meaning given to such term in the Preamble.

“Advance Rate” means 80.00% less (i) 5.00% if a Level I Trigger has occurred, and (ii) 5.00% if a Hedge Step-down Event has occurred.

“Advisors” means accountants, attorneys, consultants, advisors, credit enhancers, liquidity providers and Persons similar to the foregoing and the respective directors, officers, employees and managers of each of the foregoing.

“Affected Party” means the Administrative Agent, any Lender, any Credit Provider or any of their respective Affiliates.

“Affiliate” means, with respect to a Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

“Aggregate Commitment” means, as of any day, the sum of the Commitments of each Lender.

“Aggregate Unpaids” means, as of any date, an amount equal to the sum of (without duplication) (i) the Loans Outstanding, (ii) all accrued but unpaid Interest and (iii) all Unused Commitment Fees, Hedge Breakage Costs and other Obligations owed (whether due or accrued) by the Borrower to the Secured Parties and the Administrative Agent, and any fees, expenses and indemnities payable to the Backup Servicer, the Account Bank, the Third Party Allocation Agent, and the Servicer under this Agreement and the other Basic Documents.

“Agreement” has the meaning given to such term in the Preamble.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the LIBO Rate for a three month period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.18 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.18(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

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“Amortization Adjustment” has the meaning given to such term in the Fee Letter.

“Amortization Period” means the period commencing on the Revolving Period Termination Date and ending on the day on which the Loans Outstanding are reduced to zero and all other Aggregate Unpaids have been paid in full.

“Annual Percentage Rate” or “APR” means, with respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the “annual percentage rate” (within the meaning of the Federal Truth-in-Lending Act). If, after the Closing Date, the rate per annum with respect to a Receivable as of the related Cutoff Date is reduced (i) as a result of an Insolvency Proceeding involving the related Obligor or (ii) pursuant to the Servicemembers Civil Relief Act or similar State law, “Annual Percentage Rate” or “APR” shall refer to such reduced rate.

“Annualized Charge-off Ratio” means, with respect to any Determination Date and the related Collection Period, the product of (i) 12 and (ii) the percentage equivalent of a fraction, (a) the numerator of which is (x) the aggregate outstanding Principal Balance (determined for this purpose, with respect to any Defaulted Receivable, as if such Receivable was not a Defaulted Receivable) of all Receivables that have become Defaulted Receivables during such Collection Period, minus (y) the aggregate amount of Monthly Recoveries collected during the related Collection Period and (b) the denominator of which is the Receivables Principal Balance as of the last day of the previous Collection Period (or, in the case of the first Collection Period, the period from the initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date).

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Canadian Corruption of Foreign Public Officials Act or any other law, rule, or regulation of any jurisdiction applicable to each of the Borrower, the Servicer and their respective Affiliates from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which each of the Borrower, the Servicer and their respective Affiliates is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means, with respect to any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, but not limited to, the federal Dodd-Frank Act; the Truth in Lending Act and its implementing regulation, Regulation Z, as these appeared under the Federal Reserve Board and, currently, under the CFPB; the Equal Credit Opportunity Act and its implementing regulation, Regulation B, as these appeared under the Federal Reserve Board and, currently, under the CFPB; the Securities and Exchange Act of 1934; the Fair Credit Reporting Act, including Regulation V; the Fair Credit Billing Act; the Fair Debt Collection Practices Act;

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the Federal Trade Commission Act; the Servicemembers Civil Relief Act; Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions; state adoptions of the foregoing federal laws; state usury laws; and state-specific adoptions of the National Consumer Act and the Uniform Consumer Credit Code), and applicable judgments, decrees, injunctions, writs, orders or line actions of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

“Assignment and Acceptance” means an assignment and acceptance agreement between a Lender and an Eligible Assignee, in substantially the form of Exhibit C hereto.

“Assumption Date” means the date, if any, when the Backup Servicer becomes Successor Servicer hereunder.

“Authoritative Copy” means, with respect to any Electronic Contract that constitutes Electronic Chattel Paper, the authoritative copy thereof, as such term is used in Section 9-105 of the UCC.

“Authorized Officer” means, with respect to any Person other than a natural person, any officer of such Person, including any president, vice president, assistant vice president, treasurer, assistant treasurer, secretary or assistant secretary or any other officer performing functions similar to those performed by such officers.

“Available Amount” means, with respect to any day, the positive amount, if any, by which the Facility Amount exceeds the Loans Outstanding on such day.

“Available Borrowing Capacity” means, as of any day, the aggregate committed borrowing capacity which, as of such date of determination, is undrawn and is then available to be drawn by Regional Management under the Senior Revolver.

“Available Funds” means, for any Payment Date and the related Collection Period, the sum of (i) Collections on deposit in the Collection Account, to the extent received during or in respect of such Collection Period and (ii) any Reserve Account Withdrawal Amounts.

“Available Funds Shortfall” means, for any Payment Date and the related Collection Period, the positive difference, if any, of (i) the amount necessary to make all distributions required to be made pursuant to clauses (i) through (iv) of Section 2.07 over (ii) Collections on deposit in the Collection Account, to the extent received during or in respect of such Collection Period.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.18.

“Backup Servicer” has the meaning given to such term in the Preamble.

“Backup Servicer Termination Notice” has the meaning given to such term in Section 8.04.

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“Backup Servicing Fee” means the fee payable to the Backup Servicer on each Payment Date in accordance with Section 2.11(c), which fee shall be equal to the greater of (i) $5,000, and (ii) the product of (a) the Backup Servicing Fee Rate, (b) the Eligible Pool Balance, as of the first day of the related Collection Period and (c) 1/12, but in any event no more than $10,000 per annum unless a Servicer Centralization Event has occurred.

“Backup Servicing Fee Rate” has the meaning given to such term in the Wells Fargo Fee Letter.

“Bank Drawn Rate” means, for any day, a rate per annum equal to the LIBO Rate.

“Bankruptcy Code” means the United States Bankruptcy Code (Title 11 of the United States Code).

“Basel II” means the second Basel Accord issued by the Basel Committee on Banking Supervision.

“Basel III” means the third Basel Accord issued by the Basel Committee on Banking Supervision.

“Basic Documents” means this Agreement, each First Tier Purchase Agreement, the Amended and Restated Trust Agreement, the 2021-1C SUBI Supplement, the 2021-1C SUBI Certificate, the Transfer and Contribution Agreement, the 2021-1C SUBI Security Agreement, the UTI Administration Agreement, the 2021-1C SUBI Servicing Agreement, the Second Tier Purchase Agreement, each Subservicing Agreement, the Electronic Vault Services Agreement, the Electronic Collateral Control Agreement, the Fee Letter, all Hedging Agreements, the Account Control Agreement, the Intercreditor Agreement, the Master Deposit Account Control Agreement, ~~the Wells Fargo Deposit Account Control Agreement,~~ the Security Agreement, the Wells Fargo Fee Letter and any other document, certificate, opinion, agreement or writing delivered pursuant to, or the execution of which is necessary or incidental to carrying out the transactions contemplated by, this Agreement or any of the other foregoing documents.

“Benchmark” means, initially, LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.18.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)	the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

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(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Basic Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Basic Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

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provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Basic Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.18(c); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

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For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Basic Document in accordance with Section 2.18 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Basic Document in accordance with Section 2.18.

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“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning given to such term in the Preamble.

“Borrower Basic Documents” means all Basic Documents to which the Borrower is a party or by which it is bound.

“Borrower Operating Account” means the account of the Borrower which is identified on Schedule I hereto.

“Borrowing Base” means, as of any date of determination, an amount equal to the product of (i) the Eligible Pool Balance and (ii) the Advance Rate.

“Borrowing Base Deficiency” means, as of any date of determination, the positive amount, if any, by which (i) the aggregate Loans Outstanding exceeds (ii) the Borrowing Base.

“Branch Assisted Electronic Receivable” means a Receivable entered into by an applicant who is a current or former Regional branch-originated borrower, with respect to which the loan documentation is signed using DocuSign, Inc. technology.

“Branch Receivable” means a Receivable that is branch originated.

“Breakage Costs” means such amount or amounts as shall compensate any Lender for any administrative loss, cost or expense (but excluding lost profits) incurred by such Lender (as reasonably determined by such Lender) as a result of (a) any prepayment of a Loan (and interest thereon) other than on a Payment Date or (b) any failure by the Borrower to draw on a Funding Date in an amount set forth in the related Funding Request (including, without limitation, as a result of a failure to satisfy any condition to such funding as set for in Sections 2.01 and 4.02).

“Business Day” means any day other than a Saturday or a Sunday on which commercial banking institutions are not required or authorized to be closed in Greenville, South Carolina, New York, New York, Minneapolis, Minnesota, Wilmington, Delaware and Charlotte, North Carolina.

“Cash Equivalents” means (i) securities with maturities of 90 days or less from the date of acquisition, issued or fully guaranteed by the United States government or any agency thereof, (ii) certificates of deposit and Eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (iii) repurchase obligations of any commercial bank satisfying the requirements of clause (ii) above, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States government, (iv) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard & Poor’s or Prime-1 or the equivalent thereof by Moody’s or R-1 (mid) or the equivalent thereof by DBRS Morningstar and in either case maturing within 90 days after the day of acquisition, (v) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any State or commonwealth or territory of the United States, by any political subdivision or taxing

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authority of any such State, commonwealth or territory or by any foreign government, the securities of which State, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or DBRS Morningstar or A2 by Moody’s, (vi) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (ii) above, (vii) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (vi) above or (viii) investments in money market or common trust funds having a rating from each of Moody’s and Standard & Poor’s in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby.

“Certificate of Formation” means the certificate of formation of the Borrower filed in Delaware, dated as of March 20, 2020 and certified by the Secretary of State on March 20, 2020.

“CFPB” means the Consumer Financial Protection Bureau.

“Change in Control” means the occurrence of any of the following: (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the total outstanding voting equity interests of Regional Management on a fully-diluted basis (and taking into account all such equity interests that such Person or group of Persons has the right to acquire pursuant to any option right) or (ii) the failure of Regional Management to own, directly or indirectly and free and clear of Liens, all of the outstanding equity (including membership) interests of the Borrower.

“Closing Date” means April 28, 2021.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning given to such term in Section 3.01(a).

“Collection Account” means a segregated trust account established or caused to be established by the Servicer with the Account Bank, for the benefit of the Secured Parties, into which all Collections shall be deposited.

“Collection Period” means, with respect to any Payment Date, the immediately preceding calendar month (or, in the case of the first Payment Date, the period from and including the initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date).

“Collection Policy” means with respect to (i) the initial Servicer and any Subservicer, the customary servicing practices of Regional Management attached hereto as Exhibit E and (ii) any Successor Servicer, the customary servicing practices of such Successor Servicer, in each case as such customary servicing practices may be changed from time to time pursuant to this Agreement.

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“Collections” means, with respect to any Collection Period and the related Payment Date, (i) all cash collections and other cash proceeds of any Receivable or any other Collateral received by the Servicer (including from an Originator, the Borrower or a Subservicer) from or on behalf of any Obligor in payment of any amounts owed in respect of such Receivable, including Release Amounts deposited in the Collection Account pursuant to Sections 5.05 and 7.03(c), investment earnings in the Collection Account and the Reserve Account and Liquidation Proceeds, (ii) any other funds received by the Servicer (including from an Originator, the Borrower or a Subservicer) with respect to any Receivable (exclusive of ancillary fees (other than extension fees and late fees) which may be retained by the Servicer or the related Subservicer) or any other Collateral, (iii) all payments received by the Borrower pursuant to any Hedging Agreement or Hedge Transaction and (iv) all amounts received as proceeds of the Collateral sold pursuant to Section 10.02(c); in each case received during or in respect of such Payment Date and Collection Period.

“Commercial Paper Notes” means any short-term promissory notes issued by or on behalf of a Conduit Lender with respect to financing any Loan hereunder.

“Commitment” means, with respect to any Lender Group as of any day, the commitment of such Lender Group to fund Loans in an aggregate amount not to exceed the amount set forth with respect to such Lender Group in the Lender Supplement, as such amount may be modified in accordance with the terms hereof.

“Committed Lender” or “Committed Lenders” means any Lender that is designated as a Committed Lender in a Lender Supplement or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of such Lender Group’s Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.

“Commodity Exchange Act” means the Commodity Exchange Act of 1936.

“Concentration Limits” means, as of any day, based on the aggregate Eligible Receivables Principal Balance of the related type of Receivables:

(i) based on the billing addresses of the related Obligors, the State with the highest aggregate Eligible Receivables Principal Balance does not account for Receivables constituting more than 40.00% of the aggregate Eligible Receivables Principal Balance;

(ii) based on the billing addresses of the related Obligors, the three States with the highest aggregate Eligible Receivables Principal Balance do not account for Receivables constituting more than 80.00% of the aggregate Eligible Receivables Principal Balance

(iii) no more than 55.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables with an initial Principal Balance in excess of $6,000;

(iv) no more than 20.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables with an initial Principal Balance in excess of $8,000;

(v) no more than 7.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which, at the time of origination of the related Receivables, the related Obligors had a FICO® Score of less than 541;

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(vi) no more than 19.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which, at the time of origination of the related Receivables, the related Obligors had a FICO® Score of less than 581;

(vii) no more than 50.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which, at the time of origination of the related Receivables, the related Obligors had a FICO® Score of less than 621;

(viii) no more than 85.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which, at the time of origination of the related Receivables, the related Obligors had a FICO® Score of less than 661;

(ix) the weighted average remaining term of all Eligible Receivables shall not be greater than forty-eight (48) months;

(x) the weighted average FICO® Score of the related Obligors of all Eligible Receivables shall not be less than 615;

(xi) the weighted average APR (by Principal Balance) of all Eligible Receivables shall not be less than 26.00%;

(xii) no more than 35.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables that have an original term to maturity greater than forty-eight (48) months;

(xiii) no more than 15.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which the related Contract is a Convenience Check;

(xiv) no more than 5.00% of the aggregate Eligible Receivales Principal Balance relates to Unsecured Receivables;

(xv) no more than 5.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables that are Online Originated Receivables

(xvi) no more than 1.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which the related Contract is a Modified Contract;

(xvii) no more than 4.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables that were subject to a Delinquent Renewal in the last one-hundred eighty (180) days from origination;

(xviii) no more than 2.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables that have an APR of less than 15.00%;

(xix) no more than 20.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables that are Small Loan Receivables; and

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(xx) no more than 3.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables that are Delinquent Receivable (30+ Days).

“Conduit Lender” or “Conduit Lenders” means any Lender that is designated as a “Conduit Lender” in the Lender Supplement or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of its Lender Group’s Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.

“Confidential Information” means any information with respect to Regional Management, the Servicer, the Borrower, the Originators and their respective businesses and financial information, the Obligors, the Receivables and other Collateral and includes (i) information transmitted in written, oral, magnetic or any other medium, (ii) all copies and reproductions, in whole or in part, of such information and (iii) all summaries, analyses, compilations, studies, notes or other records to the extent such contain, reflect or are generated from such information; provided, that Confidential Information does not include, with respect to a Person, information that (a) was already known to such Person and such knowledge was not obtained from the disclosing party under confidentiality obligations still binding on such Person, (b) is or has become part of the public domain through no act or omission of such Person in breach of Article Fourteen hereof, (c) is or was lawfully disclosed to such Person without restriction on disclosure by a third party, (d) is or was developed independently by such Person or (e) is or was lawfully and independently provided to such Person, from a third party who is not known by such Person to be in breach of an obligation of confidentiality to the disclosing party by disclosing such information.

“Continued Errors” has the meaning given to such term in Section 7.09(e).

“Contract” means, with respect to any Receivable, any non-revolving personal loan contract executed by an Obligor (except in the case of a Convenience Check) under which an extension of credit by an Originator was made in the ordinary course of business to such Obligor, which contract contains the terms and conditions applicable to such Receivable and any applicable truth in lending disclosure statements related thereto, and which (i) (a) Regional Management had previously acquired from such Originator pursuant to a First Tier Purchase Agreement (or in the case of Receivables originated by Regional Finance Corporation North Carolina, has been contributed to the Trust), or (b) Regional Management has acquired directly or indirectly from a direct or indirect Subsidiary of Regional Management in connection with a Securitization (or in the case of Receivables originated by Regional Finance Corporation of North Carolina, has been reallocated directly or indirectly from the related SUBI to the UTI); and (ii) the Borrower has acquired from Regional Management pursuant to the Second Tier Purchase Agreement and has included as part of the Collateral hereunder (or in the case of the Receivables originated by Regional Finance Corporation of North Carolina, has been allocated to the 2021-1C SUBI).

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

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“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“CP Rate” means, with respect to a Conduit Lender, the rate identified as its “CP Rate” in the related Lender Supplement.

“Convenience Checks” shall mean personal loans originated through Regional Management’s convenience check direct mail campaigns.

“Credit Facility” means any of the committed loan facilities, lines of credit, letters of credit and other forms of credit enhancement available to the Conduit Lenders that are not Liquidity Facilities.

“Credit Policy” means the policies and procedures of Regional Management relating to the operation of the consumer lending business of Regional Management, including the policies and procedures for determining the creditworthiness of Contract customers and the extension of credit to such customers, in each case as revised from time to time in accordance with this Agreement and as attached hereto as Exhibit D.

“Credit Provider” means any provider of a Credit Facility or Liquidity Facility.

“Cutoff Date” means, with respect to Receivables transferred to the Borrower on each Funding Date, the close of business on such date as shall be identified as the Cutoff Date in the related Funding Request.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“DBRS Morningstar” means DBRS, Inc.

“Debt to Tangible Net Worth” means, as of any day, the ratio of Funded Debt to Tangible Net Worth.

“Default Rate” has the meaning set forth in the Fee Letter.

“Defaulted Receivable” means, any Receivable (i) with respect to which a Scheduled Payment thereon remains unpaid for 180 days or more after the related due date for such payment (or such longer period as permitted in accordance with the Collection Policy) or (ii) which has been charged-off in full or in part or is deemed uncollectible by the Servicer (as reflected in the records of the Servicer), in each case, in accordance with the Collection Policy. For purposes of computing the Eligible Receivables Principal Balance, the Principal Balance of any Receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

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“Defaulted Receivable Release Price” means, with respect to any Defaulted Receivable to be sold to a third party in accordance with the Collection Policy pursuant to Section 5.05(e), an amount equal to the Liquidation Proceeds expected to be received by the Servicer in connection the sale of such Defaulted Receivable to a third party.

“Delinquency Ratio (60+ Days)” means, with respect to any Collection Period, the percentage equivalent of a fraction, (i) the numerator of which is equal to the aggregate Principal Balance of all Delinquent Receivables (60+ Days) as of the last day of such Collection Period and (ii) the denominator of which is equal to the aggregate Principal Balance of all Receivables as of the last day of such Collection Period.

“Delinquent Receivable (30+ Days)” means a Receivable, other than a Defaulted Receivable, with respect to which a Scheduled Payment thereon remains unpaid for between 30 days and 59 days from the related due date.

“Delinquent Receivable (60+ Days)” means a Receivable, other than a Defaulted Receivable, with respect to which a Scheduled Payment thereon remains unpaid for 60 days or more from the related due date.

“Delinquent Renewal” shall mean, with respect to any Receivable, a transaction in which a new non-revolving personal loan originated pursuant to a Contract is entered into between an Originator and a Obligor, which new non-revolving personal loan (x) is originated in accordance with Regional Management’s delinquent renewal underwriting criteria as set forth in its Credit Policy, (y) refinances such Receivable in full or in part, and (z) may also extend additional financing to such Obligor.

“Delinquent Renewal Receivable” shall mean the new non-revolving personal loan entered into between the applicable Originator and the Obligor pursuant to any Delinquent Renewal.

“Derivatives” means any (i) exchange-traded or over-the-counter forward, future, option, swap, cap, collar, floor or foreign exchange contract or any combination of the foregoing, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) similar transaction, contract, instrument, undertaking or security or (iii) transaction, contract, instrument, undertaking or security containing any of the foregoing.

“Determination Date” means, with respect to any Payment Date and the related Collection Period, the last day of such Collection Period.

“Direct Competitor” means any Person (other than any Lender or its respective Affiliates) that (i) is primarily engaged in the same or substantially similar line of business as Regional Management and the Originators, (ii) is in direct competition with Regional Management and the Originators, and (iii) is identified on a written list delivered by Regional Management to the Administrative Agent and the Lenders on the Closing Date, as such list may be amended by Regional Management from time to time with the prior written consent of the Lenders (such consent not to be unreasonably withheld).

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“Dodd-Frank Act” means The Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173).

“Dollars” or “$” means the lawful currency of the United States.

“Dominion Period” has the meaning given to such term in the Intercreditor Agreement.

“Early Adoption Increased Costs” means charges or compensation sought from the Borrower by an Affected Party under Section 2.12(a) in anticipation of a Regulatory Change (including the imposition of internal charges on such Affected Party’s interests or obligations under this Agreement) in connection with such measures, in advance of the effective date of such Regulatory Change.

“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Electronic Chattel Paper” shall have the meaning specified in Article 9 of the UCC.

“Electronic Collateral” has the meaning specified in the Electronic Collateral Control Agreement.

“Electronic Collateral Control Agreement” means that certain Electronic Collateral Control Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), by and among the Administrative Agent, as administrative agent, for itself and other secured parties, the Borrower, as a debtor, Regional Management, the Trust, acting thereunder solely with respect to the 2021-1C SUBI, as a debtor, and the Electronic Vault Provider.

“Electronic Contract” shall mean a Contract that was electronically executed and authenticated; provided, that an Electronic Contract that has been Exported shall not constitute an Electronic Contract. For the avoidance of doubt, each Online Originated Receivable shall be an Electronic Contract.

“Electronic Vault” shall mean the electronic vault wherein custody of Electronic Contracts shall be maintained in electronic form by the Servicer (in its capacity as custodian under this Agreement) (or any successor servicer), in each case, through a third-party Electronic Vault Provider that enables electronic contracting pursuant to the Electronic Vault Services Agreement.

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“Electronic Vault Provider” shall mean eOriginal, Inc., a Delaware corporation, and any successor or replacement third-party provider of the technology platform on which the Electronic Vault operates acting in such capacity with the consent of the Administrative Agent (with the written consent of the Required Lenders).

“Electronic Vault Services Agreement” shall mean that certain Order Form with an effective date of March 15, 2021 by and between Regional Management and the Electronic Vault Provider.

“Electronic Vault System” shall mean the electronic vault system provided by the Electronic Vault Provider pursuant to the Electronic Vault Services Agreement or such other electronic system provider as may be mutually agreed upon by the Borrower, Regional Management and the Administrative Agent (with the written consent of the Required Lenders) that enables electronic contracting.

“Eligible Assignee” means a Person (i) whose short-term rating is at least “A-1” from Standard & Poor’s and “Prime-1” from Moody’s, or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is at least “A- 1” from Standard & Poor’s and “Prime-1” from Moody’s, (ii) who is either a commercial paper conduit that is administered by, or an Affiliate of, a Lender, an Agent or the Administrative Agent or a commercial paper conduit to whom a Lender, an Agent or the Administrative Agent provides liquidity support, credit enhancement or other similar support or (iii) who prior to the occurrence of an Event of Default or a Facility Amortization Event, has been consented to by the Borrower, which consent shall not be unreasonably withheld, delayed or conditioned; provided that no Direct Competitor shall be an Eligible Assignee so long as no Event of Default or Facility Amortization Event has occurred and is continuing.

“Eligible Pool Balance” means, as of any date of determination, (i) the sum of (a) the aggregate Eligible Receivables Principal Balance as of the most recent Determination Date (or as of such date of determination if such date is a Determination Date) and (b) without duplication, the aggregate Eligible Receivables Principal Balance of the Eligible Receivables added to the Collateral during the period commencing on the Determination Date referred to in clause (a) above and ending on such date of determination, as of the related Cutoff Dates, minus (ii) any Excess Concentration Amounts as of such date of determination minus (iii) the aggregate Principal Balance of all Eligible Receivables that are Delinquent Receivables (60+Days) as of the most recent Determination Date (or as of such date of determination if such date is a Determination Date).

“Eligible Receivable” has the meaning assigned thereto in Schedule B hereto.

“Eligible Receivables Principal Balance” means, on any date of determination, the sum of the Principal Balances of all of the Receivables (or if indicated by the context, a specified portion of the Receivables) that are Eligible Receivables as of the immediately preceding Determination Date (or as of such date of determination if such date is a Determination Date) or, in the case of Receivables transferred to the Borrower after such Determination Date, as of the related Cutoff Date.

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“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“Errors” has the meaning given to such term in Section 7.09(e).

“Event of Default” has the meaning given to such term in Section 10.01(a).

“Excess Concentration Amounts” means, without duplication, the aggregate Eligible Receivables Principal Balance of Receivables that cause the applicable Concentration Limits to not be met.

“Excess Spread Percentage” means, with respect to any Collection Period, the excess of (1) the weighted average APR of the Eligible Pool Balance as of the last day of such Collection Period, over (2) the annualized fraction (expressed as a percentage) the numerator of which is the excess (if any) of (i) the sum of the following amounts for the related Payment Date: (A) the Servicing Fee, (B) the Backup Servicing Fee, (C) the aggregate amount of Interest payable by the Borrower on all Loans Outstanding during the related Collection Period and any Interest with respect to any prior Payment Date to the extent not paid on a prior Payment Date, (D) the aggregate outstanding Principal Balance (determined for this purpose, with respect to any Defaulted Receivable, as if such Receivable was not a Defaulted Receivable) of all Receivables that have become Defaulted Receivables during such Collection Period and (E) the aggregate amount payable by the Borrower pursuant to a Hedging Agreement or Hedge Transaction on the related Payment Date (excluding termination payments and any upfront cap premiums), over (ii) the aggregate amount received by the Borrower pursuant to a Hedging Agreement or Hedge Transaction during such Collection Period (excluding termination payments), and the denominator of which is (x) for any Collection Period during which no Securitization occurred, the Receivables Principal Balance as of the first day of such Collection Period (or, in the case of the first Collection Period, the period from the initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date) or (y) for any Collection Period during which a Securitization occurred, the weighted average Receivables Principal Balance during such Collection Period.

“Exchange Act” means the Securities Exchange Act of 1934.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes imposed in lieu of net income Taxes or branch profits Taxes imposed, by the United States (or any political subdivision thereof), or any other jurisdiction (or any political subdivision thereof), (a) as a result of the Secured Party being organized in, or having its principal office or applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) as a result of such Taxes being Other Connection Taxes, (ii) any United States withholding Tax imposed by reason of a Secured Party’s failure to provide to the Borrower the documents set forth in Section 2.13(e) or to maintain or update such documents in accordance with the terms thereof, (iii) any United States federal withholding Taxes imposed on amounts payable to or for the account of a Secured Party under a Basic Document at the time such Secured Party becomes a party to such Basic Document (or designates a new lending office), except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Secured Party’s assignor immediately before such Secured Party became a party hereto or to such Secured Party immediately before it changed its lending office and (iv) any Taxes imposed pursuant to or as a result of FATCA.

“Exported” means, with respect to a Contract, the Servicer (acting at the written direction of the Administrative Agent) or the Administrative Agent has decommissioned the related Electronic Contract and the Authoritative Copy (in the case of an Electronic Contract that constitutes Electronic Chattel Paper) or the electronically authenticated original record (in the case of an Electronic Contract that does not constitute Electronic Chattel Paper), as applicable, of such Contract is printed out pursuant to a “Paper Out”™ within the meaning specified in the System Description. “Export” and “Exporting” shall have corollary meanings.

“Extension Ratio” means, with respect to any Collection Period, the percentage equivalent of a fraction, (i) the numerator of which is the aggregate Principal Balance as of the last day of the Collection Period of all Receivables that became Extended Receivables during such Collection Period and (ii) the denominator of which is the aggregate Principal Balance of all Receivables as of the last day of the previous Collection Period (or, in the case of the first Collection Period, the period from the initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date).

“Extended Receivable” means, with respect to any Collection Period, any Receivable for which the related Obligor’s scheduled payment due date has been extended pursuant to the Collection Policy during such Collection Period.

“Facility Amortization Event” means the occurrence of any of the following events:

(i) a Level II Trigger Event;

(ii) failure to pay all Aggregate Unpaids by the Revolving Period Termination Date;

(iii) failure to comply with the Financial Covenant;

(iv) failure to complete a post-close audit reasonably satisfactory to the Administrative Agent within 180 days of the Closing Date;

(v) a Servicer Termination Event;

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(vi) an Event of Default;

(vii) Regional Management, as Servicer, is no longer obligated to service new Receivables originated by Regional Management or purchased by Regional Management from the Originators;

(viii) any change in the Collection Policy, other than in accordance with Section 6.02(o) or Section 6.04(j);

(ix) any change in the Credit Policy, other than in accordance with Section 6.01(h), Section 6.02(u) or Section 6.04(j); or

(x) a failure on the part of Regional Management to publicly file financial statements in accordance with Section 13 or 15(d) of the Exchange Act within 120 days of the end of each fiscal year or within 45 days of each fiscal quarter or deliver to the Administrative Agent and the Lenders its financial statements to the extent required under Section 7.06(b).

“Facility Amount” means, on any date of determination, (i) prior to the Revolving Period Termination Date, the Aggregate Commitment on such day and (ii) on and after the Revolving Period Termination Date, the Loans Outstanding.

“Facility Termination Date” means the date following the Revolving Period Termination Date on which the Aggregate Unpaids have been indefeasibly paid in full.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code and any laws, rules or regulations applicable to any intergovernmental agreement enacted pursuant to the foregoing.

“FCA” has the meaning assigned to such term in Section 1.05.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letter” means the fee letter, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), among the Borrower, the Servicer and the Administrative Agent.

“FICO® Score” means a credit score created by Fair Isaac & Corporation, or any successor thereto, provided that, in the case of a Receivable with two Obligors, such score is based on the higher of the two FICO® scores at origination.

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“Financial Covenant” means, so long as Regional Management is the Servicer, as of the last day of any Collection Period, (i) its Tangible Net Worth is not less than $125,000,000, (ii) its Debt to Tangible Net Worth is not greater than ~~5.50~~5.00 to 1.0, (iii) its Liquidity Amount is not less than $10,000,000, and (v) Regional Management on a consolidated basis has unrestricted cash and unrestricted Cash Equivalents of not less than $2,000,000.

“FinCEN” means the US Department of the Treasury’s Financial Crimes Enforcement Network.

“First Tier Purchase Agreement” means each First Tier Purchase Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), between an Originator and Regional Management.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.

“Force Majeure Event” shall mean an event that occurs as a result of an act of God, an act of the public enemy, acts of declared or undeclared war (including acts of terrorism), public disorder, rebellion, sabotage, disease, quarantine, epidemics, pandemics, landslides, lightning, fire, hurricanes, earthquakes, floods, other natural disasters, or a Major Disaster Declaration has been designated by FEMA.

“Formation Documents” means the limited liability company agreement of the Borrower and the Certificate of Formation.

“Funded Debt” means, with respect to Regional Management on a consolidated basis in accordance with GAAP, on any day, without duplication, the following Indebtedness of such Regional Management: (i) all indebtedness or guarantees of Regional Management for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument or which accrue interest or are a type upon which interest charges are customarily paid; (ii) all liabilities secured by any Lien on any property owned by Regional Management even though Regional Management has not assumed or otherwise become liable for the payment thereof (provided that the amount of such liabilities included as Funded Debt shall be the lesser of the amount of such liabilities and the fair market value of the property of Regional Management securing such liabilities); (iii) the net amount of all indebtedness, obligations or liabilities of Regional Management in respect of Derivatives; (iv) all obligations, contingent or otherwise, of Regional Management as an account party in respect of undrawn letters of credit and undrawn letters of guaranty; (v) all obligations, contingent or otherwise, of Regional Management in respect of bankers’ acceptances; and (vi) guaranties of any of the foregoing.

“Funding Date” means each Business Day on which a Loan is made and Receivables are added to the Collateral in connection with such Loan.

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“Funding Request” means a written notice from the Borrower requesting a Loan and including the items required by Section 2.01(b), substantially in the form of Exhibit A hereto.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any State or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any bank examiner, any central bank or comparable agency and any court or arbitrator having jurisdiction over such Person.

“Gramm-Leach-Bliley Act” means the Financial Services Modernization Act of 1999 (Pub.L. 106-102, 113 Stat. 1338).

“Gross Excess Spread Percentage” means, with respect to any Collection Period, the excess of (1) the weighted average APR of the Eligible Pool Balance as of the last day of such Collection Period over (2) the annualized fraction (expressed as a percentage) the numerator of which is the excess (if any) of (i) the sum of the following amounts for the related Payment Date: (A) the Servicing Fee, (B) the Backup Servicing Fee, (C) the aggregate amount of Interest payable by the Borrower on all Loans Outstanding during the related Collection Period and any Interest with respect to any prior Payment Date to the extent not paid on a prior Payment Date and (D) the aggregate amount payable by the Borrower pursuant to a Hedging Agreement or Hedge Transaction on the related Payment Date (excluding termination payments and any upfront cap premiums) over (ii) the aggregate amount received by the Borrower pursuant to a Hedging Agreement or Hedge Transaction during such Collection Period (excluding termination payments), and the denominator of which is (x) for any Collection Period during which no Securitization occurred, the Receivables Principal Balance as of the first day of such Collection Period (or, in the case of the first Collection Period, the period from the initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date) or (y) for any Collection Period during which a Securitization occurred, the weighted average Receivables Principal Balance during such Collection Period.

“Hard Secured Receivable” means a Receivable that is, as of the date of the origination thereof, secured by a lien on one or more Titled Assets.

“Hedge Breakage Costs” means the sum of the Senior Hedge Breakage Costs and the Subordinate Hedge Breakage Costs.

“Hedge Collateral” means all of the rights of the Borrower, whether now existing and hereafter acquired, in and to all Hedging Agreements, Hedge Transactions and all present and future amounts payable by all Hedge Counterparties to the Borrower under or in connection with such Hedging Agreements and Hedge Transactions with such Hedge Counterparties.

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“Hedge Counterparty” means any entity that on the date of entering into any Hedge Transaction (1) the Administrative Agent or an affiliate of the Administrative Agent or (2) (i) is an interest rate hedge provider that has been approved in writing by the Administrative Agent, in its sole discretion, (ii) whose debt ratings satisfy each of the Long-Term Rating Requirement and the Short-Term Rating Requirement, (iii) who agrees that in the event that Moody’s, DBRS Morningstar or Standard & Poor’s reduces its long-term unsecured debt rating below the Long-Term Rating Requirement or its short-term unsecured debt rating below the Short-Term Rating Requirement, it shall (a) transfer its rights and obligations under each Hedge Transaction to another entity that meets the requirements of this definition and has entered into a Hedging Agreement with the Borrower within thirty (30) days of the date of such transfer, (b) obtain a guarantee of all its obligations under each Hedge Transaction to which it is party, for the benefit of the Borrower, from a Person that satisfies the Long-Term Rating Requirement or the Short-Term Rating Requirement or (c) post collateral in an amount and form and upon such terms as are satisfactory to the Administrative Agent and (iv) solely with respect to any interest rate swap, has agreed to a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” and each “Confirmation”, which includes provisions approved in writing by the Administrative Agent, in its sole discretion. Each Hedge Counterparty must consent to the assignment of the Borrower’s rights under the Hedging Agreement to the Administrative Agent pursuant to Section 6.03(b).

“Hedge Transaction” means each interest rate hedge transaction between the Borrower and a Hedge Counterparty entered into pursuant to Section 6.03(a) and governed by a Hedging Agreement.

“Hedge Step-down Event” means the Borrower has either (i) given the Administrative Agent notice of its election not to enter into a Hedge Transaction pursuant to Section 6.03(a) or (ii) failed to comply with the requirements of Section 6.03(a) and such failure has not been remedied within two (2) Business Days.

“Hedging Agreement” means each agreement between the Borrower and a Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section 6.03(a), which shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, any applicable Credit Support Annex and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction, in form and substance satisfactory to the Required Lenders. For the avoidance of doubt, a long form confirmation that incorporates a Master Agreement and any applicable Credit Support Annex by reference and includes terms that, if accompanying a Master Agreement or Credit Support Annex, would be included in the Schedule to the Master Agreement or paragraph 13 of the Credit Support Annex shall be considered a Hedging Agreement.

“Indebtedness” means, with respect to any Person and any day, without duplication, (i) all indebtedness or guarantees of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iii) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (iv) all indebtedness, obligations or liabilities of that Person in respect of Derivatives, (v) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (vi) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided, that “Indebtedness” shall not include any obligations of such Person under any leases.

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“Indemnified Amounts” has the meaning given to such term in Section 11.01.

“Indemnified Party” has the meaning given to such term in Section 11.01.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any made by or for the account of the Borrower under any Basic Document and (b) to the extent not covered in (a) above, Other Taxes.

“Independent Manager” means an individual who (a) for the five-year period prior to his or her appointment as Independent Manager of the Borrower has not been, and is not at the time of such appointment or during the continuation of his or her service as Independent Manager, any of the following: (i) an employee, director, stockholder, member, partner, attorney or counsel, or officer of any Regional Management Entity or any of their Affiliates (other than as an independent manager, springing member or special member thereof); (ii) a customer or supplier or creditor or other Person who derives any of its purchases or revenues from its activities with any Regional Management Entity or any of their Affiliates; or (iii) any member of the immediate family of or Person controlling or under common control with any Person excluded from serving as Independent Manager in (i) or (ii), (b) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state bankruptcy or insolvency law and (c) is employed by Maples Fiduciary Services (Cayman) Limited, Global Securitization Services Inc., CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Wilmington Trust SP Services, Inc., Wilmington Trust, National Association, Stewart Management Company, LordSPV, a TMF Group Company, or, if none of those companies is then providing professional independent directors, independent managers or independent trustees, another nationally recognized company, in each case, that provides professional independent directors, independent managers or independent trustees and other corporate services in the ordinary course of its business and is reasonably acceptable to the Required Lenders.

“Initial Beneficiary” has the meaning given to such term in the Trust Agreement.

“Initial Loan” means the first Loan made on or after the Closing Date.

“Initial Receivables” means the Receivables that become a part of the Collateral in connection with the Initial Loan.

“Insolvency Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect

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for a period of 60 consecutive days or (ii) the commencement by such Person of a voluntary case under any Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such Insolvency Law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means, with respect to any Person, any bankruptcy, insolvency, arrangement, rearrangement, conservatorship, moratorium, suspension of payments, readjustment of debt, reorganization, receivership, liquidation, marshaling of assets and liabilities or similar proceeding of or relating to such Person under any Insolvency Laws.

“Instrument” means any “instrument” (as defined in Article 9 of the UCC), other than an instrument that constitutes part of chattel paper.

“Integrity Check” shall have the meaning ascribed to such term in the System Description.

“Intercreditor Agreement” means the ~~Third~~Fourth Amended and Restated Intercreditor Agreement, dated as of ~~September~~December ~~20~~17, ~~2019~~2021 (as amended, restated, supplemented or otherwise modified from time to time), among Regional Management, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and the other parties thereto, and the other parties joined thereto from time to time.

“Interest” means, for any Interest Period and each Loan outstanding during such Interest Period, interest on the Principal Amount of such Loan computed pursuant to Section 2.06; provided, however, that (i) no provision of this Agreement shall require or permit the collection of Interest in excess of the Maximum Lawful Rate and (ii) no portion of any payment of Interest shall be considered to have been paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Payment” means, for any Payment Date and any Loan, any Interest payable in respect of such Loan on such Payment Date.

“Interest Period” means, (i) as to the initial Payment Date, the period beginning on, and including, the Closing Date and ending on, and including, the last day of May, 2021 and (ii) as to any subsequent Payment Date, the period beginning on, and including, the first day of the calendar month immediately preceding such Payment Date and ending on, and including, the last day of such calendar month; provided, that the final Interest Period shall begin on, and include, the first day of the calendar month containing the Facility Termination Date and shall end on the Facility Termination Date.

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“Interest Rate” means, with respect to any Loan and any day in an Interest Period, a per annum rate equal to (i) (A) if the Loans are funded by a Conduit Lender through the issuance of Commercial Paper on such day and no Facility Amortization Event or Event of Default has occurred, the CP Rate, (B) if the Loans are funded by a Conduit Lender through the issuance of Commercial Paper on such day and a Facility Amortization Event has occurred but no Event of Default has occurred, the CP Rate plus the Amortization Adjustment, (C) if the Loans are funded by a Conduit Lender other than through the issuance of Commercial Paper or if funded by a Committed Lender on such day, the Bank Drawn Rate plus, if a Facility Amortization Event has occurred but no Event of Default has occurred, the Amortization Adjustment and (D) on and after the occurrence of an Event of Default, the Default Rate, plus, in each case, (ii) the Margin.

“Interest Rate Hedge Trigger” shall occur if (i) for a Collection Period in which a Securitization has occurred and the immediately following Collection Period the average of the Gross Excess Spread Percentage for such Collection Period and the two preceding Collection Periods (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Gross Excess Spread Percentage for the number of Collection Periods that have elapsed since the Closing Date) is equal to or less than 16.75%, or (ii) for any other Collection Period, the Gross Excess Spread Percentage is equal to or less than 16.75%. For purposes of calculating the Interest Rate Hedge Trigger for the first Collection Period, “Collection Period” means the period from the initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Invested Percentage” means, for a Lender on any day, the percentage equivalent of (i) the sum of (a) the portion of the Loans Outstanding (if any), funded by such Lender on or prior to such day, plus, without duplication, (b) any portion of the Loans Outstanding, or the Loans Outstanding, acquired by such Lender on or prior to such day as an assignee from another Lender pursuant to an Assignment and Acceptance, minus (c) any portion of the Loans Outstanding, or the Loans Outstanding, assigned by such Lender to an assignee on or prior to such day pursuant to an Assignment and Acceptance, divided by (ii) the aggregate Loans Outstanding, or the Loans Outstanding on such day.

“Investment” means, with respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business, except as permitted under the Basic Documents.

“Investment Company Act” means the Investment Company Act of 1940.

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“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“IRS” means the U.S. Internal Revenue Service.

“JPMorgan Committed Lender” means JPMorgan Chase Bank, N.A., as committed lender for the JPMorgan Lender Group.

“JPMorgan Lender Group” means the group of Lenders consisting of (i) the Administrative Agent, (ii) the JPMorgan Committed Lender, (iii) Jupiter Securitization Company LLC and (v) any other Conduit Lender in the JPMorgan Lender Group designated as such in the Lender Supplement, or Assignment and Acceptance pursuant to which such Conduit Lender became a party to this Agreement.

“Large Branch Receivable” means a Receivable with an initial principal balance at the time of origination that is greater than or equal to $2,501.

“Legal Final Maturity Date” means the Payment Date falling in the twelfth month following the Revolving Period Termination Date.

“Lender” means, as applicable, a Conduit Lender or a Committed Lender, and “Lenders” means, collectively, all of the foregoing Persons.

“Lender Advance” has the meaning given to such term in Section 2.01(a).

“Lender Group” means each group of Lenders consisting of (i) if applicable, a group of Conduit Lenders, (ii) an agent for such group of Lenders and (iii) a group of Committed Lenders, whether directly or as assignees of any such Conduit Lender. As of the Closing Date, the Lender Groups are the JPMorgan Lender Group only.

“Lender Percentage” means, with respect to a Committed Lender or Conduit Lender, its Commitment as a percentage of the Aggregate Commitment.

“Lender Register” has the meaning given to such term in Section 13.01(d).

“Lender Supplement” means the information set forth in Schedule A to this Agreement with respect to each Lender in the JPMorgan Lender Group relating to payment and notice information and setting forth the identity and related Commitment of each such Lender With respect to the Lender Supplement for any Lender Group other than the JPMorgan Lender Group, such Lender Supplement shall contain substantially similar information.

“Level I Trigger Event” means the occurrence of any of the following events on any Determination Date, with respect to the related Collection Period:

(i) the average Delinquency Ratio (60+ Days) for such Collection Period and the two preceding Collection Periods (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Delinquency Ratios (60+ Days) for the number of Collection Periods that have elapsed since the Closing Date) exceeds 6.00%;

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(ii) the average Extension Ratio for such Collection Period and the two preceding Collection Periods (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Extension Ratios for the number of Collection Periods that have elapsed since the Closing Date) exceeds 6.00%;

(iii) the average of the Annualized Charge-off Ratio for such Collection Period and the two preceding Collection Periods (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Annualized Charge-off Ratios for the number of Collection Periods that have elapsed since the Closing Date) exceeds 12.50%; or

(iv) the average of the Excess Spread Percentage for such Collection Period and the two preceding Collection Periods (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Excess Spread Percentages for the number of Collection Periods that have elapsed since the Closing Date) is less than 10.00%;

“Level II Trigger Event” means the occurrence of any of the following events on any Determination Date, with respect to the related Collection Period:

(i) the average Delinquency Ratio (60+ Days) for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Delinquency Ratios (60+ Days) for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods exceeds 8.00%;

(ii) the average Extension Ratio for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Extension Ratios for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods exceeds 7.50%;

(iii) the average of the Annualized Charge-off Ratio for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Annualized Charge-off Ratios for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods exceeds 15.00%; or;

(iv) the average of the Excess Spread Percentage for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Excess Spread Percentages for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods is less than 8.00%; or

(v) an event specified below occurs during such Collection Period with respect to the Managed Portfolio Receivables (it being understood that, for purposes of this clause (v), the references in the definitions of “Delinquency Ratio (60+ Days)”),” “Extension Ratio” and “Annualized Charge-off Ratio” and the related definitions therein to (1) “Receivables” shall mean Managed Portfolio Receivables (which includes the Receivables hereunder) and (2) “Eligible Receivables” shall mean all Managed Portfolio Receivables (which includes the Receivables hereunder):

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(A) the average Delinquency Ratio (60+ Days) for such Collection Period and the two preceding Collection Periods exceeds 9.00%;

(B) the average Extension Ratio for such Collection Period and the two preceding Collection Periods exceeds 8.50%; or

(C) the average of the Annualized Charge-off Ratio for such Collection Period and the two preceding Collection Periods exceeds 16.00%;

“Level III Trigger Event” means the occurrence of any of the following events on any Determination Date, with respect to the related Collection Period:

(i) the average Delinquency Ratio (60+ Days) for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Delinquency Ratios (60+ Days) for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods exceeds 10.50%;

(ii) the average Extension Ratio for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Extension Ratios for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods exceeds 9.00%;

(iii) the average of the Annualized Charge-off Ratio for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Annualized Charge-off Ratios for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods exceeds 17.50%; or

(iv) the average of the Excess Spread Percentage for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Excess Spread Percentages for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods is less than 6.00%; or

(v) an event specified below occurs during such Collection Period with respect to the Managed Portfolio Receivables (it being understood that, for purposes of this clause (v), the references in the definitions of “Delinquency Ratio (60+ Days)”),” “Extension Ratio” and “Annualized Charge-off Ratio” and the related definitions therein to (1) “Receivables” shall mean Managed Portfolio Receivables (which includes the Receivables hereunder) and (2) “Eligible Receivables” shall mean all Managed Portfolio Receivables (which includes the Receivables hereunder):

(A) the average Delinquency Ratio (60+ Days) for such Collection Period and the two preceding Collection Periods exceeds 11.50%;

(B) the average Extension Ratio for such Collection Period and the two preceding Collection Periods exceeds 10.00%; or

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(C) the average of the Annualized Charge-off Ratio for such Collection Period and the two preceding Collection Periods exceeds 18.50%;

“Liability” means any duty, responsibility, obligation or liability.

“LIBOR” has the meaning assigned to such term in Section 1.05.

“LIBOR Business Day” means any day of the year other than a Saturday, Sunday or any day on which banking institutions in New York, New York or London, England generally are required or authorized to be closed.

“LIBO Rate” means, with respect to any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Interest Period, the three-month London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“Lien” means any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind.

“Liquidation Proceeds” means, for any Collection Period and any Defaulted Receivable, the amount (which shall not be less than zero) received by the Servicer and deposited into the Collection Account after such Receivable became a Defaulted Receivable, in connection with the attempted realization of the full amounts due or to become due under such Receivable, whether from the sale or other disposition of any underlying collateral securing the related Contract, the proceeds of repossession or any collection effort, the proceeds of recourse or similar payments payable in respect of such Receivable, or otherwise, net of any amounts required by Applicable Law to be remitted to the related Obligor and net of any reasonable out-of-pocket expenses (exclusive of overhead) incurred by the Servicer with respect to the collection and enforcement of such Receivable, to the extent not previously reimbursed to the Servicer.

“Liquidity Amount” means, on any date of determination, the sum of (i) unrestricted cash and unrestricted Cash Equivalents owned by Regional Management on a consolidated basis, (ii) the Available Borrowing Capacity and (iii) if the conditions set forth in Section 4.02 to a Lender Advance on such date would be satisfied if a Funding Request for such date were delivered, the excess, if any, of the Borrowing Base over the Loans Outstanding.

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“Liquidity Facilities” means each of the committed loan facilities, lines of credit and other financial accommodations available to a Conduit Lender to support the liquidity of such Conduit Lender’s Commercial Paper Notes.

“Loan” has the meaning given to such term in Section 2.01(a).

“Loans Outstanding” means, on any day, the aggregate Principal Amount of Loans made on or prior to such day, reduced from time to time by payments and distributions in respect of principal of the Loans in accordance with the terms hereof.

“Long-Term Rating Requirement” means, with respect to any Person, that such Person has a long-term unsecured debt rating of either not less than “A” by Standard & Poor’s, not less than “A(high)” by DBRS Morningstar or not less than “A2” by Moody’s.

“Managed Portfolio Receivable” means a Receivable (without giving effect to the requirement in the definition thereof that the related Contract be included in the Schedule of Receivables hereto) in Regional Management’s loan portfolio with an APR of 36% or less that relates to a Large Branch Receivable, Small Branch Receivable, Convenience Check or Online Originated Receivable, except for (i) auto loan delinquent renewals and (ii) any identified test products.

“Margin” has the meaning set forth in the Fee Letter.

“Master Collection Accounts” has the meaning given to such term in the Intercreditor Agreement.

“Master Deposit Account” means the deposit account governed by the Master Deposit Account Control Agreement.

“Master Deposit Account Control Agreement” means the ~~Third~~Fourth Amended and Restated Deposit Account Control Agreement, dated as of ~~June~~September 20, ~~2017~~2019 (as amended, restated, supplemented or otherwise modified from time to time), among Regional Management, ~~Bank of America, N.A.~~Wells Fargo Bank, National Association, as collateral agent, ~~and~~Wells Fargo Bank ~~of America, N.A.~~, National Association, as depository bank, ~~as modified by the Acknowledgement and Agreement (Bank of America – Collection Account Agreement), dated as of September 20, 2019, pursuant to which Bank of America, N.A. resigned as the collateral agent and Wells Fargo Bank, National Association accepted appointment as the collateral agent~~and the other parties thereto.

“Material Adverse Effect” means, with respect to any Person and to any event or circumstance, a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person, (ii) the validity, enforceability or collectability of this Agreement or any other Basic Document or the validity, enforceability or collectability of a material portion of (a) the Contracts, (b) the Receivables or (c) any other Collateral, (iii) the rights and remedies of the Secured Parties under the Basic Documents, (iv) the ability of such Person to perform its obligations under this Agreement or any other Basic Document to which it is a party or (v) the status, existence, perfection, priority or enforceability of the interest of the Administrative Agent or the Lenders in the Collateral.

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“Maturity Date” means the earliest to occur of (i) the date that is twelve (12) months after the last Scheduled Payment, (ii) the Legal Final Maturity Date and (iii) the deemed occurrence or declaration of the Maturity Date under Section 10.01(b).

“Maximum Lawful Rate” means the highest rate of interest permissible under Applicable Law.

“Member” means Regional Management, as the member of the Borrower.

“Modified Contract” means, with respect to a Receivable, the related Contract (i) which at any time, was in default and which default was cured by adjusting or amending the contract terms or accepting a reduced payment, other than a Contract that was modified in connection with an insolvency proceeding under Chapter 13 of the Bankruptcy Code, or (ii) for which the APR, the number or amount of the Scheduled Payments or Principal Balance was amended or otherwise modified at any time.

“Monthly Loan Tape” means a data tape, which shall include with respect to each Receivable (i) the related Contract identification number, (ii) the identity of the related Originator, (iii) the current Principal Balance, (iv) the current number of days such Receivable is delinquent, (v) whether or not the related Obligor is a debtor in bankruptcy, (vi) the next payment date, (vii) the remaining term to maturity, (viii) the current maturity date, (ix) the original maturity date, (x) the number of extensions, (xi) the date of Contract (origination date), (xii) the funding date, (xiii) the original interest rate, (xiv) the current interest rate, (xv) the original monthly payment amount, (xvi) the current monthly payment amount, (xvii) the original principal balance (amount financed), (xviii) the original term to maturity, (xix) the State in which the related Obligor has a mailing address, (xx) the FICO® Score at origination and (xxi) any other information reasonably requested by a Lender to be included therein.

“Monthly Principal Payment Amount” means, with respect to any Payment Date, the amount (or such lesser amount as then available pursuant to Section 2.07(iv)), if any, necessary to reduce the Loans Outstanding so that they equal the Borrowing Base as of such Payment Date.

“Monthly Recoveries” means, without duplication, with respect to any Receivable, any amounts (up to the aggregate principal balance of such Receivable that has been charged off in accordance with the Collection Policy) actually collected that, in accordance with the Collection Policy in effect at the time of such collection, constitute recoveries of amounts that were previously charged off with respect to such Receivable.

“Monthly Report” means, with respect to any Payment Date and the related Collection Period, a monthly statement of the Servicer delivered on each Reporting Date with respect to such Collection Period, in substantially the form of Exhibit H, which may be modified from time to time as mutually agreed by the Servicer, the Administrative Agent (acting at the direction of the Required Lenders) and the Backup Servicer.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

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“North Carolina Receivables” means, as of any date of determination, the Receivables originated by Regional Finance Corporation of North Carolina and contributed to the Trust pursuant to the Transfer and Contribution Agreement from time to time, and allocated to the 2021-1C SUBI pursuant to the 2021-1C SUBI Supplement as of such date, as evidenced by the 2021-1C SUBI Certificate.

“Nortridge Loan System” means a third-party technology platform on which the Regional Management Entities’ underwriting, servicing and collection activity are logged and maintained and which is integrated into the Regional Management Entities’ information technology infrastructure.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“Obligations” means all loans, advances, debts, liabilities, indemnities and obligations for monetary amounts owing by the Borrower to the Secured Parties, the Agents, or any of their respective assigns, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of the Loans or any Hedging Agreement, whether or not evidenced by any separate note, agreement or other instrument, including all principal, interest (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), amounts payable pursuant to Sections 2.12 and 2.13, Breakage Costs, Hedge Breakage Costs, fees, including any and all arrangement fees, loan fees, Interest and Unused Commitment Fee and any and all other fees, expenses, indemnities, costs or other sums (including attorneys’ fees and disbursements) chargeable to the Borrower under the Basic Documents.

“Obligor” means each Person obligated to make payments on or pursuant to a Receivable, including any guarantor thereof.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate signed by any officer of the Borrower, the Servicer, an Originator, the Backup Servicer or any other Person, as the case may be, and delivered to the Administrative Agent or any other party hereto as required by this Agreement.

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“Online Originated Receivable” means a Receivable that is not a Branch Assisted Electronic Receivable, with respect to which the loan is originated online and the related loan documentation is signed using DocuSign, Inc. technology, in each case, in accordance with the Credit Policy.

“Opinion of Counsel” means, with respect to any Person, a written opinion of counsel, who is reasonably acceptable to the Administrative Agent or the party hereto that is the recipient of such written opinion of counsel.

“Originator” means (i) Regional Finance Corporation of Alabama, an Alabama corporation, (ii) Regional Finance Company of Georgia, LLC, a Delaware limited liability company, (iii) Regional Finance Company of Illinois, LLC, a Delaware limited liability company, (iv) Regional Finance Company of Missouri, LLC, a Delaware limited liability company, (v) Regional Finance Company of New Mexico, LLC, a Delaware limited liability company, (vi) Regional Finance Corporation of North Carolina, a North Carolina corporation, (vii) Regional Finance Company of Oklahoma, LLC, a Delaware limited liability company, (viii) Regional Finance Corporation of South Carolina, a South Carolina corporation, (ix) Regional Finance Corporation of Tennessee, a Tennessee corporation, (x) Regional Finance Corporation of Texas, a Texas Corporation, (xi) Regional Finance Company of Virginia, LLC, a Delaware limited liability company, (xii) Regional Finance Corporation of Wisconsin, a Wisconsin corporation, and (xiii) any other entity approved in writing by the Administrative Agent and the Required Lenders (a copy of which the Servicer shall provide to each Rating Agency, if any).

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Basic Document, or sold or assigned an interest in any Loan or Basic Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Basic Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Owner of Record” means the owner of an Authoritative Copy (in the case of an Electronic Contract that constitutes Electronic Chattel Paper) or an electronically authenticated original record of an executed Contract (in the case of an Electronic Contract that does not constitute Electronic Chattel Paper), which, within the Electronic Vault System, is the Borrower, with respect to all Receivables that are not North Carolina Receivables, and is the Trust, with respect to all North Carolina Receivables.

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“Owners” means the Lenders that are owners of record of the Loan or, with respect to any Loan held by an Agent hereunder as nominee on behalf of Lenders in the related Lender Group, the Lenders that are beneficial owners of such Loan as reflected on the books of such Agent in accordance with this Agreement and the other Basic Documents.

“Participant Register” has the meaning given to such term in Section 13.01(g).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Date” means the 15th day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day (provided that the first Payment Date will be June 15, 2021).

“Pension Plans” means “employee pension benefit plans”, as such term is defined in Section 3 of ERISA, which is currently or within the preceding five years has been maintained by the Borrower or any ERISA Affiliate, or in which employees of such Person are currently or within the preceding five years have been entitled to participate, as from time to time in effect.

“Permitted Investments” means any of the following types of investments:

(i) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and which have a maturity of not more than 270 days from the date of acquisition;

(ii) bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which meet or exceed the Short-Term Rating Requirement;

(iii) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank of the type described in clause (ii) above;

(iv) commercial paper rated at least “A-1” by Standard & Poor’s and “Prime-1” by Moody’s;

(v) money market funds registered under the Investment Company Act having a rating, at the time of such investment in the highest rating category by Moody’s and Standard & Poor’s (including funds for which the Account Bank or its Affiliates is investment manager or advisor);

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(vi) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any State (or domestic branches of any foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company meets or exceeds the Short-Term Rating Requirement; and

(vii) any other investments approved in writing by the Administrative Agent (acting at the direction of the Required Lenders); provided, that each of the Permitted Investments may be purchased from the Account Bank or through any Affiliate of the Account Bank.

“Permitted Liens” means (i) Liens in favor of the Borrower created pursuant to the Second Tier Purchase Agreement, (ii) Liens in favor of the Trust in respect to the North Carolina Receivables, (iii) Liens in favor of any Agent or the Administrative Agent, as agent for the Secured Parties created pursuant to this Agreement or any other Basic Document, (iv) mechanics’ and other statutory Liens arising by operation of law with respect to a Hard Secured Receivable and (v) Liens for taxes and assessments not yet due or for taxes which the Borrower is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Secured Parties under the Basic Documents.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, trust (including a business or statutory trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Plan Assets” has the meaning given to such term in Section 3(42) of ERISA.

“Precompute Receivable” means any Receivable for which the related Contract is reflected as a precompute loan on the records of the Servicer or the applicable Subservicer.

“Precomputed Interest Method” means the method in which the debt is expressed as the sum of the original principal amount plus the finance charge computed in advance, assuming all payments will be made when scheduled.

“Prepayment Notice” means a written notice from the Borrower to the Administrative Agent, the Agents, the Account Bank and each Hedge Counterparty, if any, notifying such parties of its intent to prepay all or any portion of the Loans Outstanding in accordance with Section 2.05, substantially in the form of Exhibit K hereto.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

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“Principal Amount” means, with respect to any Loan, the aggregate amount advanced by the Lenders on the Funding Date in respect of such Loan.

“Principal Balance” means, as of any determination date with respect to (a) a Receivable other than a Precompute Receivable, the outstanding principal balance of such Receivable and (b) a Receivable that is a Precompute Receivable, the calculated principal balance of such Precompute Receivable, which is the result of (x) the remaining unpaid amount due in respect of such Precompute Receivable minus (y) the unearned interest on such Precompute Receivable calculated on an accrual basis; provided, that in the case of (a) and (b) the principal balance of such Receivable is measured as of the most recent Determination Date (or as of such date of determination if such date is a Determination Date), or with respect to any Receivables transferred to the Borrower after such Determination Date, as of the related Cutoff Date, provided, that the Principal Balance of any Receivable, a portion of which has been charged off in accordance with the Collection Policy, shall be reduced by the portion so charged off; provided, further the Principal Balance of any Receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Qualified Institution” means any depository institution or trust company organized under the laws of the United States or any State (or any domestic branch of a foreign bank) that either (i) (1) meets, or the parent of which meets, either (A) the Long-Term Rating Requirement or (B) the Short-Term Rating Requirement and (2) whose deposits are insured by the Federal Deposit Insurance Corporation or (ii) is otherwise approved by the Administrative Agent in writing.

“Rating Agency” means, as of any date of determination, each nationally recognized statistical rating organization then rating any Loan or any related Credit Facility or Liquidity Facility provided to a Conduit Lender with respect to any Loan, in each case, at the request of the Borrower or any Secured Party.

“Ratings Request” means a written request by an Agent to the Borrower and the Servicer, stating that the related Agent intends to request that a nationally recognized statistical rating organization publicly issue a Required Rating to the transactions contemplated by this Agreement that reasonably reflects the economics and credit of the Loans at the time of such request.

“Reborrowing” means, to the extent that any portion of the Loans has been repaid in connection with a repayment pursuant to Section 2.05, the reborrowing by the Borrower of all or a portion of such repaid amounts otherwise subject to and in accordance with the terms hereof.

“Receivable” means Indebtedness owed to an Originator or the Borrower by an Obligor (without giving effect to any transfer hereunder) under a Contract owned by the Borrower or included in the Schedule of Receivables, whether in tangible or electronic form and whether constituting an account, chattel paper, instrument or general intangible, arising out of or in connection with a non-revolving personal loan made by such Originator, and includes the right of payment of any finance charges and other obligations of the Obligor with respect thereto. Notwithstanding the foregoing, once the Administrative Agent has released its security interest in a Receivable and the related Contract in accordance with the terms of this Agreement, such Receivable shall no longer be a Receivable hereunder.

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“Receivable File” means, with respect to each Receivable, (i)(w) in the case of a Contract (other than an Electronic Contract or a Convenience Check), the original fully executed Contract, including, in the case of a Contract which has been Exported, the physical rendering of the related Electronic Contract produced upon Export, together with the related document history report, (x) in the case of an Electronic Contract that constitutes Electronic Chattel Paper, a single Authoritative Copy of the executed Contract, (y) in the case of an Electronic Contract that does not constitute Electronic Chattel Paper, the electronically authenticated original record of the executed Contract, and (z) in the case of a Convenience Check, a copy of the Contract, and (ii) any additional original executed documents, if any, evidencing a modification to any of the foregoing documents, whether executed physically or electronically and whether maintained in tangible or electronic form; provided, that with respect to clauses (i)(x) and (i)(y), the Electronic Contract is maintained by the Electronic Vault Provider as a designated custodian of the Administrative Agent (for the benefit of the Secured Parties) in the Electronic Vault pursuant to Section 7.03(k)(ii) hereof.

“Records” means, with respect to any Contract, all documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to any related item of Collateral and the related Obligor.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Regional Local Bank Account” has the meaning given to such term in the Intercreditor Agreement.

“Regional Management” has the meaning given to such term in the Preamble.

“Regional Management Entities” means Regional Management, the Borrower and the Originators.

“Regulation AB” means Regulation AB under the Securities Act.

“Regulatory Change” means (i) the adoption after the Closing Date of any Applicable Law (including any Applicable Law regarding capital adequacy or liquidity coverage) and (ii) any change after the Closing Date in any Applicable Law or the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such Governmental Authority; provided, that for purposes of this definition, (a) the Risk-Based Capital Requirements, (b) the Dodd-Frank Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (c) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented.

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“Release Amount” means, as of the related Release Date, the aggregate Release Price deposited for a retransfer of Receivables under Section 5.05 and 7.03(c) and the aggregate Defaulted Receivable Release Price deposited for a retransfer of Defaulted Receivables under Section 5.05(e).

“Release Date” means a Payment Date specified by the Borrower in connection with the retransfer of the Receivables under Section 5.05 or 7.03(c).

“Release Price” means an amount equal to the Principal Balance of a Receivable to be retransferred pursuant to Section 5.05, plus accrued and unpaid interest on such Receivable (at the related APR) through the date of repurchase and all related Breakage Costs and all Hedge Breakage Costs due to the relevant Hedge Counterparties for any termination in whole or in part of one or more Hedge Transactions related to the relevant Hedging Agreement, as required by the terms of any Hedging Agreement; provided, that the Release Price with respect to any Defaulted Receivable shall be determined as if such Receivable were not a Defaulted Receivable.

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“Removal Request” has the meaning given to such term in Section 9.07(d).

“Report Failure Period” has the meaning given to such term in the Intercreditor Agreement.

“Reporting Date” means, with respect to any Payment Date, the third Business Day prior to such Payment Date.

“Required Cash Reserve Percentage” means (i) 1.00% or (ii) for any Payment Date on or after which the Servicer shall have been directed to withdraw all amounts on deposit in the Reserve Account in accordance with Section 2.10(c), 0%.

“Required Legend” shall mean a watermark notation applied by the Electronic Vault System to every page of an Electronic Contract that reads “JPMorgan Chase Bank, N.A., as Administrative Agent, acting solely for the benefit of the Secured Parties, as secured party and assignee”.

“Required Lenders” means, at any time, Lenders representing 66.67% of the Loans Outstanding that are Loans.

“Requirements of Law” means, with respect to any Person, any law, treaty, rule or regulation, or order or determination of a Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, State or local (including usury laws, the Federal Truth-in-Lending Act, Regulations U and T of the Federal Reserve Board and Regulations B, X and Z of the CFPB).

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“Reserve Account” means a segregated trust account caused to be established or established by the Servicer with the Account Bank for the benefit of the Secured Parties.

“Reserve Account Amount” means, on any day, the amount on deposit in the Reserve Account.

“Reserve Account Required Amount” means, on any date of determination, the product of (a) the Required Cash Reserve Percentage and (b) the Eligible Pool Balance.

“Reserve Account Withdrawal Amount” means, with respect to any Payment Date (i) on which an Available Funds Shortfall exists, an amount equal to the lesser of (a) the Reserve Account Amount and (b) the Available Funds Shortfall, (ii) following the Revolving Period Termination Date, amounts to be withdrawn from the Reserve Account under Section 2.10(c) on such Payment Date, (iii) following the occurrence of an Event of Default that has not been waived by the Administrative Agent (acting at the direction of the Required Lenders), the Reserve Account Amount, and (iv) on any other Payment Date, zero.

“Responsible Officer” means, when used with respect to any Person, any officer of such Person, (within the Corporate Trust Services department of such person in the case of the Backup Servicer and the Account Bank) including any president, vice president, assistant vice president, treasurer, secretary, assistant secretary, corporate trust officer or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any matter is referred because of such officer’s knowledge of or familiarity with the particular subject, and, in each case, having direct responsibility for the administration of this Agreement.

“Review” has the meaning given to such term in Section 9.07(f).

“Revolving Period” means the period commencing on the Closing Date and ending on the Revolving Period Termination Date.

“Revolving Period Termination Date” means the earlier to occur of (i) the Scheduled Commitment Termination Date and (ii) a Facility Amortization Event.

“Risk-Based Capital Requirements” means the United States bank regulatory rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modification to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted on December 15, 2009 by the Financial Accounting Standard Board.

“Sanctions” means individually and collectively, any and all economic or financial sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities with jurisdiction over the Borrower, the Servicer and their respective Affiliates.

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“Sanctioned Target”: Any individual, entity, group, sector, territory, or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).

“Schedule of Receivables” means the schedule of Receivables attached hereto as Schedule C, as updated from time to time in connection with each Funding Request or substitution of Receivables, as applicable.

“Scheduled Payments” means regularly scheduled monthly payments to be made by an Obligor pursuant to the terms of the related Contract.

“Scheduled Commitment Termination Date” October 28, 2022, or such later date to which the Scheduled Commitment Termination Date may be extended upon the written agreement of the Borrower, the Lenders, the Agents, the Administrative Agent and the other parties hereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Tier Purchase Agreement” means the Second Tier Purchase Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), between Regional Management and the Borrower.

“Secured Party” means (i) the Administrative Agent, (ii) each Lender and (iii) each Hedge Counterparty.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the ~~Second~~Third Amended and Restated Security Agreement, dated as of ~~September 20~~December 17, ~~2019~~2021 (as amended, restated, supplemented or otherwise modified from time to time), among Regional Management, Regional Management Receivables II, LLC, Regional Management Receivables IV, LLC, the Borrower, the borrowers under the Senior Revolver, Regional Management Issuance Trust 2019-1, Regional Management Issuance Trust 2020-1, Regional Management Issuance Trust 2021-1, Regional Management Issuance Trust 2021-2, Regional Management Issuance Trust 2021-3, Credit Recovery Associates, Inc. and Upstate Motor Company, as guarantors, Wells Fargo Bank, National Association, as collateral agent, and the other parties joined thereto from time to time.

“Securitization” means any (i) securitization transaction undertaken by the Borrower or a Special Purpose Affiliate that is secured, directly or indirectly, by all or a portion of the Receivables, (ii) sale or other transfer by the Borrower or a Special Purpose Affiliate of all or a portion of the Receivables in connection with a “Securitization” as defined in clause (i) and in accordance with Section 2.14(a)(iii) or (iii) sale or other transfer by the Borrower or a Special Purpose Affiliate of all or a portion of the Receivables.

“Securitization Date” means the date upon which a Securitization is consummated.

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“Securitization Date Certificate” means a certificate delivered by an Authorized Officer of the Servicer on the Securitization Date indicating that the requirements set forth in this Agreement for a Securitization has been satisfied.

“Securitization Release” means a release executed pursuant to Section 2.14, substantially in the form of Exhibit G.

“Senior Hedge Breakage Costs” means, with respect to any Hedge Transaction, any amount payable by the Borrower to the related Hedge Counterparty upon the early termination of such Hedge Transaction or any portion thereof for any reason other than any event of default under the related Hedging Agreement for which the related Hedge Counterparty is the defaulting party.

“Senior Revolver” means the Seventh Amended and Restated Loan and Security Agreement, dated as of September 20, 2019 (as amended, restated, supplemented or otherwise modified from time to time), among the financial institutions named as lenders therein, Wells Fargo Bank, National Association, as agent, Regional Management and the other borrowers party thereto from time to time, and certain Regional Affiliates, as guarantors, and the other guarantors party thereto from time to time, as amended by the First Amendment to the Seventh Amended and Restated Loan and Security Agreement, dated as of October 15, 2020.

“Servicer” has the meaning given to such term in the Preamble.

“Servicer Basic Documents” means all Basic Documents to which the Servicer is a party or by which it is bound.

“Servicer File” means, with respect to a Receivable, each of the following documents: (i) application of the Obligor for credit; (ii) a copy (but not the original) of the Contract and any modifications or amendments thereto; provided however, if such documents constitute Electronic Contracts, originals or copies thereof may be accessible via the Electronic Vault System or via the Nortridge Loan System; and (iii) such other documents as the Servicer customarily retains in its files in order to accomplish its duties under this Agreement; provided, that in each case such documents may be in either tangible or electronic form; and further provided that, certificates of title that are issued electronically may be held by a third party electronic title lienholder.

“Servicer Termination Event” has the meaning given to such term, on any day (i) prior to the Assumption Date, in Section 7.13 and (ii) on and after the Assumption Date, in Section 7.16(e).

“Servicer Termination Notice” has the meaning given to such term in Section 7.13.

“Servicing Centralization Event” means the occurrence of either (a) Regional Management fails to have a Tangible Net Worth of at least $150,000,000 as of any Determination Date or (b) a Level I Trigger Event followed by the delivery of written notice from the Administrative Agent (acting at the direction of the Required Lenders) to the Servicer, the Borrower and the Backup Servicer that the activities described on Schedule G should go into effect.

“Servicing Fee” means the fee payable to the Servicer on each Payment Date, monthly in arrears in accordance with Section 2.07, in an amount equal to the product of (i) the Servicing Fee Rate, (ii) the aggregate Principal Balance of all Receivables as of the first day of the related Collection Period and (iii) 1/12, if any.

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“Servicing Fee Rate” means (a) with respect to the initial Servicer, 4.00% per annum, (b) if a Successor Servicer is then acting as Servicer and such Successor Servicer is Wells Fargo Bank, 4.75% per annum and (c) if a Successor Servicer is then acting as Servicer and such Successor Servicer is not Wells Fargo Bank, a rate agreed upon by such Successor Servicer and the Administrative Agent (acting at the direction of the Required Lenders) based upon then current market conditions, which rate the Successor Servicer shall provide prompt written notice of to the Rating Agencies, if any.

“Short-Term Rating Requirement” means, with respect to any Person, that such Person has a short-term unsecured debt rating of either not less than “A-1” by Standard & Poor’s, not less than “R-1 (middle)” by DBRS Morningstar or not less than “Prime-1” by Moody’s.

“Simple Interest Method” means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made.

“Small Branch Receivable” means a Receivable with an initial principal balance at the time of origination that is less than or equal to $2,500.

“Small Loan Receivable” means a Receivable with an initial principal balance at the time of origination that is less than or equal to $2,500.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Person at any time, having a state of affairs such that (i) the fair value of the property owned by such Person is greater than the amount of such Person’s liabilities (including the amount of any known disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to generally pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital in relation to such business or transaction.

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“Special Purpose Affiliate” means any special purpose entity that is an Affiliate of the Borrower and was created for the purpose of one or more Securitizations.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“State” means any state of the United States or the District of Columbia.

“SUBI” has the meaning given to such term in the Trust Agreement.

“SUBI Certificate” has the meaning given to such term in the Trust Agreement.

“Subordinated Hedge Breakage Costs” means with respect to any Hedge Transaction, any amount payable by the Borrower to the related Hedge Counterparty upon the early termination of such Hedge Transaction or any portion thereof as a result of any event of default under the related Hedging Agreement for which the related Hedge Counterparty is the defaulting party.

“Subsequent Loan” means each Loan made following the Initial Loan.

“Subsequent Receivable” means each Receivable that becomes a part of the Collateral on a Funding Date other than the Funding Date relating to the Initial Loan.

“Subservicer” means each subservicer and subcustodian appointed by the Servicer and acceptable to the Administrative Agent and the Required Lenders for the servicing and administration of some or all of the Receivables which, as of the Closing Date, are identified on Schedule E, which schedule may be amended from time to time in accordance with this Agreement.

“Subservicing Agreement” means each agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), between the Servicer and each Subservicer.

“Subsidiary” means, with respect to a Person, any entity with respect to which more than 50.0% of the outstanding voting securities or other ownership interests shall at any time be owned or controlled, directly or indirectly, by such Person and/or one or more of its Subsidiaries, or any similar business organization which is so owned or controlled.

“Substitute Receivable” means one or more Eligible Receivables not previously a part of the Collateral, substituted for a Receivable pursuant to Section 5.05, each having characteristics substantially similar, and in no event less favorable to the Secured Parties in any respect, than the affected Receivables being so substituted, without the consent of the Administrative Agent (acting at the direction of the Required Lenders).

“Successor Servicer” means the Backup Servicer, as successor to the Servicer, or another entity appointed pursuant to Section 7.14(b) as successor to the Servicer.

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“System Description” shall mean the written description of the Electronic Vault System, attached hereto as Exhibit L.

“Tangible Net Worth” means, with respect to Regional Management on a consolidated basis, as of the Determination Date, its net worth calculated in accordance with GAAP, after subtracting therefrom the aggregate amount of its intangible assets (other than deferred tax assets ~~and intangible assets~~), including goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any Governmental Authority.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.18 that is not Term SOFR. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

“Test Data File” means a test data file, which shall include the loan master file, the transaction history file and all other files necessary to carry out the servicing obligations hereunder.

“Third Party Allocation Agent” means Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, acting through its Corporate Trust Services division, in such capacity under the Intercreditor Agreement.

“Titled Asset” shall mean a motor vehicle, boat, recreational vehicle, camper, trailer, motorcycle, all-terrain vehicle or other asset for which, under applicable State law, a certificate of title is issued and any security interest therein is required to be perfected by notation on such certificate of title.

“Transfer and Contribution Agreement” means the Transfer and Contribution Agreement, dated as of June 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time), between Regional Finance Corporation of North Carolina and the Trust, as amended by the Omnibus Amendment, dated August 18, 2020, and the Omnibus Amendment, dated as of April 14, 2021.

“Transition Expenses” has the meaning given to such term in Section 7.14(d).

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“Trust” means the Regional Management North Carolina Receivables Trust, Delaware statutory series trust formed by Wilmington Trust, National Association, pursuant to the certificate of formation filed with the Delaware Secretary of State on June 16, 2017.

“Trust Agreement” shall mean the Second Amended and Restated Trust Agreement, dated as of June 28, 2018 (as amended, restated, supplemented or otherwise modified from time to time), by Regional Finance Corporation of North Carolina, as settlor and initial beneficiary, and Wilmington Trust, National Association, as UTI trustee, Delaware trustee and administrative trustee, as amended by the First Amendment to the Second Amended and Restated Trust Agreement, dated as of February 18, 2021, and as further amended by the Second Amendment to the Second Amended and Restated Trust Agreement, dated as of April 14, 2021.

“Trust Documents” means the Trust Agreement, the 2021-1C SUBI Supplement, the UTI Administration Agreement, the 2021-1C SUBI Servicing Agreement and the 2021-1C SUBI Security Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Upfront Fee” means the fee payable by the Borrower pursuant to the Fee Letter on the Closing Date in an amount equal to product of (i) the Upfront Fee Rate and (ii) the Aggregate Commitment.

“Upfront Fee Rate” has the meaning given to such term in the Fee Letter.

“United States” or “U.S.” means the United States of America.

“Unmatured Event of Default” means any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Unsecured Receivable” means any Receivable that is (i) not secured by any collateral pursuant to the terms of the related Contract and (ii) is not an Online Originated Receivable or Convenience Check.

“Unused Commitment Fee” means, for any Interest Period prior to the commencement of the Amortization Period, the fee payable by the Borrower pursuant to the Fee Letter on the related Payment Date in an amount equal to product of (i) the Unused Commitment Fee Rate, (ii) an amount equal to the average daily Aggregate Commitment during such Interest Period minus the average daily Loans Outstanding during such Interest Period and (iii) a fraction, the numerator of which is the actual number of days during such Interest Period and the denominator of which is 360.

“Unused Commitment Fee Rate” has the meaning given to such term in the Fee Letter.

“U.S. Person” means a “United States person” as defined in Code Section 7701(a)(30).

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“UTI” has the meaning given to such term in the Trust Agreement.

“UTI Administration Agreement” means the UTI Administration Agreement, dated as of June 28, 2018 (as amended, restated, supplemented or otherwise modified from time to time), by and between Regional Management North Carolina Receivables Trust and Regional Management Corp, as administrator.

“UTI Certificate” has the meaning given to such term in the Trust Agreement.

“Volcker Rule” means the regulations adopted to implement Section 619 of the Dodd-Frank Act., as amended

“Wells Fargo Bank” means Wells Fargo Bank, National Association, acting through its Corporate Trust Services division.

~~“Wells Fargo Deposit Account Control Agreement” means the Fourth Amended and Restated Deposit Account Control Agreement, dated as of September 20, 2019 (as amended, restated, supplemented or otherwise modified from time to time), among Regional Management, Wells Fargo Bank, National Association, as collateral agent, Wells Fargo Bank, National Association, as depository bank~~, ~~and the other parties thereto.~~

“Wells Fargo Fee Letter” means, with respect to the Account Bank and the Backup Servicer, the Schedule of Fees, dated as of March 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time), between Wells Fargo Bank, the Borrower and/or Regional Management.

“2021-1C SUBI” means that special unit of beneficial interest in the Trust created by the 2021-1C SUBI Supplement.

“2021-1C SUBI Certificate” means the 2021-1C SUBI certificate issued by the Trust and evidencing a beneficial interest in the North Carolina Receivables.

“2021-1C SUBI Security Agreement” means the 2021-1C SUBI Security Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), among the Trust, Regional Finance Corporation of North Carolina, as beneficiary of the undivided trust interest of the Trust, the Borrower, in its capacity as the holder of the 2021-1C SUBI Certificate, and the Administrative Agent, as secured party.

“2021-1C SUBI Servicing Agreement” means the 2021-1C SUBI Servicing Agreement, dated as April 28, 2021, among the Trust, acting thereunder solely with respect to the 2021-1C SUBI, the Borrower, as 2021-1C SUBI Holder, and Regional Management, as 2021-1C SUBI Servicer.

“2021-1C SUBI Subservicing Agreement” means the 2021-1C SUBI Subservicing Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), among Regional Management, Regional Finance Corporation of North Carolina and the Trust.

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“2021-1C SUBI Supplement” means the 2021-1C SUBI Supplement to the Trust Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), among Regional Finance Corporation of North Carolina, as settlor and initial beneficiary, and Wilmington Trust, National Association, as UTI trustee, 2021-1C SUBI trustee and administrative trustee.

“2021-1C SUBI Trustee” means Wilmington Trust, National Association, in its capacity as 2021-1C SUBI Trustee.

Section 1.02. Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, the Administrative Agent, the Required Lenders, Regional Management and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Regional Management and the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.04. Interpretation. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) “or” is not exclusive; (iv) “including” means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vii) references to a Person are also to its successors and permitted assigns; (viii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (ix) references contained herein to Article, Section, subsection, Schedule and Exhibit, as applicable, are references to Articles, Sections, subsections, Schedules and Exhibits in this Agreement unless otherwise specified; (x) references to “writing” include printing, typing and other means of reproducing words in a visible form; and (xi) the term “proceeds” has the meaning set forth in the applicable UCC.

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Section 1.05. Interest Rates; LIBOR Notification. The interest rate on Loans may be determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.18(b) and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.18(e), of any change to the reference rate upon which the interest rate on Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.18(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.18(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

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ARTICLE TWO

LOANS

Section 2.01. Loans.

(a) On the terms and subject to the conditions set forth in this Agreement (including the conditions precedent set forth in Article 4), the Borrower may from time to time on any Business Day during the Revolving Period, request that each Conduit Lender and Committed Lender make an advance (each such advance made by a Lender, a “Loan”) in the amount of each such Conduit Lender’s or Committed Lender’s Lender Percentage of the Principal Amount of the Loan requested (each, a “Lender Advance”), to the Borrower on a Funding Date.

(b) No later than 12:00 p.m., New York City time, one Business Day prior to a proposed Funding Date, the Borrower shall notify the Administrative Agent, the Agents and the Lenders of such proposed Funding Date and Loan by delivering to the Administrative Agent and the Agents (with a copy to the Account Bank):

(i) a Funding Request, which will include, among other things, the proposed Funding Date, a calculation of the Borrowing Base (calculated as of the previous Determination Date or, with respect to the initial Funding Date or any Receivables added or to be added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date), each as of the date the Loan is requested and the Principal Amount of the Loan requested, which shall be in an amount at least equal to $500,000 or integral multiples of $1,000 in excess thereof; and

(ii) an updated Schedule of Receivables that includes each Receivable, if any, that is to be purchased by the Borrower with the proceeds of the proposed Loan.

(c) Following receipt by the Administrative Agent, the Agents and the Lenders of a Funding Request, and prior to the Revolving Period Termination Date (i) each Conduit Lender (if any) may, in its sole discretion, make its Lender Advance of any Loan requested by the Borrower pursuant to Section 2.01(b), and (ii) each Committed Lender, to the extent not made by the Conduit Lender in its Lender Group (if any), severally agrees to make its Lender Advance of any Loan requested by the Borrower, in each case, subject to the conditions contained herein, in an aggregate amount equal to the Loan so requested.

(d) In no event shall:

(i) a Committed Lender be required on any date to fund a Principal Amount that would cause the Loans Outstanding with respect to such Committed Lender’s Lender Group, as determined after giving effect to such funding, to exceed such Committed Lender’s Commitment;

(ii) any Loan be requested hereunder, nor shall any Lender be obligated to fund its Lender Advance of any Loan, to the extent that after giving effect to such Loan, the Loans Outstanding would exceed the Borrowing Base (calculated as of the previous Determination Date or, with respect to any Receivables added or to be added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date); and

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(iii) the Principal Amount of the Loans made on any Funding Date exceed the Available Amount on such day.

Section 2.02. Funding Mechanics.

(a) If any Funding Request is delivered to the Administrative Agent and the applicable Agents after 12:00 p.m., New York City time, on any Business Day, such Funding Request shall be deemed to be received prior to 12:00 p.m., New York City time, on the next succeeding Business Day and the proposed Funding Date of such proposed Loan shall be deemed to be the next Business Day following such deemed receipt. Each Funding Request shall include a representation by the Borrower that (i) the requested Loans will not, on the related Funding Date, exceed the Available Amount, (ii) after giving effect to such Loans, the amount of all Loans Outstanding will not exceed the Borrowing Base and (iii) a representation that all of the conditions precedent to the making of such Loan have been satisfied or will be satisfied as of the proposed Funding Date. Any Funding Request shall be irrevocable.

(b) Each Conduit Lender shall notify the Agent for its Lender Group and the Administrative Agent by 10:00 a.m., New York City time, on the applicable Funding Date whether it has elected to make its Lender Advance offered to it pursuant to Section 2.01. In the event that a Conduit Lender shall not have timely provided such notice, such Conduit Lender shall be deemed to have elected not to make its Lender Advance of such Loan. If the Conduit Lender shall have elected or be deemed to have elected not to make its Lender Advance of such Loan, the Committed Lender in such Lender Group shall make available on the applicable Funding Date an amount equal to the portion of the Loan that each such Conduit Lender has not elected to fund, in an amount equal to its share of the Principal Amount to be funded.

(c) Each Lender’s Lender Advance of a Loan shall be made, subject to the fulfillment of the applicable conditions set forth in Article Four, at or prior to 12:00 p.m., New York City time, on the applicable Funding Date, by deposit of immediately available funds to the Borrower Operating Account. Each Agent shall promptly notify the Borrower and the other Agents in the event that any Lender in such Agent’s Lender Group either fails to make such funds available before such time or notifies such Agent that it will not make such funds available before such time.

(d) In the event that, notwithstanding the fulfillment of the applicable conditions set forth in Article Four with respect to a Loan, a Conduit Lender elected to make an advance on a Funding Date but failed to make its Lender Advance available to the Borrower when required by Section 2.02(c), such Conduit Lender shall be deemed to have rescinded its election to make such advance, and neither the Borrower nor any other party shall have any claim against such Conduit Lender by reason of its failure to timely make such purchase. In any such case, the Borrower shall give notice of such failure not later than 1:30 p.m., New York City time, on the Funding Date to the related Agent, the Committed Lender for such Lender Group and to the Administrative Agent, which notice shall specify (i) the identity of such Conduit Lender and (ii) the amount of the Lender Advance which it had elected but failed to make. Subject to receiving such notice, such Committed Lender shall advance a portion of the Principal Amount in an amount equal to the amount described in clause (ii) above, at or before 4:00 p.m., New York City time, on such Funding Date and otherwise in accordance with Section 2.01(d).

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(e) If any Lender makes available to the Borrower funds for any Loan to be made by such Lender as provided in the provisions of Sections 2.01 and 2.02, and the conditions to the applicable Loan set forth in Article Four are not satisfied or waived in accordance with the terms hereof, the Borrower shall return such funds (in like funds as received from such Lender) to such Lender.

(f) If any Loan is not made or effectuated, as the case may be, due to the Borrower’s failure to satisfy, or continue to satisfy, the conditions to fund the Loan on the Closing Date, the Borrower and the Servicer shall jointly and severally indemnify each Lender against any reasonable loss, cost or expense incurred by such Lender, including any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by such Lender), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

(g) The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(h) The Borrower expressly acknowledges and agrees that any election by any Lender, in its sole discretion, on one or more occasion to fund any Loan on any day prior to the final passage of the applicable notice period set forth in Section 2.01(a) above shall not constitute or be deemed to be an amendment, waiver or other modification of the requirement for such notice prior to any Lender funding any other Loan hereunder.

Section 2.03. Reductions of Commitments.

(a) At any time the Borrower may, upon at least ten (10) Business Days’ prior written notice to the Administrative Agent, each Agent, the Account Bank, the Backup Servicer and each Hedge Counterparty, if any, reduce the Facility Amount, which shall be applied, unless otherwise consented to by the Administrative Agent (acting at the direction of the Required Lenders) and the Agents, pro rata to the Aggregate Commitment. Each partial reduction shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, but no partial reduction shall reduce the Aggregate Commitment below $50,000,000 if such reduction is not in connection with the payment in full of the Aggregate Unpaids and the termination of this facility. Reductions of the Aggregate Commitment pursuant to this Section shall be allocated to the Commitment of each Committed Lender and each Conduit Lender, pro rata based on the Lender Percentage of the Aggregate Commitment, represented by such Commitment. Any request for a reduction in the Facility Amount shall be irrevocable and the Borrower shall deliver no more than two such requests in any 12-month period.

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(b) In connection with any reduction of the Facility Amount, the Borrower shall remit (i) first, to each applicable Agent for the ratable payment to each Lender, the amount sufficient to pay the Aggregate Unpaids due to such Lenders with respect to such reduction of the Facility Amount, including any associated Breakage Costs and (ii) second, to the relevant Hedge Counterparty, any Hedge Breakage Costs due to such Hedge Counterparty with respect to the reduction of the Loans Outstanding; provided, however, that no such reduction shall be given effect unless the Borrower has complied with the terms of any Hedging Agreement requiring that any Hedge Transaction related thereto be terminated in whole or in part as a result of any such reduction in the Loans Outstanding.

(c) On the Revolving Period Termination Date, the Commitments of all Lenders shall be automatically reduced to zero.

Section 2.04. Repayment of Loans.

(a) The Borrower hereby unconditionally promises to pay to each Lender the Principal Amount of each Loan made by each Lender on the Maturity Date, in an aggregate principal amount equal to the Loans Outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

Section 2.05. Optional Principal Repayment. The Borrower may prepay all or any portion of the Loans Outstanding on any Business Day without penalty, upon delivery of a Prepayment Notice to the Administrative Agent, the Agents, the Account Bank and each Hedge Counterparty, if any, at least two (2) Business Days prior to such anticipated prepayment; provided that (i) the amount prepaid is at least $1,000,000 or integral multiples of $250,000 in excess thereof (unless otherwise agreed to in writing by the Administrative Agent); (ii) the Borrower pays to each of the Secured Parties, on the date of any such prepayment, each such Secured Party’s pro rata allocable share of (a) accrued Interest with respect to the portion of the Loans Outstanding to be prepaid through the date of prepayment, as calculated by the Administrative Agent, and (b) the pro rata portion of all other Aggregate Unpaids relating to such prepayment (including all Breakage Costs, but excluding all Hedge Breakage Costs and any other amounts payable by the Borrower under or with respect to any Hedging Agreement) payable to any Indemnified Party under this Agreement through the date of such prepayment, including Indemnified Amounts pursuant to Section 11.01; (iii) the Borrower certifies that following such prepayment, the Borrower will be in compliance with the provisions of this Agreement; (iv) no such reduction shall be given effect unless the Borrower has complied with the terms of any Hedging Agreement requiring one or more Hedge Transactions be terminated in whole or in part as a result of any such reduction; (v) the Borrower has paid all Hedge Breakage Costs due to the relevant Hedge Counterparty for such termination; and (vi) all prepayments shall be made pro rata to the Lenders. Any notice of a prepayment shall be irrevocable.

Section 2.06. Payments.

(a) The Borrower shall pay Interest on the unpaid Principal Amount of each Loan for the period from and including the related Funding Date until the date that such Loan shall be paid in full. Interest shall accrue during each Interest Period and be payable on the Loans Outstanding on each Payment Date in accordance with Section 2.07, unless earlier paid pursuant to Section 2.05 or Section 2.14. Notwithstanding the foregoing, the Principal Amount of each Loan, all Interest thereon, together with all other Aggregate Unpaids, shall be due and payable, if not previously paid, on the Maturity Date.

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(b) Each Lender’s Invested Percentage of the Loans Outstanding shall bear interest for each day during an Interest Period at a rate per annum equal to the applicable Interest Rate on such day for such Interest Period.

(c) Interest calculated by reference to LIBOR, the Prime Rate and the Federal Funds Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed during the related interest period. Periodic fees or other periodic amounts payable hereunder shall be calculated on the basis of a 360-day year and for the actual number of days elapsed during the related interest period.

(d) The principal of and Interest on the Loans shall be paid as provided herein. In the case of Loans held by an Agent as agent for its Lender Group, such Agent shall allocate to the members of its Lender Group each payment in respect of the Loans received by such Agent as provided herein. Payments in respect of principal and Interest (including pursuant to Section 2.05) shall be allocated and applied to Owners of such Loan based on their respective Invested Percentages, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower.

(e) Within two (2) Business Days of the end of each calendar month, each Lender shall provide or cause to be provided to Borrower an invoice showing its Interest Rate in effect for the immediately prior Interest Period. Each determination by a Lender of its Interest Rate pursuant to this Agreement shall be conclusive and binding on the Lenders, each Agent, the Borrower, the Servicer and the Backup Servicer, in the absence of manifest error.

(f) Notwithstanding any other provision of this Agreement or the other Basic Documents, if at any time the rate of interest payable by any Person under the Basic Documents exceeds the Maximum Lawful Rate, then, so long as the Maximum Lawful Rate would be exceeded, such rate of interest shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest so payable is less than the Maximum Lawful Rate, such Person shall continue to pay Interest at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total Interest that would have been received had Applicable Law not limited the interest rate so payable. In no event shall the total Interest received by a Lender under this Agreement and the other Basic Documents exceed the amount which such Lender could lawfully have received, had the Interest due been calculated from the Closing Date at the Maximum Lawful Rate.

Section 2.07. Settlement Procedures.

(a) On each Payment Date, the Servicer shall instruct the Account Bank in writing to pay, or if an Event of Default shall have occurred and is continuing, the Administrative Agent shall instruct the Account Bank in writing to pay, no later than 12:00 p.m., New York City time, in each case, based solely on the information in the related Monthly Report, to the following Persons, from the Collection Account (to the extent of Available Funds) and from the Reserve Account (in the amount of the related Reserve Account Withdrawal Amount), in the following order of priority as set forth in the Monthly Report:

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(i) First, pro rata, based on amounts owing (A) to the Account Bank and the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank), the sum of (1) the accrued and unpaid Account Bank Fee payable to the Account Bank and (2) any out-of-pocket expenses and indemnities due to the Account Bank and the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank), which in the case of subclause (A)(2), subject to Section 2.07(b), shall not in the aggregate exceed $25,000 in any calendar year, and (B) to the 2021-1C SUBI Trustee, to the extent not paid by the Initial Beneficiary or the Servicer, any accrued and unpaid fees, out-of-pocket expenses and indemnities due to the 2021-1C SUBI Trustee under the 2021-1C SUBI Supplement, which in the case of subclause (B), subject to Section 2.07(b), shall not in the aggregate exceed $25,000 in any calendar year;

(ii) Second, (A) to the Servicer, the accrued and unpaid Servicing Fee and (B) to the Successor Servicer, any unpaid Transition Expenses (such Transition Expenses not to exceed $250,000 in the aggregate) payable pursuant to Section 7.14(d);

(iii) Third, to the Backup Servicer, the sum of (1) the accrued and unpaid Backup Servicing Fee and (2) any out-of-pocket expenses and indemnities (other than Transition Expense) due to the Backup Servicer, which in the case of subclause (2), subject to Section 2.07(b), shall not in the aggregate exceed $25,000 in any calendar year;

(iv) Fourth, pro rata, based on amounts owing (A) to any Hedge Counterparty, any net payments due and payable by the Borrower under the related Hedging Agreement other than Hedge Breakage Costs, and (B) to each applicable Agent for the ratable payment to each Lender in an amount equal to any accrued and unpaid (1) Interest Payment on the Loans (including any previously due and owing but unpaid Interest Payments) and (2) Breakage Costs then due under this Agreement to the Administrative Agent and the applicable Lenders for the payment thereof;

(v) Fifth, based on amounts owing, (A) first, to each applicable Agent, for the ratable payment (by outstanding Principal Amount) to each Lender, an amount equal to the Monthly Principal Payment Amount and (B) second, to any Hedge Counterparty, any Senior Hedge Breakage Costs;

(vi) Sixth, prior to the Revolving Period Termination Date, to the Reserve Account, the amount necessary to cause the amount on deposit therein to equal the Reserve Account Required Amount;

(vii) Seventh, if the Revolving Period Termination Date has occurred, to each applicable Agent for the ratable payment to each Lender, any remaining Available Funds, until the Loans Outstanding are reduced to zero;

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(viii) Eighth, to each applicable Agent for the ratable payment to each Lender in an amount equal to any other Aggregate Unpaids due to the Lenders and not paid pursuant to clauses (iv), (v) or (vii) above;

(ix) Ninth, to any Hedge Counterparty, any Subordinated Hedge Breakage Costs due but not paid;

(x) Tenth, all other Aggregate Unpaids (other than the principal amount of the Loans Outstanding) then due to the 2021-1C SUBI Trustee, for the payment thereof;

(xi) Eleventh, all other Aggregate Unpaids (other than the principal amount of the Loans Outstanding) then due under this Agreement to the Affected Parties or the Indemnified Parties, for the payment thereof;

(xii) Twelfth, pro rata, based on amounts owing to the Backup Servicer, the Servicer, the Account Bank, the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) and the 2021-1C SUBI Trustee, any fees, expenses, indemnities and Transition Expenses not paid pursuant to clause (i) above, as applicable; and

(xiii) Thirteenth, any remaining amount shall be distributed to the Borrower.

(b) For the avoidance of doubt, it is hereby agreed that (i) accrued and unpaid fees, expenses and indemnities payable to the Account Bank, the Servicer, the Backup Servicer (including in its capacity as Successor Servicer), the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) or the 2021-1C SUBI Trustee in excess of the aggregate annual maximum amount for any year (as set forth in Sections 2.07(a)(i) and 2.07(a)(iii)) and not paid pursuant to Section 2.7(a)(xii) shall be reimbursable in subsequent years in the same order of priority and subject to the same limitations as set forth above until paid in full, and (ii) upon the occurrence and during the continuance of any Event of Default, the out-of-pocket expenses, losses and indemnities of the Account Bank, the Backup Servicer, and the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) shall be capped at $250,000, and the out-of-pocket expenses, losses and indemnities of the 2021-1C SUBI Trustee shall be capped at $100,000, in each case instead of the applicable caps set forth in Sections 2.07(a)(i) and 2.07(a)(iii). In making the payments required under this Section 2.07, the Account Bank shall have no duty to make any determination, calculation or verification regarding any amounts to be paid or the recipients of such amounts, and shall be entitled to rely exclusively and conclusively on the related Monthly Report.

Section 2.08. [Reserved].

Section 2.09. Payments, Computations, Etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer hereunder, including such amounts contemplated pursuant to Section 2.07, shall be paid or deposited in accordance with the terms hereof no later than 12:00 p.m., New York City time, on the day when due in Dollars in immediately available funds, in the case of amounts due to a Lender, to each Lender at such Lender’s Account, the details of which appear on the Lender Supplement for such Lender.

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(b) Whenever any payment hereunder (i) shall be stated to be due on a day other than a Business Day, such payment shall be made, without penalty, on the next succeeding Business Day, except in the case where the next succeeding Business Day would occur in the succeeding calendar month, in which case such payment shall be due on the preceding Business Day or (ii) is received after 12:00 p.m., New York City time, such payment shall be deemed to have been received on the next succeeding Business Day, and any such extension of time shall in such case be included in the computation of payment of Interest, other interest or any fee payable hereunder, as the case may be.

(c) If any Loan requested by the Borrower and approved by a Lender and the Administrative Agent pursuant to Section 2.01 is not, for any reason other than due to the fault of a Lender, Administrative Agent or the applicable Agent, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any reasonable loss, cost or expense incurred by such Lender, including any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by such Lender), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

(d) All payments hereunder shall be made without set-off or counterclaim, subject to Section 2.13, and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement.

(e) To the extent that (i) any Person makes a payment to any party hereto or (ii) any party hereto receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Insolvency Law, State or federal law, common law or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the related party.

(f) Each Lender agrees or is deemed to agree that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Party or that would entitle such Lender to receive payments under Section 2.12 or Section 2.13, it shall, to the extent not inconsistent with its internal policies of general application, use commercially reasonable efforts to minimize costs, expenses and other amounts incurred by it and payable by the Borrower pursuant to Section 2.12 or Section 2.13, as applicable.

Section 2.10. Collections and Allocations; Investment of Funds.

(a) On or prior to the Closing Date or the applicable Funding Date (with respect to Subsequent Receivables), the Servicer or a Subservicer (i) shall have directed the Obligors to make all payments in respect of the Receivables to a Subservicer, and the Subservicer shall cause the amounts to be deposited into a Regional Local Bank Account or a Master Collection Account related to the Subservicer located in the State in which the related Contract was originated and (ii) will deposit (in immediately available funds) into the Collection Account all Collections received on or after the related Cutoff Date and through and including the Business Day prior to the Closing Date or the Funding Date, as the case may be.

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(b) Each of the Servicer, each Subservicer and the Borrower shall deposit, or cause to be deposited, Collections into the Collection Account as promptly as possible after the date of processing of such Collections, but in no event later than the second (2nd) Business Day following the date of processing of such Collections by the applicable Subservicer or, if such Collections were received directly by the Servicer, the Servicer; provided, that, such “processing” of any Collections will not begin prior to the date on which the Servicer or related Subservicer, as applicable, has received such Collections.

(c) On or prior to each Payment Date, the Servicer shall instruct the Account Bank, in writing, based on the amounts set forth in the Monthly Report, to withdraw from the Reserve Account the Reserve Account Withdrawal Amount, if any, to be deposited into the Collection Account on the opening of business on such Payment Date and applied in accordance with Section 2.07; provided, that, on any Payment Date following the Revolving Period Termination Date, all amounts on deposit in the Reserve Account Amount shall be withdrawn by the Account Bank and deposited into the Collection Account and applied in accordance with Section 2.07. Prior to the Revolving Period Termination Date, so long as no Event of Default or Unmatured Event of Default has occurred or is continuing, if, after giving effect to the distributions from, and deposits in, the Reserve Account on any Payment Date pursuant to Section 2.07, the Reserve Account Amount is greater than the Reserve Account Required Amount for such Payment Date, the Servicer shall direct the Account Bank in writing to distribute such excess amount to or at the direction of the Borrower into the Borrower Operating Account.

(d) To the extent there are uninvested amounts on deposit in the Collection Account or the Reserve Account, prior to the occurrence of an Event of Default, such amounts may be invested in Permitted Investments that mature no later than the Business Day before the next Payment Date, which Permitted Investments shall be selected (i) prior to the occurrence of any Facility Amortization Event, by the Servicer or (ii) after the occurrence of any Facility Amortization Event, by the Administrative Agent (acting at the direction of the Required Lenders). So long as Wells Fargo Bank is the Account Bank hereunder, each Permitted Investment may be purchased by the Account Bank or through an Affiliate of the Account Bank. No Permitted Investment may be purchased at a premium and any earnings (and losses) on the foregoing investments shall be for the account of the Borrower. Absent direction from the Borrower or the Administrative Agent, as specified above, any uninvested amounts on deposit in either Account shall remain uninvested. and the Account Bank shall have no obligation or liability to pay any interest or earnings thereon. The Account Bank shall not be liable for any loss, including without limitation any loss of principal or interest, or for any breakage fees or penalties in connection with the purchase or liquidation of any investment made in accordance with the written instructions of the Borrower or the Administrative Agent. Investments in any Permitted Investments are not obligations or recommendations of, or endorsed or guaranteed by, the Account Bank or its Affiliates and are not insured by the Federal Deposit Insurance Corporation. Each party hereto acknowledges and agrees that the Account Bank is not providing investment supervision, recommendations, suitability or advice. The Account Bank and its Affiliates may provide various services for Eligible Investments and may be paid fees for such services. The parties agree that, for tax reporting purposes, all interest or other income from investments shall, as of the end of each calendar year and to the

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extent required by the IRS be reported as having been earned whether or not income was disbursed during a particular year. Each of the Borrower and the Administrative Agent acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Permitted Investments or Account Bank’s receipt of a broker’s confirmation. Each of the Borrower and Administrative Agent agrees that such notifications shall not be provided by Account Bank hereunder, and Account Bank shall instead make available to the Borrower and Administrative Agent, upon request and in lieu of such notifications, periodic account statements that reflect such investment activity. No statement need be made available for any account if no activity has occurred in such account during such period.

Section 2.11. Fees.

(a) The Borrower hereby agrees to pay to each Agent, for the account of the related Lenders, monthly in arrears, the Unused Commitment Fee from the Collection Account in accordance with Section 2.07. Payments of the Unused Commitment Fee shall be allocated and paid to Committed Lenders pro rata based upon their respective Commitment as a proportion of the Aggregate Commitment Invested Percentages for the applicable Interest Period. The Borrower hereby agrees to pay to each Agent, for the account of the related Committed Lenders, on or prior to the Closing Date, the Upfront Fee.

(b) The Borrower hereby agrees to pay to the Agents, on or prior to the Closing Date, all reasonable out-of-pocket expenses of the Agents in immediately available funds.

(c) In accordance with Section 2.07, (i) the Servicer shall be entitled to receive the Servicing Fee, (ii) the Backup Servicer and the Account Bank shall be entitled to receive the Backup Servicing Fee and the Account Bank Fee, respectively, in each case monthly in arrears and (iii) the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) shall be entitled to receive amounts due and owing to it by the Borrower pursuant to the terms of the Intercreditor Agreement.

(d) The Borrower shall pay to the Administrative Agent on the Closing Date, its fees and disbursements in immediately available funds and shall pay all additional reasonable fees and disbursements of such counsel within ten Business Days after receiving an invoice for such amounts.

Section 2.12. Increased Costs; Capital Adequacy; Illegality.

(a) If any Regulatory Change (i) subjects any Affected Party to any charge or withholding on or with respect to this Agreement or its obligations under this Agreement, or on or with respect to the Loans and/or the Receivables, or changes the basis of taxation of payments to it of any amounts payable under this Agreement (except for Indemnified Taxes, Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and Other Connection Taxes imposed on or measured by its overall net income (including franchise taxes imposed on net income)), (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax (other than Taxes), insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of an Affected Party, or credit extended by it pursuant to this Agreement, or (iii) imposes any other condition, the result of which is to increase the cost to an

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Affected Party of performing its obligations under this Agreement, or to reduce the rate of return on its capital or assets as a consequence of its obligations under this Agreement, to reduce the amount of any sum received or receivable by it under this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Administrative Agent on behalf of such Affected Party, the Borrower shall pay to the Administrative Agent, for the benefit of such Affected Party, such amounts charged to such Affected Party or such amounts to otherwise compensate it for such increased cost or such reduction within 30 days after demand by such Affected Party. The Borrower acknowledges that any Affected Party may institute measures in anticipation of a Regulatory Change (including the imposition of internal charges on its interests or obligations under this Agreement), and may commence allocating charges to or seeking compensation from the Borrower under this Section in connection with such Early Adoption Increased Costs in advance of the effective date of such Regulatory Change, and the Borrower agrees to pay such Early Adoption Increased Costs to the Administrative Agent, for the benefit of such Affected Party, following demand therefor without regard to whether such effective date has occurred within 30 days after demand by such Affected Party. The Borrower further acknowledges that any charge or compensation demanded hereunder may take the form of a monthly charge to be assessed by such Affected Party. For the avoidance of doubt, the Borrower shall not be required to pay any such charges or compensation to such Affected Party prior to the expiration of the 30 day notice period specified in this clause (a).

(b) If (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive, order or request (including the Dodd-Frank Act, Basel II, Basel III or the Risk-Based Capital Requirements) or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, order, directive or request from any Governmental Authority (whether or not having the force of law), including compliance by an Affected Party with any law, guideline, rule, regulation, order, directive or request regarding capital adequacy (including the Dodd-Frank Act, Basel II, Basel III or the Risk-Based Capital Requirements) has the result of reducing the rate of return on an Affected Party’s capital or assets as a consequence of its obligations under this Agreement (other than with respect to Taxes), then from time to time, within 30 days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand and reasonably estimated calculation of such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate it for such reduction. The Borrower acknowledges that any Affected Party may institute measures in anticipation of any event described in this subsection in advance of the effective date of such event, and may commence allocating charges to or seeking compensation from such Borrower under this subsection and the Borrower agrees to pay such charges or compensation to such Affected Party following demand therefor without regard to whether such effective date has occurred, provided, that, for the avoidance of doubt, the Borrower shall not be required to pay any such charges or compensation to such Affected Party prior to the expiration of the 30 day notice period specified in this clause (b).

(c) In determining any amount provided for in this Section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section shall submit to the Borrower a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent manifest error.

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(d) If in its sole discretion a Lender so desires, the related Agent shall provide a Rating Request to the Borrower and the Servicer. The Borrower and the Servicer shall cooperate with the efforts of such Agent and the related Lender to obtain the Required Rating from the Rating Agency specified in the Rating Request, and shall provide such Rating Agency any information it may reasonably require for purposes of providing and monitoring the Required Rating. The related Lender shall pay the initial fees payable to the Rating Agency in connection with a Rating Request and any subsequent or ongoing fees for the continued monitoring of the rating. Nothing in this subsection shall preclude any such Lender from demanding compensation from the Borrower pursuant to Section 2.11(b) at any time and without regard to whether the Required Rating shall have been obtained, or shall require the obtaining of a rating on the facility prior to demanding any such compensation from the Borrower

Section 2.13. Taxes.

(a) All payments made by or on account of any obligation of the Borrower under any Basic Document will be made free and clear of and without deduction or withholding for or on account of any Taxes (including FATCA), unless such withholding or deduction is required by Applicable Law. In such event, the applicable withholding agent shall make such withholding or deduction and shall timely pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and if such Taxes are Indemnified Taxes the amount payable to a Lender, the Administrative Agent or an Agent, as the case may be, will be increased (such increase, the “Additional Amount”) such that after deduction or withholding for or on account of any Indemnified Taxes (including any deduction or withholding for any Indemnified Taxes on such Additional Amount), the applicable Lender receives an amount equal to the amount that would have been paid had no such deduction or withholding been made.

(b) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on Additional Amounts) payable or paid by such Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Lender or the Administrative Agent making a demand for indemnity payment hereunder shall provide the Borrower with a certificate as to the amount of such payment or liability from the relevant Governmental Authority or from a Responsible Officer of such Lender or the Administrative Agent, as the case may be, which shall be conclusive absent manifest error. This indemnification shall be made within ten days from the date a Lender or the Administrative Agent, as the case may be, makes written demand therefor. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Within 30 days after the date of any payment by the Borrower to a Governmental Authority of any Taxes pursuant to this Section, the Borrower will furnish to the Administrative Agent and the applicable Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(d) If an Agent or Lender is a U.S. Person, such Person shall deliver to the Borrower, with a copy to the Administrative Agent and the Account Bank, or on or prior to the date on which such entity becomes an Agent or Lender hereunder (and from time to time thereafter upon the reasonable written request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Person is exempt from U.S. federal backup withholding tax.

(e) If an Agent or Lender is not created or organized under the laws of the United States or a State or is otherwise not a U.S. Person, such Person shall, to the extent that it may then do so under Applicable Law, deliver to the Borrower, with a copy to the Administrative Agent and the Account Bank, on or prior to the date on which such entity becomes an Agent or Lender hereunder and (from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), (i) two executed originals of IRS Form W-8ECI, Form W-8BEN, Form W-8BEN-E, or Form W-8IMY accompanied by the relevant certification documents for each beneficial owner (or any successor forms or other certificates or statements which may be required and requested by the Borrower or the Administrative Agent from time to time by the relevant United States taxing authorities or Applicable Law), as appropriate, and (ii) two executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; provided, however, that the delivery of any form or documentation pursuant to this subclause (other than the specific IRS Forms and related documentation (and any successor forms) described in clause (i) above) shall not be required if in the related Agent’s or Lender’s reasonable judgment the completion, execution or delivery of such form or documentation would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(f) If a payment made to any Agent or Lender under any Basic Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Agent or Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Agent or Lender shall deliver to the Borrower, the Administrative Agent and the Account Bank, at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower, the Administrative Agent or the Account Bank, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Administrative Agent or the Account Bank as may be necessary for the Borrower, the Administrative Agent and the Account Bank to comply with their obligations under FATCA and to determine that such Agent or Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Each Agent and Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Administrative Agent and the Account Bank of its legal inability to do so.

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(h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of Additional Amounts), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person or to file a refund or claim.

(i) The Borrower hereby covenants with the Account Bank that the Borrower will provide the Account with sufficient information as requested by the Account Bank so as to enable the Account Bank to determine whether or not the Account Bank is obliged to make any withholding, including under FATCA, in respect of any payments (and if applicable, to provide the necessary detailed information to effectuate any such withholding) and to provide such additional information as requested by the Account Bank that it may have to assist the Account Bank in making determination as to its obligations with respect to any withholdings or informational reports.

(j) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Basic Document.

Section 2.14. Securitizations.

(a) On any Business Day, the Borrower shall have the right to prepay all or a portion of the Loans Outstanding and require the Administrative Agent to release its security interest and Lien on the related Receivables (and the other related Collateral) in connection with a Securitization which release shall be delivered in the form of the Securitization Release on the Securitization Date, subject to the following terms and conditions:

(i) the Borrower shall have given the Administrative Agent, each Agent, the Servicer, the Account Bank, the Backup Servicer and the Electronic Vault Provider (solely with respect to any Electronic Contracts) at least thirty (30) days’ (or such lesser number of days as agreed to by the Required Lenders) prior written notice of its intent to effect a Securitization; provided, however, that the Borrower shall only be required to provide at least two (2) Business Days’ prior notice to such parties, and need not provide such notice

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to the Electronic Vault Provider with respect to any existing Securitization to the extent such Securitization constitutes a transfer of Receivables by the Borrower to a Special Purpose Affiliate during the revolving period of such Special Purpose Affiliate’s respective Securitization, provided, that such notice is delivered in the form set forth in Annex 2 of Exhibit G hereto; and provided further, that, for the avoidance of doubt, such two (2) Business Days’ notice period shall not apply with respect to the initial transfer of Receivables by the Borrower to a Special Purpose Affiliate in connection with any new Securitization;

(ii) unless a Securitization is to be effected on a Payment Date (in which case the relevant calculations with respect to such Securitization shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Administrative Agent (A) a Securitization Date Certificate (which shall include the relevant calculations with regard to such Securitization, including a calculation of the Borrowing Base after giving effect to such Securitization) and any distribution to the Borrower of excess funds pursuant to Section 2.15(a)(iv)(z)), together with evidence to the reasonable satisfaction of the Administrative Agent that the Borrower shall have sufficient funds on the related Securitization Date to effect such Securitization in accordance with this Agreement, which funds may come from the proceeds of sales of the Receivables in connection with such Securitization (which sales must be made in arm’s-length transactions) and (B) a computer tape of the Receivables, both before and after giving effect to such Securitization;

(iii) on the related Securitization Date, the following shall be true and correct and the Borrower shall be deemed to have certified that after giving effect to the Securitization and the release to the Borrower of the related Receivables (and the other related Collateral) on the related Securitization Date, (A) no adverse selection procedures shall have been used by the Borrower with respect to the Receivables that will remain subject to this Agreement after giving effect to the Securitization, (B) no Borrowing Base Deficiency exists, (C) no Unmatured Event of Default, Event of Default or Facility Amortization Event has occurred or results from such release and Securitization, provided that Borrower may effect a Securitization during the occurrence of a Facility Amortization Event other than an Event of Default if either the Administrative Agent consents or the Aggregate Unpaids shall be paid in full as a result of such Securitization, (D) if such Securitization Date is not a Payment Date, the Borrower shall have sufficient available funds on the immediately succeeding Payment Date to pay all amounts due and payable on such Payment Date pursuant to Section 2.07, (E) the representations and warranties contained in Sections 5.01 and 5.02 are true and correct in all material respects, except to the extent that such representations and warranties expressly relate to an earlier date as set forth therein and (F) with respect to any Receivables being transferred pursuant to clause (ii) of the definition of Securitization, the purchase price relating to such Receivables shall be at fair market value as determined in good faith by the Borrower, Regional Management and the related Originators, as applicable;

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(iv) on the related Securitization Date, (x) the Borrower shall have paid, in immediately available funds, to the applicable entities (A) the portion of the aggregate Loans Outstanding to be prepaid, which shall be an amount not less than the amount necessary so that no Borrowing Base Deficiency will exist after giving effect to such Securitization and such prepayment, (B) an amount equal to all unpaid Interest (including Interest not yet accrued) to the extent reasonably determined by the Administrative Agent to be attributable to that portion of the aggregate Loans Outstanding to be paid in connection with the Securitization, (C) an aggregate amount equal to the sum of all other amounts due and owing to the Administrative Agent, the Lenders and the Hedge Counterparties, as applicable, under this Agreement and the other Basic Documents, to the extent accrued to such date and to accrue thereafter (including Breakage Costs and Hedge Breakage Costs) and (D) all other Aggregate Unpaids with respect thereto (excluding, for the avoidance of doubt, the portion of the aggregate Loans Outstanding not being prepaid on the Securitization Date and unpaid Interest thereon), (y) each of the Backup Servicer and the Account Bank shall have received all Aggregate Unpaids accrued and owing to such party on such date; and (z) if such Securitization Date is not a Payment Date, all or a portion of the excess, if any, of (A) the purchase price paid with respect to Receivables as set forth in Section 2.14(a)(iii)(F) over (B) the amounts payable pursuant to the foregoing clauses (x) and (y) of this Section 2.14(a)(iv), shall, at the Borrower’s discretion, be distributed to the Borrower on such Securitization Date; provided that, for the avoidance of doubt, if the Securitization Date is a Payment Date, any such excess may be distributed to the Borrower in accordance with Section 2.07(a)(xiii).

(v) at least two (2) Business Days prior to the related Securitization Date, the Borrower shall have delivered to the Administrative Agent a list specifying the Receivables being released pursuant to such Securitization; and

(vi) the Loans Outstanding shall be reduced by a minimum aggregate amount of $1,000,000 dollars.

(b) The Borrower hereby agrees to pay the reasonable out-of-pocket legal fees and expenses of the Administrative Agent, the Lenders, the Servicer, the Backup Servicer and the Account Bank in connection with any Securitization (including expenses incurred in connection with the release of the Lien of the Administrative Agent, the Lenders and any other party having such an interest in the Receivables in connection with such Securitization).

Section 2.15. Sharing Payments.

(a) If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans owned by it any payment in excess of its Invested Percentage of the Outstanding Loans (such excess payment, the “Excess Amount”), such Lender shall immediately (i) notify the Borrower and the Administrative Agent of such fact and (ii) repay to the Borrower forthwith on demand by the Administrative Agent or the Borrower the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Borrower, at the Federal Funds Rate. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of Excess Amounts owed under this Section and will in each case notify each Agent following the payment of any Excess Amounts or the repayment thereof.

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(b) If any Lender fails to make any payment required to be made by it pursuant to Section 2.15(a), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), instruct the Servicer to instruct the Account Bank pursuant to any related Monthly Report to apply any amounts thereafter allocated to such Lender pursuant to Section 2.07 to satisfy such Lender’s obligations under Section 2.15(a) until all such unsatisfied obligations are fully paid.

Section 2.16. Tax Treatment. The Borrower, the Lenders and the Administrative Agent agree to treat the Loans and any interests herein as indebtedness of the Borrower secured by the Collateral for U.S. federal, State and local income, single business and franchise tax purposes.

Section 2.17. The Account Bank.

(a) The Borrower hereby appoints Wells Fargo Bank as the initial Account Bank. All payments of amounts due and payable in respect of the Aggregate Unpaids that are to be made from amounts withdrawn from the Collection Account or the Reserve Account shall be made on behalf of the Borrower by the Account Bank in accordance with Section 2.07.

(b) The Account Bank shall be compensated for its activities hereunder by receiving the Account Bank Fee. The Account Bank Fee shall be payable in accordance with the priorities specified in Section 2.07 or, at the option of the Servicer, may be paid directly to the Account Bank by the Servicer. The Borrower and the Servicer shall indemnify the Account Bank and its officers, directors, employees and agents pursuant to Sections 10.01 and 10.02. All such amounts shall be payable in accordance with Section 2.07. The provisions of this Section shall survive the termination or assignment of this Agreement and the resignation or removal of the Account Bank.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY.

(c) The Account Bank shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Account Bank in such capacity herein and under the Account Control Agreement. No implied duties (including fiduciary duties) covenants or obligations shall be read into this Agreement against the Account Bank and, in the absence of bad faith on the part of the Account Bank, the Account Bank may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Account Bank pursuant to and conforming to the requirements of this Agreement.

(d) The Account Bank shall not be liable for:

(i) an error of judgment made in good faith by one of its officers; or

(ii) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred, by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Account Bank under this Agreement in each case unless it shall be proved that the Account Bank shall have been grossly negligent in ascertaining the pertinent facts.

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(e) The Account Bank shall not be charged with knowledge of any event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, or be required to act (including the sending of any notice) upon any such event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, unless a Responsible Officer of the Account Bank has actual knowledge of such event or receives written notice of such event from the Borrower, the Servicer or any Secured Party, and shall have no duty to take action to determine whether any such event, default or Event of Default shall have occurred.

(f) Without limiting the generality of this Section, the Account Bank shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to the payment or discharge of any Tax or any Lien of any kind owing with respect to, assessed or levied against, any part of the Contracts, (iii) to confirm or verify the contents of any reports or certificates of the Servicer (other than in its capacity as Backup Servicer in accordance with its express duties as such undertaken herein) or the Borrower delivered to the Account Bank pursuant to this Agreement believed by the Account Bank to be genuine and to have been signed or presented by the proper party or parties or (iv) to ascertain or inquire as to the performance or observance of any of the Borrower’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of books, records, files and computer records relating to the Contracts under this Agreement.

(g) The Account Bank shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Account Bank to perform, or be responsible for the manner of performance of, any of the obligations or the acts or omissions of the Borrower, Servicer or any other party under this Agreement, and the Account Bank may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Account Bank to the contrary.

(h) The Account Bank may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Monthly Report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(i) The Account Bank may, at the expense of the Borrower, consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the written advice or oral advice which shall be confirmed in writing (which writings may, for the avoidance of doubt, be subject to applicable attorney-client privilege) or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Account Bank in good faith in accordance therewith.

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(j) The Account Bank shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Administrative Agent pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, or any other party hereto shall have offered to the Account Bank security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby. The Account Bank shall have no liability for any action or inaction taken at the direction of the Borrower, the Servicer or the Administrative Agent in accordance with this Agreement.

(k) The Account Bank shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, that if the payment within a reasonable time to the Account Bank of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Account Bank, not reasonably assured by the Borrower, the Account Bank may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Account Bank, shall be reimbursed by the Borrower pursuant to Section 2.07.

(l) The Account Bank may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through Affiliates, agents or attorneys or custodians. The Account Bank shall not be responsible for, or have any duty to supervise or monitor, any misconduct or negligence of any such agent, attorney or custodian appointed with due care by it hereunder.

(m) If the Account Bank shall request instructions from the Administrative Agent or the Servicer with respect to any act, action or failure to act in connection with and as set forth in this Agreement, the Account Bank shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Account Bank shall have received written instructions from the Administrative Agent or the Servicer, as applicable, without incurring any liability therefor to the Administrative Agent, the Borrower, the Servicer or any other person.

(n) The Account Bank may act in reliance upon any written communication of the Administrative Agent concerning the delivery of Collateral pursuant to this Agreement. The Account Bank does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the Contracts and other Collateral. The Account Bank shall not be liable for any action or omission to act hereunder, except for its own gross negligence, bad faith or willful misconduct.

THE FOREGOING PARAGRAPH SHALL APPLY WHETHER OR NOT SUCH LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE ACCOUNT BANK.

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(o) If the Account Bank shall at any time receive conflicting instructions from the Administrative Agent and the Servicer or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Account Bank shall be entitled to rely on the instructions of the Administrative Agent. In the absence of bad faith, gross negligence or willful misconduct on the part of the Account Bank, the Account Bank may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Monthly Report, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Account Bank may conclusively rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the Account Bank shall not be liable to the Servicer or any other party to this Agreement in respect of any claims that may arise or be asserted against the Account Bank because of the invalidity of any such documents or their failure to fulfill their intended purpose. The Account Bank shall not be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other agreement on the part of any party, and may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Account Bank to the contrary.

(p) The Account Bank is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other Person other than any such notices or instructions as are expressly provided for in this Agreement or the Account Control Agreement and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Account Bank is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by its legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other Person by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(q) Any Person into which the Account Bank may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Account Bank shall be a party, or any Person succeeding to all or substantially all of the corporate trust services business of the Account Bank, provided that such Person otherwise meets the requirements of the definition of the term “Account Bank”, shall be the successor of the Account Bank under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(r) The Account Bank may at any time resign and terminate its obligations under this Agreement by providing written notice thereof to the Borrower, the Administrative Agent and the Lenders; provided, however, that except as provided below, no such resignation or termination shall be effective until a successor Account Bank is appointed (and accepts such appointment) pursuant to the terms of this Section 2.17. Promptly after receipt of notice of the Account Bank’s

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intended resignation, the Borrower shall appoint, by written instrument, a successor Account Bank. If the Borrower fails to appoint a successor Account Bank pursuant to the terms hereof within 30 days after receipt of the Account Bank’s notice of resignation, the Administrative Agent (acting at the direction of the Required Lenders) shall have the exclusive right to appoint by written instrument, a successor Account Bank. If neither the Borrower nor the Administrative Agent (acting at the direction of the Required Lenders) has appointed a successor Account Bank within 60 days after receipt of the Account Bank’s notice of resignation, the Account Bank may petition a court of competent jurisdiction to appoint a successor Account Bank, with the cost of such petition (including any attorneys’ fees and expenses and court costs) to be borne by the Borrower.

(s) The Account Bank may conclusively rely on, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond or any other paper or document (including any of the foregoing delivered in electronic format) believed by it to be genuine and to have been signed or presented by the proper person or persons. Nothing herein shall be construed to impose an obligation on the part of the Account Bank to investigate evaluate, verify, independently determine or re-calculate any information, statement, representation or warranty or any fact or matter stated in, or the accuracy of, any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein.

(t) Without limiting the generality of any other provision hereof, the Account Bank shall have no duty to conduct any investigation as to the occurrence of any condition requiring the repurchase of any Receivable by any Person pursuant to this Agreement, or the eligibility of any Receivable for purposes of this Agreement.

(u) Before the Account Bank acts or refrains from taking any action under this Agreement, it may require an Officer’s Certificate and/or an Opinion of Counsel from the party requesting that the Account Bank act or refrain from acting in form and substance acceptable to the Account Bank, the costs of which (including the Account Bank’s reasonable attorney’s fees and expenses) shall be paid by the party requesting that the Account Bank act or refrain from acting. The Account Bank shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer’s Certificate and/or Opinion of Counsel.

(v) Notwithstanding anything to the contrary in this Agreement, the Account Bank shall not be liable for any loss or damage or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Account Bank, including by any existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, other industrial action, epidemic or pandemic, quarantine, national emergency, general failure of electricity or other supply, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system and any other market conditions affecting the execution or settlement of transactions or any event where, in the reasonable opinion of the Account Bank, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in the Account Bank being in breach of any Applicable Law or any practice, request, direction, notice, announcement or similar action of any Governmental Authority to which the Account Bank is subject.

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(w) Notwithstanding anything to the contrary in this Agreement, the Account Bank shall not be required to take any action if it shall have reasonably determined, or shall have been advised by counsel, that such action is likely to expose the Account Bank to personal liability, is contrary to this Agreement or that is not in accordance with Applicable Law.

(x) The right of the Account Bank to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty. In the event that any provision of this Agreement implies or requires that action or forbearance from action be taken by a party but is silent as to which party has the duty to act or refrain from acting, the parties hereto agree that the Account Bank shall not be the party required to take the action or refrain from acting.

(y) Neither the Account Bank nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for (i) the existence, genuineness, value or protection of any collateral securing the Receivables, for the legality, enforceability, effectiveness or sufficiency of the Basic Documents for the creation, perfection, continuation, priority, sufficiency or protection of any of the Liens, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Basic Documents or any delay in doing so, or (ii) reviewing or determining the accuracy, completeness or sufficiency of any chain of ownership (including endorsements or assignments related thereto) with respect to any Receivable or Receivable File.

(z) The Account Bank shall not be liable for any action or inaction of the Servicer, or any other party (or agent thereof) to this Agreement or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreements, unless a Responsible Officer of the Account Bank shall have received written notice to the contrary at the address set forth below the name of the Account Bank on the signature pages of this Agreement.

(aa) The Account Bank shall not be imputed with any knowledge of, or information possessed or obtained by, the Backup Servicer or any affiliate, line of business, or other division of Wells Fargo Bank, National Association, and vice versa.

(bb) The Account Bank shall not be liable for, and shall have no duty to supervise or monitor, any action or inaction of the Borrower, Servicer or any other party (or agent thereof) to this Agreement or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreements, unless a Responsible Officer of the Account Bank shall have received written notice to the contrary at the address set forth below the name of the Account Bank on the signature pages of this Agreement

(cc) Neither the Account Bank nor any of its directors, officers, agents or employees shall be responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower, the Servicer, Regional Management, the Administrative Agent or the Backup Servicer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Basic Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article Four.

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(dd) Without limiting the generality of any other provision hereof, neither the Account Bank’s preparation or receipt of any reports pursuant to this Agreement nor any other publicly available information available to the Account Bank shall constitute actual or constructive knowledge or written notice of any information contained therein.

(ee) The Account Bank shall not be held responsible or liable for or in respect of, and makes no representation or warranty with respect to (i) the preparation, filing, correctness or accuracy of any financing statement, continuation statement or recording of any document (including this Agreement) or instrument in any public office at any time, or (ii) the monitoring, creation, maintenance, enforceability, existence, status, validity, priority or perfection of any security interest, lien or collateral or the performance of any collateral.

(ff) In the event that (i) the Account Bank is unsure as to the application or interpretation of any provision of this Agreement or any other Basic Document, (ii) this Agreement or any other Basic Document is silent or is incomplete as to the course of action that the Account Bank is required or permitted to take with respect to a particular set of facts, or (iii) more than one methodology can be used to make any determination to be performed by the Account Bank hereunder or thereunder, then the Account Bank may give written notice to the Administrative Agent requesting written instruction and, to the extent that the Account Bank acts or refrains from acting in good faith in accordance with any such written instruction, the Account Bank shall not be personally liable to any Person. If the Account Bank shall not have received such written instruction within ten (10) calendar days of delivery of notice to the Administrative Agent (or within such shorter period of time as may reasonably be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which it believes is consistent with this Agreement and shall have no additional liability to any Person for such action or inaction.

(gg) The Account Bank shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement or any other Basic Document other than for the Account Bank’s compensation.

(hh) Notwithstanding anything to the contrary herein, Wells Fargo Bank (in each of its capacities) shall not be under any obligation (i) to monitor, determine verify or make any decisions regarding the unavailability or cessation of the LIBO Rate or to give notice to any other party hereto of the selection, determination or designation of any successor or replacement benchmark index, (ii) to select, determine or designate any successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any alternate LIBOR source or other modifier to any replacement or successor index or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. Wells Fargo Bank (in each of its capacities) shall not be liable for (i) any determination, decision or election made by any party in connection with the LIBO Rate, or (ii) any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the LIBO Rate or any alternate LIBOR Source and absence of a designated successor or replacement benchmark index, including as a result of any inability, delay, error or inaccuracy on the part of any other party hereto, including without limitation the Administrative Agent, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

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(ii) Wells Fargo will perform its obligations as Backup Servicer through its Corporate Trust Services department (including, as applicable, any agents or Affiliates utilized thereby).

(jj) The Account Bank shall be entitled to any right, protection, privilege or indemnity afforded to the Backup Servicer under the terms of this Agreement, mutatis mutandis. The Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) under the Intercreditor Agreement shall be entitled to any right, protection, privilege or indemnity afforded to the Backup Servicer under the terms of this Agreement as though set forth in their entirety therein, mutatis mutandis.

Section 2.18. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.18, if prior to the commencement of any Interest Period:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate (including because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, the interest rate applicable to the Loans shall be the Alternate Base Rate.

(b) Notwithstanding anything to the contrary herein or in any other Basic Document (and any Hedge Agreement shall be deemed not to be a “Basic Document” for purposes of this Section 2.18), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Basic Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document and (y) if a Benchmark Replacement

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is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Basic Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Basic Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Basic Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Basic Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Basic Document.

(e) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Basic Document, except, in each case, as expressly required pursuant to this Section 2.18.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan to be made. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of any Interest Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of such Interest Rate.

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ARTICLE THREE

SECURITY

Section 3.01. Collateral.

(a) The parties hereto intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the Lenders to the Borrower under Applicable Law. As collateral security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, the Borrower hereby grants to the Administrative Agent, as agent for the Secured Parties, a lien on and security interest in all of the Borrower’s right, title and interest in, to and under the following, whether now existing or owned or hereafter arising or acquired by the Borrower (collectively, the “Collateral”):

(i) the Receivables and the related Contracts, (including the right to service the Receivables in connection therewith), and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Receivables) or to become due or received by any Person in payment of any of the foregoing on or after the related Cutoff Date;

(ii) the 2021-1C SUBI, the 2021-1C SUBI Certificate and any related rights, authority, powers and privileges of the holder and the beneficiary thereof under the related Trust Documents, including a beneficial interest in the North Carolina Receivables from time to time allocated to the 2021-1C SUBI, including all monies due and to become due with respect thereto and all proceeds thereof, and all payments and distributions thereunder of whatever kind or character and whether in cash or other property, at any time made or distributable to the Borrower thereunder or in respect thereof, whether due or to become due, including, without limitation, the immediate and continuing right of the Borrower to receive and collect all amounts payable to the holder thereof, and all of the Borrower’s rights, remedies, powers, interests and privileges under the Trust Documents (whether arising pursuant to the terms thereof or otherwise available to Borrower), including, without limitation, the right to enforce the Trust Documents, to give or withhold any and all consents, requests, notices, directions, approvals or waivers thereunder and all amounts due and to become due thereunder, whether payable as indemnities or damages for breach thereof;

(iii) each First Tier Purchase Agreement and all remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by Regional Management against each Originator under or in connection with the First Tier Purchase Agreement;

(iv) the Second Tier Purchase Agreement and all remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by the Borrower against Regional Management under or in connection with the Second Tier Purchase Agreement;

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(v) the Account Collateral;

(vi) all Liquidation Proceeds;

(vii) all Hedge Collateral;

(viii) all Receivable Files, Servicer Files and the Schedule of Receivables, and the documents, agreements and instruments included in the Receivable Files and Servicer Files, including rights of recourse of the Borrower against the related Originators and Regional Management;

(ix) all Records, documents and writings evidencing or related to the Receivables or the Contracts;

(x) all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof), payments and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables, whether pursuant to the related Contracts or otherwise;

(xi) all security interests, Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Borrower in and to the Receivables and the related Contracts, and any collateral relating thereto;

(xii) all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing;

(xiii) any and all other assets of the Borrowing including all accounts, deposit accounts, general intangibles, chattel paper, instruments and investment property;

(xiv) all income, products, accessions and proceeds of the foregoing.

(b) The grant under this Section does not constitute and is not intended to result in a creation or an assumption by any Agent or any of the Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the Contracts to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral and (iii) no Agent or any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall any Agent or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c) Each of the Borrower and the Servicer represents and warrants as to itself that each remittance of Collections by the Borrower or the Servicer to the Administrative Agent or any Lender under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and the Servicer and (ii) made in the ordinary course of business or financial affairs of the Borrower and the Servicer or as required under the Basic Documents.

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Section 3.02. Release of Collateral; No Legal Title.

(a) At the same time as any Receivable (i) expires by its terms and all amounts in respect thereof have been paid by the related Obligor and deposited into the Collection Account or (ii) has been prepaid in full and all amounts in respect thereof have been paid by the related Obligor and deposited into the Collection Account, the Administrative Agent will automatically release its interest in such Receivable, the related Contract and the related Collateral. In connection with any sale of any property on or after the occurrence of an event described in clauses (i) or (ii) above or in connection with a Defaulted Receivable, after the deposit by the Servicer of the proceeds of the sale or other disposition of the related property into the Collection Account, the Administrative Agent will, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, bills of sale, termination statements, payoff letters and any other releases and instruments as the Servicer may reasonably request in order to effect the release and transfer of such property; provided, that the Administrative Agent will not make any representation or warranty, express or implied, with respect to any such property in connection with such sale or transfer and assignment. Nothing in this Section shall diminish the Servicer’s obligations pursuant to Section 7.03(c) or 7.03(d) with respect to the proceeds of any such sale or other disposition.

(b) Upon (i) a transfer or reallocation of Receivables in connection with a Securitization or (ii) the Facility Termination Date, the Administrative Agent, at the Borrower’s expense, upon payment in full of the related Aggregate Unpaids, shall execute and file such partial or full releases or partial or full assignments of financing statements and other documents and instruments as may be reasonably requested by the Borrower to effectuate the release of the relevant portion of the Collateral.

(c) The Administrative Agent will not, except as may result from the exercise of its remedies hereunder, have legal title to any part of the Collateral on the Facility Termination Date and will have no further interest in or rights with respect to the Collateral.

Section 3.03. Protection of Security Interest; Administrative Agent, as Attorney-in-Fact.

(a) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary, or that the Administrative Agent or any Agent may reasonably deem necessary, to perfect, protect or more fully evidence the security interest granted to the Administrative Agent in the Receivables and the other Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder and thereunder.

(b) If the Borrower fails to perform any of its obligations hereunder after five Business Days’ notice from any Secured Party, any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the reasonable costs and expenses incurred by such Secured Party in connection therewith shall be payable by the Borrower as provided in Article Eleven. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent, as its attorney-in-fact to act on behalf of the Borrower, (i) to execute or

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cause to be executed on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Receivables and the other Collateral, including financing statements that describe the collateral covered thereby as “all assets of the Borrower whether now owned or existing or hereafter acquired or arising and wheresoever located” and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables and the other Collateral, as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Receivables and the other Collateral. This appointment is coupled with an interest and is irrevocable.

(c) The Servicer, on behalf of the Borrower, shall deliver to the Administrative Agent, each Agent and the Backup Servicer an electronic data file containing a true and complete list of all such Receivables, identified by account number and principal balance as of the end of the Collection Period ending immediately prior to the initial Funding Date. Such file or list shall be marked as the Schedule of Receivables attached hereto as Schedule C hereto, delivered to the Administrative Agent, each Agent and the Backup Servicer as confidential and proprietary information, and is hereby incorporated into and made a part of this Agreement. The Servicer, on behalf of the Borrower, agrees to deliver to the Administrative Agent at such times as requested by the Administrative Agent in connection with a third-party’s request to review the Schedule of Receivables, as provided in the financing statement filed by the Administrative Agent under the UCC, an electronic data file containing a true and complete list of all Receivables, including all Receivables created on or after the initial Cutoff Date, in existence as of the later of (x) the last day of the prior Collection Period, (y) the most recent Funding Date or (z) the most recent Securitization Date by account number and by Principal Balance as of such day or date. Such updated and revised file or list shall be marked as the Schedule of Receivables, delivered to the Administrative Agent, each Agent and the Backup Servicer as confidential and proprietary information, shall replace the previously delivered Schedule of Receivables, and shall be incorporated into and made a part of this Agreement.

Section 3.04. Assignment of the Second Tier Purchase Agreement. The Borrower hereby represents, warrants and confirms to the Administrative Agent that the Borrower has collaterally assigned to the Administrative Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right and title to and interest in the Second Tier Purchase Agreement. The Borrower confirms that the Administrative Agent shall have the sole right to enforce the Borrower’s rights and remedies under the Second Tier Purchase Agreement for the benefit of the Secured Parties, but without any obligation on the part of the Administrative Agent, the Secured Parties or any of their respective Affiliates, to perform any of the obligations of the Borrower under the Second Tier Purchase Agreement. The Borrower further confirms and agrees that such collateral assignment to the Administrative Agent shall terminate upon the Facility Termination Date; provided, however, that the rights of the Secured Parties pursuant to such collateral assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by Regional Management pursuant to the Second Tier Purchase Agreement, which rights and remedies survive the termination of the Second Tier Purchase Agreement, shall be continuing and shall survive any termination of such collateral assignment.

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Section 3.05. Waiver of Certain Laws. Each of the Borrower, the Backup Servicer and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any part of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower, the Backup Servicer and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine.

Section 3.06. Electronic Vault System and Electronic Collateral Control Agreement.

(a) With respect to each Contract that is an Electronic Contract (i) that constitutes Electronic Chattel Paper for which the Authoritative Copy has been communicated to the Administrative Agent or (ii) that does not constitute Electronic Chattel Paper, and in each case is maintained by the Electronic Vault Provider as a designated custodian of the Administrative Agent, the Administrative Agent is the agent for the Secured Parties exclusively. The Administrative Agent shall hold each such Contract for the exclusive benefit of the Secured Parties and shall make disposition thereof only in accordance with this Agreement or the Electronic Collateral Control Agreement or otherwise pursuant to written instructions furnished by the Required Lenders.

(b) The Servicer shall maintain or cause to be maintained the Electronic Vault so that the Electronic Vault System will place the Required Legend on each page of any perceivable copy of an Electronic Contract; provided, that if a Contract is Exported from the Electronic Vault, the Servicer shall hold such Contract in physical form in accordance with its customary servicing practices and with this Agreement. None of the Administrative Agent, Regional Management Entities or the Trust shall make any changes to the Owner of Record of the Electronic Vault or to the Required Legend on any Electronic Contract, without the prior written consent of the Required Lenders.

(c) The Servicer shall maintain or cause to be maintained each Electronic Contract that constitutes Electronic Chattel Paper such that (i) a watermark on any perceivable rendering of the Authoritative Copy thereof shall read “View of Authoritative Copy,” (ii) a watermark on any perceivable rendering of each Electronic Contract that is not a perceivable rendering of the Authoritative Copy thereof shall read “View of Non-Authoritative Copy,” and (iii) the Required Legend is placed on each perceivable rendering thereof; provided, that the Servicer shall not be required to apply any watermark or other notation to any Electronic Contract when such Electronic Contract has expired by its terms or has been paid in full. The Servicer shall cause the Electronic Vault to reflect the name of the applicable Owner of Record as follows: “Regional Management Receivables V, LLC/Regional Management NC Receivables Trust, solely with respect to 2021-1C SUBI”. Neither any Regional Management Entity nor the Administrative Agent shall destroy

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any Electronic Contract nor transfer or cause the transfer or Export of any Electronic Contract except in accordance with the terms hereof and the Electronic Collateral Control Agreement, provided that, for the avoidance of doubt, the Servicer may Export an Electronic Contract in accordance with the terms hereof and the terms of the Electronic Collateral Control Agreement in connection with the release of such Receivable from the lien of this Agreement in accordance with the terms hereof.

(d) The Regional Management Entities shall notify the Lenders in writing as soon as reasonably practicable and in any event within two (2) Business Days after any Responsible Officer thereof receives notice or obtains actual knowledge of: (I) the intent or threat (expressed in writing) of the Electronic Vault Provider to terminate, or the termination of, the Electronic Collateral Control Agreement or the Electronic Vault Services Agreement, (II) receipt of written notice from the Electronic Vault Provider of any actual or suspected theft of, accidental disclosure of, loss of, or inability to account for, any nonpublic or confidential information (including, but not limited to, the access codes of the Electronic Vault Provider or any party hereto) of the Electronic Vault Provider or any party hereto which is maintained in the Electronic Vault and/or any unauthorized intrusions into the Electronic Vault Provider’s or any of its subcontractor’s facilities or secure systems on or in which any nonpublic or confidential information of the Electronic Vault Provider or any party hereto is maintained, (III) receipt of written notification from the Electronic Vault Provider of any changes to the System Description, which shall include any changes to the Electronic Vault System that are materially inconsistent with the System Description, with respect to the Electronic Vault, (IV) any Integrity Check failure with respect to or any other attempted unauthorized access to or modification or alteration of an Authoritative Copy of an Electronic Contract that constitutes Electronic Chattel Paper which constitutes or evidences a Receivable maintained in the Electronic Vault, (V) any claim of any Person (other than the Administrative Agent) of an interest in an Electronic Contract, (VI) the receipt of written notice of the commencement or the threat in writing of any actions, suits, investigations or proceedings against the Electronic Vault Provider which may materially interfere with (A) the Electronic Vault Provider’s provision of the Electronic Vault System or (B) the Borrower’s, the Servicer’s, the Administrative Agent’s or any other Person’s access to or use of the Electronic Vault or against the Borrower, the Servicer, the Administrative Agent or otherwise relating to or affecting the Electronic Vault or the Contracts, in any court, or before any arbitrator of any kind, or before or by any Governmental Authority or (VII) the receipt of any other material or adverse written notice from the Electronic Vault Provider. The Administrative Agent shall, upon receipt of notice of any of the foregoing and to the extent such notice has not already been provided by a Regional Management Entity to the Lenders, provide written notice thereof to the Lenders as soon as reasonably practicable.

(e) The Administrative Agent shall appoint only its own personnel (or personnel of its subcontractors) as “Secured Party Authorized Users” in respect of the Electronic Vault and the Contracts contained therein and shall not otherwise permit any Person to have access to thereto other than (1) prior to the delivery of a Notice of Exclusive Control under (and as defined in) the Electronic Collateral Control Agreement, Approved Parent Authorized Users (as defined in the Electronic Collateral Control Agreement), (2) from and after the delivery of a Notice of Exclusive Control under (and as defined in) the Electronic Collateral Control Agreement, the Required Lenders and any Person appointed by the Required Lenders as a “Secured Party Administrative User”, (3) personnel of Electronic Vault Provider in connection with providing technical support

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to any such “Secured Party Authorized Users” and (4) the Required Lenders and their respective agents or representatives in connection with an audit pursuant to Section 7.03(j). The Administrative Agent shall not provide any Person other than the Required Lenders with any right to control the actions of the Administrative Agent under the Electronic Collateral Control Agreement, or any consent or approval rights in respect of the Electronic Collateral Control Agreement or any rights thereunder or any provisions thereof, or permit any other Person to direct the Servicer to take or refrain from taking any action, in each case, which could affect the Contracts.

(f) The Administrative Agent shall not agree to amend, or provide any consents, waivers or directions under, the Electronic Collateral Control Agreement without the prior written consent of the Required Lenders.

(g) Upon the occurrence of (x) an Event of Default, (y) the termination of Electronic Vault Services Agreement or the Electronic Collateral Control Agreement or the delivery of any notice of termination thereunder or (z) a determination by the Administrative Agent or the Required Lenders, each in their reasonable discretion, that the functionality, security, integrity or reliability of the Electronic Vault System (or any portion thereof) is impaired or the Contracts are otherwise adversely affected by any event (including any change in configuration, technology or law) or circumstance with respect to the Electronic Vault Provider, the Administrative Agent, the Electronic Vault System, the Electronic Vault Services Agreement, the Electronic Collateral Control Agreement or Electronic Contracts generally, including, without limitation, adverse claims being asserted therein by the Electronic Vault Provider or other lenders, (1) the Administrative Agent shall, notwithstanding any contrary instruction received from the Regional Management Entities or the Trust, promptly take such reasonable action with respect to the Electronic Contracts and the Electronic Collateral Control Agreement, as the Required Lenders may direct in writing (including, without limitation, Exporting the Contracts maintained within the Electronic Vault System) and (2) the Administrative Agent (acting at the written direction of the Required Lenders) as “Secured Party” under the Electronic Collateral Control Agreement shall deliver a Notice of Exclusive Control under (and as defined in) the Electronic Collateral Control Agreement.

(i) The Servicer and the Borrower hereby represent and warrant to the Secured Parties as of the date hereof and as of each Funding Date that the Electronic Collateral Control Agreement provides Regional Management a license to use the Electronic Vault System and provides the Administrative Agent exclusive access to the Electronic Vault (except to the extent otherwise expressly set forth herein or in the Electronic Collateral Control Agreement) and the terms thereof are sufficient to permit the Administrative Agent to perform its duties and obligations hereunder and under the Electronic Collateral Control Agreement.

(j) The Servicer and the Borrower hereby represent and warrant to the Secured Parties as of the date hereof and as of each Funding Date that none of the Regional Management Entities or the Trust has any right of access to the Electronic Vault under the Electronic Collateral Control Agreement without the prior written consent of the Administrative Agent, except in accordance with the terms thereof and the terms of this Agreement.

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ARTICLE FOUR

CONDITIONS OF CLOSING AND THE LOANS

Section 4.01. Conditions of Closing and the Initial Loan. The Closing Date shall not occur and no Lender shall be obligated to make any Lender Advance hereunder in respect of the Initial Loan, nor shall any Lender, the Administrative Agent, any Agent or any other party hereto be obligated to take, fulfill or perform any other action hereunder, until the following conditions precedent, after giving effect to the proposed Loan, in each case, have been satisfied or waived in the sole discretion of the Required Lenders:

(a) The Administrative Agent and each Agent shall have received (i) an executed copy of each Basic Document and (ii) such other documents, instruments, agreements and Opinions of Counsel as the Administrative Agent or any Agent shall request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent or such Agent, as applicable.

(b) The Administrative Agent and each Agent shall have received (i) satisfactory evidence, which may be in the form of an Officer’s Certificate or an Opinion of Counsel, that the Borrower, the Servicer, Regional Management and the Backup Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Basic Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer’s Certificate or an Opinion of Counsel from each of the Borrower, the Servicer, Regional Management and the Backup Servicer, in form and substance satisfactory to the Administrative Agent and each Agent, affirming that no such consents or approvals are required; it being understood that the acceptance of such evidence, Opinion of Counsel or Officer’s Certificate shall in no way limit the recourse of the Administrative Agent or any Secured Party against Regional Management or the Borrower for a breach or Regional Management’s as the Borrower’s representation or warranty that all such consents and approvals have, in fact, been obtained.

(c) The Borrower and Regional Management shall each be in compliance in all material respects with all Applicable Laws and shall have delivered an Officer’s Certificate to the Administrative Agent and each Agent as to such compliance and other closing matters.

(d) The Borrower shall have paid all fees, costs and expenses required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letter, and shall have reimbursed each Lender and the Administrative Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Basic Documents, including the fees and expenses of Chapman and Cutler LLP.

(e) No Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred or would occur as a result thereof.

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(f) No Servicer Termination Event or any event that, with the giving of notice or the lapse of time, or both, would become a Servicer Termination Event shall have occurred.

(g) All existing financing statements naming Regional Management, as debtor securing any chattel paper as collateral thereunder shall be terminated, or amended to release such collateral, to the extent such financing statement covers any Receivables that will become Collateral upon its pledge on the Closing Date.

(h) On and as of the Closing Date, each of the Borrower, the Servicer and Regional Management has performed all of the agreements contained in this Agreement and the other Basic Documents to be performed by it.

(i) No Applicable Law shall prohibit, and no order, judgment or decree of any Governmental Authority shall prohibit or enjoin, the making of the Loan by the Lenders in accordance with the provisions hereof.

(j) The Administrative Agent and each Agent shall have received opinions from (i) Alston & Bird with respect to corporate, security interest, true sale and nonconsolidation opinions customarily rendered in connection with the transactions contemplated by the Basic Documents and such other opinions as requested by the Lenders, (ii) Womble Bond Dickinson (US) LLP with respect to corporate opinions for the Originators whose jurisdictions are in the States of South Carolina and Tennessee, customarily rendered in connection with the transactions contemplated in the Basic Documents, and (iii) Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, with respect to corporate opinions for the Originator whose jurisdiction is in the State of Alabama, customarily rendered in connection with the transactions contemplated in the Basic Documents.

(k) The Lenders shall have completed their “know your customer” and anti-money laundering rules and regulations compliance requirements, including the Patriot Act.

(l) [Reserved].

(m) The Administrative Agent and each Agent shall have received such other approvals, opinions, information or documents as the Administrative Agent or the Lenders may reasonably require.

(n) [Reserved].

Section 4.02. Conditions Precedent to All Loans. The Lenders’ obligation to make any Lender Advance on any Funding Date hereunder shall be subject to the conditions set forth in Section 4.01 and the further conditions precedent that:

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(a) With respect to any Loan (including the Initial Loan), the Servicer shall have delivered to the Administrative Agent and each applicable Agent, on or prior to the date of such Loan in form and substance satisfactory to the Administrative Agent and each Agent, (i) a Funding Request and (ii) in the case of Receivables being added to the Collateral, an updated Schedule of Receivables dated within two Business Days prior to the date of such Loan (other than the Initial Loan, in which case such items shall be dated within two days prior to the date of such Initial Loan) and containing such additional information as may be reasonably requested by the Administrative Agent or an Agent.

(b) On each Funding Date, the following shall be true and correct and the Borrower shall be deemed to have certified that, after giving effect to the proposed Loan and pledge of the Collateral (or as of such other time otherwise specified herein):

(i) the representations and warranties contained in Sections 5.01 and 5.02 are true and correct on and as of such date as though made on and as of such date and shall be deemed to have been made on such date, except to the extent such representations and warranties expressly relate to an earlier date as set forth herein;

(ii) no event has occurred and is continuing, or would result from such transaction that constitutes (i) an Event of Default, Unmatured Event of Default or Facility Amortization Event or (ii) a Servicer Termination Event or any event that with the giving of notice of the lapse of time, or both, would constitute a Servicer Termination Event;

(iii) on and as of such date, after giving effect to such Loan, the amount of such Loan and all Loans Outstanding does not exceed the Borrowing Base ( calculated as of the previous Determination Date or, with respect to the initial Funding Date or any Receivables added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date);

(iv) on and as of each such date, the Borrower, the Servicer, each Originator and Regional Management each has performed all of the agreements contained in this Agreement and the other Basic Documents to be performed by it at or prior to such date;

(v) no Applicable Law shall prohibit, and no order, judgment or decree of any Governmental Authority shall prohibit or enjoin, the making of such Loans by the Lenders in accordance with the provisions hereof;

(vi) no Level I Trigger Event shall have occurred or be continuing, both before and after giving effect to the proposed Loan and pledge of Collateral; and

(c) The Borrower shall have deposited to the Reserve Account an amount of cash such that the Reserve Account Amount is not less than the Reserve Account Required Amount, taking into account the aggregate Principal Balance of the Receivables transferred in connection with such Loan.

(d) The Borrower shall be in compliance with Section 6.03 and with all requirements of any Hedging Agreement required thereby.

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(e) The Administrative Agent and each Agent shall have received the Schedule of Receivables and the Schedule of Locations of Books and Records.

(f) On the date of such transaction, the Administrative Agent and each Agent shall have received such other approvals, opinions, information or documents as the Administrative Agent or an Agent may reasonably require.

(g) Subject to Section 2.10(b), the Borrower (directly or through the Servicer and the Subservicers) shall have caused to be deposited into the Collection Account, an amount equal to all Collections received on or in respect of the Receivables transferred in connection with such Loan since the related Cutoff Date.

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ARTICLE FIVE

REPRESENTATIONS AND WARRANTIES

Section 5.01. Representations and Warranties of the Borrower. The Borrower represents and warrants, as of the Closing Date and as of each Funding Date, as follows:

(a) Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and the Borrower had at all relevant times, and now has all necessary power, authority and legal right to acquire, own, sell and pledge the Receivables and the other Collateral.

(b) Due Qualification. The Borrower is duly qualified to do business and is in good standing as a Delaware limited liability company and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (including, as applicable, the origination, purchase, sale, pledge and servicing of the Receivables).

(c) Power and Authority; Due Authorization. The Borrower (i) has all necessary power, authority and legal right to (A) execute and deliver the Borrower Basic Documents, (B) carry out the terms of the Borrower Basic Documents and (C) grant the security interest in the Collateral on the terms and conditions herein provided and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of the Borrower Basic Documents and the grant of the security interest in the Collateral on the terms and conditions herein and therein provided.

(d) Binding Obligation. Each Borrower Basic Document constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The execution and delivery of the Borrower Basic Documents, the consummation of the transactions contemplated by the Borrower Basic Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Formation Documents or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien upon any of the Borrower’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

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(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Borrower Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Borrower Basic Documents or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority required for the due execution, delivery and performance by the Borrower of the Borrower Basic Documents have been obtained.

(h) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” act or similar law by the Borrower.

(i) Solvency. The transactions contemplated by the Basic Documents do not and will not render the Borrower not Solvent.

(j) Selection Procedures. No procedures believed by the Borrower to be adverse to the interests of the Lenders were utilized by the Borrower in identifying and/or selecting Receivables to be funded by the related Loans. In addition, each Receivable shall have been underwritten in accordance with and satisfy the standards of the Credit Policy in effect at the time of the origination of such Receivable.

(k) Taxes. The Borrower has filed or caused to be filed all federal tax returns and all other material tax returns that are required to be filed by it and all such returns are correct in all material respects. The Borrower has paid or made adequate provisions for the payment of all income Taxes and all material Taxes or assessments made against it or any of its property, income or assets (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no Tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax.

(l) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including the use of the proceeds from the Loans and the pledge of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Loans will be used to carry or purchase, any “Margin Stock” within the meaning of Regulation U or to extend “Purchase Credit” within the meaning of Regulation U.

(m) Quality of Title. Each Receivable, together with the Contract related thereto, shall, at all times, be owned by the Borrower (or, in the case of the North Carolina Receivables, the Trust), free and clear of any Lien except for Permitted Liens, and upon the making of the Loan, the Administrative Agent, on behalf of the Secured Parties, shall acquire a valid and perfected first priority security interest in each Receivable (or, in the case of the North Carolina Receivables, the 2021-1C SUBI Certificate) and, to the extent such a security interest can be perfected by filing a financing statement under the UCC (in the case of the Receivables other than the North Carolina Receivables) or by possession

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thereof (in the case of the North Carolina Receivables evidenced by the 2021-1C SUBI Certificate), the related Collateral, free and clear of all Liens other than Permitted Liens. No effective financing statement or other instrument similar in effect covering any portion of the Collateral shall at any time be on file in any recording office except such as may be filed in favor of (i) Regional Management in accordance with the First Tier Purchase Agreements, (ii) the Borrower in accordance with the Second Tier Purchase Agreement or (iii) the Administrative Agent in accordance with this Agreement.

(n) Security Interest. The Borrower has granted a security interest (as defined in the UCC) to the Administrative Agent, on behalf of the Secured Parties, in the Collateral, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Administrative Agent, as secured party and the Borrower as debtor, the Administrative Agent, on behalf of the Secured Parties, shall have a first priority (except for any Permitted Liens) perfected security interest in the Collateral to the extent such an interest can be perfected by filing a financing statement under the UCC or maintaining such possession. All filings (including such UCC filings) as are necessary in any jurisdiction to perfect such security interest of the Administrative Agent, on behalf of the Secured Parties, in the Collateral have been (or prior to the applicable Loan will be) made.

(o) Reports Accurate. All Monthly Reports, Monthly Loan Tapes and static pool information (if prepared by the Borrower, or to the extent that information contained therein is supplied by the Borrower, such portion supplied by the Borrower), information, exhibits, financial statements, documents, books, records or reports (including the data file indicating characteristics of the Receivables immediately prior to the Closing Date and the data file indicating characteristics of the Subsequent Receivables prior to each subsequent Funding Date) furnished or to be furnished by the Borrower to each Agent, any Secured Party, the Backup Servicer or the Account Bank in connection with this Agreement are true, complete and correct in all material respects as of the dates specified therein or the date so furnished (as applicable).

(p) Location of Offices. The principal place of business and chief executive office of the Borrower and the offices where the Borrower keeps all Records are located at the addresses referred to in Schedule H and have been so for the four months preceding the Closing Date (or at such other locations as to which the notice and other requirements specified in Section 6.02(i) shall have been satisfied).

(q) The Accounts. The Borrower has neither pledged nor assigned, nor entered into a control agreement with respect to either Account, other than in accordance with the terms of this Agreement and the Account Control Agreement. Each Account is a “deposit account” or “securities account”, in each case under and as defined in the relevant UCC.

(r) Tax Status. The Borrower is a disregarded entity that is wholly owned by a U.S. Person for federal income tax purposes. The Borrower has not elected and will not elect to be treated as a corporation, nor, to its knowledge, has it engaged in any transaction which could result in it becoming treated as a corporation, for United States federal income tax purposes.

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(s) Tradenames and Place of Business. (i) The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business and (ii) the principal place of business and chief executive office of the Borrower are located at the address of the Borrower set forth below its name on the signature pages of this Agreement and has been so for the last four months.

(t) Second Tier Purchase Agreement. The Second Tier Purchase Agreement is the only agreement pursuant to which the Borrower purchased the Receivables and the related Contracts.

(u) Value Given. In consideration for the transfer to the Borrower of the Receivables and the related Collateral under the Second Tier Purchase Agreement, the Borrower shall have paid Regional Management an amount equal to the fair market value of the Receivables, and no such transfer shall have been made for or on account of an antecedent debt owed by Regional Management to the Borrower and no such transfer is or may be voidable or subject to avoidance under any Insolvency Law.

(v) Accounting. The Borrower accounts for the transfers to it from Regional Management of the Receivables and related Collateral under the Second Tier Purchase Agreement as true sales/true contributions of such Receivables and related Collateral in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

(w) Special Purpose Entity. The Borrower is in compliance with Section 6.02(q).

(x) Confirmation from Regional Management. The Borrower has received in writing from Regional Management confirmation that, so long as the Borrower is not “insolvent” within the meaning of the Bankruptcy Code, Regional Management will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or any other Insolvency Laws. Each of the Borrower and Regional Management is aware that in light of the circumstances described in the preceding sentence and other relevant facts, the filing of a voluntary petition under the Bankruptcy Code for the purpose of making any Receivable or any other assets of the Borrower available to satisfy claims of the creditors of Regional Management would not result in making such assets available to satisfy such creditors under the Bankruptcy Code.

(y) Investment Company Act. The Borrower (i) is not a “covered fund” as defined in the “Volcker Rule” and (ii) is not an “investment company” within the meaning of the Investment Company Act. The Borrower relies on an exclusion from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(4) of the Investment Company Act, although there may be additional exclusions or exemptions available.

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(z) ERISA. Each Pension Plan established or maintained by Borrower or ERISA Affiliate is in compliance with applicable funding requirements under Section 412 of the Code or Section 302 of ERISA, whether or not waived). No prohibited transactions under ERISA or the Code, funding deficiencies under Section 412 of the Code, complete or partial withdrawals under ERISA by a Multiemployer Plan or Reportable Events (as defined in Title IV of ERISA) have occurred with respect to any Pension Plan or a Multiemployer Plan that, in the aggregate, could subject the Borrower or any ERISA Affiliate to any material tax, penalty or other liability. There has been no determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA. No notice of intent to terminate a Pension Plan established or maintained by Borrower or ERISA Affiliate has been filed, nor has any Pension Plan been terminated under Section 4041(c) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer such a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Pension Plan. There has been no imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate. None of the assets of the Borrower constitute Plan Assets.

(aa) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein, in any other Borrower Basic Document or in any certificate or other document furnished by the Borrower pursuant hereto or thereto or in connection herewith or therewith is true and correct in all material respects.

(bb) Representations and Warranties in Second Tier Purchase Agreement. The representations and warranties made by Regional Management to the Borrower in the Second Tier Purchase Agreement are hereby remade by the Borrower on each date to which they speak in the Second Tier Purchase Agreement, as if such representations and warranties were set forth herein. For purposes of this Section, such representations and warranties are incorporated herein by reference as if made by the Borrower to each of the Secured Parties under the terms hereof mutatis mutandis.

(cc) Anti-Money Laundering Laws; Anti-Corruption Laws; Sanctions. None of Borrower nor any of its Affiliates (i) is in violation of any Sanctions, (ii) is a Sanctioned Target, (iii) is controlled by or is acting on behalf of a Sanctioned Target, or (iv) to the best knowledge of Borrower after due inquiry, is under investigation for an alleged breach of Sanctions by a governmental authority that enforces Sanctions. The proceeds of any Loan have not been and will not be used, directly or indirectly, in violation of applicable Sanctions, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruptions Laws or Anti-Money Laundering Laws. The operations of Borrower are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been initiated or (to the best of its knowledge and belief) threatened against each of Borrower or any Affiliates of Borrower.

(dd) Money Services Business. The Borrower is not, nor is required to be registered as, nor will it at any time during the term of this Agreement be, or be required to be registered as, a “Money Services Business” within the meaning of the FinCEN rules at 31 C.F.R. 1010.100(ff).

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(ee) Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the written reports, financial statements, certificates or other written information (other than general market or economic data) furnished by or on behalf of Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, it represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that forecasts and projections are subject to contingencies and no assurances can be given that any forecast or projection will be realized).

Section 5.02. Representations and Warranties of the Borrower as to the Receivables. The Borrower represents and warrants, as of the Closing Date and as of each Funding Date, as follows:

(a) Eligibility of Receivables.

(i) As of the Closing Date, (A) Schedule C and the information contained in the Funding Request delivered pursuant to Section 2.01 is an accurate and complete listing in all material respects of the Receivables constituting a portion of the Collateral as of the date of the Initial Loan and the information contained therein with respect to the identity of such Receivables and the amounts owing thereunder is true and correct in all material respects as of the related Cutoff Date, (B) each such Receivable is an Eligible Receivable, (C) each such Receivable is free and clear of any Lien of any Person (other than Permitted Liens) and in compliance, in all material respects, with all Applicable Laws and (D) with respect to each such Receivable, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the origination, purchase and pledge of such Receivable and the related Collateral to the Administrative Agent have been duly obtained, effected or given and are in full force and effect; and

(ii) As of each Funding Date other than the Funding Date on which the Initial Loan is made, the Borrower shall be deemed to represent and warrant that (A) Schedule C and the information contained in the related Funding Request is an accurate and complete listing in all material respects of the Receivables (including the Subsequent Receivables being transferred on such Funding Date) constituting a portion of the Collateral as of the date of the Subsequent Loan and the information contained therein with respect to the identity of such Receivables and the amounts

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owing thereunder is true and correct in all material respects as of the related Cutoff Date, (B) each Subsequent Receivable referenced on the related Funding Request is an Eligible Receivable, (C) each such Subsequent Receivable is free and clear of any Lien of any Person (other than Permitted Liens) and is in compliance in all material respects with all Applicable Laws and (D) with respect to each such Subsequent Receivable, all material consents, licenses, approvals, authorizations, registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the origination, purchase and pledge of such Subsequent Receivable and the related Collateral have been duly obtained, effected or given and are in full force and effect.

(b) Security Interest. This Agreement constitutes a grant of a security interest in all Collateral to the Administrative Agent which upon the filing of financing statements in the applicable jurisdictions, shall be a first priority perfected security interest in all Collateral, subject only to Permitted Liens. Until the Facility Termination Date, neither the Borrower nor any Person claiming through or under the Borrower shall have any claim to or interest in any Account Collateral; provided, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Borrower in such property. The representations and warranties contained in Schedule F are true and correct in all material respects.

Section 5.03. Representations and Warranties of the Servicer. The Servicer represents and warrants, as of the Closing Date and as of each Funding Date, as follows:

(a) Organization and Good Standing. The Servicer and each Subservicer has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of its incorporation or formation, as applicable, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and the Servicer had at all relevant times, and now has all requisite corporate power and authority to acquire, own, sell and service the Receivables and the other Collateral.

(b) Due Qualification. Each of the Servicer and each Subservicer is duly qualified to do business and is in good standing as a corporation or limited liability company, as applicable, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business, including the origination and servicing of the Receivables, requires such qualification, licenses or approvals, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect.

(c) Power and Authority; Due Authorization. The Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver the Servicer Basic Documents and (B) carry out the terms of the Servicer Basic Documents and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of the Servicer Basic Documents.

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(d) Binding Obligation. Each Servicer Basic Document constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The execution and delivery of the Servicer Basic Documents, the consummation of the transactions contemplated the Servicer Basic Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s certificate of incorporation, bylaws or any Contractual Obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such certificate of incorporation, bylaws or Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of any Servicer Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Servicer Basic Document, (iii) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of the Servicer Basic Documents have been obtained.

(h) Solvency. The transactions contemplated by the Basic Documents do not and will not render the Servicer not Solvent.

(i) Taxes. The Servicer has filed or caused to be filed all federal tax returns and all other material tax returns that are required to be filed by it and all such returns are correct in all material respects. The Servicer has paid or made adequate provisions for the payment of all income Taxes and all other material Taxes and assessments made against it or any of its property, income or assets (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer), and no tax lien has been filed and, to the Servicer’s knowledge, no claim is being asserted, with respect to any such Tax.

(j) Reports Accurate. All Monthly Reports, information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Servicer or any Subservicer to any Agent, any Secured Party, the Backup Servicer or the Account Bank in connection with this Agreement are accurate, true and correct in all material respects as of the date specified therein or the date so furnished (as applicable).

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(k) Servicer’s Performance. The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder.

(l) Compliance with the Collection Policy. The Servicer and each Subservicer has, with respect to the Receivables, complied in all material respects with the Collection Policy.

(m) The Accounts. The Servicer has neither pledged nor assigned, nor entered into a control agreement with respect to, either Account or amounts on deposit therein with or to any other Person except the Administrative Agent and/or the Secured Parties. Each Account is a “deposit account” or “securities account”, in each case under and as defined in the relevant UCC.

(n) Representations and Warranties in the Second Tier Purchase Agreement. The representations and warranties made by Regional Management in the Second Tier Purchase Agreement are hereby remade by Regional Management on each date to which they speak in the Second Tier Purchase Agreement, as if such representations and warranties were set forth herein. For purposes of this subsection, such representations and warranties are incorporated herein by reference as if made by Regional Management to the Administrative Agent and to each of the Secured Parties under the terms hereof mutatis mutandis.

(o) Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions. The Servicer has implemented and maintains in effect policies and procedures designed to ensure compliance by the Servicer and its Subsidiaries, directors, officers and employees with all applicable Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions, and the Servicer, its Subsidiaries and their respective officers and employees and to the knowledge of the Servicer, their directors and agents, are in compliance with Anti-Money Laundering Laws, Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Servicer, any Subsidiary or to the knowledge of the Servicer any of their respective directors, officers or employees, or (ii) to the knowledge of the Servicer, any of their respective agents or any Subsidiary that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Target. No advance, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Money Laundering Laws, Anti-Corruption Laws or applicable Sanctions. The operations of Servicer are, and have been, conducted at all times in compliance with and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been initiated or (to the best of its knowledge and belief) threatened against each of Servicer or any Affiliates of Servicer.

(p) Money Services Business. The Servicer is not, nor is required to be registered as, nor will it at any time during the term of this Agreement be, or be required to be registered as, a “Money Services Business” within the meaning of the FinCEN rules at 31 C.F.R. 1010.100(ff).

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(q) Electronic Contract. With respect to each Electronic Contract (or electronically authenticated original record of the executed Contract with respect to Electronic Contracts that do not constitute Electronic Chattel Paper), the Servicer represents that the Administrative Agent holds the Authoritative Copy of such Electronic Contract (or holds the electronically authenticated original record of the executed Contract with respect to Electronic Contracts that do not constitute Electronic Chattel Paper) in the Electronic Vault as pledgee of the Borrower or the Trust, as applicable, for the benefit of the Secured Parties.

Section 5.04. Representations and Warranties of the Backup Servicer. The Backup Servicer represents and warrants as of the Closing Date:

(a) Organization. It has been duly organized, and is validly existing as a national banking association under the laws of the United States, with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to execute, deliver and perform its obligations under the Basic Documents to which it is a party.

(b) Power and Authority; Due Authorization. It (i) has all necessary power and authority to execute, deliver and carry out the terms of the Basic Documents to which it is a party and (ii) has duly authorized by all necessary action on its part the execution, delivery and performance of such Basic Documents.

(c) Binding Obligation. Each of the Basic Documents to which it is a party constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its organizational documents or any of its Contractual Obligations, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such organizational documents or Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law, to the extent applicable to Wells Fargo Bank.

(e) No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect (solely with respect to part (iv) of the definition thereof).

(f) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by it of this Agreement have been obtained.

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Section 5.05. Repurchase of Certain Receivables.

(a) (i) The Borrower and the Servicer, as applicable, upon obtaining knowledge of a breach of any representation or warranty contained in Section 5.02(a) hereof by the Borrower or the Second Tier Purchase Agreement by Regional Management with respect to such Receivable at the time such representation or warranty was made, shall disclose the identity of the affected Receivables on the next Monthly Report relating to the Collection Period in which such breach was determined. Unless waived by the Required Lenders, the Borrower shall cause Regional Management to (A) cure each such breach in all material respects, such that the representations and warranties contained in Section 5.02(a) or in the Second Tier Purchase Agreement, as applicable, are satisfied with respect to each affected Receivable, (B) reacquire each affected Receivable, for the related Release Price, as provided in the Second Tier Purchase Agreement, or (C) substitute a Substitute Receivable for each such affected Receivable, in each case, by the Payment Date relating to the Collection Period in which the Servicer obtained actual knowledge of the underlying breach with respect to each affected Receivable and (ii) in the event Regional Management has not cured any breach described in Section 5.05(a)(i) by the Payment Date relating to the Collection Period in which the Servicer obtained actual knowledge of the underlying breach with respect to each affected Receivable, Regional Management must repurchase or substitute each such affected Receivable by such date. The Administrative Agent shall be deemed, upon receipt of the Release Price into the Collection Account or upon receipt of a Substitute Receivable in respect of any affected Receivable repurchased or substituted by the Borrower in accordance with the terms hereof, as applicable, to convey to the Borrower, without recourse, representation or warranty, all of its right, title and interest in each such affected Receivable. In any of the foregoing instances, the Borrower shall accept the release of each such affected Receivable from the Administrative Agent, and the aggregate Eligible Receivables Principal Balance shall be reduced by the Principal Balance (as of the end of the most recent Collection Period) of each such affected Receivable and, if applicable, increased by the Principal Balance of each such Substitute Receivable. On and after the date of release, any affected Receivable so released shall not be included in the Collateral and, as applicable, the related Substitute Receivable shall be included in the Collateral. In consideration of a release, the Borrower shall, on the date of release of such affected Receivable, make or cause to be made a deposit of the Release Price to the Collection Account in immediately available funds and/or via an ACH transaction. Upon each release to the Borrower of such an affected Receivable, the Administrative Agent shall automatically and without further action be deemed to transfer, assign and set-over to the Borrower, without recourse, representation or warranty, all the right, title and interest of the Administrative Agent in, to and under such Receivable and all future monies due or to become due with respect thereto, all proceeds of such Receivable and Liquidation Proceeds relating thereto, all rights to security for any such Receivable, and all proceeds and products of the foregoing (other than, for the avoidance of doubt, the Release Price). In connection with the addition of any Substitute Receivable to the Collateral in accordance with the terms of this Section 5.05, the Borrower shall be deemed to have represented, as of the related date of substitution, that such Substitute Receivable is an Eligible Receivable. The Administrative Agent shall, at the sole expense of the Servicer, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower and take other such actions as shall reasonably be requested by the Borrower to effect the release of such a Receivable removed from the Collateral pursuant to this subsection. The Borrower shall deliver to the Administrative Agent and each Agent an updated Schedule of Receivables in connection with any such repurchase or substitution hereunder, in accordance with the terms of Section 3.03(c).

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(b) [Reserved.]

(c) The Administrative Agent shall have the right to enforce all rights of the Borrower under the Second Tier Purchase Agreement including the right to require Regional Management to repurchase Receivables for breaches of representations and warranties made by Regional Management.

(d) In the event that the Servicer breaches a servicing covenant pursuant to Section 7.03(c)(i), no later than the earlier of (i) knowledge by the Servicer of such event or (ii) receipt by the Servicer from the Administrative Agent, any Lender or the Borrower of written notice thereof, the Servicer shall (A) disclose the identity each Receivable that is adversely affected in any material respect by such breach on the next Monthly Report relating to the Collection Period in which such Receivable was determined adversely affected by such breach and (B) on or before the next Payment Date relating to the Collection Period in which such Receivable was determined adversely affected by such breach, to the extent such breach has not been cured or waived, make a deposit of the Release Price for each such adversely affected Receivable into the Collection Account in immediately available funds, and the Borrower shall accept the release of such Receivable(s), in each case as described in Section 5.05(a).

(e) In the event that the Servicer identifies a third party to purchase a Defaulted Receivable in accordance with the Collection Policy (other than, for the avoidance of doubt, any Receivable required to be repurchased pursuant to Sections 5.05(a) and (d)), the Servicer shall make a deposit of the Defaulted Receivable Release Price for such Defaulted Receivable into the Collection Account in immediately available funds, and the Borrower shall accept the release of such Defaulted Receivable as described in Section 5.05(a) so that the Servicer, on its own behalf, can then sell such Defaulted Receivable to the third party purchaser. Upon the release to the Borrower of such Defaulted Receivable, the Administrative Agent shall automatically and without further action be deemed to transfer, assign and set-over to the Borrower, without recourse, representation or warranty, all the right, title and interest of the Administrative Agent in, to and under such Defaulted Receivable and all future monies due or to become due with respect thereto, all proceeds of such Defaulted Receivable and Liquidation Proceeds relating thereto, all rights to security for any such Defaulted Receivable, and all proceeds and products of the foregoing (other than, for the avoidance of doubt, the Defaulted Receivable Release Price).

(f) The Borrower or the Servicer, as applicable, shall provide written notice to the Administrative Agent, each Lender, the Backup Servicer and each Hedge Counterparty on the Monthly Report of any release of Receivables pursuant to Sections 5.05(a) and (d).

(g) For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, the Servicer’s repurchase and/or reallocation obligations with respect to the North Carolina Receivables arising under this Section 5.05 shall be effected pursuant to, and in accordance with, the 2021-1C SUBI Servicing Agreement.

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ARTICLE SIX

COVENANTS

Section 6.01. Affirmative Covenants of the Borrower. From the Closing Date until the Facility Termination Date:

(a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Receivables.

(b) Preservation of Existence. The Borrower will preserve and maintain its existence, rights, franchises and privileges in the State of Delaware, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Performance and Compliance with Agreements. The Borrower will, at its expense, timely and fully perform and comply (or cause (i) Regional Management to perform and comply pursuant to this Agreement and other Basic Documents to which Regional Management is a party or (ii) each Originator to perform and comply pursuant to the related First Tier Purchase Agreement) with all provisions, covenants and other promises required to be observed by it under the Basic Documents and the Contracts.

(d) Keeping of Records and Books of Account. The Borrower will (or will direct the Servicer on behalf of the Borrower to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables.

(e) Borrower Assets. With respect to each Receivable, the Borrower will: (i) acquire such Receivable pursuant to and in accordance with the terms of the Second Tier Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Receivable, including (A) filing and maintaining effective financing statements (Form UCC-1) listing Regional Management as debtor in all necessary or appropriate filing offices (and will cause Regional Management to obtain similar financing statements from each Originator from which it acquired the Receivables), and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (iii) take all additional action that the Administrative Agent or any Lender may reasonably request, including the filing of financing statements (Form UCC-1) listing the Administrative Agent as secured party to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral on the Closing Date.

(f) Delivery of Collections. The Borrower will deliver or cause to be delivered to the Servicer for further remittance to the Collection Account promptly (but in no event later than one Business Day after receipt) all Collections received by it.

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(g) Separate Existence. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 6.02(q).

(h) Credit Policy and Collection Policy. The Borrower will cause the Servicer to (i) with respect to each Receivable, comply in all material respects with the Credit Policy and the Collection Policy, as applicable, throughout the life of such Receivable, (ii) furnish to the Administrative Agent and each Lender, prior to its effective date, prompt notice of any change to the Credit Policy or the Collection Policy that may be deemed adverse or material to a Secured Party, and with respect to any adverse change, the Borrower will not allow such change to be put into effect without the prior written consent of the Administrative Agent acting at the direction of the Required Lenders (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof) and (iii) to the extent the Servicer is Regional Management, furnish to the Administrative Agent and the Lenders revised versions of the Credit Policy and the Collection Policy, as applicable.

(i) Events of Default and Facility Amortization Event. The Borrower will provide the Administrative Agent, each Lender and the Backup Servicer with written notice promptly and in any event within three Business Days after a Responsible Officer of the Borrower obtains knowledge of the occurrence of each Event of Default, Unmatured Event of Default and Facility Amortization Event setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(j) Taxes. The Borrower will file or caused to be filed all federal tax returns and all other material tax returns that are required to be filed by it. The Borrower will pay when due, cause to be paid when due, or make adequate and timely provisions for the payment when due of all federal Taxes and all other material Taxes and assessments made against it or any of its property (other than any amount of Tax the validity of which the Borrower may contest in good faith by appropriate proceedings, including appeals, and with respect to which the Borrower retains reserves in accordance with GAAP on the books of the Borrower), including those required to meet the obligations of the Basic Documents.

(k) Tax Status. The Borrower shall at all times be a disregarded entity for federal income tax purposes that is wholly owned by a U.S. Person. The Borrower will not elect to be treated as a corporation or enter into any transaction which could reasonably be expected to result in it becoming taxable as a corporation, for U.S. federal income tax purposes.

(l) Use of Proceeds. The Borrower will use the proceeds of the Loans only to acquire the Receivables from Regional Management pursuant to the Second Tier Purchase Agreement, and Regional Management will use the ultimate proceeds of the Loans only (i) to finance the acquisition of Receivables and (ii) to fund the fees and expenses arising under this Agreement and the other Basic Documents. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

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(m) Reporting. The Borrower will maintain for itself, or cause to be maintained, a system of accounting established and administered in accordance with GAAP and furnish or cause to be furnished to the Administrative Agent, each Lender and each Hedge Counterparty, if any, and, in the case of Monthly Reports, Monthly Loan Tapes and notices of material events, each Lender, the Account Bank and the Backup Servicer:

(i) Monthly Reports and Monthly Loan Tapes. Not later than each Reporting Date, a Monthly Report, a Monthly Loan Tape and such other information as reasonably requested by the Administrative Agent or a Lender.

(ii) Income Tax Liability. Within ten Business Days after the receipt of revenue agent reports or other written proposals, determinations or assessments of the IRS or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of any “affiliated group” (within the meaning of Section 1504(a)(l) of the Code) which equal or exceed $1,000,000 in the aggregate, telephonic or telecopied notice (confirmed in writing within five Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof.

(iii) Tax Returns. Upon demand by the Administrative Agent or a Lender, copies of all federal, State and local Tax returns and reports filed by the Borrower, or in which the Borrower was included on a consolidated or combined basis (excluding sales, use and like taxes).

(iv) Auditors’ Management Letters. Promptly after any auditors’ management letters are received by the Borrower or by its accountants, which refer in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower.

(v) Representations. Promptly upon receiving knowledge of same, the Borrower shall notify the Administrative Agent and each Lender if any representation or warranty set forth in Section 5.01 or 5.02 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent and each Lender a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent and each Lender in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of the Borrower which would render any of such representations and warranties untrue at the date when they were made or deemed to have been made.

(vi) ERISA. Promptly, and in any event within 30 days, after a Responsible Officer of the Borrower receives notice or obtains knowledge thereof, the Borrower shall notify the Administrative Agent of the occurrence of an event or condition set forth in Section 5.01(z).

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(vii) Proceedings. As soon as possible and in any event within three Business Days after a Responsible Officer of the Borrower receives notice or obtains knowledge thereof, any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy (of a material nature), material litigation, material action, material suit or material proceeding before any Governmental Authority, domestic or foreign, affecting the Regional Management Entities or their Affiliates.

(viii) Notice of Material Events. Promptly upon becoming aware thereof, notice of any other event or circumstance with respect to the Borrower that, in the reasonable judgment of the Borrower, is likely to have a Material Adverse Effect.

(n) Accounting Policy. The Borrower will promptly notify the Administrative Agent and each Lender of any material change in the Borrower’s accounting policies that are not otherwise required by GAAP.

(o) Notices Regarding Collateral. The Borrower will advise the Administrative Agent and each Lender in writing promptly, in reasonable detail, of (i) any Lien (other than Permitted Liens) asserted or claim made against a material portion of the Collateral, (ii) the occurrence of a material breach by the Borrower of any of its representations, warranties or covenants contained herein and (iii) the occurrence of any other event which would have a material adverse effect on the security interest of the Administrative Agent on behalf of the Secured Parties in the Collateral or the collectability of all or a material portion of the Receivables or which would have a material adverse effect on the security interests of the Administrative Agent for the benefit of the Secured Parties.

(p) Reports Accurate. All Monthly Reports, Monthly Loan Tapes and static pool information (if prepared by the Borrower, or to the extent that information contained therein is supplied by the Borrower, such portion supplied by the Borrower), information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Borrower to any Agent, any Secured Party and the Backup Servicer in connection with this Agreement will be true, complete and correct in all material respects.

(q) Further Assurances. Promptly upon request by the Administrative Agent, or any Lender, the Borrower will (i) correct any material defect or error that may be discovered in any Basic Document other than a Hedging Agreement or in the execution, acknowledgment, filing or recordation thereof, and with respect to a Hedging Agreement request the relevant Hedge Counterparty to amend the Hedging Agreement to correct any material defect or error that may be discovered therein or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or any Lender may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Basic Documents, (B) to the fullest extent permitted by Applicable Law, subject the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Basic Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Basic Documents and any of the Liens intended to be created hereunder and thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Basic Document or under any other instrument executed in connection with any Borrower Basic Document.

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(r) Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(i) The proceeds of any Loan shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(ii) The Borrower shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(iii) The proceeds of any Loan hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise made available to any Person (i) to fund any activities or business of or with a Sanctioned Target, in violation of applicable Sanctions, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Lenders to be in breach of any Sanctions. Borrower shall comply with all applicable Sanctions, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Borrower shall notify the Lenders in writing not more than five (5) Business Days after becoming aware of any breach of Section 5.01(cc) and 6.01 (r).

(iv) The Borrower shall, promptly upon a Lender’s reasonable request, deliver documentation in form and substance satisfactory to Lenders which Lenders deem reasonably necessary or desirable to evidence compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(v) The Borrower or one of its Affiliates will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its directors, officers and employees with Anti-Corruption Laws.

(s) Other. The Borrower will furnish to the Administrative Agent and each Lender promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or Regional Management as the Administrative Agent or a Lender may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement.

Section 6.02. Negative Covenants of the Borrower. From the Closing Date until the Facility Termination Date:

(a) Indebtedness. The Borrower will not create, incur, assume or permit to exist any Indebtedness except Indebtedness pursuant to this Agreement or the other Basic Documents.

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(b) Liens. The Borrower will not create, incur, assume or permit to exist any Lien on any of its property, except for any Permitted Liens and Liens created under this Agreement or the other Basic Documents.

(c) Other Business. The Borrower will not (i) engage in any business other than the transactions contemplated by the Basic Documents, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to this Agreement or any other Basic Document (excluding any incidental expenses incurred by the Borrower in connection with the performance of its obligations under the Basic Documents) or (iii) form any Subsidiary or make any Investments in any other Person.

(d) Receivables Not to be Evidenced by Instruments. The Borrower will take no action to cause any Receivable that is not, as of the Closing Date or the related Funding Date, as applicable, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Receivable.

(e) Security Interests. The Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any portion of the Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, and the Borrower will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Borrower will promptly notify the Administrative Agent and each Lender of the existence of any Lien on any portion of the Collateral and the Borrower shall defend the right, title and interest of the Administrative Agent in, to and under such Collateral, against all claims of third parties; provided, however, that nothing in this subsection shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any portion of the Collateral.

(f) The Accounts. The Borrower shall not create or participate in the creation of, or permit to exist, any Liens (other than Permitted Liens) and will not enter into any “control agreement” (as defined in the relevant UCC) with respect to either Account other than as set forth in, or permitted pursuant to, this Agreement and the Account Control Agreement.

(g) Mergers, Acquisitions, Sales, Etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock or membership interests of any class of, or any partnership or joint venture interest in, any other Person, or, other than in compliance with the terms hereof, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any portion of the Collateral or any interest therein (other than pursuant hereto).

(h) Distributions. The Borrower shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Borrower or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, except that so long as no Event of Default, Unmatured Event of Default or Facility Amortization Event has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash or limited liability company membership interest distributions with funds distributed to the Borrower pursuant to Section 2.07 or Section 2.10(c), subject to Applicable Law.

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(i) Change of Name or Location of Receivable Files. The Borrower shall not (i) change its name, form or State of organization or change the location of its principal place of business and chief executive office, and the offices where it keeps the Records from the locations referred to in Schedule D or (ii) move, or consent to the Servicer moving, the Receivable Files (other than any Electronic Contract, which shall be kept in the Electronic Vault) from the location thereof on the Closing Date (other than to another branch of Regional Management within the same State), without the prior written consent of the Required Lenders, provided that such consent may not be unreasonably withheld, and further provided that, the Borrower shall take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent in the Collateral, subject only to Permitted Liens.

(j) True Sale. Except for purposes of GAAP, the Borrower will not account for or treat the transactions contemplated by the First Tier Purchase Agreements and the Second Tier Purchase Agreement in any manner other than as the sale, or absolute assignment, of the Receivables and other Collateral by the Originators to Regional Management and by Regional Management to the Borrower, respectively.

(k) ERISA Matters. The Borrower will not (i) assuming that no portion of the Loans are funded or held with Plan Assets, engage or permit any ERISA Affiliate to engage in any prohibited transaction under ERISA or the Code for which an exemption is not available, or has not previously been obtained from the United States Department of Labor, (ii) fail, or permit any ERISA Affiliate to fail, to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (iii) file, or permit any ERISA Affiliate to file, an application for a waiver of the minimum funding standard pursuant to Section 412(c) of the Code or Section 303(c) of ERISA with respect to any Pension Plan, (iv) incur, or permit any ERISA Affiliate to incur, any liability under Title IV of ERISA with respect to the termination of any Pension Plan, (v) fail, or permit any ERISA Affiliate to fail, to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto or incur a complete or partial withdrawal under ERISA by such Multiemployer Plan, (vi) terminate any Pension Plan so as to result in any liability, (vii) permit to exist any occurrence of any “Reportable Event” described in Title IV of ERISA or (viii) permit the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

(l) Formation Documents; Borrower Basic Documents. Without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), the Borrower will not (i) amend, modify, waive or terminate any provision of its Formation Documents or any other Borrower Basic Document or (ii) permit the Member to amend, modify or terminate its Certificate of Formation or its limited liability company agreement. The Servicer shall provide a copy of each such proposed amendment, waiver or other modification to each Rating Agency, if any.

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(m) Changes in Payment Instructions. The Borrower will not add or make any change, or permit the Servicer or any Subservicer to make any change, in its instructions (i) to Obligors regarding payments in respect of the Receivables to be made to the Borrower, the Servicer or any Subservicer in which payments in respect of the Receivables are made and (ii) regarding payments to be made to the Administrative Agent or the Lenders with respect to the Collateral, each unless the Administrative Agent and the affected Lenders have consented to such change and has received duly executed copies of all documentation related thereto, which documentation shall be satisfactory in form and substance to the Administrative Agent and such Lenders; provided that the option to accept ACH payments or debit card payments from the related Obligors will not be deemed a change in payment instructions for purposes of this Section 6.02(m).

(n) Extension or Amendment. The Borrower will not, except as otherwise permitted in Section 7.03(c)(i), extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Contract.

(o) Collection Policy. Subject to Sections 6.01(h) and 6.04(j), the Borrower will not materially amend, modify, restate or replace, in whole or in part, the Collection Policy, which change would impair the collectability of the Receivables or otherwise adversely affect the interests or the remedies of the Secured Parties under the Basic Documents, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof).

(p) No Assignments. The Borrower will not assign or delegate, grant any interest in or permit any Lien (other than Permitted Liens) to exist upon any of its rights, obligations or duties under this Agreement without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders).

(q) Special Purpose Entity. The Borrower will not (nor has it taken any such action in the past):

(i) engage in any business or activity other than the purchase and receipt of Receivables and related assets under the Second Tier Purchase Agreement, the pledge of Receivables and related assets under the Basic Documents and such other activities as are incidental thereto;

(ii) acquire or own any material assets other than (A) the Receivables and related assets under the Second Tier Purchase Agreement, (B) incidental property as may be necessary for the operation of the Borrower and (C) cash generated from the foregoing;

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(iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case first obtaining the Administrative Agent’s consent (acting at the direction of the Required Lenders);

(iv) elect for the Borrower to be treated, or otherwise knowingly take any action that reasonably could cause Borrower to become taxable, as a corporation for U.S. federal income tax purposes;

(v) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), amend, modify, terminate, fail to comply with the provisions of its Formation Documents or fail to observe corporate formalities;

(vi) own any Subsidiary or make any Investment in any Person, or own any equity interest in any other entity, without the consent of the Administrative Agent (acting at the direction of the Required Lenders), except for the 2021-1C SUBI Certificate with respect to the Trust;

(vii) commingle its assets with the assets of any of its Affiliates, or of any other Person, except to the extent contemplated by this Agreement;

(viii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness to the Secured Parties hereunder or under any other Basic Document or in conjunction with a repayment of the Aggregate Unpaids, except for trade payables in the ordinary course of its business, provided that such debt is not evidenced by a note and paid when due;

(ix) become not Solvent or generally fail to pay its debts and liabilities from its assets as the same shall become due;

(x) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person; provided, however, that the Borrower may be included in Regional Management’s consolidated financial statements for Tax and reporting purposes;

(xi) seek its dissolution or winding up, in whole or in part;

(xii) enter into any contract or agreement with any of its principals or Affiliates or any other Person, except as contemplated by this Agreement upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than its Affiliates;

(xiii) fail to correct any known misunderstandings regarding the separate identity of the Borrower from any principal or Affiliate thereof or from any other Person;

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(xiv) guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xv) make any loan or advances to any third party, including any principal or Affiliate, or hold evidence of Indebtedness issued by any other Person (other than Permitted Investments and Contracts);

(xvi) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xvii) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xviii) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Insolvency Laws or make an assignment for the benefit of creditors;

(xix) hold itself out as or be considered as a department or division of (A) any of its principals or Affiliates, (B) any Affiliate of a principal or (C) any other Person;

(xx) permit any transfer (whether in any one or more transactions) of a direct or indirect ownership interest in the Borrower unless the Borrower delivers to the Administrative Agent and each Lender an acceptable non-consolidation opinion;

(xxi) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, or have its assets listed on the financial statement of any other Person; provided, however, that the Borrower may be included in Regional Management’s consolidated financial statements for Tax and reporting purposes;

(xxii) fail to pay its own liabilities and expenses only out of its own funds;

(xxiii) fail to pay or cause to be paid the salaries of its own employees, if applicable, in light of its contemplated business operations;

(xxiv) acquire obligations or securities of its Affiliates or stockholders;

(xxv) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

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(xxvi) fail to use separate invoices and checks bearing its own name;

(xxvii) pledge its assets for the benefit of any other Person, other than with respect to payment of the Indebtedness to the Secured Parties hereunder;

(xxviii) fail at any time to have at least one Independent Manager on its board of managers; provided, however, such Independent Manager may be an independent director or manager of another special purpose entity affiliated with Regional Management;

(xxix) fail to provide that the unanimous consent of all managers of the Borrower (including the consent of the Independent Manager) is required for the Borrower to (A) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or not Solvent, (B) institute or consent to the institution of bankruptcy or Insolvency Proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any Insolvency Law, (D) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (E) make any assignment for the benefit of the Borrower’s creditors, (F) admit in writing its inability to pay its debts generally as they become due or (G) take any action in furtherance of any of the foregoing, and shall not make any decisions on any such actions during any period in which there is a vacancy in the Independent Manager position (except with respect to decisions as to the selection of an Independent Manager to fill such vacancy);

(xxx) replace or appoint any Person as an Independent Manager of the Borrower (A) who does not satisfy the definition of an Independent Manager and (B) with less than ten days’ prior written notice to the Administrative Agent and each Lender and without an Officer’s Certificate of Regional Management that the prospective Independent Manager satisfies the definition of an Independent Manager;

(xxxi)(A) amend, restate, supplement or otherwise modify its Formation Documents in any respect that would impair its ability to comply with the Basic Documents or (B) fail to require in its limited liability company agreement that no Independent Manager may be replaced or appointed with less than ten days’ prior written notice to the Administrative Agent and each Lender and a certification by Regional Management that the prospective Independent Manager satisfies the definition of an Independent Manager; and

(xxxii) not take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Alston & Bird, LLP, dated the Closing Date, upon which the conclusions expressed therein are based.

(r) Residual Interest Conveyance. The Borrower will not transfer any interest or residual interest in (i) its rights to receive amounts pursuant to Section 2.07(a)(xii) or (ii) its membership or other equity interests.

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(s) [Reserved].

(t) Additional Collateral. In no event shall Receivables be transferred to the Borrower on or after the Revolving Period Termination Date.

(u) Credit Policy. Subject to Section 6.01(h), the Borrower will not consent to Regional Management’s amendment, modification, restatement or replacement, in whole or in part, of the Credit Policy, which change could adversely affect the interests or the remedies of the Secured Parties under the Basic Documents, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof).

(v) Anti-Corruption Laws and Sanctions. The Borrower will not request any Loan, and the Borrower shall not use, nor cause its respective directors, officers, employees and agents use, the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Target, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.03. Covenant of the Borrower Relating to Hedging.

(a) Unless otherwise directed in writing by the Administrative Agent (acting at the direction of the Required Lenders), the Borrower shall, within ten (10) Business Days of obtaining knowledge of the occurrence of an Interest Rate Hedge Trigger, either enter into one or more Hedge Transactions to hedge the Interest Rate risk with respect to the Loans, which shall be interest rate caps in form and substance reasonably satisfactory (including the notional amount, term and amortization rate (if any) of such Hedge Transaction) to the Administrative Agent, acting at the direction of the Required Lenders, or give the Administrative Agent written notice of its intent not to enter into such a Hedge Transaction. Each such Hedge Transaction shall be entered into with a Hedge Counterparty and governed by a Hedging Agreement. Under the Hedging Agreement, the initial aggregate notional amount of the Hedge Transaction shall equal at least 100% of the Loans Outstanding at that time. For so long as an Interest Rate Hedge Trigger is outstanding, the Borrower shall maintain Hedge Transactions in accordance with this Section 6.03 with an aggregate notional amount that is at least 100% of the Loans Outstanding at any such time.

The Borrower shall deliver to the Administrative Agent and each Lender a copy of all documents related to any Hedging Agreement, including confirmations, schedules and an aggregate notional amortization schedule. The Borrower shall provide each Rating Agency (if any) with notice of any Hedging Agreement that may be entered into as provided in this Section.

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(b) As additional security hereunder, the Borrower will collaterally assign to the Administrative Agent for the benefit of the Secured Parties, at the time each Hedging Agreement is entered into, all right, title and interest of the Borrower in the Hedge Collateral. The Borrower acknowledges that, as a result of that assignment, the Borrower may not, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Borrower’s right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrower’s obligations hereunder. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of any Secured Party for the performance by the Borrower of any such obligations.

Section 6.04. Affirmative Covenants of the Servicer. From the Closing Date until the Facility Termination Date:

(a) Compliance with Laws. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Contracts, the Receivables and the Receivable Files or any part thereof.

(b) Preservation of Corporate Existence. The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Obligations and Compliance with Receivables. The Servicer will fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Receivable and will do nothing to impair the rights of the Administrative Agent in, to and under the Collateral.

(d) Performance and Compliance with Servicer Basic Documents. The Servicer will timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Servicer Basic Documents.

(e) Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables, including the Servicer Files, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables, including the Servicer Files.

(f) Taxes. The Servicer will file all federal tax returns and all other material tax returns that are required to be filed by it and pay any and all Taxes shown on such tax returns and any other material Taxes, including those required to meet the obligations of the Basic Documents; provided, however, that the Servicer shall not be required to pay any such Tax if and so long as the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer.

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(g) Use of Proceeds. Regional Management will use the monies remitted to it by the Borrower pursuant to the Second Tier Purchase Agreement (i.e., the net proceeds of the Loan) only (i) to finance the acquisition of the Receivables, (ii) to fund the fees and expenses arising under this Agreement and the other Basic Documents and (iii) for general corporate purposes. No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

(h) Preservation of Security Interest. The Servicer will execute and file such financing and continuation statements and any other documents that may be required by any Applicable Law or regulation of any Governmental Authority to preserve and protect fully the security interest of the Administrative Agent in, to and under the Collateral.

(i) Collateral. The Servicer shall (x) deliver or cause to be delivered to the Borrower no later than two Business Day preceding the related Funding Date, as the case may be, the current Schedule of Receivables and (y) with respect to any Receivable, retain the original Receivable File (provided that Electronic Contracts shall be maintained in the Electronic Vault). Notwithstanding any other provision of this Agreement, the Servicer may release any underlying collateral from the security interest created by the related Receivable when the Servicer deposits into the Collection Account an amount equal to the related Release Price or the entire amount of Liquidation Proceeds and other Collections it has received or expects to receive with respect to such Receivable and such underlying collateral.

(j) Credit Policy and Collection Policy. The Servicer and each Subservicer will comply in all material respects with the Credit Policy and the Collection Policy in regard to each Receivable. The initial Servicer shall furnish to the Administrative Agent and each Lender, prior to its effective date, prompt notice of any change to the Credit Policy or the Collection Policy that may be deemed adverse or material to a Secured Party, and with respect to any adverse change, the initial Servicer will not allow any such change to be put into effect without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof). The initial Servicer will not agree to or otherwise permit to occur any change to the Credit Policy or the Collection Policy, which change would reasonably be expected to impair the collectability of any Receivable or otherwise adversely affect the interests or remedies of the Secured Parties under this Agreement or any other Basic Document, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof). The initial Servicer will cause to be delivered to the Administrative Agent, each Lender and the Backup Servicer a modified Credit Policy and Collection Policy including each change thereto, for inclusion, respectively, as Exhibits D and E.

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(k) Events of Default and Facility Amortization Event. The Servicer will furnish to the Administrative Agent, each Rating Agency (if any), the Backup Servicer, each Lender and Hedge Counterparty, as soon as possible and in any event within three Business Days after the occurrence of each Event of Default, Unmatured Event of Default and Facility Amortization Event, a written statement of its chief financial officer or chief accounting officer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(l) Other. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Lender, promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower, the Servicer or an Originator as the Administrative Agent or a Lender may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement.

(m) Governmental Authority. The Servicer (other than the Backup Servicer in its role as Successor Servicer) shall notify the Administrative Agent, each Agent and each Lender of any material final fines, penalties or sanctions imposed by any Governmental Authority (including the CFPB) against the Originator or its Affiliates within five (5) Business Days of such occurrence.

(n) Losses, Etc. In any suit, proceeding or action brought by the Backup Servicer, the Account Bank or any Secured Party for any sum owing thereto, the Servicer shall save, indemnify and keep each such entity harmless from and against all fees, claims, costs, expense, loss or damage (including attorneys’ fees and expenses and court costs) suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Obligor under the Receivables, arising out of a breach by the Servicer of any obligation under the related Receivable or arising out of any other agreement, Indebtedness or liability at any time owing to or in favor of such Obligor or its successor from the Servicer, and all such obligations of the Servicer shall be and remain enforceable against and only against the Servicer and shall not be enforceable against each such entity. For the avoidance of doubt, such indemnified amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any action, claim or suit) brought by an indemnified party of any indemnification or other obligation of the Servicer. The provisions of this section shall survive the termination or assignment of this Agreement and the other Basic Documents and the resignation or removal of any party.

(o) Notice Regarding Collateral. The Servicer shall advise the Administrative Agent and each Lender in writing promptly, in reasonable detail of (i) any Lien (other than Permitted Liens) asserted or claim made against any portion of the Collateral, (ii) the occurrence of any breach by the Servicer of any of its representations, warranties and covenants contained herein and (iii) the occurrence of any other event which could have a material adverse effect on the security interest of the Administrative Agent on behalf of the Secured Parties in the Collateral or the collectability of all or a material portion of the Receivables, or which could have a material adverse effect on the security interests of the Administrative Agent for the benefit of the Secured Parties.

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(p) Realization on Receivables. In the event that the Servicer realizes upon any Receivable, the methods utilized by the Servicer to realize upon such Receivable or otherwise enforce any provisions of such Receivable will not subject the Servicer, the Borrower, any Secured Party, any Agent or the Backup Servicer to liability under any federal, State or local law, and any such realization or enforcement by the Servicer will be conducted in accordance with the provisions of this Agreement, the Collection Policy and Applicable Law.

(q) Accounting Policy. The initial Servicer will promptly notify the Administrative Agent, each Agent and each Lender of any material change in the Servicer’s accounting policies.

(r) Additional Information. The Servicer shall, within two Business Days of its receipt thereof, respond to reasonable written directions or written requests for information that the Backup Servicer, the Account Bank, the Borrower, the Administrative Agent, each Agent or each Lender might have with respect to the administration of the Receivables.

(s) Anti-Corruption Laws. The Servicer will maintain in effect and enforce policies and procedures designed to ensure compliance by the Servicer and each of its Subsidiaries and its or their respective directors, officers and employees with Anti-Corruption Laws.

(t) Additional Covenants. The Servicer will (i) immediately notify the Borrower, the Backup Servicer, the Administrative Agent, each Agent, each Lender and the Account Bank of the existence of any Lien on any portion of the Collateral (other than the Lien of the Administrative Agent and Permitted Liens) if the Servicer has actual knowledge thereof, (ii) defend the right, title and interest of such entities in, to and under the Collateral against all claims of third parties claiming through or under the Servicer, (iii) transfer to the Account Bank for deposit into the Collection Account, all payments received by the Servicer with respect to the Collateral in accordance with this Agreement other than during a Dominion Period or a Report Failure Period, (iv) comply with the terms and conditions of this Agreement relating to the obligation of the Borrower to remove Receivables from the Collateral pursuant to this Agreement and the obligation of Regional Management to reacquire Receivables from the Borrower pursuant to the Second Tier Purchase Agreement, (v) promptly notify the Borrower, the Administrative Agent, each Agent, each Lender, the Backup Servicer and the Account Bank of the occurrence of any Servicer Termination Event and any breach by the Servicer of any of its covenants or representations and warranties contained herein, (vi) promptly notify the Borrower, the Administrative Agent, each Agent, each Lender, the Backup Servicer and the Account Bank of the occurrence of any event which, to the knowledge of the Servicer, would require that the Borrower make or cause to be made any filings, reports, notices or applications or seek any consents or authorizations from any and all Government Authorities in accordance with the relevant UCC as may be necessary or advisable to create, maintain and protect a first priority security interest of the Administrative Agent in, to and on the Collateral, (vii) immediately notify the Backup Servicer if any changes to the Collection Policy or the servicing platform occur and (viii) not impair the rights of the Borrower or the Secured Parties in the Collateral.

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Section 6.05. Negative Covenants of the Servicer. From the Closing Date until the Facility Termination Date:

(a) Collection Account; Reserve Account. The Servicer shall not create or participate in the creation of, or permit to exist, any Liens (other than Permitted Liens) with respect to the Collection Account or the Reserve Account. The Servicer shall not grant the right to take dominion or “control” (as defined in the relevant UCC) at a future time or upon the occurrence of a future event to any Person with respect to such Collection Account or the Reserve Account.

(b) Mergers, Acquisition, Sales, Etc. The initial Servicer shall not (i) consolidate with or merge into any other Person or (ii) convey or transfer all or substantially all of its assets to any other Person; provided, that the Servicer may (A) merge with another Person if (1)(x) the initial Servicer is the entity surviving such merger or (y) the Person with whom the Servicer is merged into or consolidated assumes in writing all duties and liabilities of the initial Servicer hereunder, (2) the initial Servicer shall have delivered prior written notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender and (3) immediately after giving effect to such merger, no Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred and be continuing and (B) convey or transfer all or substantially all of its assets to a Person if (1) such Person assumes in writing all duties and liabilities of the Servicer hereunder, (2) the initial Servicer shall have delivered prior written notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender and (3) immediately after giving effect to such transfer, no Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred and be continuing.

(c) Change of Name or Location of Servicer Files or Receivable Files. The initial Servicer shall not (i) change its name or its State of organization or move the location of its principal place of business and chief executive office from the locations referred to in Schedule D or (ii) move the Receivables (including the Receivable Files or the Servicer Files (other than any Electronic Contract, which shall be kept in the Electronic Vault)) from the locations referred to in Schedule D (other than to another branch of Regional Management within the same State) without the prior written consent of the Required Lenders, provided that such consent may not be unreasonably withheld, and further provided that, the Servicer shall take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent for the benefit of the Secured Parties, in the Collateral, subject only to Permitted Liens.

(d) Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to the Obligors regarding payments to be made to the Borrower, the Servicer or a Subservicer, unless the Administrative Agent (acting at the direction of the Required Lenders) has consented to such change and has received duly executed documentation related thereto, provided that the option to accept ACH payments or debit card payments from the related Obligors will not be deemed a change in payment instructions for purposes of this Section 6.05(d).

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(e) Extension or Amendment of Contracts. The Servicer will not, except as otherwise permitted in Section 7.03(c)(i), extend, amend or otherwise modify the terms of any Contract.

(f) [Reserved].

(g) No Liens. The Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Lien created by this Agreement) on the Collateral or any interest therein, the Servicer will notify the Administrative Agent and each Lender of the existence of any Lien on any portion of the Collateral immediately upon discovery thereof (but in no event later than three Business Days after discovery thereof), and the Servicer shall defend the right, title and interest of the Administrative Agent on behalf of the Secured Parties in, to and under the Collateral against all claims of third parties claiming through or under the Servicer.

(h) Anti-Corruption Laws. The Servicer shall not use, nor shall cause its Subsidiaries and its or their respective directors, officers, employees and agents to use, the proceeds of the Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Target, in violation of applicable Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(i) Release; Additional Covenants. The Servicer shall not (i) release any underlying collateral securing any Receivable from the security interest granted therein by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or upon transfer of such underlying collateral to a purchaser following repossession by the Servicer, (ii) impair the rights of the Borrower, the Administrative Agent or the Secured Parties in the Collateral, (iii) increase the number of Scheduled Payments due under a Receivable except as permitted herein, (iv) prior to the payment in full of any Receivable, sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on such Receivable or any interest therein, (v) impair the rights of the Borrower or the Secured Parties in the Collateral or (vi) sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein.

(j) Ownership Interest. Regional Management, as Servicer, shall not sell, transfer, convey, assign or pledge any portion of its limited liability company interest in the Borrower without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders).

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ARTICLE SEVEN

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 7.01. Designation of Servicing. The Administrative Agent, each Agent, each Lender and the Borrower, at the direction of and on behalf of the Administrative Agent, hereby appoint Regional Management, as Servicer to service, manage, collect and administer each of the Receivables and the other Collateral, and to enforce its respective rights and interests in and under the Collateral and Regional Management hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof.

Section 7.02. Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive the Servicing Fee to the extent of funds available therefor pursuant to Section 2.07. The Servicer shall be further entitled to retain as additional servicing compensation any and all ancillary fees and payments from Obligors, including administrative fees and similar charges allowed by Applicable Law, but excluding extension fees and late fees.

Section 7.03. Duties of the Servicer.

(a) Standard of Care. The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with Applicable Law, with reasonable care and diligence and in accordance with the Collection Policy.

(b) Records Held in Trust. The Servicer shall hold in trust for the Borrower and the Secured Parties all records which evidence or relate to all or any part of the Collateral. In the event that a Successor Servicer assumes the servicing responsibilities of the Servicer, the outgoing Servicer shall promptly deliver to the Successor Servicer, and the Successor Servicer shall hold in trust for the Borrower and the Secured Parties, all records which evidence or relate to all or any part of the Collateral.

(c) Collection Practices.

(i) The Servicer shall be responsible for collection of payments called for under the terms and provisions of the Contracts, as and when the same shall become due. The Servicer, in making collection of Receivable payments pursuant to this Agreement, shall be acting as agent for the Secured Parties, and shall be deemed to be holding such funds in trust on behalf of and as agent for Borrower and the Secured Parties. The Servicer, consistent with the Collection Policy, shall service, manage, administer and make collections on the Receivables on behalf of the Borrower and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection therewith which are not inconsistent with this Agreement. The Servicer may in its discretion (1) grant extensions, rebates or adjustments on a Contract in accordance with the Collection Policy and amend or modify any Contract or Receivable and (2) waive any late payment charge or any other fees (not including interest on the Principal Balance of a Receivable) that may be collected in the ordinary course of servicing any Receivable; provided that the Servicer shall not modify the APR, the number or amount of the

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Scheduled Payments or the Principal Balance unless the Concentration Limits are satisfied after giving effect to such modification and the Servicer shall not extend any Contract unless such extension complies with the Collection Policy, in each case, except if such modification is required by Applicable Law or court order issued pursuant to Insolvency Proceedings involving the related Obligor. The Servicer shall also enforce (A) all rights of the Borrower under the Second Tier Purchase Agreement, including the right to require Regional Management to repurchase Receivables for breaches of its representations and warranties, (B) its rights under the First Tier Purchase Agreement, including the right to require each related Originator to repurchase Receivables for breaches of its representations and warranties and (C) its rights under the 2021-1C SUBI Supplement, including the right to require the Initial Beneficiary to repurchase North Carolina Receivables for breaches of its representations and warranties relating to the eligibility of the North Carolina Receivables allocated to the 2021-1C SUBI.

(ii) If the full amount of a Scheduled Payment due under a Receivable is not received within five Business Days after its due date, the Servicer will, in accordance with the Collection Policy, make reasonable and customary efforts to contact the related Obligor. The Servicer shall continue its efforts in accordance with the Collection Policy to obtain such payment from an Obligor whose payment has not been made until the Servicer has determined in its discretion that all amounts due and payable which are collectable on the Receivable have been collected. The Servicer shall use its best efforts, consistent with the Collection Policy, to collect funds on a Defaulted Receivable.

(d) [Reserved].

(e) Subservicers. The Servicer may at any time and from time to time delegate in the ordinary course of business any or all of its duties and obligations hereunder to one or more Subservicers; provided, however, that (i) each initial Subservicer shall only be responsible for servicing Receivables in the State in which it is located and (ii) notwithstanding any other provision of this Agreement, the Servicer shall at all times remain responsible for the performance of such duties and obligations. The identity of each Subservicer shall be listed on Schedule E. The Servicer shall provide a copy of each amendment or modification of Schedule E to each Rating Agency, if any.

(f) Fidelity Bond/Insurance. The Servicer represents, warrants and covenants that it has obtained and shall continue to maintain in full force and effect a fidelity bond or comparable insurance in such form and amount as is customary for prudent servicers acting as custodian of funds and documents in respect of consumer contracts similar to the Receivables on behalf of institutional investors. All insurance maintained by the initial Servicer pursuant to this section shall name the Borrower as an additional insured.

(g) Business Continuity and Disaster Recovery Plan. Servicer shall, at its own expense, design, implement, and maintain a business continuity and disaster recovery program and viable response and recovery capabilities for the services provided hereunder. As part of its periodic assessment of availability risks, Servicer shall consider the need for geographic diversification of document storage, software/data backup storage, and workplace and systems recovery, as described in the Federal Financial Institutions Examination Council’s Business Continuity

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Planning IT Examination Handbook. At a minimum, Servicer’s core processing facilities and operations will include full weekly backup and daily incremental backup to ensure minimal exposure to systems failure. Servicer will make commercially reasonable efforts to ensure the continuity of operations. Upon request of Administrative Agent, Servicer shall provide a copy of its business continuity and disaster recovery program summary. Servicer shall regularly, but no less than annually, test its business continuity and disaster recovery capabilities. Servicer shall update its plans in a timely manner. In the event of a natural or other disaster beyond Servicer’s control that interrupts Servicer’s performance of any services described hereunder for any period, Servicer shall respond to such disaster in a commercially reasonable time period in accordance with the procedures contained in the business continuity and disaster recovery plans in order to resume performance of such services.

(h) Security Interests. The Servicer shall, at the direction of the Borrower, the Administrative Agent or a Lender, take any action reasonably necessary to preserve and protect the security interests of the Borrower and the Secured Parties in the Receivables, including any action specified in any Opinion of Counsel delivered to the Servicer.

(i) Realization on Underlying Collateral Securing Receivables. The Servicer warrants, represents and covenants that in the event that the Servicer or any Subservicer realizes upon any underlying collateral securing a Receivable, the methods utilized to realize upon such Receivable or otherwise enforce any provisions of the related Contract, will not subject the Servicer, the Borrower or any Secured Party to liability under any federal, State or local law, and that such enforcement by the Servicer or a Subservicer will be conducted in accordance with the provisions of this Agreement, the Collection Policy and Applicable Law.

(j) Recordkeeping. The Servicer shall:

(i) maintain legible copies (in electronic or hard-copy form, in the discretion of the Servicer) or originals (if applicable) of all documents in the Servicer File with respect to each Receivable and the underlying collateral related thereto; and

(ii) keep books and records, reasonably satisfactory to the Administrative Agent, pertaining to each Receivable and make periodic reports in accordance with this Agreement; such records may not be destroyed or otherwise disposed of except as provided herein and as allowed by Applicable Law, all documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer any Receivable shall remain at all times the property of the Borrower and shall be held in trust by the Servicer; the Servicer shall not acquire any property rights with respect to such records, and shall not have the right to possession of them except as subject to the conditions stated in this Agreement; and the Servicer shall bear the entire cost of restoration in the event any Servicer File shall become damaged, lost or destroyed while in the Servicer’s possession or control.

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(k) Inspection and Annual Due Diligence Reports.

(i) The Servicer shall also permit each Secured Party, each Agent and the Backup Servicer, upon five Business Days’ prior notice and during regular business hours (provided that from and after the occurrence of any Event of Default, Unmatured Event of Default or Facility Amortization Event, the foregoing notice shall not be required to be given), to periodically, at the discretion of the Secured Parties or the Backup Servicer, as applicable, review the collection and administration of the Receivables by the Servicer and the Subservicers in order to assess compliance by the Servicer and the Subservicers with the Collection Policy and this Agreement and conduct an audit of the Receivables and Receivable Files, including, without limitation, the Electronic Contracts and the Electronic Vault, in conjunction with such a review. Such review may include tours of the facilities of the Servicer and the Subservicers and discussions with their respective managements. If no Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred and be continuing, the Secured Parties, the Backup Servicer, each Agent or their respective agents or representatives shall only be entitled to conduct, and the Servicer shall permit them to conduct, three such reviews pursuant to this Section 7.03(j) during any 12-month period beginning on the Closing Date and on each anniversary thereof; provided, that if an Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred and be continuing, there shall be no limit on the number of such reviews any Secured Party, any Agent, the Backup Servicer or their respective agents or representatives shall be entitled to conduct. (B) It is anticipated that each review by any Secured Party, any Agent, the Backup Servicer or their respective agents or representatives will be a full operational, legal, compliance and collateral audit and will verify among other items, the existence of Collateral, cash application and aging and eligibility, will include a litigation and regulatory review, and will confirm that internal ratings actually applied conform to underwriting standards. Each audit by the Administrative Agent (or its designee) will also include a sample review (which may include, without limitation, tape-to-file or similar audits or reviews) of no fewer than 200 Receivable Files and Servicer Files to check the accuracy of information provided by the Borrower, the Servicer or the Subservicers. Neither the foregoing nor any other provision of this Agreement shall be construed to give rise to a right, expectation or other entitlement on the part of any Person to inspect, examine, access or visit any Wells Fargo Bank data center, Wells Fargo Bank computer system or other secure Wells Fargo Bank facility, including at any such time that Wells Fargo Bank may be serving as Successor Servicer; provided, that for for the avoidance of doubt, Wells Fargo Bank, in its capacity as Successor Servicer, shall provide copies of the applicable files requested to permit the Administrative Agent to complete its inspection.

(ii) Upon the request of the Administrative Agent, any Agent or any Lender, which request may be made up to once per year; provided that such request is made before November 30th of the year of the request, the Servicer will deliver to the Administrative Agent and each Agent, on or before March 31st of the year following such request, beginning in March 2022, a copy of a report prepared by a firm of independent certified public accountants or third party due diligence provider acceptable to the Required Lenders, who may also render other services to the Servicer or any of its Affiliates, addressed to the board of directors of the Servicer or any of its Affiliates, the Administrative Agent and the Agents and dated during the current year, to the effect that such firm has examined the policies and procedures of the Servicer and the Subservicers and issued its report thereon and expressing a summary of findings (based on certain procedures performed on the documents, records and accounting records that such

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accountants considered appropriate under the circumstances, which are acceptable to the Required Lenders) relating to the servicing of the Receivables and the administration of the Receivables (including the preparation of the Monthly Reports, the Monthly Loan Tapes, the static pool information and such other information as may reasonably be requested by the Required Lenders) during the preceding calendar year (or such longer period in the case of the first report) and that such servicing and administration was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report and that such examination (a) was performed in accordance with standards established by the American Institute of Certified Public Accountants or another standard acceptable to the Required Lenders and (b) included tests relating to consumer loans serviced for others in accordance with the requirements of any program under which the Servicer customarily provides such reporting to other warehouse lenders similarly situated, which may include Uniform Single Attestation Program for Mortgage Bankers, SSAE 16 reports or comparable reports to the extent the procedures in such program are applicable to the servicing obligations set forth in this Agreement. Notwithstanding the foregoing, to the extent that in connection with public offerings, Regulation AB under the Securities Act requires the delivery of an annual attestation of a firm of independent public accountants with respect to the assessment of servicing compliance with specified servicing criteria of the Servicer stating, among other things, that the Servicer’s assertion of compliance with the specified servicing criteria is fairly stated in all material respects, or the reason why such an opinion cannot be expressed, the delivery of a copy of such an attestation to the Administrative Agent and the Agents shall be deemed to satisfy the provisions of this Section. Such report shall also indicate that the firm is “Independent” of the Servicer and its Affiliates within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. In the event such independent certified public accountant or third party due diligence provider, as applicable, requires the Backup Servicer, or the Account Bank to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section, the Servicer shall direct the related party in writing to so agree; it being understood and agreed that the Backup Servicer and the Account Bank will deliver any such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Backup Servicer and the Account Bank have not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(iii) The Servicer shall reimburse the Secured Parties, the Agents and the Backup Servicer for all reasonable fees, costs and expenses incurred by or on behalf of the Secured Parties, the Agents or the Backup Servicer in connection with the foregoing actions set forth and described in this Section 7.03(i) and (ii) in each case, promptly upon receipt of a written invoice therefor, which invoices in any one year may not exceed, in the aggregate, $75,000 for all reasonable fees, costs and expenses described in clauses (i) and (ii) of this sentence (unless an Event of Default has occurred, following which such expenses will not be so capped).

(l) Custody of Receivable Files.

(i) Custody. The Borrower, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent (solely in its capacity as Servicer under the Basic Documents) of the Borrower for the benefit of the Secured Parties, solely in the Servicer’s capacity as custodian of the Receivable File.

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(ii) Safekeeping of Contracts. The Servicer, in its capacity as custodian, or a Subservicer appointed by the Servicer as subcustodian pursuant to paragraph (k)(v) below, shall hold the Receivable Files (including any original physical Contract) (or, in the case of Convenience Checks, in physical or electronic form) for the benefit of the Borrower and the Secured Parties, as pledgee of the Borrower or the Trust, as applicable; provided that, that the Servicer, in its capacity as custodian, shall ensure that the Electronic Contracts are maintained by the Electronic Vault Provider as a designated custodian of the Administrative Agent (for the benefit of the Secured Parties) in the Electronic Vault; provided further that if a Contract is Exported from the Electronic Vault, the Servicer in its capacity as custodian shall hold such Contract in physical form in accordance with its customary servicing practices and with this Agreement. The Electronic Vault will be controlled by the Servicer in its capacity as custodian hereunder. In performing its duties as custodian, the Servicer shall act in accordance with its customary servicing practices. The Servicer will promptly report to the Borrower, the Administrative Agent and the Lenders any failure on its part (or, if applicable, a subcustodian’s part) to hold any portion of the Receivable Files (including Electronic Contracts, but not including any Convenience Checks) and maintain its account, records, and computer systems as herein provided or promptly take appropriate action to remedy any such failure. Nothing herein will be deemed to require an initial review or any periodic review by the Borrower, the Administrative Agent or the Secured Parties of the Receivable Files. The Servicer may, in accordance with its customary servicing practices, maintain all or a portion of a Receivable File in electronic form in the Electronic Vault and/or maintain custody of all or any portion of a Receivable File with one or more Persons to whom the Servicer has delegated responsibilities in accordance with Section 7.03(e). The Servicer will maintain each Receivable File in the United States (it being understood that (i) the Receivable Files, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 7.03(e) and (ii) Electronic Contracts shall be maintained in the Electronic Vault). The Servicer will make available to the Administrative Agent and each Lender or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files upon reasonable request.

(iii) Effective Period and Termination. The Servicer’s appointment as custodian with respect to any Receivable shall become effective as of the Cutoff Date for such Receivable and will continue in full force and effect until terminated pursuant to this paragraph. If Regional Management resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer have been terminated under Section 7.13, the Administrative Agent (acting at the direction of the Required Lenders) shall terminate the appointment of the Servicer as custodian hereunder in the same manner as it may terminate the rights and obligations of the Servicer under Section 7.13. Upon the resignation or termination of the Servicer in accordance with this Agreement, the Servicer shall cause to be transferred to the Backup Servicer control of the Electronic Contracts in the Electronic Vault to the extent the Backup Servicer becomes the Successor

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Servicer in accordance with this Agreement, or another Successor Servicer. In the event that the Backup Servicer becomes the Successor Servicer in accordance with this Agreement or a Successor Servicer, as applicable, is appointed, the outgoing Servicer shall promptly transfer to the Backup Servicer or a Successor Servicer, as applicable, in such manner and to such location as the Backup Servicer or a Successor Servicer, as applicable, shall reasonably designate, all of the Receivable Files in its possession; provided, however, if the Backup Servicer is the Successor Servicer, (i) the Backup Servicer shall notify the Electronic Vault Provider of the transfer of servicing responsibilities to the Backup Servicer as Successor Servicer, and (ii) the initial Servicer shall promptly transfer possession of the Electronic Vault to the Backup Servicer as Successor Servicer, it being agreed by the Servicer that it shall reasonably cooperate with the Backup Servicer with respect to effecting any such notification or transfer.

(iv) Establishment of Imaging System. Other than with respect to any Electronic Contract, the Servicer shall maintain an imaging system through which the original physical Receivable File and, with respect to any Hard Secured Receivable, the original physical certificate of title (if such certificate of title was issued in physical and not electronic form), if any, with respect to the Titled Asset securing such Hard Secured Receivable may be imaged and captured through a standalone PDF, or another electronic medium, and validated through an internal, controlled process with images captured, stored and identifiable at a central location as a backup to physical documentation, provided, that any certificates of title that are issued electronically are not imaged and stored pursuant to this clause (iv) but are maintained by a third party electronic title lienholder. For the avoidance of doubt, the related image of a Contract that is an Electronic Contract will be stored in the Electronic Vault and will not be retained by the Servicer.

(v) Subcustodian. The initial Servicer, in its capacity as custodian, may appoint a Subservicer as subcustodian with respect to any Receivable File pursuant to Section 7.03(e). In the event that the initial Servicer, in its capacity as custodian, is terminated in such capacity hereunder, each subcustodian will be terminated as subcustodian for each Receivable with respect to which it is then acting in such capacity. The identity of each Subcustodian shall be listed on Schedule E. The Servicer shall provide a copy of each amendment or modification of Schedule E to each Rating Agency, if any

Section 7.04. Collection of Payments.

(a) Payment Instructions. On or before the Closing Date with respect to the Initial Receivables and on or before the relevant Funding Date with respect to the Subsequent Receivables, the Servicer and each Subservicer shall have instructed all related Obligors to make all payments in respect of the related Receivables directly with the Servicer or such Subservicer.

(b) Establishment of the Accounts. The Servicer shall cause to be established or establish, on or before the Closing Date, and maintained in the name of the Administrative Agent, for the benefit of the Secured Parties, with the Account Bank, (i) the Collection Account and (ii) the Reserve Account, in each case over which the Administrative Agent shall have sole dominion and control and from which neither the Servicer nor the Borrower shall have any right of withdrawal, except as otherwise set forth in the Account Control Agreement. The Borrower will be required to pay all reasonable fees and expenses owing to the Account Bank in connection with the maintenance of the Accounts for its own account and shall not be entitled to any payment therefor. Following the Facility Termination Date, the Account Bank shall terminate the Accounts.

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To the extent that the Reserve Account or Collection Account is a “securities account” within the meaning of Section 8-501 of the UCC:

(i) the Account Bank shall comply with any order or instructions (each, an “Order”) from the Administrative Agent directing transfer or redemption of any financial asset credited to such account without further consent by the Borrower, Regional Management, the Servicer or any other person;

(ii) the Account Bank shall treat any investment property, financial assets, securities, instruments, general intangibles or other property credited to any such account as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC; and

(iii) securities or financial assets credited to the Reserve Account or the Collection Account, as applicable, shall be registered in the name of the Account Bank, indorsed to the Account Bank or in blank or credited to another securities account maintained in the name of the Account Bank and in no case will any financial asset credited to the Reserve Account or the Collection Account, as applicable, be registered in the name of the Borrower or the Servicer, payable to the order of the Borrower or the Servicer, or specially indorsed to the Borrower or the Servicer, except to the extent the foregoing have been specially indorsed to the Account Bank or in blank.

To the extent that the Reserve Account or the Collection Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, the Account Bank shall comply with any order or instructions (each also, an “Order”) from the Administrative Agent directing disposition of funds in such account without further consent by the Borrower, Regional Management, the Servicer or any other person.

Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Account Bank’s jurisdiction and the Reserve Account and the Collection Account (as well as any securities entitlements related thereto) shall be governed by the laws of the State of New York.

(c) Adjustments. If the Servicer, directly or through a Subservicer, makes (i) a deposit into the Collection Account in respect of a collection of a Receivable and such collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) a mistake with respect to the amount of any collection and deposits an amount that is less than or more than the actual amount of such collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

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Section 7.05. Payment of Certain Expenses by the Initial Servicer. The initial Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including the fees and disbursements of independent certified public accountants and third party due diligence providers, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, fees and expenses of Subservicers (including monthly compensation for acting as Subservicers) and agents of the Servicer and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The initial Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

Section 7.06. Reports.

(a) Monthly Reports; Monthly Compliance Statements; Monthly Loan Tapes. On each Reporting Date, the Servicer will provide to the Borrower, the Administrative Agent, each Rating Agency, if any, each Agent, each Lender, each Hedge Counterparty, the Backup Servicer and the Account Bank (i) a Monthly Report, (ii) a Monthly Loan Tape and (iii) an Officer’s Certificate, dated as of related Determination Date, stating that (A) a review of the activities of the Servicer and the Subservicers during such Collection Period (or since the Closing Date in the case of the first such Officer’s Certificate) and of its performance under this Agreement has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, the Servicer and the Subservicers have fulfilled all of their respective obligations under this Agreement throughout such Collection Period (or such longer period in the case of the first such Officer’s Certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b) Financial Statements. In the event the initial Servicer is no longer subject to the periodic and current reporting requirements of Section 13 or 15(d) of the Exchange Act, the initial Servicer will submit to the Administrative Agent and each Lender, (i) within 45 days of the end of each of its fiscal quarters, its unaudited consolidated financial statements (including an analysis of delinquencies and losses on the Receivables for each fiscal quarter) as of the end of each such fiscal quarter and (ii) within 120 days of the end of each of its fiscal years, its audited consolidated financial statements (including an analysis of delinquencies and losses on the Receivables for each fiscal year describing the causes thereof and sufficient to determine whether an Event of Default or Servicer Termination Event has occurred or is reasonably likely to occur and otherwise reasonably satisfactory to the Administrative Agent) as of the end of each such fiscal year; provided that such financial statements are in public company reporting format under the Exchange Act.

(c) Static Pool Information. The initial Servicer will provide to the Administrative Agent and each Agent in regard to vintage originations, upon request (i) static pool gross and net loss history, (ii) static pool defaulted receivable recovery rates, (iii) static pool origination characteristics and (iv) any additional static pool information reasonably requested by the Administrative Agent or an Agent.

Section 7.07. Annual Statement as to Compliance. The Servicer shall deliver to the Administrative Agent and each Agent on or before March 31st of each year, beginning in 2022, an Officer’s Certificate, dated as of the preceding December 31st, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or since the Closing Date in the case of the first such Officer’s Certificate) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, each of the Servicer and the Subservicers have fulfilled all their respective obligations under this Agreement throughout such year (or such shorter period in the case of the first such Officer’s Certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

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Section 7.08. [Reserved].

Section 7.09. Rights Prior to Assumption of Duties by Successor Servicer.

(a) On or before each Reporting Date, the Servicer shall deliver to the Backup Servicer an electronic file containing all information necessary to allow the Backup Servicer to review the Monthly Report related thereto and determine the following: (i) that such Monthly Report is readable and contains all information necessary for the Backup Servicer to complete its duties herein. The Backup Servicer shall, within two Business Days after receipt of the electronic file referred to in the preceding sentence, load such electronic file, confirm such computer tape or diskette is in readable form and (A) verify the following based solely on information contained in the electronic file: the aggregate Principal Balance of all Receivables as of the most recent Determination Date, the Annualized Charge-off Ratio, the Delinquency Ratio and the Extension Ratio as of the related Determination Date, (B) based solely on a recalculation of information contained in the Monthly Report confirm the following: Servicing Fee, Backup Servicing Fee, Account Bank Fee, Monthly Principal Payment Amount, the amount due to the Reserve Account pursuant to 2.07(a)(vi), the amount due to the Lender pursuant to 2.07(a)(vii), the remaining amount due to the Borrower pursuant to 2.07(a)(xiii), Borrowing Base, as of the related Reporting Date (calculated as of the related Determination Date, or, with respect to Receivables added to the Collateral following such Determination Date, but prior to the date of such Monthly Report, the related Cutoff Date), (C) based solely on the records of the Account Bank confirm the following: the Reserve Account Amount as of the related Determination Date, each as set forth in the Monthly Report. In the event of any discrepancy between the information set forth in the two foregoing sentences, as determined or calculated by the Servicer, from that determined or calculated by the Backup Servicer, the Backup Servicer shall notify the Servicer of such discrepancy on or before the close of business on the Business Day immediately preceding the related Payment Date and, if by the Business Day following receipt by the Servicer of such notice, the Backup Servicer and the Servicer are unable to resolve such discrepancy, the Backup Servicer shall promptly notify the Administrative Agent and the Agents of such discrepancy. The Backup Servicer shall provide a, certificate signed by an Officer of the Back-up Servicer in form and substance satisfactory to the Backup Servicer, the Administrative Agent, the Agents and the Servicer, to the Administrative Agent, the Agents and the Servicer, on or before the close of business on the Business Day immediately preceding the related Payment Date, stating that the duties of the Backup Servicer in this Section 7.09(a) have been performed. The Backup Servicer, in its capacity as such, shall not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Backup Servicer. Notwithstanding the foregoing, if the electronic file or the Monthly Report does not contain sufficient information for the Backup Servicer to perform any action hereunder, the Backup Servicer shall promptly notify the Servicer of any additional information to be delivered by the Servicer to the Backup Servicer, and the Backup Servicer and the Servicer shall mutually agree upon the form thereof; provided, however, that the Backup Servicer shall not be liable for the performance of any action unable to be taken hereunder without such additional information until it is received from the Servicer.

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(b) Prior to the Closing Date, the Servicer shall deliver the Test Data File to the Backup Servicer, in a format acceptable to the Backup Servicer. The Backup Servicer and the Servicer will agree upon the file layout and electronic medium to transfer such data to the Backup Servicer. Any reasonable cost associated with the obligations of the Backup Servicer described in this subsection shall be at the expense of the Servicer, and, to the extent that the Servicer does not pay such amounts, the Backup Servicer shall be entitled to recover such amounts pursuant to Section 2.07.

(c) Other than as specifically set forth elsewhere in this Agreement, the Backup Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no Liability for any action taken or omitted by the Servicer.

(d) The Backup Servicer shall consult with the Servicer as may be necessary from time to time to perform or carry out the Backup Servicer’s obligations hereunder, including the obligation, if requested in writing by the Administrative Agent (acting at the direction of the Required Lenders), to succeed to the duties and obligations of the Servicer pursuant hereto.

(e) Except as provided in this Agreement, the Backup Servicer may accept and rely on all accounting, records and work of the Servicer without audit, and the Backup Servicer shall have no Liability for the acts or omissions of the Servicer. If any error, inaccuracy or omission (collectively, “Errors”) exists in any information received from the Servicer, and such Errors should cause or materially contribute to the Backup Servicer making or continuing any Errors (collectively, “Continued Errors”), the Backup Servicer shall have no Liability for such Continued Errors; provided, however, that the Backup Servicer shall use its best efforts to prevent further Continued Errors. In the event the Backup Servicer has actual knowledge or receives written notice of Errors or Continued Errors, the Backup Servicer shall promptly notify the Servicer of such Errors or Continued Errors; provided, however, that the Backup Servicer shall have no duty or obligation to reconstruct or reconcile such data.

(f) The Backup Servicer shall be indemnified by the Servicer and the Borrower from and against all claims, damages, losses or expenses reasonably incurred by the Backup Servicer (including reasonable attorneys’ fees and expenses and court costs) arising out of claims asserted against or by the Backup Servicer on any matter arising out of this Agreement to the extent the act or omission giving rise to the claim accrues before the date on which the Backup Servicer assumes the duties of Servicer hereunder, except for any claims, damages, losses or expenses arising from the Backup Servicer’s own gross negligence, bad faith or willful misconduct. All such amounts payable by the Borrower shall be payable in accordance with Section 2.07. All such amounts payable by the Servicer, to the extent not promptly paid by the Servicer, shall be payable in accordance with Section 2.07. For the avoidance of doubt, such indemnified amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any action, claim or suit) brought by the Backup Servicer of any indemnification or other obligation of the indemnifying party or other Person. The provisions of this section shall survive the termination or assignment of this Agreement and the other Basic Documents and the resignation or removal of any party.

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(g) The Backup Servicer shall be liable in accordance herewith only to the extent of its obligations set forth in this Agreement or any obligations assumed by the Backup Servicer from the Servicer pursuant to Section 7.14. Such liability is limited to only those actions taken or omitted to be taken by the Backup Servicer and caused through its gross negligence, bad faith or willful misconduct. No implied duties (including fiduciary covenants or obligations shall be read into this Agreement against the Backup Servicer and, in the absence of bad faith on its part, the Backup Servicer may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Backup Servicer and conforming to the requirements of this Agreement. The Backup Servicer shall indemnify the Borrower and the Secured Parties from and against all claims, damages, losses or expenses reasonably incurred by the Borrower or the Secured Parties (including reasonable attorneys’ fees and expenses and court costs) arising out of claims asserted against or by the Borrower or the Secured Parties on any matter arising out of this Agreement to the extent the act or omission giving rise to the claim arises from the Backup Servicer’s gross negligence, bad faith or willful misconduct, in each case as determined by a court of competent jurisdiction, except for any claims, damages, losses or expenses arising from the Borrower’s or the Secured Parties’ own gross negligence, bad faith or willful misconduct. For the avoidance of doubt, such indemnified amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any action, claim or suit) brought by the Borrower or the Secured Parties of any indemnification or other obligation of the Backup Servicer. The indemnity provisions of this section shall survive the termination or assignment of this Agreement and the other Basic Documents and the resignation or removal of any party.

(h) The Backup Servicer shall not be charged with knowledge of any event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, or be required to act (including the sending of any notice) upon any such event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, unless a Responsible Officer of the Backup Servicer has actual knowledge of such event or receives written notice of such event from the Borrower, the Servicer or any Secured Party, and shall have no duty to take action to determine whether any such event, default or Event of Default shall have occurred. The Backup Servicer shall not be deemed to have knowledge of any event or information held by or imputed to any Person (including an Affiliate, or other line of business or division of the Backup Servicer) other than itself in its capacity as Backup Servicer.

(i) The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be reasonably assured to it. Notwithstanding any provision to the contrary, the Backup Servicer shall not be liable for any obligation or the acts or omissions of the Borrower, the Servicer (so long as it is not the Successor Servicer, in which case it shall be obligated to perform as Servicer hereunder) or any other Person, contained in this Agreement, and the parties shall look only to such parties to perform such obligations, and the Backup Servicer may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Backup Servicer to the contrary.

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Section 7.10. Rights After Assumption of Duties by Successor Servicer; Liability. At any time following the assumption of the duties of the Servicer by the Backup Servicer or the designation of a Successor Servicer pursuant to Section 7.14 as a result of the occurrence of a Servicer Termination Event:

(a) The Servicer, on behalf of the Borrower, shall, at the Administrative Agent’s or the Required Lender’s request, (i) assemble all of the records relating to the Collateral, including all Receivable Files, and shall make the same available to the Administrative Agent or the Successor Servicer at a place selected by the Administrative Agent (acting at the direction of the Required Lenders), and (ii) segregate all cash, checks and other instruments received by it from time to time constituting collections of Collateral in a manner acceptable to the Administrative Agent and the Required Lenders and shall, promptly upon receipt but no later than two Business Days after receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to, or at the direction of, the Administrative Agent (acting at the direction of the Required Lenders).

(b) The Borrower hereby authorizes the Administrative Agent, to take or cause to be taken any and all steps in the Borrower’s name and on behalf of the Borrower necessary or desirable, in the determination of the Administrative Agent (acting at the direction of the Required Lenders), to collect all amounts due under any and all of the Collateral with respect thereto, including endorsing the Borrower’s name on checks and other instruments representing Collections and enforcing the Receivables.

(c) The Backup Servicer shall be liable in accordance herewith only to the extent of its obligations set forth in this Agreement or any obligations assumed by the Backup Servicer from the Servicer pursuant to Section 7.14. Such liability is limited to only those actions taken or omitted to be taken by the Backup Servicer and caused through its gross negligence, bad faith or willful misconduct. No implied duties (including fiduciary duties), covenants or obligations shall be read into this Agreement against the Backup Servicer and, in the absence of bad faith on its part, the Backup Servicer may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Backup Servicer and conforming to the requirements of this Agreement.

(d) The Backup Servicer shall not be charged with knowledge of any event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, or be required to act (including the sending of any notice) upon any such event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, unless a Responsible Officer of the Backup Servicer has actual knowledge of such event or receives written notice of such event from the Borrower, the Servicer or any Secured Party, and shall have no duty to take action to determine whether any such event, default or Event of Default shall have occurred. The Backup Servicer shall have no obligation whatsoever either prior to or after receiving any such written notice to investigate or verify that such event has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any such notice so furnished to it. The Backup Servicer shall not be deemed to have knowledge of any event or information held by or imputed to any Person (including an Affiliate, or other line of business or division of the Backup Servicer) other than itself in its capacity as Backup Servicer.

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(e) The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it reasonably determines that the repayment of such funds or adequate written indemnity against such risks or liability is not available prior to the expenditure of such funds or the incurrence of financial liability. Notwithstanding any provision to the contrary, the Backup Servicer shall not be liable for any obligation or the acts or omissions of the Borrower, the Servicer (so long as it is not the Successor Servicer, in which case it shall be obligated to perform as Servicer hereunder) or any other Person, contained in this Agreement, and the parties shall look only to such parties to perform such obligations, and the Backup Servicer may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Backup Servicer to the contrary.

(f) If requested by the Administrative Agent (acting at the direction of the Required Lenders), the Backup Servicer (in its capacity as the Successor Servicer) shall direct the Obligors then making payments directly to the Servicer to make all payments under the Receivables directly to the Backup Servicer (in its capacity as the Successor Servicer), in which event the Backup Servicer shall process all such payments, or to a lockbox or lockbox account established by the Backup Servicer (in its capacity as the Successor Servicer) at the direction of the Administrative Agent (acting at the direction of the Required Lenders).

Section 7.11. Limitation on Liability of the Servicer and Others. Except as otherwise provided herein, neither the Servicer nor any of its directors or officers or employees or agents shall be under any liability to the Secured Parties, the Backup Servicer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misconduct, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct hereunder.

Section 7.12. The Servicer Not to Resign. The Servicer shall resign only if the Servicer provides an Opinion of Counsel to the Administrative Agent, the Agents and the Backup Servicer to the effect that it is no longer permitted by Applicable Law to act as Servicer hereunder. No termination or resignation of the Servicer hereunder shall be effective until the Backup Servicer or a different entity, acceptable to the Administrative Agent (acting at the direction of the Required Lenders), has accepted its appointment as Successor Servicer hereunder and has agreed to be bound by the terms of this Agreement and the Collection Policy.

Section 7.13. Servicer Termination Events. The occurrence and continuance of any one of the following events shall constitute a “Servicer Termination Event” hereunder:

(a) the occurrence of a Level III Trigger Event;

(b) any failure by the Servicer to (i) deliver any Collections or (ii) make any payment, transfer or deposit, in each case as required by this Agreement or any other Servicer Basic Document and, in each case, which failure shall continue unremedied for two Business Days after (A) receipt of written notice of such failure by the Servicer from the Administrative Agent, any Agent, any Lender or the Account Bank or (B) discovery of such failure by a Responsible Officer of the Servicer;

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(c) any failure by the Servicer to deliver to the Administrative Agent, each Agent, each Lender or the Backup Servicer a Monthly Report and a Monthly Loan Tape when required that shall continue unremedied for two Business Days after (i) receipt of written notice of such failure by the Servicer from the Administrative Agent, any Agent, any Lender or the Backup Servicer or (ii) discovery of such failure by a Responsible Officer of the Servicer;

(d) any merger or consolidation of the Servicer in breach of Section 7.15;

(e) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in any Servicer Basic Document, which failure shall remain unremedied for 30 days after the earlier of (i) receipt of written notice of such failure by the Servicer from the Administrative Agent, any Agent, any Lender or the Backup Servicer or (ii) discovery of such failure by a Responsible Officer of the Servicer;

(f) any representation, warranty or certification made by the Servicer in any Servicer Basic Document or in any other certificate, information or report delivered pursuant to any Servicer Basic Document shall prove to have been false or incorrect in any material respect when made or deemed made or delivered, and which remains unremedied for 30 days after the earlier of (i) receipt of written notice of such failure by the Servicer from the Administrative Agent, any Agent, any Lender or the Backup Servicer or (ii) discovery of such failure by a Responsible Officer of the Servicer;

(g) an Insolvency Event shall occur with respect to the Servicer;

(h) an Event of Default shall have occurred and shall not have been waived; or

(i) any failure by the Servicer to observe any covenant, condition or agreement under Section 6.05(h).

(j) any Subservicer fails to maintain all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business with respect to the servicing of consumer loans (including the Receivables), requires such qualification, licenses or approvals, and which remains unremedied for 30 days after the receipt of written notice of such failure by any Governmental Authority.

During the continuance of any of the foregoing, notwithstanding anything herein to the contrary, so long as any such Servicer Termination Event shall not have been remedied within any applicable cure period or waived in writing by the Administrative Agent and the Required Lenders, the Administrative Agent acting at the direction of the Required Lenders, by written notice to the Servicer (with a copy to each Agent, Hedge Counterparty, the Account Bank and the Backup Servicer) (each, a “Servicer Termination Notice”), shall terminate all of the rights and obligations of the Servicer as Servicer under this Agreement and under the 2021-1C SUBI Servicing Agreement.

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Notwithstanding the foregoing, a delay in or failure of performance referred to under paragraph (b) above for an additional period of five (5) Business Days after the applicable grace period or referred to under paragraph (e) or (f) above for a period of fifteen (15) days after the applicable grace period shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer, such delay or failure was caused by a Force Majeure Event and Servicer is in compliance with its business continuity and disaster preparedness plans. If, following the expiration of such incremental fifteen (15) day grace period in the case of a delay or failure of performance described in paragraph (e) or (f) above, the applicable delay or failure of performance remains outstanding but the Servicer continues to work diligently to remedy such delay or failure of performance, then, with the consent of the Administrative Agent in its sole discretion the grace period may be extended for a further thirty (30) days. The preceding sentences will not relieve the Servicer from compliance with its obligations pursuant to Section 7.03(g) hereunder or from otherwise using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Administrative Agent and the Backup Servicer with an Officer’s Certificate giving prompt notice of such failure or delay, together with a description of its efforts to perform its obligations.

Section 7.14. Appointment of Successor Servicer.

(a) On and after the receipt by the Servicer of a Servicer Termination Notice, the Servicer shall continue to perform all servicing functions under this Agreement and under the 2021-1C SUBI Servicing Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders) in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders), until a date mutually agreed upon by the Servicer, the Backup Servicer (if the Backup Servicer becomes the Successor Servicer) and the Administrative Agent (acting at the direction of the Required Lenders); provided, however, that the Backup Servicer (if the Backup Servicer becomes the Successor Servicer) shall use its best efforts to effect the transition of the servicing and will assume the duties of the Servicer no more than 45 days after receipt by the Servicer and the Backup Servicer of the Servicer Termination Notice. The Administrative Agent (acting at the direction of the Required Lenders) shall, at the time described in the immediately preceding sentence, appoint the Backup Servicer as the Successor Servicer hereunder and under the 2021-1C SUBI Servicing Agreement, and the Backup Servicer shall on such date assume all duties, liabilities and obligations of the Servicer hereunder and under the 2021-1C SUBI Servicing Agreement from and after such date, and all authority and power of the Servicer under this Agreement and under the 2021-1C SUBI Servicing Agreement shall pass to and be vested in the Backup Servicer except to the extent otherwise set forth herein.

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(b) In the event that the Administrative Agent (acting at the direction of the Required Lenders) does not so appoint the Backup Servicer to succeed the Servicer as Servicer hereunder and under the 2021-1C SUBI Servicing Agreement or the Backup Servicer is unable to assume such obligations on the date specified, the Administrative Agent (acting at the direction of the Required Lenders) shall as promptly as possible appoint a different entity to be the Successor Servicer, and such Successor Servicer shall accept its appointment by a written assumption agreement in a form acceptable to the Administrative Agent (acting at the direction of the Required Lenders) provided, however, that if the Administrative Agent (acting at the direction of the Required Lenders) designates as Successor Servicer any Person other than the Backup Servicer, the Administrative Agent shall provide ten (10) Business Days’ prior written notice to each Rating Agency, if any. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent (acting at the direction of the Required Lenders) shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $50,000,000, that meets (or the parents of which meets) the Long-Term Ratings Requirement and whose regular business includes the servicing of consumer loans as the Successor Servicer hereunder and under the 2021-1C SUBI Servicing Agreement.

(c) The Administrative Agent (acting at the direction of the Required Lenders) shall have the same rights of removal and termination for cause with respect to any Successor Servicer as with respect to Regional Management as the Servicer.

(d) All reasonable costs and expenses (including attorneys’ fees and disbursements) incurred by the Backup Servicer and Successor Servicer in connection with the transfer and assumption of servicing obligations hereunder and under the 2021-1C SUBI Servicing Agreement from the Servicer to the Backup Servicer or Successor Servicer, converting the Servicer’s data to such Person’s computer system and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of a written invoice setting forth reasonable transition expenses not exceeding $250,000 (the “Transition Expenses”) in the aggregate as to all such Persons. In no event shall the Successor Servicer be responsible for any Transition Expenses. If the predecessor Servicer fails to pay the Transition Expenses, the Transition Expenses shall be payable pursuant to Section 2.07.

(e) Upon the termination and removal of the Servicer and the assumption by the Successor Servicer hereunder and under the 2021-1C SUBI Servicing Agreement, the predecessor Servicer shall cooperate with the Successor Servicer in effecting the termination of the rights and responsibilities of the predecessor Servicer under this Agreement and under the 2021-1C SUBI Servicing Agreement, including the transfer to the Successor Servicer for administration by it of all Collections that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received, with respect to a Receivable, the Collection Account, the Reserve Account and Servicer Files and other records maintained by the Servicer.

(f) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and under the 2021-1C SUBI Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, be entitled to the rights, protections, indemnities and immunities, of the Servicer hereunder and thereunder, and all references in this Agreement and under the 2021-1C SUBI Servicing Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided, however, notwithstanding anything else contained herein or therein, the Backup Servicer, as Successor Servicer, and its successors or

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assigns, shall have (i) no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date that the successor Servicer becomes the Servicer or any Subservicer or any claim of a third party based on any alleged action or inaction of the predecessor Servicer, (ii) no obligation to perform any purchase, repurchase, allocation or reallocation (with respect to the assets of the Trust, the UTI, the 2021-1C SUBI or any other SUBI), reimbursement or advancing obligations, if any, of the Servicer or any Subservicer, (iii) no obligation to pay any taxes required to be paid by the Servicer or any Subservicer, (iv) no obligation to pay any of the fees and expenses of any other party involved in this transaction and (v) no liability or obligation with respect to any Servicer or any Subservicer indemnification, defense or hold harmless obligations of any prior Servicer or Subservicer including the initial Servicer. The indemnification obligations of the Backup Servicer, upon becoming a successor Servicer are expressly limited to those instances of gross negligence, bad faith or willful misconduct of the Backup Servicer in its role as Successor Servicer. Furthermore, without limiting the generality of the foregoing, the Backup Servicer as Successor Servicer shall not be required to service the Receivables in accordance with the Collection Policy of the initial Servicer, but rather in accordance with the customary and usual servicing, administration and collection practices and procedures used by servicing companies of comparable experience to the Backup Servicer for servicing personal loans comparable to the Receivables which the Backup Servicer services for others, and shall do so in accordance with industry standards applicable to the performance of such services, and with the same degree of care as it applies to the performance of such services for any similar assets which the Backup Servicer services for similar accounts that it holds for others, as the same may be amended, supplemented or otherwise modified from time to time. Additionally, if the Backup Servicer becomes the Successor Servicer, the duties and obligations of the Servicer contained in this Agreement and the 2021-1C SUBI Servicing Agreement shall be deemed modified as follows: (i) any provision in any such agreement providing that the Servicer shall take or omit to take any action, or shall have any obligation to do or not do any other thing, upon its “knowledge” (or any derivation thereof), “discovery” (or any derivation thereof), “awareness” (or any derivation thereof) or “learning” (or any derivation thereof) shall be interpreted as the actual knowledge of a Responsible Officer of such Successor Servicer or such Responsible Officer’s receipt of a written notice thereof, (ii) such Successor Servicer shall not be liable for any claims, liabilities or expenses relating to the engagement of any accountants or any report issued in connection with such engagement and dissemination of any such report of any accountants appointed by it (except to the extent that any such claims, liabilities or expenses are caused by such Successor Servicer’s gross negligence or willful misconduct) pursuant to the provisions of any Basic Document, and the dissemination of such report shall if applicable, be subject to the consent of such accountants, (iii) such Successor Servicer shall have no obligation to provide investment direction pursuant to this Agreement, the Trust Agreement, any SUBI Supplement (including the 2021-1C SUBI Supplement) or any other Basic Document requiring investment direction from the Servicer, (iv) such Successor Servicer shall not be required to obtain a determination or resolutions by its board of directors with respect to its resignation, and (v) such Successor Servicer shall in no event be obligated to assume, or be deemed to have assumed, the duties, obligations or liabilities of any Person other than the Servicer, solely in its capacity as Servicer under this Agreement and the 2021-1C SUBI Servicing Agreement; it being understood and agreed that, without limiting the generality of the foregoing, such Successor Servicer shall have no (a) duty, obligation or liability under the Trust Agreement or any SUBI Supplement thereunder, including the 2021-1C SUBI Supplement (including any duty, obligation

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or liability to any settlor or any holder of any beneficial interest), (b) duty or obligation to supervise, monitor, control, administer or manage the Trust or any series thereof or to direct, advise, account to or instruct any trustee under the Trust or any such series for any purpose or reason (except that the foregoing shall not excuse the Successor Servicer from performing any duties or obligations relating to the servicing of 2021-1C SUBI Assets that it is expressly obligated to perform under the 2021-1C SUBI Servicing Agreement), (c) duty or obligation to hold records with respect to or on behalf of the Trust or any such series (including the 2021-1C SUBI), except for records relating to the servicing of the 2021-1C SUBI Assets, (d) duty or obligation to do or perform any act of or on behalf of the Trust or any SUBI (including the 2021-1C SUBI) (or any trustee of any of the foregoing), including the preparation or delivery for execution or filing thereby of any documents, instruments, reports or information, except any duties or obligations relating to servicing of the 2021-1C SUBI Assets that it is expressly obligated to perform under the 2021-1C SUBI Servicing Agreement, or (e) duty or obligation to commence, defend against or otherwise participate in any legal proceeding relating to or involving the protection or enforcement of the interests of the Trust, any SUBI (including the 2021-1C SUBI), or any holder of any beneficial interest in or any trustee of any of the foregoing, except any duties or obligations relating to servicing of the 2021-1C SUBI Assets that it is expressly obligated to perform under the 2021-1C SUBI Servicing Agreement

(g) All authority and power granted to the Servicer under this Agreement and under the 2021-1C SUBI Servicing Agreement shall automatically cease and terminate upon termination of the Servicer as servicer and shall pass to and be vested in the Administrative Agent and the Administrative Agent is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Receivables.

(h) The Administrative Agent may, solely for purposes of establishing the fee to be paid to the Backup Servicer or any other Successor Servicer after a notice of removal of the Servicer pursuant to this Article, solicit written bids (such bids to include a proposed servicer fee and servicing transfer costs) from not less than three entities experienced in the servicing of consumer loan receivables similar to the Receivables and that are not Affiliates of the Servicer or the Borrower and are reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders). Any such written solicitation shall prominently indicate that bids should specify any applicable subservicing fees required to be paid from the Servicing Fee and that any fees and transfer costs in excess of the Servicing Fee shall be paid by the Borrower from amounts received pursuant to Section 2.07. The Borrower may also solicit additional bids from other such entities. The Successor Servicer shall act as Servicer hereunder and under the 2021-1C SUBI Servicing Agreement and shall, subject to the availability of sufficient funds in the Collection Account pursuant to Section 2.07 (up to the Servicing Fee), receive as compensation therefor a fee equal to the fee proposed in the bid so solicited which provides for the lowest combinations of servicing fee and transition costs, as reasonably determined by the Administrative Agent (acting at the direction of the Required Lenders) and may revise the percentage used to calculate the Servicing Fee, which, if the Successor Servicer is the Backup Servicer, shall be revised as provided in Section 7.16(a) or, if the Backup Servicer is not the Successor Servicer, may be adjusted in the sole discretion of the Administrative Agent (acting at the direction of the Required Lenders).

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Section 7.15. Merger or Consolidation, Assumption of Obligations or Resignation, of the Servicer. Any Person (a) into which the initial Servicer may be merged or consolidated in accordance with Section 6.05(b), (b) which may result from any merger or consolidation to which the initial Servicer may be a party in accordance with Section 6.05(b), (c) which may succeed to the properties and assets of the initial Servicer substantially as a whole or (d) which may succeed to the duties and obligations of the initial Servicer under this Agreement following the resignation of the initial Servicer, which Person executes an agreement of assumption acceptable to the Administrative Agent (acting at the direction of the Required Lenders) to perform every obligation of the Servicer hereunder, shall, with the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that:

(i) prior written notice of such consolidation, merger, succession or resignation shall be delivered by the initial Servicer to the Administrative Agent, each Lender and the Account Bank;

(ii) immediately after giving effect to such consolidation, merger, succession or resignation, no Servicer Termination Event and no event which after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and is continuing;

(iii) no Event of Default, Unmatured Event of Default or Facility Amortization Event would occur as result of such consolidation, merger, succession or resignation;

(iv) the initial Servicer shall have delivered to the Borrower, the Administrative Agent and each Lender an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, succession or resignation and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement and the other Basic Documents to which it is a party relating to such transaction have been complied with; and

(v) the initial Servicer shall have delivered to the Borrower, the Administrative Agent, and each Lender an Opinion of Counsel to the effect that either: (A) in the opinion of such counsel, all financing statements, continuation statements and amendments and notations on Certificates of Title thereto have been executed and filed that are necessary to preserve and protect the interest of the Borrower and the Secured Parties in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest.

Section 7.16. Wells Fargo Bank as Successor Servicer. In the event that Wells Fargo Bank becomes the Successor Servicer hereunder following the termination of Regional Management as Servicer, the following shall apply with respect to Wells Fargo Bank, as Successor Servicer:

(a) Servicing Fee. At all times that Wells Fargo Bank or another Person is acting as Successor Servicer hereunder, “Servicing Fee Rate” shall mean the greater of (i) 4.75% per annum and (ii) the average of three bids obtained by the Administrative Agent pursuant to the first two sentences of Section 7.14(h).

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(b) Covenants; Representations and Warranties. The covenants and representations and warranties of Regional Management, as Servicer, shall apply to Wells Fargo Bank as Successor Servicer but shall be deemed modified to the extent necessary to apply to Wells Fargo Bank; provided, however, that prior to or promptly following the Assumption Date, applicable modifications and amendments shall be agreed upon by Wells Fargo Bank and the Administrative Agent, as contemplated by Section 7.16(f).

(c) Delegation of Duties. Notwithstanding anything herein to the contrary, Wells Fargo Bank as Successor Servicer, without prior notice or consent, may delegate any or all of its duties and obligations hereunder to one or more subservicers; provided, however, that Wells Fargo Bank as Successor Servicer shall at all times remain responsible for the performance of such duties and obligations.

(d) Servicer Obligations.

(i) Wells Fargo Bank, in any of its capacities hereunder, shall have no obligation to provide investment directions pursuant to Section 2.10 or any other Section requiring investment directions from the Servicer.

(ii) Wells Fargo Bank, in any of its capacities hereunder, shall not be responsible for any deficiency collections or enforcement of the Borrower’s rights under the First Tier Purchase Agreement or the Second Tier Purchase Agreement, as set forth in Section 7.03(c)(i). The Administrative Agent hereby agrees to enforce the rights of the Borrower under the Second Tier Purchase Agreement.

(e) Termination. Wells Fargo Bank, as Successor Servicer, shall only be terminated in accordance with this subsection and “Servicer Termination Events” shall mean and refer to the following on and after the Assumption Date:

(i) Wells Fargo Bank, as Successor Servicer, shall fail to make any payment, transfer or deposit as required under this Agreement;

(ii) Wells Fargo Bank, as Successor Servicer, shall fail to observe or perform in any material respect any other covenant or agreement of the Successor Servicer as set forth in this Agreement;

(iii) material breach of a representation, warranty or certification by Wells Fargo Bank made by it in its role as Successor Servicer under this Agreement; or

(iv) an Insolvency Event shall occur with respect to Wells Fargo Bank.

Upon the occurrence and continuation of a Servicer Termination Event, the Administrative Agent shall notify Wells Fargo Bank of such Servicer Termination Event and Wells Fargo Bank shall have 60 days thereafter to cure such breach. Should Wells Fargo Bank fail to cure such breach, then upon the lapse of 60 days thereafter or at such later time specified by the Administrative Agent (acting at the direction of the Required Lenders), Wells Fargo Bank shall be removed as Servicer and a new Successor Servicer shall be appointed in accordance with the terms hereof.

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The Administrative Agent, with the consent of the Required Lenders, may terminate Wells Fargo Bank as Successor Servicer hereunder in its sole discretion, upon 90 days’ prior written notice to Wells Fargo Bank.

(f) Amendment. Prior to or promptly following the Assumption Date, the parties to this Agreement will enter into one or more amendments or supplements acceptable in form and content to the Backup Servicer and the Administrative Agent (acting at the direction of the Required Lenders), providing for such modifications of this Agreement as are necessary to permit the Backup Servicer to fulfill its responsibilities hereunder as Successor Servicer.

Section 7.17. Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform or shall cause the Servicer to perform all of its obligations under the Receivables to the same extent as if a security interest in such Receivables had not been granted hereunder, and the exercise by the Administrative Agent of its rights hereunder shall not relieve the Borrower from such obligations and (ii) pay prior to becoming delinquent, from funds available to the Borrower under Section 2.07, any Taxes of the Borrower, including any sales taxes payable in connection with the Receivables and their creation and satisfaction. No Secured Party shall have any obligation or liability with respect to any Receivable, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

Section 7.18. Servicing Centralization Event. Upon the occurrence of a Servicing Centralization Event, the Servicer shall promptly send written notice thereof to the parties hereto, and the Backup Servicer and the Servicer shall work with the Administrative Agent and the Lenders to put into effect the items described on Schedule G, together with such other items as may reasonably be agreed upon between the Backup Servicer, the Administrative Agent and the Lenders.

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ARTICLE EIGHT

THE BACKUP SERVICER

Section 8.01. Designation of the Backup Servicer.

(a) The backup servicing role with respect to the Receivables shall be conducted by the Person appointed to act as Backup Servicer hereunder from time to time in accordance with this Section.

(b) The Borrower, the Trust and the Administrative Agent, on behalf of the Secured Parties, each hereby appoints and directs Wells Fargo Bank to act as Backup Servicer, for the benefit of the Administrative Agent and the Secured Parties. Wells Fargo Bank hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein. Wells Fargo will perform its obligations as Backup Servicer through its Corporate Trust Services department (including, as applicable, any agents or Affiliates utilized thereby).

(c) Until the receipt by Wells Fargo Bank of a notice from the Administrative Agent of the designation of a new Backup Servicer pursuant to Section 8.04, Wells Fargo Bank agrees that it will not terminate its activities as Backup Servicer hereunder except in accordance with Section 8.05.

(d) Upon the occurrence of a Servicer Termination Event, the Administrative Agent (acting at the direction of the Required Lenders) may designate the Backup Servicer to act as Successor Servicer for the benefit of the Secured Parties. The Backup Servicer shall accept such appointment and agree to perform the duties and obligations with respect thereto set forth herein, subject to the terms hereof.

Section 8.02. Duties of the Backup Servicer. From the Closing Date until the earlier of (i) its removal pursuant to Section 8.04, (ii) its resignation in accordance with the provisions of Section 8.05, (iii) its appointment as Successor Servicer pursuant to Section 7.14(a) or (iv) the Facility Termination Date, the Backup Servicer shall perform, on behalf of the Secured Parties, the duties and obligations set forth in Section 7.09.

Section 8.03. Backup Servicing Compensation. As compensation for its backup servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicing Fee from the Borrower. The Backup Servicer shall be entitled to receive its Backup Servicing Fee to the extent of funds available therefor pursuant to Section 2.07. The Backup Servicer’s entitlement to receive the Backup Servicing Fee shall cease on the earliest to occur of (i) it becoming the Successor Servicer, (ii) its removal as Backup Servicer pursuant to Section 8.04, (iii) its resignation in accordance with the provisions of Section 8.05 and (iv) the termination of this Agreement.

Section 8.04. Backup Servicer Removal. The Backup Servicer may be removed in connection with a breach by the Backup Servicer in any material respect of any representation, warranty or covenant of the Backup Servicer under this Agreement, or otherwise in the discretion of the Administrative Agent (acting at the direction of the Required Lenders), by 30 days’ prior notice given in writing and delivered to the Backup Servicer from the Administrative Agent (acting

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at the direction of the Required Lenders) (the “Backup Servicer Termination Notice”). On and after the receipt by the Backup Servicer of the Backup Servicer Termination Notice, the Backup Servicer shall continue to perform all backup servicing functions under this Agreement until the date specified in the Backup Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders) in writing or, if no such date is specified in the Backup Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders), until a date mutually agreed upon by the Backup Servicer and the Administrative Agent (acting at the direction of the Required Lenders).

Section 8.05. The Backup Servicer Not to Resign. The Backup Servicer shall resign only with the prior written consent of the Administrative Agent and the Required Lenders or if the Backup Servicer provides an Opinion of Counsel to the Administrative Agent to the effect that the Backup Servicer is no longer permitted by Applicable Law to act as Backup Servicer hereunder. No termination or resignation of the Backup Servicer hereunder shall be effective until a successor Backup Servicer, acceptable to the Administrative Agent (acting at the direction of the Required Lenders) has accepted its appointment as successor Backup Servicer hereunder and has agreed to be bound by the terms of this Agreement. If, however, a successor Backup Servicer is not appointed by the Administrative Agent and the Required Lenders within 30 days after the giving of notice of resignation or termination, the Backup Servicer may petition a court of competent jurisdiction for the appointment of a successor Backup Servicer, with the cost of such petition (including attorneys’ fees and expenses and court costs) to be borne by the Borrower.

Section 8.06. Covenants of the Backup Servicer.

(a) Affirmative Covenants. From the date of its appointment until the Facility Termination Date:

(i) Compliance with Law. The Backup Servicer will comply in all material respects with all Applicable Laws and all of its obligations under this Agreement.

(ii) Preservation of Existence. The Backup Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified and validly existing under federal law where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

(iii) Governmental Authority. If the Backup Servicer becomes the Successor Servicer, then the Backup Servicer in its role as Successor Servicer shall notify the Administrative Agent and each Lender of any material final fines, penalties or sanctions imposed by any Governmental Authority (including the CFPB) against the against the Servicer that could have a material adverse effect on the Receivables within thirty (30) days of such occurrence.

(b) Negative Covenant. From the date of its appointment until the Facility Termination Date, the Backup Servicer will not make any changes to the Backup Servicing Fee without the prior written approval of the Administrative Agent (acting at the direction of the Required Lenders) and, so long as no Event of Default or Servicer Termination Event has occurred, the Borrower.

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Section 8.07. Merger of the Backup Servicer. Any Person into which the Backup Servicer (in such capacity or in its capacity as Successor Servicer) may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Backup Servicer shall be a party, or any Person succeeding to all or substantially all of the corporate trust services business of the Backup Servicer, shall be the successor of the Backup Servicer under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.08. Privilege. The Backup Servicer shall be entitled to any right, protection, privilege or indemnity afforded to the Account Bank under the terms of this Agreement, mutatis mutandis.

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ARTICLE NINE

EVENTS OF DEFAULT

Section 9.01. Events of Default.

(a) Each of the following events shall constitute an “Event of Default”:

(i) the Borrower shall fail to make any payment of Interest, Unused Commitment Fees or principal, in each case when due and without giving effect to the availability of funds and such failure continues unremedied for two (2) Business Days after the date such payment was due;

(ii) failure to pay all Aggregate Unpaids by the Maturity Date;

(iii) a failure on the part of the Borrower to make any payment, transfer or deposit required by the terms of any Basic Document (other than as set forth in clauses (i) and (ii) above) on the day such payment or deposit is required to be made, which default or failure continues unremedied for three (3) Business Days after the earlier of (i) receipt of written notice of such failure by the Borrower from the Administrative Agent or any Lender or (ii) actual knowledge of such failure by a Responsible Officer of the Borrower;

(iv) after giving effect to the allocation of funds pursuant to Section 2.07, the Loans Outstanding exceeds the Borrowing Base (calculated as of the related Determination Date, or, with respect to Receivables added to the Collateral following such Determination Date but prior to such Payment Date or Securitization Date, the related Cutoff Date), which condition continues unremedied for two (2) Business Days; provided, that if such event is due solely to a decrease in the Advance Rate due to the occurrence of a Level I Trigger Event, such event will not constitute an Event of Default if cured by the second Payment Date after the occurrence of such Level I Trigger Event but, for the avoidance of doubt, such event shall constitute an Unmatured Event of Default hereunder until such event is cured Borrower;

(v) on any Payment Date, after giving effect to the allocation of funds pursuant to Section 2.07, the amount on deposit in the Reserve Account is less than the Reserve Account Required Amount, and such deficiency has not been cured prior to or on the next Payment Date, Funding Date or Release Date (provided that for the avoidance of doubt an Advance may cure such deficiency);

(vi) a failure by the Borrower or Regional Management to duly perform or observe any term, covenant or agreement of the Borrower or Regional Management contained in this Agreement or any other Basic Document and such failure remains unremedied for 30 calendar days (or such longer period not in excess of 60 days as may be reasonably necessary to remedy that failure; provided that such failure is capable of remedy within 60 days) after the earliest to occur of (i) actual knowledge by a Responsible Officer of the Borrower or Regional Management, as applicable and (ii) receipt of a written notice of such failure from the Administrative Agent, any Agent, any Lender or the Backup Servicer;

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(vii) any representation, warranty or certification made or deemed to be made by the Borrower or Regional Management under this Agreement or any other Basic Document, or any Monthly Report, any Monthly Loan Tape or other information required to be given by the Borrower, Regional Management or the Servicer to the Administrative Agent or any Lender, shall prove to have been false or incorrect in any material respect when made or deemed made or delivered, and which remains unremedied for 30 calendar days after the earlier to occur of (A) actual knowledge by a Responsible Officer of the Borrower or Regional Management, as applicable, and (B) receipt of a written notice of such failure from the Administrative Agent, any Agent or any Lender;

(viii) the occurrence of an Insolvency Event (which, if involuntary, remains unstayed for more than 45 days) relating to any Regional Management Entity;

(ix) a breach of the Financial Covenant shall have occurred;

(x) a Servicer Termination Event shall have occurred;

(xi) the Borrower shall become (A) an “investment company” within the meaning of the Investment Company Act or (B) a “covered fund” as defined in the Volcker Rule;

(xii) a regulatory, tax or accounting body has ordered that the activities of the Borrower or any Affiliate of the Borrower contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of the Borrower or any Affiliate of the Borrower contemplated hereby may reasonably be expected to cause the Borrower or any of its respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences;

(xiii) any material adverse change in the operations of the Servicer, Regional Management, the Borrower or any other event which materially affects the ability of the Servicer, Regional Management or the Borrower to either collect the Receivables or to perform its obligations under any Basic Document to which it is a party;

(xiv) the IRS shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or Regional Management and such lien shall not have been released within five Business Days after the earlier of the Borrower or Regional Management having actual knowledge thereof or written notice thereof from the Administrative Agent or any Lender, or the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or Regional Management and such Lien shall not have been released or stayed within 30 days after the earlier of the Borrower or Regional Management having actual knowledge thereof or written notice thereof from the Administrative Agent or any Lender;

(xv) the Administrative Agent shall fail for any reason to have a first priority perfected security interest in any material portion of the Collateral (subject to Permitted Liens), which failure shall continue for five Business Days after the earlier of the Borrower or the Servicer having actual knowledge thereof or the Borrower or the Servicer having received written notice thereof from the Administrative Agent or any Lender;

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(xvi) a Change in Control shall occur;

(xvii) except as permitted under this Agreement with respect to the Servicer, the Servicer, Regional Management or the Borrower shall enter into any transaction or merger whereby it is not the surviving entity or the Borrower shall enter into any merger;

(xviii) an event of default occurs under any agreement of any Regional Management Entity in connection with any Indebtedness of $50,000 or more (in the case of the Borrower), or $7,500,000 or more (in the case of Regional Management or any of its Subsidiaries other than the Borrower) and such Indebtedness is accelerated by the requisite holders of such Indebtedness;

(xix) the Regional Management Entities (individually and in the aggregate) shall have one or more final nonappealable judgments entered against it by a court of competent jurisdiction, enter into one or more settlements or have a penalty or fine assessed against it by any Governmental Authority, in excess of, in the aggregate, $13,500,000 and, in the case of the Borrower, $50,000; or

(xx) any Basic Document shall cease to be in full force and effect (other than in accordance with its terms) or any Regional Management Entity shall so assert in writing or otherwise seek to terminate or disaffirm its obligations under any Basic Document.

(b) Upon the occurrence of any Event of Default, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrower (with a copy to the Account Bank), declare the Maturity Date to have occurred, without demand, protest or future notice of any kind, all of which are hereby expressly waived by the Borrower, and, upon such declaration, the Loans and all other amounts owing by the Borrower under this Agreement shall be accelerated and become immediately due and payable; provided, that in the event that an Event of Default described in Section 9.01(a)(ii) or 9.01(a)(viii) has occurred, the Maturity Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

(c) Upon the occurrence of an Event of Default, the Revolving Period shall terminate and no further Loans will be made.

Section 9.02. Actions Upon Declaration or the Automatic Occurrence of the Maturity Date. Upon the declaration or the automatic occurrence of the Maturity Date, the Administrative Agent shall, at the direction of the Required Lenders, exercise in respect of the Collateral, in addition to any and all other rights and remedies otherwise available to it, including rights available hereunder and the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, the Administrative Agent shall, at the direction of the Required Lenders, take the following remedial actions:

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(a) The Administrative Agent may, without notice to the Borrower except as required by Applicable Law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Loans Outstanding, any Interest accrued thereon and or any other amount due and owing to any Secured Party against amounts payable to the Borrower from the Accounts or any part of such Accounts in accordance with and subject to the priorities required by Section 2.07.

(b) The Administrative Agent may take any action permitted under the Basic Documents and may exercise at the Borrower’s sole expense any and all rights and remedies of the Borrower under or in connection with the Collateral, including directing that Collections be deposited into an account specified by the Administrative Agent (acting at the direction of the Required Lenders) (rather than to the Collection Account).

(c) Consistent with the rights and remedies of a secured party under the UCC (and except as otherwise required by the UCC), the Administrative Agent may, without notice except as specified below, foreclose on the Collateral or any part of the Collateral, solicit and accept bids for and sell the Collateral or any part of the Collateral in one or more parcels at public or private sale, at any exchange, broker’s board or at the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable and the Administrative Agent shall apply the proceeds from the sale of the Collateral to any amounts payable by the Borrower with respect to the Obligations in accordance with the priorities required by Section 2.07. Notwithstanding the foregoing, the Administrative Agent may not sell or otherwise liquidate the Collateral or any part of the Collateral, at the direction of the Required Lenders following an Event of Default, other than an Event of Default described in Section 9.01(a)(i) or 9.01(a)(ii), unless: (A) 66 2/3% of the Lenders consent thereto, (B) the proceeds of such sale or liquidation will be sufficient to pay in full the Loans Outstanding and all accrued but unpaid interest on such Loans Outstanding or (C) the Administrative Agent determines that the Collateral will not continue to provide sufficient funds for the payment of principal and interest on the Loans as they would have become due if the Loans had not been declared immediately due and payable, and the Administrative Agent obtains the consent of the Required Lenders. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) above, the Administrative Agent may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as of the sufficiency of the Collateral for such purpose. The Borrower agrees that, to the extent notice of sale shall be required by Applicable Law, at least seven Business Days’ notice to the Borrower (with a copy to each Secured Party) of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Borrower or any Person claiming the Collateral sold through the Borrower and its successors or assigns.

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(d) Upon the completion of any sale under Section 9.02(c), the Borrower will deliver or cause to be delivered all of the Collateral sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and release as may be designated in any such request.

(e) At any sale under Section 9.02(c), Regional Management or any Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any Secured Party purchasing property at a sale under Section 9.02(c) may set off the purchase price of such property against amounts owing to such Secured Party in full payment of such purchase price up to the full amount owing to such Secured Party.

(f) The Administrative Agent (acting at the direction of the Required Lenders) may direct the Servicer to direct Collections to an account other than the Lockbox (as defined in Schedule G) or the Collection Account. The Administrative Agent and the Servicer agree to cooperate in good faith to provide the Servicer access to the information relating to the Collections deposited into such account in order for the Servicer to perform its related duties hereunder.

Section 9.03. Exercise of Remedies. No failure or delay on the part of the Administrative Agent to exercise any right, power or privilege under this Agreement and no course of dealing between the Borrower or the Servicer, on the one hand, and the Administrative Agent, any Agent or Secured Party, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Secured Parties would otherwise have pursuant to Applicable Law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

Section 9.04. Waiver of Certain Laws. The Borrower agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisal, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such Applicable Laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or such parcels as the Administrative Agent or such court may determine.

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Section 9.05. Power of Attorney. The Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, upon the occurrence and during the continuance of an Event of Default and deemed occurrence or declaration of the Maturity Date pursuant to Section 9.01(b), in connection with the enforcement of the rights and remedies provided for in this Article, including (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower thereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Basic Document. Nevertheless, if so requested by the Administrative Agent, directly or through a purchaser of any of the Collateral, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Administrative Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request. On the Closing Date, the Borrower and Regional Management shall deliver to the Administrative Agent a power of attorney in the form attached hereto as Exhibit F-1 and Exhibit F-2, respectively.

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ARTICLE TEN

INDEMNIFICATION

Section 10.01. Indemnities by the Borrower. Without limiting any other rights which the Administrative Agent, each Agent, each Lender or its assignee, the Backup Servicer, the Account Bank or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify, protect, defend and hold harmless each such entity (each in its capacity as such and in its individual capacity) and each of their respective Affiliates and officers, directors, employees and agents thereof (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees, expenses and disbursements (collectively, the “Indemnified Amounts”) awarded against or incurred by, any such Indemnified Party or other non-monetary damages of any such Indemnified Party in connection with, arising out of or as a result of this Agreement or the other Basic Documents, excluding, however, Indemnified Amounts to the extent resulting from the gross negligence, bad faith or willful misconduct on the part of such Indemnified Party (as determined by a court of competent jurisdiction). Without limiting the foregoing, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i) any Receivable represented by the Borrower to be an Eligible Receivable which is not at the applicable time, an Eligible Receivable;

(ii) reliance on any representation or warranty made or deemed made by the Borrower, the Servicer, any of their respective Affiliates or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii) the failure by the Borrower or any other Regional Management Entity to comply with any term, provision or covenant contained in this Agreement or any other Basic Document or a failure by the Borrower or any Regional Management Entity to comply with any term, provision or covenant contained in any agreement executed in connection with this Agreement or any other Basic Document, or with any Applicable Law with respect to any Contract or Receivable, or the non-conformity of any Contract with any such Applicable Law and any failure by the Borrower or any other Regional Management Entity to perform its respective duties under the Contracts and Receivables included as part of the Collateral;

(iv) the failure to vest and maintain vested in the Administrative Agent a valid and enforceable first priority perfected security interest in any or all of the Collateral, except for Permitted Liens;

(v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to the Collateral, whether at the time of a Loan or at any subsequent time and as required by the Basic Documents;

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(vi) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable comprising a portion of the Collateral which is, or is purported to be, an Eligible Receivable (including a defense based on the Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vii) any failure by the Borrower or the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement;

(viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with any Receivable;

(ix) the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including sales, excise or personal property taxes payable in connection with the Collateral;

(x) any repayment by any Agent or a Secured Party of any amount previously distributed in reduction of the Loans Outstanding or payment of Interest, any obligation or any other amount due hereunder or under any Hedging Agreement, in each case which amount such entity believes in good faith is required to be repaid;

(xi) any litigation, proceeding or investigation (a) before any Governmental Authority (1) in respect of any Contract or Receivable, (2) relating to the use of the proceeds of the Loan or (3) related to this Agreement (A) that is not commenced by the Indemnified Party or (B) if so commenced, in which such Indemnified Party is not the prevailing party; provided, that no Indemnified Party shall be entitled to any indemnification for any item described in this clause resulting from such Indemnified Party’s gross negligence or willful misconduct or (b) relating to or arising from the Basic Documents, the transactions contemplated hereby and thereby, the use of proceeds of the Loans by the Borrower or any other investigation, litigation or proceeding relating to the Borrower or the Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated by the Basic Documents;

(xii) the use of the proceeds of any Loan;

(xiii) any failure by the Borrower to give reasonably equivalent value to Regional Management in consideration for the transfer by Regional Management to the Borrower of any of the Receivables and the related Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of any Insolvency Law;

(xiv) the failure of the Borrower to remit to the Servicer Collections remitted to the Borrower in accordance with the terms hereof or the commingling by the Borrower of any Collections with other funds;

(xv) all reasonable and documented fees, costs and expense (including reasonable legal fees and expenses) incurred by any Lender, their respective Credit Providers or the Administrative Agent in connection with entering into or giving or withholding any amendments or supplements or waivers or consents (including review and analysis thereof) with respect to the Basic Documents or any other document or instrument delivered pursuant hereto or thereto (whether or not the same is finally agreed to) if the same is requested by the Borrower or the Servicer, or is required or necessary under the Basic Documents; or

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(xvi) any and all civil penalties or fines assessed by OFAC against, and all reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the defense thereof by any Indemnified Party as a result of funding all or any portion of the Loan or the acceptance of payments or of Collateral due under the Basic Documents.

Any amounts subject to the indemnification provisions of Section 10.01 payable by the Borrower shall be paid solely pursuant to the provisions of Section 2.07 in the order and priority set forth therein.

Section 10.02. Indemnities by the Servicer. Without limiting any other rights which the Indemnified Parties may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify the Indemnified Parties from and against any and all Indemnified Amounts awarded against or incurred by, any such Indemnified Party or other non-monetary damages of any such Indemnified Party relating to or arising from any of the following, excluding, however, Indemnified Amounts to the extent resulting from the gross negligence, bad faith or willful misconduct on the part of any Indemnified Party:

(i) reliance on any representation or warranty made or deemed made by the Borrower, the Servicer, any of their respective Affiliates or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii) the failure by the Servicer to comply with (a) any term, provision or covenant contained in this Agreement or any other Basic Document or (b) any term, provision or covenant contained in any agreement executed in connection with this Agreement or any other Basic Document, or with any Applicable Law with respect to any Receivable, the non-conformity of any Receivable with any such Applicable Law and any failure by the Originator to perform its respective duties under the Receivables or (c) any Applicable Law in the operation of Regional Management;

(iii) any failure by the Servicer to perform any of its other duties or obligations in accordance with the provisions of this Agreement or any of the other Basic Documents;

(iv) the failure to vest and maintain vested in the Administrative Agent a valid and enforceable first priority perfected security interest in the Collateral;

(v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the Collateral, whether at the time of a Loan or at any subsequent time and as required by the Basic Documents;

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(vi) any litigation, proceeding or investigation (a) before any Governmental Authority (1) in respect of any Receivable included as part of the Collateral, (2) relating to the use of the proceeds of the Loan or (3) related to this Agreement (A) that is not commenced by the Indemnified Party or (B) if so commenced, in which such Indemnified Party is not the prevailing party; provided, that no Indemnified Party shall be entitled to any indemnification for any item described in this clause resulting from such Indemnified Party’s gross negligence or willful misconduct or (b) relating to or arising from the Basic Documents, the transactions contemplated hereby and thereby, the use of proceeds of the Loan by the Servicer or any other investigation, litigation or proceeding relating to the Borrower or the Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated by the Basic Documents;

(vii) entering into or giving or withholding any amendments or supplements or waivers or consents (including review and analysis thereof) with respect to the Basic Documents or any other document or instrument delivered pursuant hereto or thereto (whether or not the same is finally agreed to) if the same is requested by the Servicer, or is required or necessary under the Basic Documents;

(viii) any and all civil penalties or fines assessed by OFAC against, and all reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the defense thereof by any Indemnified Party as a result of funding all or any portion of the Loan or the acceptance of payments or of Collateral due under the Basic Documents; or

(ix) the commingling by the Servicer of any Collections with other funds.

Any amounts subject to the indemnification provisions of Section 10.01 payable by the Servicer, to the extent not promptly paid by the Servicer, shall be paid pursuant to the provisions of Section 2.07.

Section 10.03. General Indemnity Provisions. Notwithstanding the foregoing, in no event shall any Indemnified Party be indemnified against any Taxes for which the Borrower was required to indemnify a Secured Party pursuant to Section 2.13 or, except as otherwise provided herein, (i) nonpayment by an Obligor of an amount due and payable with respect to a Contract or (ii) any loss in value of any Permitted Investment due to changes in market conditions or for other reasons beyond the control of the Borrower or the Servicer.

The indemnities expressly provided in this Article are cumulative and not exclusive of any rights or remedies which the Indemnified Parties would otherwise have pursuant to law or equity.

For the avoidance of doubt, Indemnified Amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any dispute, action, claim or suit) brought by an Indemnified Party of any indemnification or other obligation of the indemnifying party or other Person.

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Section 10.04. Applicability and Survival. The foregoing indemnities shall apply whether or not liabilities and costs set forth above are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability. The provisions of this Article shall survive the termination or assignment of this Agreement and the other Basic Documents and the resignation or removal of any party.

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ARTICLE ELEVEN

THE ADMINISTRATIVE AGENT AND THE AGENTS

Section 11.01. Authorization and Action.

(a) Each Lender and each Secured Party (other than the Administrative Agent) hereby designates and appoints JPMorgan Chase Bank, N.A. (and JPMorgan Chase Bank, N.A. accepts such designation and appointment) as Administrative Agent hereunder, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Administrative Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or Applicable Law. The appointment and authority of the Administrative Agent hereunder shall terminate on the Facility Termination Date.

(b) Each Lender hereby irrevocably designates and appoints the related Agent as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes such Agent, as the agent for such Lender, to take such action on its behalf under the provisions of the Basic Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.

(c) Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor any Agent (the Administrative Agent and each Agent being referred to in this Article as an “Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or any Agent.

(d) The Administrative Agent shall promptly distribute to each Agent (if such Agent or the Lender in its Lender Group are not otherwise required to receive such notice), who shall promptly distribute to each related Lender (if such Lender is not otherwise required to receive such notice) all notices, requests for consent and other information received by the Administrative Agent under this Agreement that are not also delivered to the Lenders.

(e) The Administrative Agent shall promptly notify all Lenders in writing of any proposed consent, waiver, approval, vote or other action taken or to be taken by the Administrative Agent in such capacity under the Intercreditor Agreement (an “Intercreditor Action”) within one (1) Business Day of the Administrative Agent actually receiving notice thereof, which notice shall include all information delivered to the Administrative Agent in such capacity under the Intercreditor Agreement. Notwithstanding any provision to the contrary in this Agreement or in any other Basic Document, all Intercreditor Actions shall be exercised by the Administrative Agent in such capacity solely at the written direction of the Required Lenders. For the avoidance of doubt, the terms set forth in this Section 11.01(e) shall not be applicable to any other capacity in which JPMorgan Chase Bank, N.A. may serve under the Intercreditor Agreement (other than as Administrative Agent for the Secured Parties hereunder), including any action to be taken by JPMorgan Chase Bank, N.A. in such other capacity under the Intercreditor Agreement.

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Section 11.02. Delegation of Duties. Each Agent may execute any of its duties under any of the Basic Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.03. Exculpatory Provisions. Neither any Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of any Agent, the breach of its obligations expressly set forth in this Agreement) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower, the Servicer, Regional Management, the Backup Servicer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Basic Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article Four. No Agent shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. No Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default, Unmatured Event of Default, Facility Amortization Event or Servicer Termination Event unless it has received written notice thereof from the Borrower, the Servicer or a Secured Party.

Section 11.04. Reliance.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Agent), independent accountants and other experts selected by such Agent.

(b) Each Agent shall be fully justified in failing or refusing to take any action under any of the Basic Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by, in the case of (i) the Administrative Agent, the Lenders or by the Committed Lenders or (ii) an Agent, the Lenders or by the Committed Lenders in its Lender Group, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(c) The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Basic Documents in accordance with a request of the Required Lenders (or their Agents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lenders.

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(d) Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Basic Documents in accordance with a request of (i) Owners in its Lender Group having Invested Percentages aggregating greater than 66 2/3% of the aggregate Invested Percentages of all Owners in such Lender Group and (ii) Committed Lenders in its Lender Group having Commitments aggregating greater than 66 2/3% of the aggregate Commitments of all Committed Lenders in such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lender in such Lender Group.

(e) In the event the Administrative Agent receives notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default, Unmatured Event of Default, Facility Amortization Event or Servicer Termination Event from the Borrower, the Servicer or any Lender, referring to this Agreement and describing such event, it shall promptly give notice thereof to each Agent, and in the event any Agent receives such a notice, it shall promptly give notice thereof to the Lenders in its Lender Group. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Required Lenders, and each Agent shall take such action with respect to such event as shall be reasonably directed by (i) Owners in its Lender Group having Invested Percentages aggregating greater than 66 2/3% of the aggregate Invested Percentages of all Owners in such Lender Group and (ii) Committed Lenders in its Lender Group having Commitments aggregating greater than 66 2/3% of the aggregate Commitments of all Committed Lenders in such Lender Group; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.

Section 11.05. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that no Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower, Regional Management, the Servicer, any Originator or the Backup Servicer shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, Regional Management, each Originator or the Backup Servicer and the Receivables and made its own decision to purchase its interest in the Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Basic Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, Regional Management, each Originator or the Backup Servicer and the Receivables. Except for notices, reports and other documents received by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, the Servicer, Regional Management, each Originator, the Backup Servicer or the Receivables which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

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Section 11.06. Indemnification. The Committed Lenders (i) agree to indemnify the Administrative Agent in its capacity as such (without limiting the obligation (if any) of the Borrower or the Servicer to reimburse the Administrative Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Invested Percentages of the Loans Outstanding) and (ii) in each Lender Group agree to indemnify the Agent for such Lender Group in its capacity as such (without limiting the obligation (if any) of the Borrower and the Servicer to reimburse such Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Invested Percentages of the Loans Outstanding), in each case from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Loans Outstanding) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting from its own gross negligence or willful misconduct. The provisions of this Section shall survive the payment of the Obligations under this Agreement, including the Loans Outstanding, the termination of this Agreement, and any resignation or removal of the applicable Agent.

Section 11.07. Each Agent in its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other party to a Basic Document as though it were not an Agent hereunder. In addition, the Lenders acknowledge that one or more Persons which are Agents may act (i) as administrator, sponsor or agent for one or more Conduit Lenders and in such capacity act and may continue to act on behalf of each such Conduit Lender in connection with its business, and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any one or more Conduit Lenders is party and in various other capacities relating to the business of any such Conduit Lender under various agreements. Any such Person, in its capacity as Agent, shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as an Agent other than as expressly provided in this Agreement. Any Person which is an Agent may act as an Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity. None of the provisions to this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

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Section 11.08. Successor Agents. The Administrative Agent may resign as Administrative Agent upon ten days’ written notice to the Lenders, each Agent and the Borrower with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint a successor administrative agent, which may be a lender. Any Agent may resign as Agent upon ten days’ notice to the Lenders in its Lender Group, the Administrative Agent and each other Agent and the Borrower with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section. If an Agent shall resign as Agent under this Agreement, then (i) Owners in its Lender Group having Invested Percentages aggregating greater than 66 2/3% of the aggregate Invested Percentages of all Owners in such Lender Group, and (ii) Committed Lenders in its Lender Group having Commitments aggregating greater than 66 2/3% of the aggregate Commitments of all Committed Lenders in such Lender Group shall appoint from among the Committed Lenders (other than the Conduit Lenders) in such Lender Group a successor agent for such Lender Group. Any successor administrative agent or agent shall succeed to the rights, powers and duties of resigning Agent, and the term “Administrative Agent” or “Agent,” as applicable, shall mean such successor administrative agent or agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent’s resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 11.09. Borrower, Servicer Reliance. For all purposes under this Agreement, the Borrower and the Servicer may conclusively rely on written consent, approval or waiver from the Administrative Agent as consent, approval or waiver, respectively, of the Required Lenders.

Section 11.10. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

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(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Basic Document or any documents related hereto or thereto).

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ARTICLE TWELVE

ASSIGNMENTS; PARTICIPATIONS

Section 12.01. Assignments and Participations.

(a) Each Lender agrees that each Loan or interests therein owned by such Lender pursuant to this Agreement will be acquired for investment only and not with a view to any public distribution thereof, and that such Lender will not offer to sell or otherwise dispose of the Loans or the interest therein so acquired by it (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable State securities laws. Each Lender hereby confirms and agrees that, in connection with any syndication, offering, transfer or sale by it of any interest in the Loans, such Lender has not engaged and will not engage in a general solicitation or general advertising.

(b) Each Lender may upon at least ten days’ notice (or in the case of an assignment to an Eligible Assignee satisfying clause (ii) of the definition of the term “Eligible Assignee”, prompt notice following such assignment) to the Administrative Agent and the Agents, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Lender’s rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment, (iii) each such assignment shall be to an Eligible Assignee and in the case of an assignment by a Committed Lender at any time its Commitments remain outstanding, such Eligible Assignee shall agree to the Commitment of such Committed Lender hereunder, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent and the Agent for the related Group an Assignment and Acceptance, (v) the parties to each such assignment shall have agreed to reimburse the Administrative Agent for all reasonable fees, costs and expenses (including the reasonable fees and disbursements of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with such assignment, (vi) each Person that becomes a Lender under an Assignment and Acceptance shall agree to be bound by the confidentiality provisions of Article Thirteen and (vii) there shall be no increased costs, expenses or Taxes incurred by the Administrative Agent or the Lenders upon assignment or participation. Upon such execution, delivery and acceptance and the recording by the Administrative Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Administrative Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

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(c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such assigning Lender and such assignee confirm that such assignee is an Eligible Assignee; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting solely for this purposes as an agent of the Borrower, shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it pursuant to Section 12.01(b) and a register for the recordation of the names and addresses of each Lender, the Commitment of each Lender Group and the Principal Amount (and stated interest thereon) of each Loan made by each Lender Group from time to time (the “Lender Register”). The entries in the Lender Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and the Lenders shall treat each Person whose name is recorded in the Lender Register as a Lender hereunder for all purposes of this Agreement. The Lender Register shall be available for inspection by the Borrower, the Backup Servicer, the Account Bank and any Agent or Lender at any reasonable time and from time to time upon reasonable prior notice. Neither the Backup Servicer nor the Account Bank shall be responsible for independently determining whether any Person is a Lender or if the required percentage of Lenders constituting the Required Lenders has been met in connection with any action or omission by any of such Persons hereunder. For all purposes hereunder or under any other Basic Document, the Backup Servicer and the Account Bank shall be entitled to rely conclusively, without investigation, on the Lender Register, or other written statements of the Administrative Agent, to determine whether (i) any Person is a Lender or (ii) the required percentage of Lenders constituting the Required Lenders has been met in connection with any such action or omission.

(e) Subject to the provisions of Section 12.01(a), upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, accept such Assignment and Acceptance, and the Administrative Agent shall then record the information contained therein in the Lender Register.

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(f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and each Loan owned by it); provided, however, that (i) such Lender’s obligations under this Agreement (including its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Administrative Agent, each Agent, the other Lenders and the other parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Lender (including any right to receive payment) under Sections 2.12 and 2.13 (subject to the requirements and limitations therein, it being understood that the documentation required under Sections 2.13(d) and 2.13(e) shall be delivered to the participating Lender); provided, however, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Borrower to the Lender granting its participation had such participation not been granted, except to the extent such entitlement to receive a greater payment results from a change in Applicable Law that occurs after such participant acquired the applicable participation. With respect to any participation described in this Section, the participant’s rights as set forth in the agreement between such participant and the applicable Lender to agree to or to restrict such Lender’s ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights which such Lender may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 12.01.

(g) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitment or Loan, letter of credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, neither the Administrative Agent (in its capacity as Administrative Agent) nor any Agent (in its capacity as Agent) shall have any responsibility for maintaining a Participant Register.

(h) Nothing herein shall prohibit any Lender from pledging or assigning as collateral any of its rights under this Agreement to (i) any Federal Reserve Bank or any other Governmental Authority in accordance with Applicable Law, (ii) any Lender, any Agent or the Administrative Agent or any Affiliate thereof in connection with any financing or repurchase agreement entered into by such Lender or (iii) a collateral trustee or security agent for holders of commercial paper and, in each case, any such pledge or Collateral assignment may be made without compliance with Section 12.01(a) or 12.01(b). Furthermore, nothing herein shall prohibit or limit the ability of any Conduit Lender to sell or assign all or any portion of its Loans (or interests therein) to its Credit Providers (or to an agent on its or their behalf) pursuant to Liquidity Facilities with respect to such Conduit Lender.

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(i) Notwithstanding the foregoing, the Conduit Lenders in any Lender Group may assign their rights, obligations and interests related to any Loan to any other Conduit Lender in such Conduit Lender’s Lender Group without providing any notice to the Borrower or the Administrative Agent and without providing any Assignment and Acceptance to the Administrative Agent. Each Agent shall maintain a register for the recordation of the Commitment of each Lender in its Lender Group and the Principal Amount (and stated interest thereon) of each Loan made by each Lender in its Lender Group from time to time (the “Group Register”) and shall update its Group Register to reflect any assignments described in the immediately preceding sentence. Upon its receipt of an Assignment and Acceptance executed by an assigning Conduit Lender and an assignee Conduit Lender pursuant to Section 12.01(b), the Agent for such Conduit Lenders’ Lender Group shall accept such Assignment and Acceptance and such Agent shall then record the information contained therein in the Group Register. The Agent of each Lender Group shall keep records of the Loans held by each member of its Lender Group and shall provide notice thereof to the Administrative Agent or the Borrower upon request.

Section 12.02. Collateral Assignments By Lender. Notwithstanding anything to the contrary set forth herein, and without any requirement to comply with any other section hereof or to receive the consent of Borrower or any other Person (except as expressly set forth in this Section 12.02), each Lender may, at any time, pledge, collaterally assign and grant a security interest in and Lien on all or any portion of its rights and interests under this Agreement, any other Basic Document, its Loan (or any portion thereof) and all rights to receive payments hereunder: (i) to any Federal Reserve Bank or any other Governmental Authority in accordance with any applicable Requirements of Law, (ii) to any collateral trustee or collateral agent of a Federal Reserve Bank or Governmental Authority, or to any other collateral trustee or collateral agent with the prior written consent of the Borrower, and (iii) with the prior written consent of the Administrative Agent and the Borrower, such consent not to be unreasonably withheld (but subject to satisfaction of “know your customer” requirements of the Administrative Agent), to any other Person. No such assignment shall relieve the assigning Lender of any of its obligations hereunder, including, without limitation, with respect to any Committed Lender, its Commitment to fund Loans.

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ARTICLE THIRTEEN

MUTUAL COVENANTS REGARDING CONFIDENTIALITY

Section 13.01. Covenants of the Borrower, the Servicer, and the Backup Servicer. Each of the Borrower, the Servicer, and the Backup Servicer, severally and with respect to itself only, covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or the identity of the Lenders under this Agreement), except as the Administrative Agent or any such Lender may have consented to in writing prior to any proposed disclosure and except that it may disclose such information (i) to its Advisors, officers, directors, employees, lenders, investors, potential investors, agents, auditors, subservicers or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer, or the Backup Servicer or (iii) to the extent it should be (a) required by Applicable Law (including filing a copy of this Agreement and the other Basic Documents (other than any fee related letters)) as exhibits to filings required to be made with the SEC, or in connection with any legal or regulatory proceeding, (b) requested by any Governmental Authority to disclose such information or (c) requested by any nationally recognized statistical rating organization; provided, that, in the case of clause (iv)(a), the Borrower, the Servicer and the Backup Servicer, as applicable, will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the Lenders of its intention to make any such disclosure prior to making such disclosure. The provisions of this Section 13.01 shall survive for two years following the termination of this Agreement.

Section 13.02. Covenants of the Administrative Agent, the Agents, the Lenders and the Backup Servicer.

(a) Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer, and any Successor Servicer covenants and agrees that it will not disclose any of the Confidential Information now or hereafter received or obtained by it without the Borrower’s prior written consent; provided, however, that it may disclose any such Confidential Information (i) in connection with participations and assignments pursuant to Section 12.01, including to potential third party participants and assignees, (ii) to those of its officers, directors, employees, lenders, potential lenders, investors, potential investors, dealers, hedge counterparties, potential counterparties, agents, counsel, accountants, auditors, subservicers, Advisors or representatives directly involved in the transactions contemplated by the Basic Documents who need to know such information for the purpose of assisting it in connection with the transactions contemplated by the Basic Documents or the financing thereof (provided, for so long as no Event of Default or Facility Amortization Event has occurred and is continuing, the Collection Policy shall not be disclosed to such person if such person is a Direct Competitor), (iii) to any nationally recognized statistical rating organization (within the meaning of the Exchange Act), including in compliance with Rule 17g-5 thereunder (or any similar rule or regulation in any relevant jurisdiction) or that is then rating the commercial paper notes issued by or on behalf of a Conduit Lender or other debt obligations of a Conduit Lender or its Affiliates, (iv) to any hedge counterparty and (v) to the extent it should be (a) required by Applicable Law (including filing a copy of this Agreement and the other Basic Documents (other than any fee related letters)) as exhibits to filings required to be made with the SEC, or in connection with any legal or regulatory proceeding or (b) requested by any

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Governmental Authority to disclose such information; provided, that, in the case of clause (v)(a), the Administrative Agent, each Agent, each Lender, the Backup Servicer and any Successor Servicer, as applicable, will use all reasonable efforts to request that confidentiality is maintained and to use reasonable efforts to, unless otherwise prohibited by Applicable Law, promptly notify the Borrower of its intention to make any such disclosure. Confidential Information may not be provided to prospective participants or assignees before the execution of an Assignment and Acceptance, unless such Confidential Information is covered under a separate confidentiality agreement between the assigning Lender and such prospective participant or assignee.

(b) Each of the Backup Servicer and any Successor Servicer acknowledges and understands that the Confidential Information may contain “nonpublic personal information” as that term is defined in Section 6809(4) of the Gramm-Leach-Bliley Act (the “Act”), and each of the Backup Servicer and any Successor Servicer, and each of its employees, Affiliates, directly involved in the transaction contemplated by the Basic Documents, agrees that it (i) shall comply with applicable laws and regulations regarding the privacy or security of “nonpublic personal information” as that term is defined in Section 509(4) of the Act, (ii) shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of the Regional Entities which party may hold, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information, (iii) shall promptly notify the Regional Entities in writing upon becoming aware of any actual breach of the security, confidentiality, or integrity of nonpublic personal information received hereunder, and (iv) shall maintain such nonpublic personal information received hereunder in accordance with the Act and other applicable federal and state privacy laws.

(c) Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer and any Successor Servicer agrees that it will advise its Affiliates to whom it provides Confidential Information of the confidential nature of such information and that it shall direct its Affiliates to comply with the terms of this Article Fourteen applicable to the Administrative Agent, each Agent, each Lender, the Backup Servicer or any Successor Servicer, as applicable.

(d) Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer, and any Successor Servicer acknowledges and agrees that any Confidential Information provided to it, in whatever form, is the sole property of the Borrower and Regional Management. Neither such Person nor its Affiliates or Advisors shall use any of the Confidential Information now or hereafter received or obtained from or through the Borrower, Regional Management or any of their respective Affiliates for any purpose other than for purposes of engaging in, or as otherwise contemplated by, the transactions contemplated by the Basic Documents. The Administrative Agent, each Lender, the Backup Servicer and any Successor Servicer agree that if the Borrower and/or Regional Management should request in writing that it destroy or return the Confidential Information, it shall, at its option, return or destroy such Confidential Information; provided that it shall be permitted to retain only that portion of the Confidential Information, in accordance with the confidentiality obligations specified in this Agreement, that is necessary (i) for purposes of documenting any due diligence review performed by it in connection with this Agreement and (ii) to comply with any Applicable Laws or the internal document retention policies of the Administrative Agent, any Agent, any Lender, the Backup Servicer or any Successor Servicer.

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(e) Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer, or any Successor Servicer acknowledges that all Confidential Information is considered to be proprietary and of competitive value, and in many instances trade secrets. Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer and any Successor Servicer agrees that because of the unique nature of the Confidential Information any breach of this Agreement may cause the Borrower, Regional Management and their respective Affiliates irreparable harm and money damages and other remedies available at law in the event of a breach may not be adequate to compensate the Borrower, Regional Management and their Affiliates for any such breach. Accordingly, each of the Administrative Agent, each Agent, each Lender, the Backup Servicer and any Successor Servicer acknowledges and agrees that the Borrower, Regional Management and their respective Affiliates shall be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance, as a remedy for any such breach. Such relief shall be in addition to, and not in lieu of, all other remedies available to the Borrower, Regional Management and their respective Affiliates whether at law or in equity.

(f) If the Administrative Agent, any Lender, the Backup Servicer and any Successor Servicer, or any of their respective Affiliates or Advisors are legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process) to disclose any of the Confidential Information (including the fact that discussions or negotiations took place with respect to the transactions contemplated by the Basic Documents), the related entity shall promptly notify the Borrower and Regional Management in writing (unless such notification is prohibited by Applicable Law) of such requirement so that the Borrower and/or Regional Management, at their sole cost and expense, may seek a protective order or other appropriate remedy. The Administrative Agent, each Lender, the Backup Servicer and any Successor Servicer may disclose, without liability hereunder, that portion (and only that portion) of the Confidential Information that it is legally compelled to disclose; provided that it agrees to use reasonable efforts, at the sole cost and expense of the Borrower and Regional Management, to obtain assurance that confidential treatment will be accorded such Confidential Information by the person or persons to whom it was disclosed.

(g) Notwithstanding the foregoing, it is understood that the Administrative Agent, each Agent, each Lender, the Backup Servicer and any Successor Servicer or their Affiliates may be required to disclose (and may so disclose) the Confidential Information or portions thereof at the request of a Governmental Authority or in connection with an examination of it or its Affiliates by a Governmental Authority, including in connection with the regulator compliance policy of Administrative Agent, any Agent, any Lender, the Backup Servicer and any Successor Servicer. No notice shall be required in connection with any disclosures made pursuant to any request or examination by any Governmental Authority.

(h) It is understood and agreed that no failure or delay by the Servicer, the Borrower, the Backup Servicer, the Successor Servicer, the Administrative Agent, any Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

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(i) The provisions of this Section 13.02 shall survive for two years following the termination of this Agreement.

Section 13.03. Non-Confidentiality of Tax Treatment and Tax Structure. Notwithstanding anything to the contrary contained herein or in any document related to the transactions contemplated hereby, in connection with Treasury Regulations Section 1.6011-4, Section 301.6111-1T and Section 301.6112-1, the parties hereby agree that, from the commencement of discussions with respect to the transactions described herein, each party hereto (and each of its employees, representatives, Advisors, Affiliates or agents) is permitted to disclose to any and all persons of any kind, the tax treatment, tax structure and other relevant tax aspects of the transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to each such party related to such treatment, structure and tax aspects. In this regard, each party hereto acknowledges and agrees that this disclosure of the treatment, structure or tax aspects of the transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each party hereto acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the tax treatment, tax structure or other relevant tax aspects of the transactions is limited in any manner (such as where the transactions are claimed to be proprietary or exclusive) for the benefit of any other Person.

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ARTICLE FOURTEEN

MISCELLANEOUS

Section 14.01. Amendments and Waivers.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Event of Default, Unmatured Event of Default or Facility Amortization Event, regardless of whether the Administrative Agent, any Agent or any Lender may have had notice or knowledge of such Event of Default, Unmatured Event of Default or Facility Amortization Event at the time.

(b) Neither this Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent with the consent of the Required Lenders. The Servicer shall provide a copy of each such proposed amendment, waiver or other modification to each Hedge Counterparty and each Rating Agency, if any. Notwithstanding the foregoing, no such agreement shall, without the written consent of each Lender:

(i) amend any provision of Section 2.07,

(ii) amend any provision of Schedule B,

(iii) change any provision of this Section or the definition of “Required Lenders”, “Event of Default,” “Facility Amortization Event” or “Servicer Termination Event”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder,

(iv) amend or change the definition of “Advance Rate”, “Borrowing Base”, “Borrowing Base Deficiency”, “Annualized Charge-off Ratio”, “Concentration Limits”, “Level I Trigger Event”, “Level II Trigger Event”, “Level III Trigger Event”, “Monthly Principal Amount” or “Reserve Account Required Amount”.

(v) reduce the principal or the rate of interest on the Loans or any fees or other amounts payable hereunder or under any other Basic Document;

provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Account Bank or the Backup Servicer hereunder without the prior written consent of the Account Bank or the Backup Servicer, as the case may be (which consent shall not be unreasonably withheld or delayed); provided further, that the Fee Letter may only be amended, or rights or privileges thereunder waived, in writing executed by the parties thereto and with the written consent of the Required Lenders.

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No amendment, waiver or other modification which could have a material adverse effect on the rights or obligations of any Hedge Counterparty shall be effective against such Hedge Counterparty without the prior written agreement of such Hedge Counterparty. Notwithstanding the foregoing, if an Agent determines that it is necessary to establish an alternate rate of interest to the applicable LIBO Rate pursuant to Section 2.18, the Administrative Agent, the Lenders in the related Lender Group and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable, and the Administrative Agent may make Benchmark Replacement Conforming Changes in accordance with Section 2.18(c).

(c) Neither this Agreement nor any provision hereof may be waived except pursuant to an agreement or agreements in writing entered into by the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall, without the written consent of each Lender waive any condition set forth in Section 4.01; provided further, that no such agreement shall waive the rights or duties of the Account Bank, the Backup Servicer or the Hedge Counterparty hereunder without the prior written consent of the Account Bank, the Backup Servicer or the Hedge Counterparty, as the case may be.

(d) The Borrower shall promptly deliver to the Account Bank, the Backup Servicer and the Hedge Counterparty an executed copy of any amendment, waiver or modification under this Section. In executing any amendment to this Agreement, the Backup Servicer and the Account Bank shall be entitled to receive (i) an Officer’s Certificate of the Borrower stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent thereto have been satisfied, and (ii) written direction from the Borrower and the Administrative Agent (on behalf of the Secured Parties).

(e) All fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred in connection with any amendment, supplement or waiver shall be payable by the Borrower.

Section 14.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and e-mailed, mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party’s Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of notice by (i) mail, five days after being deposited in the United States mail, first class postage prepaid, (ii) e-mail and facsimile copy, when electronic communication of receipt is obtained or (iii) overnight courier, one Business Day after being deposited with such overnight courier service, except that notices and communications pursuant to Article Two shall not be effective until received with respect to any notice sent by mail, telecopier or e-mail.

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Section 14.03. No Waiver, Rights and Remedies. No failure on the part of the Administrative Agent, any Agent or any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 14.04. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Backup Servicer, each Agent, the Secured Parties and their respective successors and permitted assigns and, in addition, each Hedge Counterparty shall be an express third-party beneficiary of this Agreement.

Section 14.05. Term of this Agreement. This Agreement shall remain in full force and effect until the Facility Termination Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Article Five and the indemnification and payment provisions, including those of Article Eleven, the provisions of Section 14.10 and any other provision of this Agreement expressly stated to survive, shall be continuing and shall survive any termination of this Agreement or the assignment, resignation or removal by or of the applicable parties hereto.

Section 14.06. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN §5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 14.07. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

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Section 14.08. Costs and Expenses. In addition to the rights of indemnification granted to the Indemnified Parties under Article Eleven, the Borrower agrees to pay on demand all reasonable costs and expenses of each Agent, the Secured Parties, the Backup Servicer and the Account Bank incurred in connection with the administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the other Basic Documents and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and disbursements of counsel for each Agent, the Secured Parties, the Backup Servicer and the Account Bank with respect thereto and with respect to advising such entities as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by such entities in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

Section 14.09. No Insolvency Proceedings.

(a) Notwithstanding any prior termination of this Agreement, no Secured Party or the Backup Servicer shall, prior to the date which is one year and one day after the final payment of the Aggregate Unpaids, petition, cooperate with or encourage any other Person in petitioning or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an Insolvency Proceeding against the Borrower under any United States federal or State Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Borrower.

(b) Notwithstanding any prior termination of this Agreement, each party to this Agreement hereby agrees that it shall not institute against, or join any other person in instituting against, any Conduit Lender any Insolvency Proceeding, for one year and one day after the latest maturing Commercial Paper Note and other debt security issued by such Conduit Lender is paid.

(c) The provisions of this Section shall survive the termination of this Agreement.

Section 14.10. Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of each Agent, any Secured Party, the Backup Servicer, the Account Bank, Regional Management, or the Borrower as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against manager or administrator of such Person or any incorporator, Affiliate, stockholder, officer, employee or director of such Person or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Agents, any Secured Party, the Backup Servicer and the Account Bank contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Person, and that no personal liability whatsoever shall attach to or be incurred by any administrator of any such Person or any incorporator, stockholder, Affiliate, officer, employee or director of such Person or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Person

169

contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Person and each incorporator, stockholder, Affiliate, officer, employee or director of such Person or of any such administrator, or any of them, for breaches by such Person of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b) Each of the parties to this Agreement hereby (i) acknowledges and agrees that no Conduit Lender shall have any obligation to pay any amounts under this Agreement unless and until such Conduit Lender shall have received such amounts in respect of its Loans and (ii) agrees that no Conduit Lender shall have any obligation to pay any amounts constituting fees, a reimbursement for expenses, or indemnities (collectively, “Expense Claims”), and such Expense Claims shall not constitute a claim (as defined in Section 101 of Title 11 of the Bankruptcy Code or any similar law under another jurisdiction) against any Conduit Lender, unless or until such Conduit Lender has received amounts sufficient to pay such Expense Claims from amounts received by it in respect of its Loans and such amounts are not required to pay its indebtedness for borrowed money.

(c) The provisions of this Section shall survive the termination of this Agreement.

(d) No claim may be made by the Borrower, the Servicer or any of their Affiliates or any other Person against the Administrative Agent, any Agent, any Lender, the Backup Servicer, the Account Bank, or any of their Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages (including lost profits) arising out of or related to the transactions contemplated by this Agreement, and each of the Borrower and the Servicer, to the extent permitted by Applicable Law, hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 14.11. AML Law Compliance. Each of the Administrative Agent, the Backup Servicer and the Account Bank hereby notify the Borrower and the Servicer that pursuant to the laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the Patriot Act and regulations promulgated by the Office of Foreign Asset Control (collectively, “AML Law”), it, and each other Lender, may be required to obtain, verify and record information that identifies the Borrower or the Servicer, which information includes the name and address of the such party, organizational documentation, director and shareholder information, and other information that will allow the Administrative Agent, each Agent, the Backup Servicer, the Account Bank and each Lender to identify such entity in accordance with the AML Law (and the Borrower and the Servicer agree to provide any such necessary information). This notice is given in accordance with the requirements of the AML Law and is effective for the Administrative Agent, each Agent, the Backup Servicer, the Account Bank and each Lender.

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Section 14.12. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, admissibility in evidence or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act (collectively, “Signature Law”). Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of certificates when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 14.13. Intercreditor Agreement. The parties hereto acknowledge the existence of the Intercreditor Agreement and that certain rights of the parties (other than the Account Bank and the Backup Servicer (other than if it becomes the Successor Servicer) may be subject to the provisions thereof.

Section 14.14. Third Party Beneficiary. The 2021-1C SUBI Trustee shall be a third party beneficiary of this Agreement for purposes of amounts owed to it by the Borrower from time to time in accordance with Section 2.07 and subject to the other terms of this Agreement.

Section 14.15. JPMorgan CP Rate.

(a) JPMorgan hereby notifies the Borrower, the Servicer and each other party hereto that (i) JPMorgan and/or its Affiliates may from time to time purchase, hold or sell, as principal and/or agent, Commercial Paper issued by the JPMorgan Conduit Lender, (ii) JPMorgan and/or its Affiliates act as administrative agent for the JPMorgan Conduit Lender, and as administrative agent JPMorgan manages the JPMorgan Conduit Lender’s issuance of Commercial Paper, including the selection of amount and tenor of Commercial Paper issuance and the discount or interest rate applicable thereto, (iii) JPMorgan and/or its Affiliates act as a Commercial Paper dealer for the JPMorgan Conduit Lender and (iv) JPMorgan’s activities as administrative agent and Commercial Paper dealer for the JPMorgan Conduit Lender, and as a purchaser or seller of Commercial Paper, affect the interest or discount rate applicable to the Commercial Paper issued by the JPMorgan Conduit Lender, which affect the CP Rate paid by the Borrower hereunder.

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(b) By execution of this Agreement, each of the Borrower, the Servicer and each other party hereto hereby (i) acknowledges the foregoing and agrees that JPMorgan does not warrant or accept any responsibility for, and shall not have any liability with respect to the interest or discount rate paid by the JPMorgan Conduit Lender in connection with its Commercial Paper issuance, (ii) acknowledges that the discount or interest rate at which JPMorgan and/or its Affiliates purchase or sell Commercial Paper will be determined by JPMorgan and/or its Affiliates in their sole discretion and may differ from the discount or interest rate applicable to comparable transactions entered into by JPMorgan and/or its Affiliates on the relevant date and (iii) waives any conflict of interest arising by reason of JPMorgan and/or its Affiliates acting as administrative agent and Commercial Paper dealer for the JPMorgan Conduit Lender while acting as purchaser or seller of Commercial Paper.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

REGIONAL MANAGEMENT RECEIVABLES V, LLC,
as Borrower

By:
	Name:	Harpreet Rana
	Title:	Executive Vice President and
Chief Financial Officer

Address for Notices:
979 Batesville Road
Suite B
Greer, SC 29651
Attention: Harpreet Rana
Email: xxx@regionalmanagement.com

REGIONAL MANAGEMENT CORP., as Servicer

By:
	Name:	Harpreet Rana
	Title:	Executive Vice President and
Chief Financial Officer

Address for Notices:
979 Batesville Road
Suite B
Greer, SC 29651.
Attention: Harpreet Rana
Email: xxx@regionalmanagement.com

Signature Page to JPM Credit Agreement (Regional Management)

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Address for Notices:

JPMorgan Chase Bank, N.A.
Chase Tower, 16th Floor
10 South Dearborn Street
Mail Code IL1-0079
Chicago, Illinois 60603
Attention: Asset-Backed Securities Conduit Group
E-mail: xxx@jpmorgan.com
xxx@jpmorgan.com
xxx@jpmorgan.com
Telephone: (xxx) xxx-xxx
Facsimile: (xxx) xxx-xxx

Signature Page to JPM Credit Agreement (Regional Management)

JPMORGAN CHASE BANK, N.A.,
as JPMorgan Committed Lender

By:
Name:
Title:

Address for Notices:

JPMorgan Chase Bank, N.A.
Chase Tower, 16th Floor
10 South Dearborn Street
Mail Code IL1-0079
Chicago, Illinois 60603
Attention: Asset-Backed Securities Conduit Group
E-mail: xxx@jpmorgan.com
xxx@jpmorgan.com
xxx@jpmorgan.com
Telephone: (xxx) xxx-xxx
Facsimile: (xxx) xxx-xxx

JUPITER SECURITIZATION COMPANY LLCas JPMorgan Conduit Lender

By: JPMORGAN CHASE BANK, N.A., its attorney-in-fact

By:
Name:
Title:

Address for Notices:

JPMorgan Chase Bank, N.A.
Chase Tower, 16th Floor
10 South Dearborn Street
Mail Code IL1-0079
Chicago, Illinois 60603
Attention: Asset-Backed Securities Conduit Group
E-mail: xxx@jpmorgan.com
xxx@jpmorgan.com
xxx@jpmorgan.com
Telephone: (xxx) xxx-xxx
Facsimile: (xxx) xxx-xxx

Signature Page to JPM Credit Agreement (Regional Management)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Account Bank and Backup Servicer

By:
Name:
Title:

Address for Notices:

Wells Fargo Bank, National Association,
MAC N9300-061
600 S. 4th Street
Minneapolis, MN 55415
Attention: Corporate Trust Services – Asset- Backed Administration
E-mail: xxx@wellsfargo.com
Telephone: (xxx) xxx-xxx

Signature Page to JPM Credit Agreement (Regional Management)

SCHEDULE A

JPMORGAN LENDER SUPPLEMENT

Lender Group:	JPMorgan Lender Group

Administrative Agent:	JPMorgan Chase Bank, N.A.

Address for Notices:

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

E-mail: xxx@jpmorgan.com

xxx@jpmorgan.com

xxx@jpmorgan.com

Telephone: (xxx) xxx-xxx

Facsimile: (xxx) xxx-xxx

JPMorgan Conduit Lender:	Jupiter Securitization Company LLC

Committed Lender:	JPMorgan Chase Bank, N.A.

Commitment:	$100,000,000

Address for Notices and Investing Office:

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

E-mail: xxx@jpmorgan.com

xxx@jpmorgan.com

xxx@jpmorgan.com

Telephone: (xxx) xxx-xxx

Facsimile: (xxx) xxx-xxx

SA-1

CP Rate:	means, with respect to any Interest Period (or portion thereof), the per annum rate calculated to yield the “weighted average cost” (as defined below) for such Interest Period (or portion thereof) in respect to commercial paper issued by such Conduit Lender; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate for such Interest Period (or portion thereof), the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum shall be used in calculating such component. As used in this definition, “weighted average cost” for any Interest Period (or portion thereof) means the sum (without duplication) of (i) the actual interest accrued during such Interest Period (or portion thereof) on outstanding commercial paper issued by such Conduit Lender (excluding any commercial paper issued to and held by a Committed Lender in such Conduit Lender’s Lender Group, or any affiliate thereof, other than such commercial paper held as part of the market making activities of Conduit Lender’s commercial paper dealer), (ii) the commissions of placement agents and dealers in respect of such commercial paper, (iii) any note issuance costs attributable to such commercial paper not constituting dealer fees or commissions, expressed as an annualized percentage of the aggregate principal component thereof, (iv) the actual interest accrued during such Interest Period (or portion thereof) on other borrowings by such Conduit Lender, including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, which may include loans from Conduit Lender or its affiliates (such interest rate not to exceed, on any day, the Federal Funds effective rate in effect on such day plus 0.50%), and (v) incremental carrying costs incurred with respect to commercial paper maturing on dates other than those on which corresponding funds are received by such Conduit Lender, minus any accrual of income net of expenses received from investment of collections received under all receivable purchase facilities funded substantially with commercial paper.

Wire Information:

SA-2

SCHEDULE B

ELIGIBLE RECEIVABLE CRITERIA

An “Eligible Receivable” means, on any date of determination, any Receivable (A) that has been included as part of the Collateral or in the case of the North Carolina Receivables, allocated to the 2021-1C SUBI, (B) for which the related Receivable File is in the possession of the Servicer, (C) which is identified on the Schedule of Receivables delivered by the Borrower to each Agent and the Account Bank as part of a Funding Request or substitution and (D) which satisfies each of the following conditions, in each case, as of the date specified:

(a) Characteristics of Receivables. Each Receivable:

(i) at the time of origination of such Receivable, has been fully and properly executed or electronically authenticated by the Obligor thereto;

(ii) at the time of origination of such Receivable, was originated in the United States and denominated in Dollars;

(iii) at the time of origination, for which the Obligor thereto has provided as its most recent billing address an address located in the continental United States;

(iv) at the time of origination, such Receivable with respect to which the related Contract was not an Electronic Contract or an Online Originated Receivable, was a Branch Receivable or a Convenience Check;

(v) at the time of origination, with respect to which the related Contract was an Electronic Contract, was a Branch Assisted Electronic Receivable or an Online Originated Receivable;

(vi) was originated by an Originator in accordance with and satisfies the standards of the operating polices of the Originator at the time of origination of such Receivable, including the Credit Policy and the Collection Policy;

(vii) with respect to which, as of the date of the related Contract, all proceeds on the related Contract were fully disbursed and there is no requirement for future advances thereunder and all fees and expenses in connection with the origination of the Receivable have been paid and each of the Originator, Regional Management and the Borrower has performed all obligations required to be performed by it under such Contract.

(viii) at the time of origination, is (a) secured by a (i) vehicle that is owned free and clear by the Obligor and not subject to an outstanding loan or associated lease or (ii) a non-essential household good or (b) is unsecured and with respect to clause (b) is in compliance with the applicable clauses of the definition of “Concentration Limits” herein;

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(ix) at the time of origination, is not secured by real estate;

(x) at the time of origination, either (A) has been originated by an Originator in the ordinary course of its respective business or (B) has been originated or acquired directly by an Originator in accordance with its customary practices and, in either case, (i) (a) Regional Management has previously acquired such Receivable from such Originator pursuant to a First Tier Purchase Agreement (or in the case of Receivables originated by Regional Finance Corporation North Carolina, such Receivable has been contributed to the Trust), or (b) Regional Management has acquired such Receivable directly or indirectly from a direct or indirect Subsidiary of Regional Management in connection with a Securitization (or in the case of Receivables originated by Regional Finance Corporation of North Carolina, has been reallocated directly or indirectly from the related SUBI to the UTI); and (ii) such Receivable has been acquired by the Borrower from Regional Management pursuant to the Second Tier Purchase Agreement and has been pledged by the Borrower to the Administrative Agent pursuant to this Agreement (or in the case of the Receivables originated by Regional Finance Corporation of North Carolina, is allocated to the 2021-1C SUBI).

(xi) at the time of origination, the related Cutoff Date and any Determination Date, to the extent such Receivable is a Hard Secured Receivable, such Receivable is secured by a first priority validly perfected security interest in the related underlying collateral in favor of an Originator, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in such related underlying collateral in favor of an Originator, as secured party, which security interest, in either case, is assignable and has been so assigned by Regional Management to Borrower and by the Borrower to the Administrative Agent;

(xii) at the time of origination, contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(xiii) at the time of origination, provides for level monthly payments which fully amortize the initial Principal Balance over the original term; provided, that the amount of the first or last payment may be different from the level payment but in no event more than three times the level monthly payment;

(xiv) at the time of origination, provides for a fixed rate of interest and applicable fees at the APR specified in the Schedule of Receivables and for which payment is calculated pursuant to the Simple Interest Method or Precomputed Interest Method, as applicable, and in the event that such Receivable is prepaid by the Obligor, requires a prepayment that fully pays the Principal Balance of such Receivable and any interest and applicable fees accrued at the related APR through the date of prepayment;

(xv) as of the date of determination related to the applicable Cutoff Date, no Scheduled Payment remains unpaid 30 days or more from the original due date for such payment

(xvi) as of the related Cutoff Date and any Determination Date, no Scheduled Payment remains unpaid 60 days or more from the original due date for such payment;

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(xvii) as of the related Cutoff Date and any Determination Date, is not a Defaulted Receivable;

(xviii) at the time of origination, is not secured by underlying collateral that has been repossessed;

(xix) at the time of origination, has a Scheduled Payment due at least monthly;

(xx) as of the date of determination related to the applicable Cutoff Date, is not an Extended Receivable (including Delinquent Renewals) for which either no Scheduled Payment thereon has been made by the Obligor after the related extension or for which the related extension occurred in the current Collection Period;

(xxi) at the time of origination, is not a Modified Contract;

(xxii) at time of sale to the Borrower, with respect to which no procedures believed by the Servicer or the Borrower to be materially adverse to the interests of the Lenders were utilized by the Servicer or the Borrower in identifying and/or selecting such Receivable; additionally, no adverse procedures were used by the Borrower in providing information related to the Receivables;

(xxiii) at the time of origination, the related Cutoff Date and any Determination Date, is not subject to any right of rescission, cancellation, set-off, claim, counterclaim or defense (including the defense of usury), and the operation of any of the terms of any contract, or the exercise of any right thereunder, will not render the related Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) and neither no Regional Management Entity has received written notice of the assertion of any such right of rescission, setoff, counterclaim or defense with respect thereto;

(xxiv) at the time of origination, the related Cutoff Date and any Determination Date, there are no proceedings pending or, to the best of the Borrower’s knowledge threatened, wherein the Obligor or any Governmental Authority has alleged the related Contract is illegal or unenforceable;

(xxv) at the time of origination, provides that a prepayment by the related Obligor will fully pay the Principal Balance and accrued interest through the date of prepayment based on the Contract’s APR;

(xxvi) at the time of origination, for which the Servicer and the related Originator have clearly marked their electronic records to indicate that such Receivable is owned by the Borrower or in the case of the North Carolina Receivables, owned by the Trust;

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(xxvii) at the time of origination, the first scheduled payment on the related Contract is no more than 45 days from the contract date or past due; provided that no funds will have been advanced by an Originator, the Borrower, any third-party lender, or anyone acting on behalf of any of them in order to cause such Contract to comply with such requirement;

(xxviii) at the time of sale to the Borrower, is fully assignable and the related Contract does not require the Obligor or any other party to receive notice or consent to the transfer, sale or assignment of the rights and duties of the Originator thereunder;

(xxix) at the time of origination, the related Cutoff Date and any Determination Date, the related Contract has not been waived in any manner such that the Contract fails to satisfy any of the representations and warranties made by Regional Management or each Originator with respect thereto, and no provision of any Contract has been waived except as noted in the related Receivable File;

(xxx) at the time of sale to the Borrower, the sale, transfer, assignment and conveyance of such Receivable by an Originator or Regional Management is not subject to and will not result in any Tax payable by such Originator, Regional Management or the Borrower to any federal, State or local government, other than those Taxes which have or will be paid by such Originator or Regional Management as due;

(xxxi) at the time of origination, the related Cutoff Date and any Determination Date, the related Obligor is not bankrupt and is not the subject of any bankruptcy proceeding;

(xxxii) at the time of origination, such Receivable had an original term to maturity and a remaining term to maturity of not more than 60 months and not less than three months;

(xxxiii) such Receivable is due from an Obligor that at the time of origination had a FICO® Score and such FICO® Score was not less than 525;

(xxxiv) at the time of origination, such Receivable had an APR of at least 5.00%;

(xxxv) at the time of origination, the related Cutoff Date and any Determination Date, such Receivable has an APR of no more than 36.00%, inclusive of any fees;

(xxxvi) at the time of origination, such Receivable had an amount financed of no more than: (A) $5,000 if such Receivable is a Convenience Check, (B) $25,000 for Hard Secured Receivables, (C) $12,000 for any Receivables that are not Convenience Checks or Hard Secured Receivables;

(xxxvii) such Receivable was originated on or after January 1, 2018; and

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(xxxviii) at the time of sale to the Borrower, such Receivable had been originated pursuant to a Credit Policy and had been serviced pursuant to a Collection Policy that in each case, is in material compliance with Section 6.01(h) of the Credit Agreement.

(b) Schedule of Receivables. The information with respect to a Receivable set forth in the Schedule of Receivables is true and correct in all material respects as of the related Funding Date or substitution date.

(c) Compliance with Law. The Receivable complied at the time it was originated or made, the transfer of that Receivable to the Borrower complied at the time of transfer, and the ownership of that Receivable by the Borrower complies as of the Closing Date or the related Funding Date, as applicable, in all material respects with all requirements of applicable federal, State and local laws, and regulations thereunder, including to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, the Servicemembers Civil Relief Act, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to that Receivable. None of the underlying Obligors related to such Receivables are Sanctioned Targets.

(d) Binding Obligation. The Receivable and the related Contract is duly authorized on the part of the related Obligor, is in full force and effect and constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such Receivable may be modified by the application after the related Cutoff Date of the Servicemembers Civil Relief Act, to the extent applicable to the related Obligor.

(e) Receivable in Force. The Receivable has not been satisfied, subordinated or rescinded nor has the underlying collateral, if any, securing the related Contract been released from the lien of such Receivable in whole or in part, other than in connection with a substitution of similar collateral in accordance with customary procedures, and no Regional Management Entity has done nothing to impair the rights of the Secured Parties therein.

(f) No Default; No Waiver. Except for payment delinquencies with respect to any Receivable, no default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the related Cutoff Date nor did any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable exist as of the related Cutoff Date and the Borrower has not waived any of the foregoing.

(g) No Government Obligor. The Obligor on the Receivable is not the United States or any State or any local government, or any agency, department, political subdivision or instrumentality of the United States or any State or any local government.

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(h) Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, setting over, conveyance or pledge of such Receivable would be unlawful, void, or voidable. Neither any Originator nor Regional Management has entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of the related Receivable.

(i) Good Title. It is the intention of the Borrower that each of the sales, transfers, assignments and conveyances herein contemplated constitute an absolute sale, transfer, assignment and conveyance of the Receivables and the 2021-1C SUBI Certificate and that neither the Receivables nor the 2021-1C SUBI Certificate shall be a part of Regional Management’s estate in the event of the filing of a bankruptcy petition by or against Regional Management under any bankruptcy law. As of the Closing Date or the related Funding Date, as applicable, neither the 2021-1C SUBI Certificate nor any Receivable has been sold, transferred, assigned, conveyed or pledged by any Originator, Regional Management, the Trust or the Borrower to any Person other than pursuant to the Basic Documents. As of the Closing Date or the related Funding Date, as applicable, and immediately prior to the related sale and transfer herein contemplated, Regional Management had good and marketable title to and was the sole owner of each related Receivable and the 2021-1C SUBI Certificate free and clear of all Liens (except any Lien which will be released prior to assignment of such Receivable hereunder and any Permitted Liens), and, immediately upon the sale and transfer thereof, the Borrower will have good and marketable title to each such Receivable and the 2021-1C SUBI Certificate, free and clear of all Liens (other than Permitted Liens).

(j) Filings. All filings (including UCC filings) necessary in any jurisdiction to give the Borrower a first priority, validly perfected ownership interest in the Receivables (other than any related security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement), and to give the Administrative Agent a first priority perfected security interest therein, will be made on the Closing Date.

(k) Priority. The Receivable is not pledged, assigned, sold, subject to a security interest, or otherwise conveyed other than pursuant to the Basic Documents. Neither any Originator nor Regional Management has authorized the filing of and there are no financing statements against an Originator or Regional Management that include a description of collateral covering any Receivable other than any financing statement relating to security interests (i) granted under the Basic Documents or (ii) that have been or, prior to the assignment of such Receivable hereunder, will be terminated, amended or released. The Second Tier Purchase Agreement creates a valid and continuing security interest in the Receivable (other than the related security with respect thereto) in favor of the Borrower which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from Regional Management.

(l) Characterization of Receivables. Each Receivable constitutes “tangible chattel paper,” “accounts,” “instruments,” “general intangibles” or “electronic chattel paper” (in each case, as defined in the UCC).

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(m) One Original. With respect to each Receivable with respect to which the related Contract does not constitute an Electronic Contract, there is only one executed original copy of the Contract (except in the case of a Convenience Check) related to such Receivable. Further, the Contract relating to such Receivable described in the preceding sentence does not have any stamps, marks or notations indicating any interest of any other Person, or if it has any stamps, marks or notations indicating an interest of any other Person, such stamps, marks or notations have been cancelled or voided (or if such stamp, mark or notation is in the name of an agent (or any predecessor agent) under the Senior Revolver, the Borrower has the right to cancel or void such stamp, mark or notation without the consent of such agent (or any predecessor agent, as applicable) and such agent (or any predecessor agent, as applicable) has released in writing its lien on such Contract).

(n) No Defenses. Neither any Originator nor Regional Management has any knowledge either of any facts which would give rise to any right of rescission, offset, claim, counterclaim or defense, or of the same being asserted or threatened and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the related Obligor) with respect to any Receivable.

(o) Receivable File. As of the related Funding Date, (i) with respect to any Contract other than an Electronic Contract, the original related Receivable File, Servicer File and related documentation are maintained by the Servicer on behalf of the Borrower for the benefit of the Secured Parties, (ii) with respect to an Electronic Contract that constitutes Electronic Chattel Paper, the Authoritative Copy of such Electronic Contract is maintained in the Electronic Vault solely for the benefit of the Administrative Agent, as pledgee of the Borrower or the Trust, as applicable, and the original related Receivable File, Servicer File and related documentation are maintained by the Servicer on behalf of the Borrower for the benefit of the Secured Parties, and (iii) with respect to an Electronic Contract that does not constitute Electronic Chattel Paper, the electronically authenticated original record of the executed Contract is maintained in the Electronic Vault solely for the benefit of the Administrative Agent, as pledgee of the Borrower or the Trust, as applicable, and the original related Receivable File, Servicer File and related documentation are maintained by the Servicer on behalf of the Borrower for the benefit of the Secured Parties.

(p) No Fraud or Misrepresentation. To the best of the Borrower’s knowledge, such Receivable was originated without fraud or misrepresentation.

(q) Electronic Chattel Paper. With respect to each Receivable with respect to which the related Contract constitutes Electronic Chattel Paper, all of the following are true:

(i) There is only one single Authoritative Copy of each electronic “record” constituting or evidencing a Contract that is Electronic Chattel Paper, the record or records composing the Electronic Chattel Paper are created, stored and assigned in such a manner that (A) a single authoritative copy of the record or records exists which is unique, identifiable and unalterable (other than a revision

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that is readily identifiable as an authorized or unauthorized revision), (B) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy, (C) the authoritative copy has been communicated to and is maintained by the Electronic Vault Provider as a designated custodian of the Administrative Agent, (D) all copies or revisions that add or change an identified assignee of the Authoritative Copy of such Contract that constitutes or evidences the Receivable must be made with the participation of the Administrative Agent, and (E) such Authoritative Copy identifies only the Administrative Agent as the assignee.

(ii) Neither the Borrower nor any other Person has communicated an Authoritative Copy of such Contract that constitutes or evidences the Receivable to any Person other than the Electronic Vault Provider as a designated custodian of the Administrative Agent pursuant to the terms of this Agreement and the Electronic Collateral Control Agreement from and after the applicable Funding Date.

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SCHEDULE C

SCHEDULE OF RECEIVABLES

[Original delivered to and on file with the Agents]

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SCHEDULE D

LOCATION OF RECEIVABLE FILES AND BOOKS AND RECORDS

[Provided to and on file with the Administrative Agent]

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SCHEDULE E

LIST OF APPROVED SUBSERVICERS AND SUBCUSTODIANS

Regional Finance Corporation of Alabama, d/b/a Regional Finance, d/b/a Superior Financial Services, d/b/a First Community Credit

Regional Finance Company of Georgia, LLC, d/b/a Regional Finance

Regional Finance Company of Illinois, LLC, d/b/a Regional Finance

Regional Finance Company of New Mexico, LLC, d/b/a Regional Finance

Regional Finance Company of Missouri, LLC, d/b/a Regional Finance

Regional Finance Corporation of North Carolina, d/b/a Regional Finance, d/b/a RMC Financial Services

Regional Finance Company of Oklahoma, LLC, d/b/a Regional Finance

Regional Finance Corporation of South Carolina, d/b/a Regional Finance, d/b/a RMC Financial Services, d/b/a Sun Finance, d/b/a Anchor Finance

Regional Finance Corporation of Tennessee, d/b/a Regional Finance

Regional Finance Corporation of Texas, d/b/a Regional Finance, d/b/a Regional Finance Corporation

Regional Finance Company of Virginia, LLC, d/b/a Regional Finance

Regional Finance Corporation of Wisconsin, d/b/a Regional Finance

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SCHEDULE F

REPRESENTATIONS AND WARRANTIES REGARDING SECURITY INTERESTS

The Borrower represents and warrants as of the Closing Date and each Funding Date:

(ii) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in all Receivables in favor of the Administrative Agent, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Borrower.

(iii) The Receivables constitute “tangible chattel paper,” “accounts,” “instruments,” “general intangibles” or “electronic chattel paper” (in each case, as defined in the UCC).

(iv) The Borrower owns and has good and marketable title to the Receivables and the 2021-1C SUBI Certificate free and clear of any Lien, claim, or encumbrance of any Person (other than Permitted Liens).

(v) The Borrower has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Receivables granted to the Administrative Agent hereunder.

(vi) Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Administrative Agent hereunder, that has been terminated or amended in connection with the security interest of the Administrative Agent. The Borrower is not aware of any judgment or tax lien filings against the Borrower.

(vii) The Borrower (or its duly appointed agent) has in its possession all copies of the Contracts that constitute or evidence the Receivables (other than Electronic Contracts). The Contracts (other than Electronic Contracts) that constitute or evidence the Receivables do not have any stamps, marks or notations indicating that they have been pledged, assigned, or otherwise conveyed to any Person other than the Administrative Agent, except such stamps, marks or notations otherwise cancelled, voided or superseded (or if such stamp, mark or notation is in the name of an agent (or any predecessor agent) under the Senior Revolver, the Borrower has the right to cancel or void such stamp, mark or notation without the consent of such agent (or any predecessor agent, as applicable) and such agent (or any predecessor agent, as applicable) has released in writing its lien on such Contract). All financing statements filed or to be filed against the Borrower in favor of the Administrative Agent in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Administrative Agent”.

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SCHEDULE G

SERVICING CENTRALIZATION EVENT

Following the occurrence of a Servicing Centralization Event, unless waived by the Required Lenders, the following will occur:

(r) The Backup Servicer will confirm access of a central lockbox approved by the Administrative Agent (acting at the direction of the Required Lenders) (the “Lockbox”), pursuant to a lockbox agreement (the “Lockbox Agreement”) among the holder of the Lockbox, Regional Management, the Administrative Agent on behalf of the Lenders, and the Backup Servicer. Regional Management will send letters to Obligors with new/updated payment instructions to make all payments to the Lockbox and all other offices of Regional Management that collect cash and checks must send such Collections to the Lockbox within one day of receipt.

(s) The Administrative Agent, the Agents and the Backup Servicer will participate in status meetings with Regional Management on a regular basis, which meetings may be conducted telephonically.

(t) The collection function will remain with Regional Management as Servicer, but moved to a central location acceptable to the Administrative Agent (acting at the direction of the Required Lenders) and the Backup Servicer.

(u) Regional Management will utilize a single repossession vendor with a national footprint acceptable to the Administrative Agent (acting at the direction of the Required Lenders) and the Backup Servicer.

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SCHEDULE H

LOCATIONS OF BOOKS AND RECORDS

[Provided to and on file with the Administrative Agent]

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SCHEDULE I

BORROWER OPERATING ACCOUNT

[Provided to and on file with the Administrative Agent]

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EXHIBIT A

FORM OF FUNDING REQUEST

                , 20__

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

E-mail: xxx@jpmorgan.com

xxx@jpmorgan.com

xxx@jpmorgan.com

Telephone: (xxx) xxx-xxx

Facsimile: (xxx) xxx-xxx

Wells Fargo Bank, National Association,

    as Account Bank and Backup Servicer

MAC N9300-061

600 S. 4th Street

Minneapolis, MN 55415

Attention: Corporate Trust Services – Asset-Backed Administration

Re:	Regional Management Receivables V, LLC – Credit Agreement

Ladies and Gentlemen:

The undersigned is a Responsible Officer of Regional Management Receivables V, LLC (the “Borrower”) and is authorized to execute and deliver this Funding Request on behalf of the Borrower pursuant to the Credit Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Regional Management Corp, as servicer, Wells Fargo Bank, National Association (“Wells Fargo Bank”), as backup servicer and account bank, the Lenders from time to time party thereto, the Agents for the Lender Groups from time to time parties thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”) as Administrative Agent. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

The Borrower hereby requests that a Loan be made under the Credit Agreement on                 ,             in the amount of $            .

In connection with the foregoing, the undersigned hereby certifies, on behalf of the Borrower, as follows:

A-1

(1) As of the date hereof, the Borrowing Base (calculated as of the previous Determination Date, or the later of, with respect to Receivables added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date) are                  and                 , respectively. After giving effect to the requested Loan, the Loans Outstanding will not exceed the Borrowing Base and no Borrowing Base Deficiency will exist. Attached to this Funding Request is a true, complete and correct calculation of such Borrowing Base and all components thereof.

(2) All of the conditions applicable to the requested Loan as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan, including:

(a) each of the representations and warranties contained in Article Five of the Credit Agreement are true and correct in all respects on and as of the date hereof, before and after giving effect to the Loan and to the application of the proceeds therefrom as though made on and as of the date hereof;

(b) no event has occurred, or would result from such Loan or from the application of the proceeds therefrom, which constitutes an Event of Default or Facility Amortization Event;

(c) the Borrower is in material compliance with each of its covenants set forth in the Credit Agreement; and

(d) to the best of the Borrower’s knowledge, no event has occurred which constitutes a Servicer Termination Event.

(3) The requested Loans will not, on the Funding Date, exceed the Available Amount and, after giving effect to the requested Loan, the Loans Outstanding will not exceed the Borrowing Base.

(4) Attached hereto is a true, correct and complete Schedule C to the Credit Agreement, reflecting all Subsequent Receivables which will become part of the Collateral on the Funding Date, each Subsequent Receivable reflected thereon being an Eligible Receivable.

(5) The Cutoff Date with respect to the Receivables is             , 20          .

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REGIONAL MANAGEMENT RECEIVABLES V, LLC,
as Borrower

By:
Name:
Title:

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SCHEDULE A TO FUNDING REQUEST

[FORM OF FUNDING REQUEST REPORT TO BE INSERTED]

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EXHIBIT B

[RESERVED]

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EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE1

                         , 20__

Reference is made to the Credit Agreement, dated as of , April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables V, LLC, as borrower, Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, National Association, as account bank and backup servicer. Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                              (the “Assignor”) and                              (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Schedule 1 of all outstanding rights and obligations of the Assignor under the Credit Agreement, including such interest in the Commitment of the Assignor and the Lender Advances made by the Assignor. After giving effect to such sale and assignment, the Commitment and the amount of Lender Advances made by the Assignee will be as set forth in Section 2 of Schedule 1.

2. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien.

3. The Assignor and the Assignee confirm to and agree with each other and the other parties to Credit Agreement that: (i) other than as provided herein, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (ii) the Assignee confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) the Assignee will, independently and without reliance upon the Administrative Agent, the Assignor

[1]	Note: This form may be modified as necessary (but on a basis consistent with this form) to accommodate assignments of balances by Conduits and other scenarios.

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or any other Lender party to the Credit Agreement and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) the Assignor and the Assignee confirm that the Assignee is an Eligible Assignee; (v) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) the Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including the confidentiality provisions of Article Fourteen of the Credit Agreement; and (vii) this Assignment and Acceptance meets all other requirements for such an Assignment and Acceptance set forth in Article Thirteen of the Credit Agreement.

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance. The effective date of this Assignment and Acceptance (the “Assignment Date”) shall be the date of acceptance thereof by the Administrative Agent, unless a later date is specified in Section 3 of Schedule 1.

5. The Assignor and the Assignee agree to reimburse the Administrative Agent for all reasonable fees, costs and expenses (including reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with this Assignment and Acceptance.

6. Upon such acceptance by the Administrative Agent, the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, provided, however, that the Assignor shall, to the extent such rights have been assigned by it under this Assignment and Acceptance, relinquish its assigned rights and be released from its assigned obligations under the Credit Agreement (and, in the case of an Assignment and Acceptance coving all or the remaining portion of an assigning Assignor’s rights and obligations under the Credit Agreement, Assignor shall cease to be a party thereto).

7. Upon such acceptance by the Administrative Agent, from and after the Assignment Date, the Administrative Agent shall make, or cause to be made, all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN § 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Acceptance and Assignment as of the              day of                     , 20__.

_________________________, as Assignor

By:
Name:
Title:

_________________________, as Assignee

By:
Name:
Title:

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Schedule 1

to

Assignment and Acceptance

                             , 20__

Section 1.

Percentage Interest:	________%

Section 2.

Dollar Amount of the Loan Owing to the Assignee:	$_______________

Section 3.

Assignment Date: , 20__

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EXHIBIT D

FORM OF CREDIT POLICY

[Provided to and on file with the Administrative Agent]

D-1

EXHIBIT E

FORM OF COLLECTION POLICY

[Provided to and on file with the Administrative Agent]

E-1

EXHIBIT F-1

FORM OF POWER OF ATTORNEY

This Power of Attorney (this “Power of Attorney”) is executed and delivered by Regional Management Receivables V, LLC (“Grantor”) to JPMorgan Chase Bank, N.A., as Administrative Agent (“Attorney”), pursuant to (i) the Credit Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Grantor, as borrower (the “Borrower”), Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as account bank and backup servicer, and (ii) the other Basic Documents. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The Power of Attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Grantor until all Aggregate Unpaids have been indefeasibly paid in full and Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Credit Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Event of Default, to do the following: (i) to give any necessary receipts or acquittance for amounts collected or received under the Credit Agreement, (ii) to make all necessary transfers of the Collateral in connection with any sale or other disposition made pursuant to the Credit Agreement, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, Grantor thereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Basic Document, (v) to exercise all rights and privileges of Grantor under the Second Tier Purchase Agreement, (vi) to pay or discharge any taxes, Liens or other encumbrances levied or placed on or threatened against Grantor or Grantor’s property, (vii) to defend any suit, action or

F-1-1

proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate, (viii) to file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property, (ix) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with, any of Grantor’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith and (x) to cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of Grantor under the Credit Agreement or any other Basic Document, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon its property or assets and the Liens of the Administrative Agent, as agent for the Secured Parties thereon, all as fully and effectively as it might do.

Grantor hereby ratifies, to the extent permitted by Applicable Law, all that the Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor as of the date first above written.

REGIONAL MANAGEMENT RECEIVABLES V, LLC

By:
Name:
Title:

Sworn to and subscribed before
me as of the date first above written

Notary Public

[NOTARY SEAL]

F-1-2

EXHIBIT F-2

FORM OF POWER OF ATTORNEY

This Power of Attorney (this “Power of Attorney”) is executed and delivered by Regional Management Corp. (“Grantor”) to JPMorgan Chase Bank, N.A., as Administrative Agent (“Attorney”), pursuant to (i) the Credit Agreement, dated as of April 28. 2021(as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables V, LLC, as borrower (the “Borrower”), Grantor, as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as account bank and backup servicer, and (ii) the other Basic Documents. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The Power of Attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Grantor until all Aggregate Unpaids have been indefeasibly paid in full and Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Credit Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Servicer Termination Event, to execute any agreements, orders, instructions or other documents in connection with the Receivables, the Receivables Files or the Contracts, including giving instructions to any subservicer with respect to assembly and delivery of possession of the Receivables Files or the Contracts (other than the Electronic Contracts) to or at the direction of the Administrative Agent, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon its property or assets and the Liens of the Administrative Agent, as agent for the Secured Parties thereon, all as fully and effectively as it might do.

F-2-1

Grantor hereby ratifies, to the extent permitted by Applicable Law, all that the Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor as of the date first above written.

REGIONAL MANAGEMENT CORP.
By:
Name:
Title:

Sworn to and subscribed before
me as of the date first above written

Notary Public

[NOTARY SEAL]

F-2-2

EXHIBIT G

FORM OF SECURITIZATION RELEASE

Reference is hereby made to the Credit Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables V, LLC, as borrower, Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, JPMorgan Chase Bank, N.A.(“JPMorgan”), as administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, National Association, as account bank and backup servicer. Capitalized terms not defined herein shall have the meaning given such terms in the Credit Agreement.

The Borrower and the Servicer hereby represent and warrant that each condition in the Credit Agreement and each other Basic Document, to the consummation of the Securitization to which this Securitization Release relates, has been satisfied, including but not limited to delivery of (i) the executed Securitization Date Certificate, in substantially the form attached hereto as Annex 1 and (i) the executed notice, in substantially the form attached hereto as Annex 2.

Upon deposit in the Collection Account of $                    in accordance with Section 2.14(a)(iv) in immediately available funds, the Administrative Agent hereby releases all of its right, title and interest, including its Lien, in and to the following:

(a) the Receivables (including the North Carolina Receivables evidenced by the 2021-1C SUBI Certificate) to be transferred by the Borrower in the related Securitization and described in Schedule I hereto (the “Securitized Receivables” and such Schedule, the “Schedule of Securitized Receivables”), together with the related Contracts (including the agreement to service the Receivables), whether now existing or hereafter acquired, and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections related thereto, and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Securitized Receivables) to become due or received by any Person in payment of any of the foregoing on or after the related Securitization Date;

(b) all of the Borrower’s interest in the related underlying collateral securing the Securitized Receivables (including repossessed vehicles) or in any document or writing evidencing any security interest in any such underlying collateral and each security interest in each such underlying collateral, whether now existing or hereafter acquired, including all proceeds from any sale or other disposition of such underlying collateral;

(c) all Receivable Files and the Schedule of Securitized Receivables, relating to the Securitized Receivables, whether now existing or hereafter acquired, and all right, title and interest of the Borrower in and to the documents, agreements and instruments included in such Receivable Files, including rights of recourse of the Borrower against Regional Management and/or any Originator.

G-1

(d) all of the Borrower’s interest in all Records, documents and writings evidencing or related to the Securitized Receivables or the related Contracts;

(e) all of the Borrower’s interest in all rights to any monies collected from whatever source in connection with any default of an Obligor with respect to the underlying collateral securing such Obligor’s Contract, and all proceeds thereof;

(f) all of the Borrower’s interest in all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Securitized Receivables, whether pursuant to the related Contracts or otherwise;

(g) all of the Borrower’s interest in all rights to payment under all service contracts and other contracts and agreements associated with the Securitized Receivables and all of the Borrower’s interest in all recourse rights against the related Originator and Regional Management;

(h) Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Borrower in and to the Securitized Receivables, whether now existing or hereafter acquired, and the related underlying collateral with respect to such Securitized Receivables, whether now existing or hereafter acquired;

(i)	all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing;

(j) all of the Borrower’s right, title and interest in and to each First Tier Purchase Agreement and the Second Tier Purchase Agreement relating to the Securitized Receivables and remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by the Borrower against Regional Management under or in connection with the Second Tier Purchase Agreement and relating to such Securitized Receivables; and

(k)	all income and proceeds of the foregoing.

[The Servicer and the Borrower hereby direct the Servicer to deliver the Receivable Files for the Securitized Receivables to                                     .]

G-2

as of                     , 20__.

REGIONAL MANAGEMENT RECEIVABLES V, LLC, as Borrower

By:

Name:
Title:

REGIONAL MANAGEMENT CORP., as Servicer

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:

Name:
Title:

G-3

ANNEX I

[ ]

SECURITIZATION DATE CERTIFICATE

PURSUANT TO SECTION 2.14(a)

OF THE CREDIT AGREEMENT

[ ], delivers this certificate pursuant to Section 2.14(a) of the Credit Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables V, LLC, as borrower (the “Borrower”), Regional Management Corp. (“Regional Management”), as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, as account bank and backup servicer, and hereby certifies, as of the date hereof, the following:

(a) the Borrower has sufficient funds on the related Securitization Date to effect the Securitization in accordance with the Credit Agreement (taking into account, to the extent necessary, the proceeds of sales of the Collateral in the Securitization);

(b) after giving effect to the Securitization, the release of by the Administrative Agent of the related Receivables on the Securitization Date and the transfer by the Borrower or the related Receivables on the Securitization Date, (1) no adverse selection procedures shall have been used by the Borrower with respect to the Receivables that will remain subject to the Credit Agreement after giving effect to the Securitization, (2) no Borrowing Base Deficiency exists, (3) no Unmatured Event of Default, Event of Default or Facility Amortization Event has occurred or results from such release and Securitization, (4) if such Securitization Date is not a Payment Date, the Borrower shall have sufficient available funds on the immediately succeeding Payment Date to pay all amounts due and payable on such Payment Date pursuant to Section 2.07, and (5) the representations and warranties contained in Sections 5.01 and 5.02 are true and correct in all material respects, except to the extent that such representations and warranties expressly related to an earlier date as set forth therein; and

(c) the Borrower has delivered to the Administrative Agent a list specifying the Receivables being released pursuant to such Securitization.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

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IN WITNESS WHEREOF, the Servicer has caused this certificate to be executed on its behalf this          day of                 , 20__.

[ ]

By:
Name:
Title:

G-5

SCHEDULE A TO SECURITIZATION DATE CERTIFICATE

[FORM OF SECURITIZATION REPORT TO BE INSERTED]

[See Attached]

G-6

ANNEX 2

FORM OF NOTICE

Regional Management Receivables V, LLC

                         , 20__

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

E-mail: xxx@jpmorgan.com

xxx@jpmorgan.com

xxx@jpmorgan.com

Telephone: (xxx) xxx-xxx

Facsimile: (xxx) xxx-xxx

Wells Fargo Bank, National Association,

as Account Bank and Backup Servicer

MAC N9300-061

600 S. 4th Street

Minneapolis, MN 55415

Attention: Corporate Trust Services – Asset-Backed Administration

eOriginal, Inc.

351 W. Camden Street, Suite 800

Baltimore, Maryland 21201

Attention: General Counsel

Phone: xxx-xxx-xxx

Email: xxx@eoriginal.com

Re:	Regional Management Receivables V, LLC – Credit Agreement

Ladies and Gentlemen:

Reference is made to (a) the Credit Agreement, dated as of April 28. 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables V, LLC, as borrower (the “Borrower”), Regional

G-7

Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (in such capacity, the “Administrative Agent”) and Wells Fargo Bank, National Association, as account bank and backup servicer and (b) the Electronic Collateral Control Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Electronic Collateral Control Agreement”), by and among the Administrative Agent, for itself and other secured parties, the Borrower, as a debtor, Regional Management, Regional Management North Carolina Receivables Trust, acting thereunder solely with respect to the 2021-1C SUBI, as a debtor, and eOriginal, Inc.

Pursuant to Section 2.14(a)(i) of the Credit Agreement, the Borrower gives notice of its intent to effect a Securitization on or about                 , 20         (which date is no fewer than 30 days after the date of delivery of this notice to the Administrative Agent) and on such date, the Borrower elects to prepay the aggregate Principal Amount of the Loans [in whole]/[in an amount equal to $[            ].

Pursuant to Section 4.3 of the Electronic Collateral Control Agreement, the Borrower acknowledges that the Securitization and the transfer of eContracts (as defined in the Electronic Collateral Control Agreement) to the Securitization is permitted under the Credit Agreement, the 2021-1C SUBI Security Agreement and the Basic Documents.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

Very truly yours,

REGIONAL MANAGEMENT RECEIVABLES V, LLC

By:
Name:
Title:

G-8

Schedule I

to|

Securitization Release

SCHEDULE OF SECURITIZED RECEIVABLES

[Receivables relating to a Securitization as defined under clause (i) of the definition thereof]

[Receivables relating to a Securitization as defined under clause (ii) of the definition thereof]

G-9

EXHIBIT H

FORM OF MONTHLY REPORT

[On file with Administrative Agent]

H-1

EXHIBIT I

[RESERVED]

I-1

EXHIBIT J

[RESERVED]

J-1

EXHIBIT K

FORM OF PREPAYMENT NOTICE

Regional Management Receivables V, LLC

                             , 20__

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

E-mail: xxx@jpmorgan.com

xxx@jpmorgan.com

xxx@jpmorgan.com

Telephone: (xxx) xxx-xxx

Facsimile: (xxx) xxx-xxx

Wells Fargo Bank, National Association,

as Account Bank and Backup Servicer

MAC N9300-061

600 S. 4th Street

Minneapolis, MN 55415

Attention: Corporate Trust Services – Asset-Backed Administration

Re: Regional Management Receivables V, LLC – Credit Agreement

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables V, LLC, as borrower (the “Borrower”), Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, National Association, as account bank and backup servicer.

K-1

Pursuant to Section 2.05 of the Credit Agreement, the Borrower hereby gives notice that on                 , 20         G-(which date is no fewer than five (5) Business Days after the date of delivery of this notice to the Administrative Agent and the Lenders) the Borrower elects to prepay the aggregate Principal Amount of the Loans [in whole]/[in an amount equal to $[            ]].

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

Very truly yours,

REGIONAL MANAGEMENT RECEIVABLES V, LLC

By:
Name:
Title:

K-2

EXHIBIT L

SYSTEM DESCRIPTION

[On file with the Administrative Agent]

L-1

Exhibit B

See attached.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

CONFORMED COPY THROUGH AMENDMENT ONE

EXECUTION VERSION

REGIONAL MANAGEMENT RECEIVABLES V, LLC,

as Borrower,

REGIONAL MANAGEMENT CORP.,

as Servicer,

the LENDERS

from time to time parties hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Account Bank and Backup Servicer,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

CREDIT AGREEMENT

Dated as of April 28, 2021

i

SCHEDULES

v

CREDIT AGREEMENT

This Credit Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among Regional Management Receivables V, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Regional Management Corp., a Delaware corporation (“Regional Management”), as servicer (the “Servicer”), the lenders from time to time parties hereto (the “Lenders”), JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Wells Fargo Bank, National Association, acting through its Corporate Trust Services division, including its successors and permitted assigns, as account bank (in such capacity, the “Account Bank”) and backup servicer (in such capacity, the “Backup Servicer”).

W I T N E S S E T H:

WHEREAS, the Borrower was formed for the purpose of taking assignments of, and holding, various assets, including secured and unsecured consumer loans, amounts received on or in respect of such finance contracts and proceeds of the foregoing;

WHEREAS, the Borrower desires that the Lenders make loans to the Borrower from time to time, the proceeds of which will be used to finance the purchase price of certain secured and unsecured consumer loans as described herein;

WHEREAS, the Lenders have made and desire to make such loans to the Borrower upon the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS; CONSTRUCTION

Section 1.01. Definitions. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Account Bank” means a Qualified Institution approved by the Administrative Agent that is holding the Accounts, which initially shall be Wells Fargo Bank.

“Account Bank Fee” means $1,500 per month.

“Account Collateral” means the Accounts, together with all cash, securities, financial assets (as defined in Section 8-102(a)(9) of the UCC) and investments and other property from time to time deposited or credited to the Collection Account and the Reserve Account and all proceeds thereof.

“Account Control Agreement” means the Account Control Agreement relating to the Accounts, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), among the Borrower, the Servicer, the Administrative Agent and the Account Bank.

“Accounts” mean the Collection Account and the Reserve Account.

“Additional Amount” has the meaning given to such term in Section 2.13(a).

“Administrative Agent” has the meaning given to such term in the Preamble.

“Advance Rate” means 80.00% less (i) 5.00% if a Level I Trigger has occurred, and (ii) 5.00% if a Hedge Step-down Event has occurred.

“Advisors” means accountants, attorneys, consultants, advisors, credit enhancers, liquidity providers and Persons similar to the foregoing and the respective directors, officers, employees and managers of each of the foregoing.

“Affected Party” means the Administrative Agent, any Lender, any Credit Provider or any of their respective Affiliates.

“Affiliate” means, with respect to a Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

“Aggregate Commitment” means, as of any day, the sum of the Commitments of each Lender.

“Aggregate Unpaids” means, as of any date, an amount equal to the sum of (without duplication) (i) the Loans Outstanding, (ii) all accrued but unpaid Interest and (iii) all Unused Commitment Fees, Hedge Breakage Costs and other Obligations owed (whether due or accrued) by the Borrower to the Secured Parties and the Administrative Agent, and any fees, expenses and indemnities payable to the Backup Servicer, the Account Bank, the Third Party Allocation Agent, and the Servicer under this Agreement and the other Basic Documents.

“Agreement” has the meaning given to such term in the Preamble.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the LIBO Rate for a three month period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.18 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.18(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Amortization Adjustment” has the meaning given to such term in the Fee Letter.

“Amortization Period” means the period commencing on the Revolving Period Termination Date and ending on the day on which the Loans Outstanding are reduced to zero and all other Aggregate Unpaids have been paid in full.

“Annual Percentage Rate” or “APR” means, with respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the “annual percentage rate” (within the meaning of the Federal Truth-in-Lending Act). If, after the Closing Date, the rate per annum with respect to a Receivable as of the related Cutoff Date is reduced (i) as a result of an Insolvency Proceeding involving the related Obligor or (ii) pursuant to the Servicemembers Civil Relief Act or similar State law, “Annual Percentage Rate” or “APR” shall refer to such reduced rate.

“Annualized Charge-off Ratio” means, with respect to any Determination Date and the related Collection Period, the product of (i) 12 and (ii) the percentage equivalent of a fraction, (a) the numerator of which is (x) the aggregate outstanding Principal Balance (determined for this purpose, with respect to any Defaulted Receivable, as if such Receivable was not a Defaulted Receivable) of all Receivables that have become Defaulted Receivables during such Collection Period, minus (y) the aggregate amount of Monthly Recoveries collected during the related Collection Period and (b) the denominator of which is the Receivables Principal Balance as of the last day of the previous Collection Period (or, in the case of the first Collection Period, the period from the initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date).

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Canadian Corruption of Foreign Public Officials Act or any other law, rule, or regulation of any jurisdiction applicable to each of the Borrower, the Servicer and their respective Affiliates from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which each of the Borrower, the Servicer and their respective Affiliates is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means, with respect to any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, but not limited to, the federal Dodd-Frank Act; the Truth in Lending Act and its implementing regulation, Regulation Z, as these appeared under the Federal Reserve Board and, currently, under the CFPB; the Equal Credit Opportunity Act and its implementing regulation, Regulation B, as these appeared under the Federal Reserve Board and, currently, under the CFPB; the Securities and Exchange Act of 1934; the Fair Credit Reporting Act, including Regulation V; the Fair Credit Billing Act; the Fair Debt Collection Practices Act;

the Federal Trade Commission Act; the Servicemembers Civil Relief Act; Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions; state adoptions of the foregoing federal laws; state usury laws; and state-specific adoptions of the National Consumer Act and the Uniform Consumer Credit Code), and applicable judgments, decrees, injunctions, writs, orders or line actions of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

“Assignment and Acceptance” means an assignment and acceptance agreement between a Lender and an Eligible Assignee, in substantially the form of Exhibit C hereto.

“Assumption Date” means the date, if any, when the Backup Servicer becomes Successor Servicer hereunder.

“Authoritative Copy” means, with respect to any Electronic Contract that constitutes Electronic Chattel Paper, the authoritative copy thereof, as such term is used in Section 9-105 of the UCC.

“Authorized Officer” means, with respect to any Person other than a natural person, any officer of such Person, including any president, vice president, assistant vice president, treasurer, assistant treasurer, secretary or assistant secretary or any other officer performing functions similar to those performed by such officers.

“Available Amount” means, with respect to any day, the positive amount, if any, by which the Facility Amount exceeds the Loans Outstanding on such day.

“Available Borrowing Capacity” means, as of any day, the aggregate committed borrowing capacity which, as of such date of determination, is undrawn and is then available to be drawn by Regional Management under the Senior Revolver.

“Available Funds” means, for any Payment Date and the related Collection Period, the sum of (i) Collections on deposit in the Collection Account, to the extent received during or in respect of such Collection Period and (ii) any Reserve Account Withdrawal Amounts.

“Available Funds Shortfall” means, for any Payment Date and the related Collection Period, the positive difference, if any, of (i) the amount necessary to make all distributions required to be made pursuant to clauses (i) through (iv) of Section 2.07 over (ii) Collections on deposit in the Collection Account, to the extent received during or in respect of such Collection Period.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.18.

“Backup Servicer” has the meaning given to such term in the Preamble.

“Backup Servicer Termination Notice” has the meaning given to such term in Section 8.04.

“Backup Servicing Fee” means the fee payable to the Backup Servicer on each Payment Date in accordance with Section 2.11(c), which fee shall be equal to the greater of (i) $5,000, and (ii) the product of (a) the Backup Servicing Fee Rate, (b) the Eligible Pool Balance, as of the first day of the related Collection Period and (c) 1/12, but in any event no more than $10,000 per annum unless a Servicer Centralization Event has occurred.

“Backup Servicing Fee Rate” has the meaning given to such term in the Wells Fargo Fee Letter.

“Bank Drawn Rate” means, for any day, a rate per annum equal to the LIBO Rate.

“Bankruptcy Code” means the United States Bankruptcy Code (Title 11 of the United States Code).

“Basel II” means the second Basel Accord issued by the Basel Committee on Banking Supervision.

“Basel III” means the third Basel Accord issued by the Basel Committee on Banking Supervision.

“Basic Documents” means this Agreement, each First Tier Purchase Agreement, the Amended and Restated Trust Agreement, the 2021-1C SUBI Supplement, the 2021-1C SUBI Certificate, the Transfer and Contribution Agreement, the 2021-1C SUBI Security Agreement, the UTI Administration Agreement, the 2021-1C SUBI Servicing Agreement, the Second Tier Purchase Agreement, each Subservicing Agreement, the Electronic Vault Services Agreement, the Electronic Collateral Control Agreement, the Fee Letter, all Hedging Agreements, the Account Control Agreement, the Intercreditor Agreement, the Master Deposit Account Control Agreement, the Security Agreement, the Wells Fargo Fee Letter and any other document, certificate, opinion, agreement or writing delivered pursuant to, or the execution of which is necessary or incidental to carrying out the transactions contemplated by, this Agreement or any of the other foregoing documents.

“Benchmark” means, initially, LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.18.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Basic Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Basic Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Basic Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.18(c); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Basic Document in accordance with Section 2.18 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Basic Document in accordance with Section 2.18.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning given to such term in the Preamble.

“Borrower Basic Documents” means all Basic Documents to which the Borrower is a party or by which it is bound.

“Borrower Operating Account” means the account of the Borrower which is identified on Schedule I hereto.

“Borrowing Base” means, as of any date of determination, an amount equal to the product of (i) the Eligible Pool Balance and (ii) the Advance Rate.

“Borrowing Base Deficiency” means, as of any date of determination, the positive amount, if any, by which (i) the aggregate Loans Outstanding exceeds (ii) the Borrowing Base.

“Branch Assisted Electronic Receivable” means a Receivable entered into by an applicant who is a current or former Regional branch-originated borrower, with respect to which the loan documentation is signed using DocuSign, Inc. technology.

“Branch Receivable” means a Receivable that is branch originated.

“Breakage Costs” means such amount or amounts as shall compensate any Lender for any administrative loss, cost or expense (but excluding lost profits) incurred by such Lender (as reasonably determined by such Lender) as a result of (a) any prepayment of a Loan (and interest thereon) other than on a Payment Date or (b) any failure by the Borrower to draw on a Funding Date in an amount set forth in the related Funding Request (including, without limitation, as a result of a failure to satisfy any condition to such funding as set for in Sections 2.01 and 4.02).

“Business Day” means any day other than a Saturday or a Sunday on which commercial banking institutions are not required or authorized to be closed in Greenville, South Carolina, New York, New York, Minneapolis, Minnesota, Wilmington, Delaware and Charlotte, North Carolina.

“Cash Equivalents” means (i) securities with maturities of 90 days or less from the date of acquisition, issued or fully guaranteed by the United States government or any agency thereof, (ii) certificates of deposit and Eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (iii) repurchase obligations of any commercial bank satisfying the requirements of clause (ii) above, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States government, (iv) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard & Poor’s or Prime-1 or the equivalent thereof by Moody’s or R-1 (mid) or the equivalent thereof by DBRS Morningstar and in either case maturing within 90 days after the day of acquisition, (v) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any

State or commonwealth or territory of the United States, by any political subdivision or taxing authority of any such State, commonwealth or territory or by any foreign government, the securities of which State, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or DBRS Morningstar or A2 by Moody’s, (vi) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (ii) above, (vii) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (vi) above or (viii) investments in money market or common trust funds having a rating from each of Moody’s and Standard & Poor’s in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby.

“Certificate of Formation” means the certificate of formation of the Borrower filed in Delaware, dated as of March 20, 2020 and certified by the Secretary of State on March 20, 2020.

“CFPB” means the Consumer Financial Protection Bureau.

“Change in Control” means the occurrence of any of the following: (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the total outstanding voting equity interests of Regional Management on a fully-diluted basis (and taking into account all such equity interests that such Person or group of Persons has the right to acquire pursuant to any option right) or (ii) the failure of Regional Management to own, directly or indirectly and free and clear of Liens, all of the outstanding equity (including membership) interests of the Borrower.

“Closing Date” means April 28, 2021.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning given to such term in Section 3.01(a).

“Collection Account” means a segregated trust account established or caused to be established by the Servicer with the Account Bank, for the benefit of the Secured Parties, into which all Collections shall be deposited.

“Collection Period” means, with respect to any Payment Date, the immediately preceding calendar month (or, in the case of the first Payment Date, the period from and including the initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date).

“Collection Policy” means with respect to (i) the initial Servicer and any Subservicer, the customary servicing practices of Regional Management attached hereto as Exhibit E and (ii) any Successor Servicer, the customary servicing practices of such Successor Servicer, in each case as such customary servicing practices may be changed from time to time pursuant to this Agreement.

“Collections” means, with respect to any Collection Period and the related Payment Date, (i) all cash collections and other cash proceeds of any Receivable or any other Collateral received by the Servicer (including from an Originator, the Borrower or a Subservicer) from or on behalf of any Obligor in payment of any amounts owed in respect of such Receivable, including Release Amounts deposited in the Collection Account pursuant to Sections 5.05 and 7.03(c), investment earnings in the Collection Account and the Reserve Account and Liquidation Proceeds, (ii) any other funds received by the Servicer (including from an Originator, the Borrower or a Subservicer) with respect to any Receivable (exclusive of ancillary fees (other than extension fees and late fees) which may be retained by the Servicer or the related Subservicer) or any other Collateral, (iii) all payments received by the Borrower pursuant to any Hedging Agreement or Hedge Transaction and (iv) all amounts received as proceeds of the Collateral sold pursuant to Section 10.02(c); in each case received during or in respect of such Payment Date and Collection Period.

“Commercial Paper Notes” means any short-term promissory notes issued by or on behalf of a Conduit Lender with respect to financing any Loan hereunder.

“Commitment” means, with respect to any Lender Group as of any day, the commitment of such Lender Group to fund Loans in an aggregate amount not to exceed the amount set forth with respect to such Lender Group in the Lender Supplement, as such amount may be modified in accordance with the terms hereof.

“Committed Lender” or “Committed Lenders” means any Lender that is designated as a Committed Lender in a Lender Supplement or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of such Lender Group’s Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.

“Commodity Exchange Act” means the Commodity Exchange Act of 1936.

“Concentration Limits” means, as of any day, based on the aggregate Eligible Receivables Principal Balance of the related type of Receivables:

(i) based on the billing addresses of the related Obligors, the State with the highest aggregate Eligible Receivables Principal Balance does not account for Receivables constituting more than 40.00% of the aggregate Eligible Receivables Principal Balance;

(ii) based on the billing addresses of the related Obligors, the three States with the highest aggregate Eligible Receivables Principal Balance do not account for Receivables constituting more than 80.00% of the aggregate Eligible Receivables Principal Balance

(iii) no more than 55.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables with an initial Principal Balance in excess of $6,000;

(iv) no more than 20.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables with an initial Principal Balance in excess of $8,000;

(v) no more than 7.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which, at the time of origination of the related Receivables, the related Obligors had a FICO® Score of less than 541;

(vi) no more than 19.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which, at the time of origination of the related Receivables, the related Obligors had a FICO® Score of less than 581;

(vii) no more than 50.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which, at the time of origination of the related Receivables, the related Obligors had a FICO® Score of less than 621;

(viii) no more than 85.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which, at the time of origination of the related Receivables, the related Obligors had a FICO® Score of less than 661;

(ix) the weighted average remaining term of all Eligible Receivables shall not be greater than forty-eight (48) months;

(x) the weighted average FICO® Score of the related Obligors of all Eligible Receivables shall not be less than 615;

(xi) the weighted average APR (by Principal Balance) of all Eligible Receivables shall not be less than 26.00%;

(xii) no more than 35.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables that have an original term to maturity greater than forty-eight (48) months;

(xiii) no more than 15.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which the related Contract is a Convenience Check;

(xiv) no more than 5.00% of the aggregate Eligible Receivales Principal Balance relates to Unsecured Receivables;

(xv) no more than 5.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables that are Online Originated Receivables

(xvi) no more than 1.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables for which the related Contract is a Modified Contract;

(xvii) no more than 4.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables that were subject to a Delinquent Renewal in the last one-hundred eighty (180) days from origination;

(xviii) no more than 2.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables that have an APR of less than 15.00%;

(xix) no more than 20.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables that are Small Loan Receivables; and

(xx) no more than 3.00% of the aggregate Eligible Receivables Principal Balance relates to Receivables that are Delinquent Receivable (30+ Days).

“Conduit Lender” or “Conduit Lenders” means any Lender that is designated as a “Conduit Lender” in the Lender Supplement or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Lender to the extent of the portion of its Lender Group’s Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.

“Confidential Information” means any information with respect to Regional Management, the Servicer, the Borrower, the Originators and their respective businesses and financial information, the Obligors, the Receivables and other Collateral and includes (i) information transmitted in written, oral, magnetic or any other medium, (ii) all copies and reproductions, in whole or in part, of such information and (iii) all summaries, analyses, compilations, studies, notes or other records to the extent such contain, reflect or are generated from such information; provided, that Confidential Information does not include, with respect to a Person, information that (a) was already known to such Person and such knowledge was not obtained from the disclosing party under confidentiality obligations still binding on such Person, (b) is or has become part of the public domain through no act or omission of such Person in breach of Article Fourteen hereof, (c) is or was lawfully disclosed to such Person without restriction on disclosure by a third party, (d) is or was developed independently by such Person or (e) is or was lawfully and independently provided to such Person, from a third party who is not known by such Person to be in breach of an obligation of confidentiality to the disclosing party by disclosing such information.

“Continued Errors” has the meaning given to such term in Section 7.09(e).

“Contract” means, with respect to any Receivable, any non-revolving personal loan contract executed by an Obligor (except in the case of a Convenience Check) under which an extension of credit by an Originator was made in the ordinary course of business to such Obligor, which contract contains the terms and conditions applicable to such Receivable and any applicable truth in lending disclosure statements related thereto, and which (i) (a) Regional Management had previously acquired from such Originator pursuant to a First Tier Purchase Agreement (or in the case of Receivables originated by Regional Finance Corporation North Carolina, has been contributed to the Trust), or (b) Regional Management has acquired directly or indirectly from a direct or indirect Subsidiary of Regional Management in connection with a Securitization (or in the case of Receivables originated by Regional Finance Corporation of North Carolina, has been reallocated directly or indirectly from the related SUBI to the UTI); and (ii) the Borrower has acquired from Regional Management pursuant to the Second Tier Purchase Agreement and has included as part of the Collateral hereunder (or in the case of the Receivables originated by Regional Finance Corporation of North Carolina, has been allocated to the 2021-1C SUBI).

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“CP Rate” means, with respect to a Conduit Lender, the rate identified as its “CP Rate” in the related Lender Supplement.

“Convenience Checks” shall mean personal loans originated through Regional Management’s convenience check direct mail campaigns.

“Credit Facility” means any of the committed loan facilities, lines of credit, letters of credit and other forms of credit enhancement available to the Conduit Lenders that are not Liquidity Facilities.

“Credit Policy” means the policies and procedures of Regional Management relating to the operation of the consumer lending business of Regional Management, including the policies and procedures for determining the creditworthiness of Contract customers and the extension of credit to such customers, in each case as revised from time to time in accordance with this Agreement and as attached hereto as Exhibit D.

“Credit Provider” means any provider of a Credit Facility or Liquidity Facility.

“Cutoff Date” means, with respect to Receivables transferred to the Borrower on each Funding Date, the close of business on such date as shall be identified as the Cutoff Date in the related Funding Request.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“DBRS Morningstar” means DBRS, Inc.

“Debt to Tangible Net Worth” means, as of any day, the ratio of Funded Debt to Tangible Net Worth.

“Default Rate” has the meaning set forth in the Fee Letter.

“Defaulted Receivable” means, any Receivable (i) with respect to which a Scheduled Payment thereon remains unpaid for 180 days or more after the related due date for such payment (or such longer period as permitted in accordance with the Collection Policy) or (ii) which has been charged-off in full or in part or is deemed uncollectible by the Servicer (as reflected in the records of the Servicer), in each case, in accordance with the Collection Policy. For purposes of computing the Eligible Receivables Principal Balance, the Principal Balance of any Receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Defaulted Receivable Release Price” means, with respect to any Defaulted Receivable to be sold to a third party in accordance with the Collection Policy pursuant to Section 5.05(e), an amount equal to the Liquidation Proceeds expected to be received by the Servicer in connection the sale of such Defaulted Receivable to a third party.

“Delinquency Ratio (60+ Days)” means, with respect to any Collection Period, the percentage equivalent of a fraction, (i) the numerator of which is equal to the aggregate Principal Balance of all Delinquent Receivables (60+ Days) as of the last day of such Collection Period and (ii) the denominator of which is equal to the aggregate Principal Balance of all Receivables as of the last day of such Collection Period.

“Delinquent Receivable (30+ Days)” means a Receivable, other than a Defaulted Receivable, with respect to which a Scheduled Payment thereon remains unpaid for between 30 days and 59 days from the related due date.

“Delinquent Receivable (60+ Days)” means a Receivable, other than a Defaulted Receivable, with respect to which a Scheduled Payment thereon remains unpaid for 60 days or more from the related due date.

“Delinquent Renewal” shall mean, with respect to any Receivable, a transaction in which a new non-revolving personal loan originated pursuant to a Contract is entered into between an Originator and a Obligor, which new non-revolving personal loan (x) is originated in accordance with Regional Management’s delinquent renewal underwriting criteria as set forth in its Credit Policy, (y) refinances such Receivable in full or in part, and (z) may also extend additional financing to such Obligor.

“Delinquent Renewal Receivable” shall mean the new non-revolving personal loan entered into between the applicable Originator and the Obligor pursuant to any Delinquent Renewal.

“Derivatives” means any (i) exchange-traded or over-the-counter forward, future, option, swap, cap, collar, floor or foreign exchange contract or any combination of the foregoing, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) similar transaction, contract, instrument, undertaking or security or (iii) transaction, contract, instrument, undertaking or security containing any of the foregoing.

“Determination Date” means, with respect to any Payment Date and the related Collection Period, the last day of such Collection Period.

“Direct Competitor” means any Person (other than any Lender or its respective Affiliates) that (i) is primarily engaged in the same or substantially similar line of business as Regional Management and the Originators, (ii) is in direct competition with Regional Management and the Originators, and (iii) is identified on a written list delivered by Regional Management to the Administrative Agent and the Lenders on the Closing Date, as such list may be amended by Regional Management from time to time with the prior written consent of the Lenders (such consent not to be unreasonably withheld).

“Dodd-Frank Act” means The Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173).

“Dollars” or “$” means the lawful currency of the United States.

“Dominion Period” has the meaning given to such term in the Intercreditor Agreement.

“Early Adoption Increased Costs” means charges or compensation sought from the Borrower by an Affected Party under Section 2.12(a) in anticipation of a Regulatory Change (including the imposition of internal charges on such Affected Party’s interests or obligations under this Agreement) in connection with such measures, in advance of the effective date of such Regulatory Change.

“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Electronic Chattel Paper” shall have the meaning specified in Article 9 of the UCC.

“Electronic Collateral” has the meaning specified in the Electronic Collateral Control Agreement.

“Electronic Collateral Control Agreement” means that certain Electronic Collateral Control Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), by and among the Administrative Agent, as administrative agent, for itself and other secured parties, the Borrower, as a debtor, Regional Management, the Trust, acting thereunder solely with respect to the 2021-1C SUBI, as a debtor, and the Electronic Vault Provider.

“Electronic Contract” shall mean a Contract that was electronically executed and authenticated; provided, that an Electronic Contract that has been Exported shall not constitute an Electronic Contract. For the avoidance of doubt, each Online Originated Receivable shall be an Electronic Contract.

“Electronic Vault” shall mean the electronic vault wherein custody of Electronic Contracts shall be maintained in electronic form by the Servicer (in its capacity as custodian under this Agreement) (or any successor servicer), in each case, through a third-party Electronic Vault Provider that enables electronic contracting pursuant to the Electronic Vault Services Agreement.

“Electronic Vault Provider” shall mean eOriginal, Inc., a Delaware corporation, and any successor or replacement third-party provider of the technology platform on which the Electronic Vault operates acting in such capacity with the consent of the Administrative Agent (with the written consent of the Required Lenders).

“Electronic Vault Services Agreement” shall mean that certain Order Form with an effective date of March 15, 2021 by and between Regional Management and the Electronic Vault Provider.

“Electronic Vault System” shall mean the electronic vault system provided by the Electronic Vault Provider pursuant to the Electronic Vault Services Agreement or such other electronic system provider as may be mutually agreed upon by the Borrower, Regional Management and the Administrative Agent (with the written consent of the Required Lenders) that enables electronic contracting.

“Eligible Assignee” means a Person (i) whose short-term rating is at least “A-1” from Standard & Poor’s and “Prime-1” from Moody’s, or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is at least “A- 1” from Standard & Poor’s and “Prime-1” from Moody’s, (ii) who is either a commercial paper conduit that is administered by, or an Affiliate of, a Lender, an Agent or the Administrative Agent or a commercial paper conduit to whom a Lender, an Agent or the Administrative Agent provides liquidity support, credit enhancement or other similar support or (iii) who prior to the occurrence of an Event of Default or a Facility Amortization Event, has been consented to by the Borrower, which consent shall not be unreasonably withheld, delayed or conditioned; provided that no Direct Competitor shall be an Eligible Assignee so long as no Event of Default or Facility Amortization Event has occurred and is continuing.

“Eligible Pool Balance” means, as of any date of determination, (i) the sum of (a) the aggregate Eligible Receivables Principal Balance as of the most recent Determination Date (or as of such date of determination if such date is a Determination Date) and (b) without duplication, the aggregate Eligible Receivables Principal Balance of the Eligible Receivables added to the Collateral during the period commencing on the Determination Date referred to in clause (a) above and ending on such date of determination, as of the related Cutoff Dates, minus (ii) any Excess Concentration Amounts as of such date of determination minus (iii) the aggregate Principal Balance of all Eligible Receivables that are Delinquent Receivables (60+Days) as of the most recent Determination Date (or as of such date of determination if such date is a Determination Date).

“Eligible Receivable” has the meaning assigned thereto in Schedule B hereto.

“Eligible Receivables Principal Balance” means, on any date of determination, the sum of the Principal Balances of all of the Receivables (or if indicated by the context, a specified portion of the Receivables) that are Eligible Receivables as of the immediately preceding Determination Date (or as of such date of determination if such date is a Determination Date) or, in the case of Receivables transferred to the Borrower after such Determination Date, as of the related Cutoff Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“Errors” has the meaning given to such term in Section 7.09(e).

“Event of Default” has the meaning given to such term in Section 10.01(a).

“Excess Concentration Amounts” means, without duplication, the aggregate Eligible Receivables Principal Balance of Receivables that cause the applicable Concentration Limits to not be met.

“Excess Spread Percentage” means, with respect to any Collection Period, the excess of (1) the weighted average APR of the Eligible Pool Balance as of the last day of such Collection Period, over (2) the annualized fraction (expressed as a percentage) the numerator of which is the excess (if any) of (i) the sum of the following amounts for the related Payment Date: (A) the Servicing Fee, (B) the Backup Servicing Fee, (C) the aggregate amount of Interest payable by the Borrower on all Loans Outstanding during the related Collection Period and any Interest with respect to any prior Payment Date to the extent not paid on a prior Payment Date, (D) the aggregate outstanding Principal Balance (determined for this purpose, with respect to any Defaulted Receivable, as if such Receivable was not a Defaulted Receivable) of all Receivables that have become Defaulted Receivables during such Collection Period and (E) the aggregate amount payable by the Borrower pursuant to a Hedging Agreement or Hedge Transaction on the related Payment Date (excluding termination payments and any upfront cap premiums), over (ii) the aggregate amount received by the Borrower pursuant to a Hedging Agreement or Hedge Transaction during such Collection Period (excluding termination payments), and the denominator of which is (x) for any Collection Period during which no Securitization occurred, the Receivables Principal Balance as of the first day of such Collection Period (or, in the case of the first Collection Period, the period from the initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date) or (y) for any Collection Period during which a Securitization occurred, the weighted average Receivables Principal Balance during such Collection Period.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes imposed in lieu of net income Taxes or branch profits Taxes imposed, by the United States (or any political subdivision thereof), or any other jurisdiction (or any political subdivision thereof), (a) as a result of the Secured Party being organized in, or having its principal office or applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) as a result of such Taxes being Other Connection Taxes, (ii) any United States withholding Tax imposed by reason of a Secured Party’s failure to provide to the Borrower the documents set forth in Section 2.13(e) or to maintain or update such documents in accordance with the terms thereof, (iii) any United States federal withholding Taxes imposed on amounts payable to or for the account of a Secured Party under a Basic Document at the time such Secured Party becomes a party to such Basic Document (or designates a new lending office), except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Secured Party’s assignor immediately before such Secured Party became a party hereto or to such Secured Party immediately before it changed its lending office and (iv) any Taxes imposed pursuant to or as a result of FATCA.

“Exported” means, with respect to a Contract, the Servicer (acting at the written direction of the Administrative Agent) or the Administrative Agent has decommissioned the related Electronic Contract and the Authoritative Copy (in the case of an Electronic Contract that constitutes Electronic Chattel Paper) or the electronically authenticated original record (in the case of an Electronic Contract that does not constitute Electronic Chattel Paper), as applicable, of such Contract is printed out pursuant to a “Paper Out”™ within the meaning specified in the System Description. “Export” and “Exporting” shall have corollary meanings.

“Extension Ratio” means, with respect to any Collection Period, the percentage equivalent of a fraction, (i) the numerator of which is the aggregate Principal Balance as of the last day of the Collection Period of all Receivables that became Extended Receivables during such Collection Period and (ii) the denominator of which is the aggregate Principal Balance of all Receivables as of the last day of the previous Collection Period (or, in the case of the first Collection Period, the period from the initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date).

“Extended Receivable” means, with respect to any Collection Period, any Receivable for which the related Obligor’s scheduled payment due date has been extended pursuant to the Collection Policy during such Collection Period.

“Facility Amortization Event” means the occurrence of any of the following events:

(i) a Level II Trigger Event;

(ii) failure to pay all Aggregate Unpaids by the Revolving Period Termination Date;

(iii) failure to comply with the Financial Covenant;

(iv) failure to complete a post-close audit reasonably satisfactory to the Administrative Agent within 180 days of the Closing Date;

(v) a Servicer Termination Event;

(vi) an Event of Default;

(vii) Regional Management, as Servicer, is no longer obligated to service new Receivables originated by Regional Management or purchased by Regional Management from the Originators;

(viii) any change in the Collection Policy, other than in accordance with Section 6.02(o) or Section 6.04(j);

(ix) any change in the Credit Policy, other than in accordance with Section 6.01(h), Section 6.02(u) or Section 6.04(j); or

(x) a failure on the part of Regional Management to publicly file financial statements in accordance with Section 13 or 15(d) of the Exchange Act within 120 days of the end of each fiscal year or within 45 days of each fiscal quarter or deliver to the Administrative Agent and the Lenders its financial statements to the extent required under Section 7.06(b).

“Facility Amount” means, on any date of determination, (i) prior to the Revolving Period Termination Date, the Aggregate Commitment on such day and (ii) on and after the Revolving Period Termination Date, the Loans Outstanding.

“Facility Termination Date” means the date following the Revolving Period Termination Date on which the Aggregate Unpaids have been indefeasibly paid in full.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code and any laws, rules or regulations applicable to any intergovernmental agreement enacted pursuant to the foregoing.

“FCA” has the meaning assigned to such term in Section 1.05.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letter” means the fee letter, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), among the Borrower, the Servicer and the Administrative Agent.

“FICO® Score” means a credit score created by Fair Isaac & Corporation, or any successor thereto, provided that, in the case of a Receivable with two Obligors, such score is based on the higher of the two FICO® scores at origination.

“Financial Covenant” means, so long as Regional Management is the Servicer, as of the last day of any Collection Period, (i) its Tangible Net Worth is not less than $125,000,000, (ii) its Debt to Tangible Net Worth is not greater than 5.00 to 1.0, (iii) its Liquidity Amount is not less than $10,000,000, and (v) Regional Management on a consolidated basis has unrestricted cash and unrestricted Cash Equivalents of not less than $2,000,000.

“FinCEN” means the US Department of the Treasury’s Financial Crimes Enforcement Network.

“First Tier Purchase Agreement” means each First Tier Purchase Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), between an Originator and Regional Management.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.

“Force Majeure Event” shall mean an event that occurs as a result of an act of God, an act of the public enemy, acts of declared or undeclared war (including acts of terrorism), public disorder, rebellion, sabotage, disease, quarantine, epidemics, pandemics, landslides, lightning, fire, hurricanes, earthquakes, floods, other natural disasters, or a Major Disaster Declaration has been designated by FEMA.

“Formation Documents” means the limited liability company agreement of the Borrower and the Certificate of Formation.

“Funded Debt” means, with respect to Regional Management on a consolidated basis in accordance with GAAP, on any day, without duplication, the following Indebtedness of such Regional Management: (i) all indebtedness or guarantees of Regional Management for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument or which accrue interest or are a type upon which interest charges are customarily paid; (ii) all liabilities secured by any Lien on any property owned by Regional Management even though Regional Management has not assumed or otherwise become liable for the payment thereof (provided that the amount of such liabilities included as Funded Debt shall be the lesser of the amount of such liabilities and the fair market value of the property of Regional Management securing such liabilities); (iii) the net amount of all indebtedness, obligations or liabilities of Regional Management in respect of Derivatives; (iv) all obligations, contingent or otherwise, of Regional Management as an account party in respect of undrawn letters of credit and undrawn letters of guaranty; (v) all obligations, contingent or otherwise, of Regional Management in respect of bankers’ acceptances; and (vi) guaranties of any of the foregoing.

“Funding Date” means each Business Day on which a Loan is made and Receivables are added to the Collateral in connection with such Loan.

“Funding Request” means a written notice from the Borrower requesting a Loan and including the items required by Section 2.01(b), substantially in the form of Exhibit A hereto.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any State or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any bank examiner, any central bank or comparable agency and any court or arbitrator having jurisdiction over such Person.

“Gramm-Leach-Bliley Act” means the Financial Services Modernization Act of 1999 (Pub.L. 106-102, 113 Stat. 1338).

“Gross Excess Spread Percentage” means, with respect to any Collection Period, the excess of (1) the weighted average APR of the Eligible Pool Balance as of the last day of such Collection Period over (2) the annualized fraction (expressed as a percentage) the numerator of which is the excess (if any) of (i) the sum of the following amounts for the related Payment Date: (A) the Servicing Fee, (B) the Backup Servicing Fee, (C) the aggregate amount of Interest payable by the Borrower on all Loans Outstanding during the related Collection Period and any Interest with respect to any prior Payment Date to the extent not paid on a prior Payment Date and (D) the aggregate amount payable by the Borrower pursuant to a Hedging Agreement or Hedge Transaction on the related Payment Date (excluding termination payments and any upfront cap premiums) over (ii) the aggregate amount received by the Borrower pursuant to a Hedging Agreement or Hedge Transaction during such Collection Period (excluding termination payments), and the denominator of which is (x) for any Collection Period during which no Securitization occurred, the Receivables Principal Balance as of the first day of such Collection Period (or, in the case of the first Collection Period, the period from the initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date) or (y) for any Collection Period during which a Securitization occurred, the weighted average Receivables Principal Balance during such Collection Period.

“Hard Secured Receivable” means a Receivable that is, as of the date of the origination thereof, secured by a lien on one or more Titled Assets.

“Hedge Breakage Costs” means the sum of the Senior Hedge Breakage Costs and the Subordinate Hedge Breakage Costs.

“Hedge Collateral” means all of the rights of the Borrower, whether now existing and hereafter acquired, in and to all Hedging Agreements, Hedge Transactions and all present and future amounts payable by all Hedge Counterparties to the Borrower under or in connection with such Hedging Agreements and Hedge Transactions with such Hedge Counterparties.

“Hedge Counterparty” means any entity that on the date of entering into any Hedge Transaction (1) the Administrative Agent or an affiliate of the Administrative Agent or (2) (i) is an interest rate hedge provider that has been approved in writing by the Administrative Agent, in its sole discretion, (ii) whose debt ratings satisfy each of the Long-Term Rating Requirement and the Short-Term Rating Requirement, (iii) who agrees that in the event that Moody’s, DBRS Morningstar or Standard & Poor’s reduces its long-term unsecured debt rating below the Long-Term Rating Requirement or its short-term unsecured debt rating below the Short-Term Rating Requirement, it shall (a) transfer its rights and obligations under each Hedge Transaction to another entity that meets the requirements of this definition and has entered into a Hedging Agreement with the Borrower within thirty (30) days of the date of such transfer, (b) obtain a guarantee of all its obligations under each Hedge Transaction to which it is party, for the benefit of the Borrower, from a Person that satisfies the Long-Term Rating Requirement or the Short-Term Rating Requirement or (c) post collateral in an amount and form and upon such terms as are satisfactory to the Administrative Agent and (iv) solely with respect to any interest rate swap, has agreed to a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” and each “Confirmation”, which includes provisions approved in writing by the Administrative Agent, in its sole discretion. Each Hedge Counterparty must consent to the assignment of the Borrower’s rights under the Hedging Agreement to the Administrative Agent pursuant to Section 6.03(b).

“Hedge Transaction” means each interest rate hedge transaction between the Borrower and a Hedge Counterparty entered into pursuant to Section 6.03(a) and governed by a Hedging Agreement.

“Hedge Step-down Event” means the Borrower has either (i) given the Administrative Agent notice of its election not to enter into a Hedge Transaction pursuant to Section 6.03(a) or (ii) failed to comply with the requirements of Section 6.03(a) and such failure has not been remedied within two (2) Business Days.

“Hedging Agreement” means each agreement between the Borrower and a Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section 6.03(a), which shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, any applicable Credit Support Annex and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction, in form and substance satisfactory to the Required Lenders. For the avoidance of doubt, a long form confirmation that incorporates a Master Agreement and any applicable Credit Support Annex by reference and includes terms that, if accompanying a Master Agreement or Credit Support Annex, would be included in the Schedule to the Master Agreement or paragraph 13 of the Credit Support Annex shall be considered a Hedging Agreement.

“Indebtedness” means, with respect to any Person and any day, without duplication, (i) all indebtedness or guarantees of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iii) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (iv) all indebtedness, obligations or liabilities of that Person in respect of Derivatives, (v) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (vi) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided, that “Indebtedness” shall not include any obligations of such Person under any leases.

“Indemnified Amounts” has the meaning given to such term in Section 11.01.

“Indemnified Party” has the meaning given to such term in Section 11.01.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any made by or for the account of the Borrower under any Basic Document and (b) to the extent not covered in (a) above, Other Taxes.

“Independent Manager” means an individual who (a) for the five-year period prior to his or her appointment as Independent Manager of the Borrower has not been, and is not at the time of such appointment or during the continuation of his or her service as Independent Manager, any of the following: (i) an employee, director, stockholder, member, partner, attorney or counsel, or officer of any Regional Management Entity or any of their Affiliates (other than as an independent manager, springing member or special member thereof); (ii) a customer or supplier or creditor or other Person who derives any of its purchases or revenues from its activities with any Regional Management Entity or any of their Affiliates; or (iii) any member of the immediate family of or Person controlling or under common control with any Person excluded from serving as Independent Manager in (i) or (ii), (b) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state bankruptcy or insolvency law and (c) is employed by Maples Fiduciary Services (Cayman) Limited, Global Securitization Services Inc., CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Wilmington Trust SP Services, Inc., Wilmington Trust, National Association, Stewart Management Company, LordSPV, a TMF Group Company, or, if none of those companies is then providing professional independent directors, independent managers or independent trustees, another nationally recognized company, in each case, that provides professional independent directors, independent managers or independent trustees and other corporate services in the ordinary course of its business and is reasonably acceptable to the Required Lenders.

“Initial Beneficiary” has the meaning given to such term in the Trust Agreement.

“Initial Loan” means the first Loan made on or after the Closing Date.

“Initial Receivables” means the Receivables that become a part of the Collateral in connection with the Initial Loan.

“Insolvency Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or (ii) the commencement by such Person of a voluntary case under any Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such Insolvency Law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means, with respect to any Person, any bankruptcy, insolvency, arrangement, rearrangement, conservatorship, moratorium, suspension of payments, readjustment of debt, reorganization, receivership, liquidation, marshaling of assets and liabilities or similar proceeding of or relating to such Person under any Insolvency Laws.

“Instrument” means any “instrument” (as defined in Article 9 of the UCC), other than an instrument that constitutes part of chattel paper.

“Integrity Check” shall have the meaning ascribed to such term in the System Description.

“Intercreditor Agreement” means the Fourth Amended and Restated Intercreditor Agreement, dated as of December 17, 2021 (as amended, restated, supplemented or otherwise modified from time to time), among Regional Management, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and the other parties thereto, and the other parties joined thereto from time to time.

“Interest” means, for any Interest Period and each Loan outstanding during such Interest Period, interest on the Principal Amount of such Loan computed pursuant to Section 2.06; provided, however, that (i) no provision of this Agreement shall require or permit the collection of Interest in excess of the Maximum Lawful Rate and (ii) no portion of any payment of Interest shall be considered to have been paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Payment” means, for any Payment Date and any Loan, any Interest payable in respect of such Loan on such Payment Date.

“Interest Period” means, (i) as to the initial Payment Date, the period beginning on, and including, the Closing Date and ending on, and including, the last day of May, 2021 and (ii) as to any subsequent Payment Date, the period beginning on, and including, the first day of the calendar month immediately preceding such Payment Date and ending on, and including, the last day of such calendar month; provided, that the final Interest Period shall begin on, and include, the first day of the calendar month containing the Facility Termination Date and shall end on the Facility Termination Date.

“Interest Rate” means, with respect to any Loan and any day in an Interest Period, a per annum rate equal to (i) (A) if the Loans are funded by a Conduit Lender through the issuance of Commercial Paper on such day and no Facility Amortization Event or Event of Default has occurred, the CP Rate, (B) if the Loans are funded by a Conduit Lender through the issuance of Commercial Paper on such day and a Facility Amortization Event has occurred but no Event of Default has occurred, the CP Rate plus the Amortization Adjustment, (C) if the Loans are funded by a Conduit Lender other than through the issuance of Commercial Paper or if funded by a Committed Lender on such day, the Bank Drawn Rate plus, if a Facility Amortization Event has occurred but no Event of Default has occurred, the Amortization Adjustment and (D) on and after the occurrence of an Event of Default, the Default Rate, plus, in each case, (ii) the Margin.

“Interest Rate Hedge Trigger” shall occur if (i) for a Collection Period in which a Securitization has occurred and the immediately following Collection Period the average of the Gross Excess Spread Percentage for such Collection Period and the two preceding Collection Periods (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Gross Excess Spread Percentage for the number of Collection Periods that have elapsed since the Closing Date) is equal to or less than 16.75%, or (ii) for any other Collection Period, the Gross Excess Spread Percentage is equal to or less than 16.75%. For purposes of calculating the Interest Rate Hedge Trigger for the first Collection Period, “Collection Period” means the period from the initial Cutoff Date through and including the last day of the calendar month immediately preceding the first Payment Date.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Invested Percentage” means, for a Lender on any day, the percentage equivalent of (i) the sum of (a) the portion of the Loans Outstanding (if any), funded by such Lender on or prior to such day, plus, without duplication, (b) any portion of the Loans Outstanding, or the Loans Outstanding, acquired by such Lender on or prior to such day as an assignee from another Lender pursuant to an Assignment and Acceptance, minus (c) any portion of the Loans Outstanding, or the Loans Outstanding, assigned by such Lender to an assignee on or prior to such day pursuant to an Assignment and Acceptance, divided by (ii) the aggregate Loans Outstanding, or the Loans Outstanding on such day.

“Investment” means, with respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business, except as permitted under the Basic Documents.

“Investment Company Act” means the Investment Company Act of 1940.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“IRS” means the U.S. Internal Revenue Service.

“JPMorgan Committed Lender” means JPMorgan Chase Bank, N.A., as committed lender for the JPMorgan Lender Group.

“JPMorgan Lender Group” means the group of Lenders consisting of (i) the Administrative Agent, (ii) the JPMorgan Committed Lender, (iii) Jupiter Securitization Company LLC and (v) any other Conduit Lender in the JPMorgan Lender Group designated as such in the Lender Supplement, or Assignment and Acceptance pursuant to which such Conduit Lender became a party to this Agreement.

“Large Branch Receivable” means a Receivable with an initial principal balance at the time of origination that is greater than or equal to $2,501.

“Legal Final Maturity Date” means the Payment Date falling in the twelfth month following the Revolving Period Termination Date.

“Lender” means, as applicable, a Conduit Lender or a Committed Lender, and “Lenders” means, collectively, all of the foregoing Persons.

“Lender Advance” has the meaning given to such term in Section 2.01(a).

“Lender Group” means each group of Lenders consisting of (i) if applicable, a group of Conduit Lenders, (ii) an agent for such group of Lenders and (iii) a group of Committed Lenders, whether directly or as assignees of any such Conduit Lender. As of the Closing Date, the Lender Groups are the JPMorgan Lender Group only.

“Lender Percentage” means, with respect to a Committed Lender or Conduit Lender, its Commitment as a percentage of the Aggregate Commitment.

“Lender Register” has the meaning given to such term in Section 13.01(d).

“Lender Supplement” means the information set forth in Schedule A to this Agreement with respect to each Lender in the JPMorgan Lender Group relating to payment and notice information and setting forth the identity and related Commitment of each such Lender With respect to the Lender Supplement for any Lender Group other than the JPMorgan Lender Group, such Lender Supplement shall contain substantially similar information.

“Level I Trigger Event” means the occurrence of any of the following events on any Determination Date, with respect to the related Collection Period:

(i) the average Delinquency Ratio (60+ Days) for such Collection Period and the two preceding Collection Periods (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Delinquency Ratios (60+ Days) for the number of Collection Periods that have elapsed since the Closing Date) exceeds 6.00%;

(ii) the average Extension Ratio for such Collection Period and the two preceding Collection Periods (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Extension Ratios for the number of Collection Periods that have elapsed since the Closing Date) exceeds 6.00%;

(iii) the average of the Annualized Charge-off Ratio for such Collection Period and the two preceding Collection Periods (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Annualized Charge-off Ratios for the number of Collection Periods that have elapsed since the Closing Date) exceeds 12.50%; or

(iv) the average of the Excess Spread Percentage for such Collection Period and the two preceding Collection Periods (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Excess Spread Percentages for the number of Collection Periods that have elapsed since the Closing Date) is less than 10.00%;

“Level II Trigger Event” means the occurrence of any of the following events on any Determination Date, with respect to the related Collection Period:

(i) the average Delinquency Ratio (60+ Days) for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Delinquency Ratios (60+ Days) for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods exceeds 8.00%;

(ii) the average Extension Ratio for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Extension Ratios for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods exceeds 7.50%;

(iii) the average of the Annualized Charge-off Ratio for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Annualized Charge-off Ratios for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods exceeds 15.00%; or;

(iv) the average of the Excess Spread Percentage for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Excess Spread Percentages for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods is less than 8.00%; or

(v) an event specified below occurs during such Collection Period with respect to the Managed Portfolio Receivables (it being understood that, for purposes of this clause (v), the references in the definitions of “Delinquency Ratio (60+ Days)”),” “Extension Ratio” and “Annualized Charge-off Ratio” and the related definitions therein to (1) “Receivables” shall mean Managed Portfolio Receivables (which includes the Receivables hereunder) and (2) “Eligible Receivables” shall mean all Managed Portfolio Receivables (which includes the Receivables hereunder):

(A) the average Delinquency Ratio (60+ Days) for such Collection Period and the two preceding Collection Periods exceeds 9.00%;

(B) the average Extension Ratio for such Collection Period and the two preceding Collection Periods exceeds 8.50%; or

(C) the average of the Annualized Charge-off Ratio for such Collection Period and the two preceding Collection Periods exceeds 16.00%;

“Level III Trigger Event” means the occurrence of any of the following events on any Determination Date, with respect to the related Collection Period:

(i) the average Delinquency Ratio (60+ Days) for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Delinquency Ratios (60+ Days) for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods exceeds 10.50%;

(ii) the average Extension Ratio for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Extension Ratios for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods exceeds 9.00%;

(iii) the average of the Annualized Charge-off Ratio for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Annualized Charge-off Ratios for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods exceeds 17.50%; or

(iv) the average of the Excess Spread Percentage for such Collection Period (or, if fewer than three Collection Periods have elapsed since the Closing Date, the average of the Excess Spread Percentages for the number of Collection Periods that have elapsed since the Closing Date) and the two preceding Collection Periods is less than 6.00%; or

(v) an event specified below occurs during such Collection Period with respect to the Managed Portfolio Receivables (it being understood that, for purposes of this clause (v), the references in the definitions of “Delinquency Ratio (60+ Days)”),” “Extension Ratio” and “Annualized Charge-off Ratio” and the related definitions therein to (1) “Receivables” shall mean Managed Portfolio Receivables (which includes the Receivables hereunder) and (2) “Eligible Receivables” shall mean all Managed Portfolio Receivables (which includes the Receivables hereunder):

(A) the average Delinquency Ratio (60+ Days) for such Collection Period and the two preceding Collection Periods exceeds 11.50%;

(B) the average Extension Ratio for such Collection Period and the two preceding Collection Periods exceeds 10.00%; or

(C) the average of the Annualized Charge-off Ratio for such Collection Period and the two preceding Collection Periods exceeds 18.50%;

“Liability” means any duty, responsibility, obligation or liability.

“LIBOR” has the meaning assigned to such term in Section 1.05.

“LIBOR Business Day” means any day of the year other than a Saturday, Sunday or any day on which banking institutions in New York, New York or London, England generally are required or authorized to be closed.

“LIBO Rate” means, with respect to any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Interest Period, the three-month London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“Lien” means any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind.

“Liquidation Proceeds” means, for any Collection Period and any Defaulted Receivable, the amount (which shall not be less than zero) received by the Servicer and deposited into the Collection Account after such Receivable became a Defaulted Receivable, in connection with the attempted realization of the full amounts due or to become due under such Receivable, whether from the sale or other disposition of any underlying collateral securing the related Contract, the proceeds of repossession or any collection effort, the proceeds of recourse or similar payments payable in respect of such Receivable, or otherwise, net of any amounts required by Applicable Law to be remitted to the related Obligor and net of any reasonable out-of-pocket expenses (exclusive of overhead) incurred by the Servicer with respect to the collection and enforcement of such Receivable, to the extent not previously reimbursed to the Servicer.

“Liquidity Amount” means, on any date of determination, the sum of (i) unrestricted cash and unrestricted Cash Equivalents owned by Regional Management on a consolidated basis, (ii) the Available Borrowing Capacity and (iii) if the conditions set forth in Section 4.02 to a Lender Advance on such date would be satisfied if a Funding Request for such date were delivered, the excess, if any, of the Borrowing Base over the Loans Outstanding.

“Liquidity Facilities” means each of the committed loan facilities, lines of credit and other financial accommodations available to a Conduit Lender to support the liquidity of such Conduit Lender’s Commercial Paper Notes.

“Loan” has the meaning given to such term in Section 2.01(a).

“Loans Outstanding” means, on any day, the aggregate Principal Amount of Loans made on or prior to such day, reduced from time to time by payments and distributions in respect of principal of the Loans in accordance with the terms hereof.

“Long-Term Rating Requirement” means, with respect to any Person, that such Person has a long-term unsecured debt rating of either not less than “A” by Standard & Poor’s, not less than “A(high)” by DBRS Morningstar or not less than “A2” by Moody’s.

“Managed Portfolio Receivable” means a Receivable (without giving effect to the requirement in the definition thereof that the related Contract be included in the Schedule of Receivables hereto) in Regional Management’s loan portfolio with an APR of 36% or less that relates to a Large Branch Receivable, Small Branch Receivable, Convenience Check or Online Originated Receivable, except for (i) auto loan delinquent renewals and (ii) any identified test products.

“Margin” has the meaning set forth in the Fee Letter.

“Master Collection Accounts” has the meaning given to such term in the Intercreditor Agreement.

“Master Deposit Account” means the deposit account governed by the Master Deposit Account Control Agreement.

“Master Deposit Account Control Agreement” means the Fourth Amended and Restated Deposit Account Control Agreement, dated as of September 20, 2019 (as amended, restated, supplemented or otherwise modified from time to time), among Regional Management, Wells Fargo Bank, National Association, as collateral agent, Wells Fargo Bank, National Association, as depository bank, and the other parties thereto.

“Material Adverse Effect” means, with respect to any Person and to any event or circumstance, a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person, (ii) the validity, enforceability or collectability of this Agreement or any other Basic Document or the validity, enforceability or collectability of a material portion of (a) the Contracts, (b) the Receivables or (c) any other Collateral, (iii) the rights and remedies of the Secured Parties under the Basic Documents, (iv) the ability of such Person to perform its obligations under this Agreement or any other Basic Document to which it is a party or (v) the status, existence, perfection, priority or enforceability of the interest of the Administrative Agent or the Lenders in the Collateral.

“Maturity Date” means the earliest to occur of (i) the date that is twelve (12) months after the last Scheduled Payment, (ii) the Legal Final Maturity Date and (iii) the deemed occurrence or declaration of the Maturity Date under Section 10.01(b).

“Maximum Lawful Rate” means the highest rate of interest permissible under Applicable Law.

“Member” means Regional Management, as the member of the Borrower.

“Modified Contract” means, with respect to a Receivable, the related Contract (i) which at any time, was in default and which default was cured by adjusting or amending the contract terms or accepting a reduced payment, other than a Contract that was modified in connection with an insolvency proceeding under Chapter 13 of the Bankruptcy Code, or (ii) for which the APR, the number or amount of the Scheduled Payments or Principal Balance was amended or otherwise modified at any time.

“Monthly Loan Tape” means a data tape, which shall include with respect to each Receivable (i) the related Contract identification number, (ii) the identity of the related Originator, (iii) the current Principal Balance, (iv) the current number of days such Receivable is delinquent, (v) whether or not the related Obligor is a debtor in bankruptcy, (vi) the next payment date, (vii) the remaining term to maturity, (viii) the current maturity date, (ix) the original maturity date, (x) the number of extensions, (xi) the date of Contract (origination date), (xii) the funding date, (xiii) the original interest rate, (xiv) the current interest rate, (xv) the original monthly payment amount, (xvi) the current monthly payment amount, (xvii) the original principal balance (amount financed), (xviii) the original term to maturity, (xix) the State in which the related Obligor has a mailing address, (xx) the FICO® Score at origination and (xxi) any other information reasonably requested by a Lender to be included therein.

“Monthly Principal Payment Amount” means, with respect to any Payment Date, the amount (or such lesser amount as then available pursuant to Section 2.07(iv)), if any, necessary to reduce the Loans Outstanding so that they equal the Borrowing Base as of such Payment Date.

“Monthly Recoveries” means, without duplication, with respect to any Receivable, any amounts (up to the aggregate principal balance of such Receivable that has been charged off in accordance with the Collection Policy) actually collected that, in accordance with the Collection Policy in effect at the time of such collection, constitute recoveries of amounts that were previously charged off with respect to such Receivable.

“Monthly Report” means, with respect to any Payment Date and the related Collection Period, a monthly statement of the Servicer delivered on each Reporting Date with respect to such Collection Period, in substantially the form of Exhibit H, which may be modified from time to time as mutually agreed by the Servicer, the Administrative Agent (acting at the direction of the Required Lenders) and the Backup Servicer.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

“North Carolina Receivables” means, as of any date of determination, the Receivables originated by Regional Finance Corporation of North Carolina and contributed to the Trust pursuant to the Transfer and Contribution Agreement from time to time, and allocated to the 2021-1C SUBI pursuant to the 2021-1C SUBI Supplement as of such date, as evidenced by the 2021-1C SUBI Certificate.

“Nortridge Loan System” means a third-party technology platform on which the Regional Management Entities’ underwriting, servicing and collection activity are logged and maintained and which is integrated into the Regional Management Entities’ information technology infrastructure.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“Obligations” means all loans, advances, debts, liabilities, indemnities and obligations for monetary amounts owing by the Borrower to the Secured Parties, the Agents, or any of their respective assigns, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of the Loans or any Hedging Agreement, whether or not evidenced by any separate note, agreement or other instrument, including all principal, interest (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), amounts payable pursuant to Sections 2.12 and 2.13, Breakage Costs, Hedge Breakage Costs, fees, including any and all arrangement fees, loan fees, Interest and Unused Commitment Fee and any and all other fees, expenses, indemnities, costs or other sums (including attorneys’ fees and disbursements) chargeable to the Borrower under the Basic Documents.

“Obligor” means each Person obligated to make payments on or pursuant to a Receivable, including any guarantor thereof.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate signed by any officer of the Borrower, the Servicer, an Originator, the Backup Servicer or any other Person, as the case may be, and delivered to the Administrative Agent or any other party hereto as required by this Agreement.

“Online Originated Receivable” means a Receivable that is not a Branch Assisted Electronic Receivable, with respect to which the loan is originated online and the related loan documentation is signed using DocuSign, Inc. technology, in each case, in accordance with the Credit Policy.

“Opinion of Counsel” means, with respect to any Person, a written opinion of counsel, who is reasonably acceptable to the Administrative Agent or the party hereto that is the recipient of such written opinion of counsel.

“Originator” means (i) Regional Finance Corporation of Alabama, an Alabama corporation, (ii) Regional Finance Company of Georgia, LLC, a Delaware limited liability company, (iii) Regional Finance Company of Illinois, LLC, a Delaware limited liability company, (iv) Regional Finance Company of Missouri, LLC, a Delaware limited liability company, (v) Regional Finance Company of New Mexico, LLC, a Delaware limited liability company, (vi) Regional Finance Corporation of North Carolina, a North Carolina corporation, (vii) Regional Finance Company of Oklahoma, LLC, a Delaware limited liability company, (viii) Regional Finance Corporation of South Carolina, a South Carolina corporation, (ix) Regional Finance Corporation of Tennessee, a Tennessee corporation, (x) Regional Finance Corporation of Texas, a Texas Corporation, (xi) Regional Finance Company of Virginia, LLC, a Delaware limited liability company, (xii) Regional Finance Corporation of Wisconsin, a Wisconsin corporation, and (xiii) any other entity approved in writing by the Administrative Agent and the Required Lenders (a copy of which the Servicer shall provide to each Rating Agency, if any).

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Basic Document, or sold or assigned an interest in any Loan or Basic Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Basic Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Owner of Record” means the owner of an Authoritative Copy (in the case of an Electronic Contract that constitutes Electronic Chattel Paper) or an electronically authenticated original record of an executed Contract (in the case of an Electronic Contract that does not constitute Electronic Chattel Paper), which, within the Electronic Vault System, is the Borrower, with respect to all Receivables that are not North Carolina Receivables, and is the Trust, with respect to all North Carolina Receivables.

“Owners” means the Lenders that are owners of record of the Loan or, with respect to any Loan held by an Agent hereunder as nominee on behalf of Lenders in the related Lender Group, the Lenders that are beneficial owners of such Loan as reflected on the books of such Agent in accordance with this Agreement and the other Basic Documents.

“Participant Register” has the meaning given to such term in Section 13.01(g).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Date” means the 15th day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day (provided that the first Payment Date will be June 15, 2021).

“Pension Plans” means “employee pension benefit plans”, as such term is defined in Section 3 of ERISA, which is currently or within the preceding five years has been maintained by the Borrower or any ERISA Affiliate, or in which employees of such Person are currently or within the preceding five years have been entitled to participate, as from time to time in effect.

“Permitted Investments” means any of the following types of investments:

(i) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and which have a maturity of not more than 270 days from the date of acquisition;

(ii) bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which meet or exceed the Short-Term Rating Requirement;

(iii) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank of the type described in clause (ii) above;

(iv) commercial paper rated at least “A-1” by Standard & Poor’s and “Prime-1” by Moody’s;

(v) money market funds registered under the Investment Company Act having a rating, at the time of such investment in the highest rating category by Moody’s and Standard & Poor’s (including funds for which the Account Bank or its Affiliates is investment manager or advisor);

(vi) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any State (or domestic branches of any foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company meets or exceeds the Short-Term Rating Requirement; and

(vii) any other investments approved in writing by the Administrative Agent (acting at the direction of the Required Lenders); provided, that each of the Permitted Investments may be purchased from the Account Bank or through any Affiliate of the Account Bank.

“Permitted Liens” means (i) Liens in favor of the Borrower created pursuant to the Second Tier Purchase Agreement, (ii) Liens in favor of the Trust in respect to the North Carolina Receivables, (iii) Liens in favor of any Agent or the Administrative Agent, as agent for the Secured Parties created pursuant to this Agreement or any other Basic Document, (iv) mechanics’ and other statutory Liens arising by operation of law with respect to a Hard Secured Receivable and (v) Liens for taxes and assessments not yet due or for taxes which the Borrower is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Secured Parties under the Basic Documents.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, trust (including a business or statutory trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Plan Assets” has the meaning given to such term in Section 3(42) of ERISA.

“Precompute Receivable” means any Receivable for which the related Contract is reflected as a precompute loan on the records of the Servicer or the applicable Subservicer.

“Precomputed Interest Method” means the method in which the debt is expressed as the sum of the original principal amount plus the finance charge computed in advance, assuming all payments will be made when scheduled.

“Prepayment Notice” means a written notice from the Borrower to the Administrative Agent, the Agents, the Account Bank and each Hedge Counterparty, if any, notifying such parties of its intent to prepay all or any portion of the Loans Outstanding in accordance with Section 2.05, substantially in the form of Exhibit K hereto.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Amount” means, with respect to any Loan, the aggregate amount advanced by the Lenders on the Funding Date in respect of such Loan.

“Principal Balance” means, as of any determination date with respect to (a) a Receivable other than a Precompute Receivable, the outstanding principal balance of such Receivable and (b) a Receivable that is a Precompute Receivable, the calculated principal balance of such Precompute Receivable, which is the result of (x) the remaining unpaid amount due in respect of such Precompute Receivable minus (y) the unearned interest on such Precompute Receivable calculated on an accrual basis; provided, that in the case of (a) and (b) the principal balance of such Receivable is measured as of the most recent Determination Date (or as of such date of determination if such date is a Determination Date), or with respect to any Receivables transferred to the Borrower after such Determination Date, as of the related Cutoff Date, provided, that the Principal Balance of any Receivable, a portion of which has been charged off in accordance with the Collection Policy, shall be reduced by the portion so charged off; provided, further the Principal Balance of any Receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Qualified Institution” means any depository institution or trust company organized under the laws of the United States or any State (or any domestic branch of a foreign bank) that either (i) (1) meets, or the parent of which meets, either (A) the Long-Term Rating Requirement or (B) the Short-Term Rating Requirement and (2) whose deposits are insured by the Federal Deposit Insurance Corporation or (ii) is otherwise approved by the Administrative Agent in writing.

“Rating Agency” means, as of any date of determination, each nationally recognized statistical rating organization then rating any Loan or any related Credit Facility or Liquidity Facility provided to a Conduit Lender with respect to any Loan, in each case, at the request of the Borrower or any Secured Party.

“Ratings Request” means a written request by an Agent to the Borrower and the Servicer, stating that the related Agent intends to request that a nationally recognized statistical rating organization publicly issue a Required Rating to the transactions contemplated by this Agreement that reasonably reflects the economics and credit of the Loans at the time of such request.

“Reborrowing” means, to the extent that any portion of the Loans has been repaid in connection with a repayment pursuant to Section 2.05, the reborrowing by the Borrower of all or a portion of such repaid amounts otherwise subject to and in accordance with the terms hereof.

“Receivable” means Indebtedness owed to an Originator or the Borrower by an Obligor (without giving effect to any transfer hereunder) under a Contract owned by the Borrower or included in the Schedule of Receivables, whether in tangible or electronic form and whether constituting an account, chattel paper, instrument or general intangible, arising out of or in connection with a non-revolving personal loan made by such Originator, and includes the right of payment of any finance charges and other obligations of the Obligor with respect thereto. Notwithstanding the foregoing, once the Administrative Agent has released its security interest in a Receivable and the related Contract in accordance with the terms of this Agreement, such Receivable shall no longer be a Receivable hereunder.

“Receivable File” means, with respect to each Receivable, (i)(w) in the case of a Contract (other than an Electronic Contract or a Convenience Check), the original fully executed Contract, including, in the case of a Contract which has been Exported, the physical rendering of the related Electronic Contract produced upon Export, together with the related document history report, (x) in the case of an Electronic Contract that constitutes Electronic Chattel Paper, a single Authoritative Copy of the executed Contract, (y) in the case of an Electronic Contract that does not constitute Electronic Chattel Paper, the electronically authenticated original record of the executed Contract, and (z) in the case of a Convenience Check, a copy of the Contract, and (ii) any additional original executed documents, if any, evidencing a modification to any of the foregoing documents, whether executed physically or electronically and whether maintained in tangible or electronic form; provided, that with respect to clauses (i)(x) and (i)(y), the Electronic Contract is maintained by the Electronic Vault Provider as a designated custodian of the Administrative Agent (for the benefit of the Secured Parties) in the Electronic Vault pursuant to Section 7.03(k)(ii) hereof.

“Records” means, with respect to any Contract, all documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to any related item of Collateral and the related Obligor.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Regional Local Bank Account” has the meaning given to such term in the Intercreditor Agreement.

“Regional Management” has the meaning given to such term in the Preamble.

“Regional Management Entities” means Regional Management, the Borrower and the Originators.

“Regulation AB” means Regulation AB under the Securities Act.

“Regulatory Change” means (i) the adoption after the Closing Date of any Applicable Law (including any Applicable Law regarding capital adequacy or liquidity coverage) and (ii) any change after the Closing Date in any Applicable Law or the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such Governmental Authority; provided, that for purposes of this definition, (a) the Risk-Based Capital Requirements, (b) the Dodd-Frank Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (c) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented.

“Release Amount” means, as of the related Release Date, the aggregate Release Price deposited for a retransfer of Receivables under Section 5.05 and 7.03(c) and the aggregate Defaulted Receivable Release Price deposited for a retransfer of Defaulted Receivables under Section 5.05(e).

“Release Date” means a Payment Date specified by the Borrower in connection with the retransfer of the Receivables under Section 5.05 or 7.03(c).

“Release Price” means an amount equal to the Principal Balance of a Receivable to be retransferred pursuant to Section 5.05, plus accrued and unpaid interest on such Receivable (at the related APR) through the date of repurchase and all related Breakage Costs and all Hedge Breakage Costs due to the relevant Hedge Counterparties for any termination in whole or in part of one or more Hedge Transactions related to the relevant Hedging Agreement, as required by the terms of any Hedging Agreement; provided, that the Release Price with respect to any Defaulted Receivable shall be determined as if such Receivable were not a Defaulted Receivable.

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“Removal Request” has the meaning given to such term in Section 9.07(d).

“Report Failure Period” has the meaning given to such term in the Intercreditor Agreement.

“Reporting Date” means, with respect to any Payment Date, the third Business Day prior to such Payment Date.

“Required Cash Reserve Percentage” means (i) 1.00% or (ii) for any Payment Date on or after which the Servicer shall have been directed to withdraw all amounts on deposit in the Reserve Account in accordance with Section 2.10(c), 0%.

“Required Legend” shall mean a watermark notation applied by the Electronic Vault System to every page of an Electronic Contract that reads “JPMorgan Chase Bank, N.A., as Administrative Agent, acting solely for the benefit of the Secured Parties, as secured party and assignee”.

“Required Lenders” means, at any time, Lenders representing 66.67% of the Loans Outstanding that are Loans.

“Requirements of Law” means, with respect to any Person, any law, treaty, rule or regulation, or order or determination of a Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, State or local (including usury laws, the Federal Truth-in-Lending Act, Regulations U and T of the Federal Reserve Board and Regulations B, X and Z of the CFPB).

“Reserve Account” means a segregated trust account caused to be established or established by the Servicer with the Account Bank for the benefit of the Secured Parties.

“Reserve Account Amount” means, on any day, the amount on deposit in the Reserve Account.

“Reserve Account Required Amount” means, on any date of determination, the product of (a) the Required Cash Reserve Percentage and (b) the Eligible Pool Balance.

“Reserve Account Withdrawal Amount” means, with respect to any Payment Date (i) on which an Available Funds Shortfall exists, an amount equal to the lesser of (a) the Reserve Account Amount and (b) the Available Funds Shortfall, (ii) following the Revolving Period Termination Date, amounts to be withdrawn from the Reserve Account under Section 2.10(c) on such Payment Date, (iii) following the occurrence of an Event of Default that has not been waived by the Administrative Agent (acting at the direction of the Required Lenders), the Reserve Account Amount, and (iv) on any other Payment Date, zero.

“Responsible Officer” means, when used with respect to any Person, any officer of such Person, (within the Corporate Trust Services department of such person in the case of the Backup Servicer and the Account Bank) including any president, vice president, assistant vice president, treasurer, secretary, assistant secretary, corporate trust officer or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any matter is referred because of such officer’s knowledge of or familiarity with the particular subject, and, in each case, having direct responsibility for the administration of this Agreement.

“Review” has the meaning given to such term in Section 9.07(f).

“Revolving Period” means the period commencing on the Closing Date and ending on the Revolving Period Termination Date.

“Revolving Period Termination Date” means the earlier to occur of (i) the Scheduled Commitment Termination Date and (ii) a Facility Amortization Event.

“Risk-Based Capital Requirements” means the United States bank regulatory rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modification to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted on December 15, 2009 by the Financial Accounting Standard Board.

“Sanctions” means individually and collectively, any and all economic or financial sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities with jurisdiction over the Borrower, the Servicer and their respective Affiliates.

“Sanctioned Target”: Any individual, entity, group, sector, territory, or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).

“Schedule of Receivables” means the schedule of Receivables attached hereto as Schedule C, as updated from time to time in connection with each Funding Request or substitution of Receivables, as applicable.

“Scheduled Payments” means regularly scheduled monthly payments to be made by an Obligor pursuant to the terms of the related Contract.

“Scheduled Commitment Termination Date” October 28, 2022, or such later date to which the Scheduled Commitment Termination Date may be extended upon the written agreement of the Borrower, the Lenders, the Agents, the Administrative Agent and the other parties hereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Tier Purchase Agreement” means the Second Tier Purchase Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), between Regional Management and the Borrower.

“Secured Party” means (i) the Administrative Agent, (ii) each Lender and (iii) each Hedge Counterparty.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Third Amended and Restated Security Agreement, dated as of December 17, 2021 (as amended, restated, supplemented or otherwise modified from time to time), among Regional Management, Regional Management Receivables II, LLC, Regional Management Receivables IV, LLC, the Borrower, the borrowers under the Senior Revolver, Regional Management Issuance Trust 2019-1, Regional Management Issuance Trust 2020-1, Regional Management Issuance Trust 2021-1, Regional Management Issuance Trust 2021-2, Regional Management Issuance Trust 2021-3, Credit Recovery Associates, Inc. and Upstate Motor Company, as guarantors, Wells Fargo Bank, National Association, as collateral agent, and the other parties joined thereto from time to time.

“Securitization” means any (i) securitization transaction undertaken by the Borrower or a Special Purpose Affiliate that is secured, directly or indirectly, by all or a portion of the Receivables, (ii) sale or other transfer by the Borrower or a Special Purpose Affiliate of all or a portion of the Receivables in connection with a “Securitization” as defined in clause (i) and in accordance with Section 2.14(a)(iii) or (iii) sale or other transfer by the Borrower or a Special Purpose Affiliate of all or a portion of the Receivables.

“Securitization Date” means the date upon which a Securitization is consummated.

“Securitization Date Certificate” means a certificate delivered by an Authorized Officer of the Servicer on the Securitization Date indicating that the requirements set forth in this Agreement for a Securitization has been satisfied.

“Securitization Release” means a release executed pursuant to Section 2.14, substantially in the form of Exhibit G.

“Senior Hedge Breakage Costs” means, with respect to any Hedge Transaction, any amount payable by the Borrower to the related Hedge Counterparty upon the early termination of such Hedge Transaction or any portion thereof for any reason other than any event of default under the related Hedging Agreement for which the related Hedge Counterparty is the defaulting party.

“Senior Revolver” means the Seventh Amended and Restated Loan and Security Agreement, dated as of September 20, 2019 (as amended, restated, supplemented or otherwise modified from time to time), among the financial institutions named as lenders therein, Wells Fargo Bank, National Association, as agent, Regional Management and the other borrowers party thereto from time to time, and certain Regional Affiliates, as guarantors, and the other guarantors party thereto from time to time, as amended by the First Amendment to the Seventh Amended and Restated Loan and Security Agreement, dated as of October 15, 2020.

“Servicer” has the meaning given to such term in the Preamble.

“Servicer Basic Documents” means all Basic Documents to which the Servicer is a party or by which it is bound.

“Servicer File” means, with respect to a Receivable, each of the following documents: (i) application of the Obligor for credit; (ii) a copy (but not the original) of the Contract and any modifications or amendments thereto; provided however, if such documents constitute Electronic Contracts, originals or copies thereof may be accessible via the Electronic Vault System or via the Nortridge Loan System; and (iii) such other documents as the Servicer customarily retains in its files in order to accomplish its duties under this Agreement; provided, that in each case such documents may be in either tangible or electronic form; and further provided that, certificates of title that are issued electronically may be held by a third party electronic title lienholder.

“Servicer Termination Event” has the meaning given to such term, on any day (i) prior to the Assumption Date, in Section 7.13 and (ii) on and after the Assumption Date, in Section 7.16(e).

“Servicer Termination Notice” has the meaning given to such term in Section 7.13.

“Servicing Centralization Event” means the occurrence of either (a) Regional Management fails to have a Tangible Net Worth of at least $150,000,000 as of any Determination Date or (b) a Level I Trigger Event followed by the delivery of written notice from the Administrative Agent (acting at the direction of the Required Lenders) to the Servicer, the Borrower and the Backup Servicer that the activities described on Schedule G should go into effect.

“Servicing Fee” means the fee payable to the Servicer on each Payment Date, monthly in arrears in accordance with Section 2.07, in an amount equal to the product of (i) the Servicing Fee Rate, (ii) the aggregate Principal Balance of all Receivables as of the first day of the related Collection Period and (iii) 1/12, if any.

“Servicing Fee Rate” means (a) with respect to the initial Servicer, 4.00% per annum, (b) if a Successor Servicer is then acting as Servicer and such Successor Servicer is Wells Fargo Bank, 4.75% per annum and (c) if a Successor Servicer is then acting as Servicer and such Successor Servicer is not Wells Fargo Bank, a rate agreed upon by such Successor Servicer and the Administrative Agent (acting at the direction of the Required Lenders) based upon then current market conditions, which rate the Successor Servicer shall provide prompt written notice of to the Rating Agencies, if any.

“Short-Term Rating Requirement” means, with respect to any Person, that such Person has a short-term unsecured debt rating of either not less than “A-1” by Standard & Poor’s, not less than “R-1 (middle)” by DBRS Morningstar or not less than “Prime-1” by Moody’s.

“Simple Interest Method” means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made.

“Small Branch Receivable” means a Receivable with an initial principal balance at the time of origination that is less than or equal to $2,500.

“Small Loan Receivable” means a Receivable with an initial principal balance at the time of origination that is less than or equal to $2,500.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Person at any time, having a state of affairs such that (i) the fair value of the property owned by such Person is greater than the amount of such Person’s liabilities (including the amount of any known disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to generally pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital in relation to such business or transaction.

“Special Purpose Affiliate” means any special purpose entity that is an Affiliate of the Borrower and was created for the purpose of one or more Securitizations.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“State” means any state of the United States or the District of Columbia.

“SUBI” has the meaning given to such term in the Trust Agreement.

“SUBI Certificate” has the meaning given to such term in the Trust Agreement.

“Subordinated Hedge Breakage Costs” means with respect to any Hedge Transaction, any amount payable by the Borrower to the related Hedge Counterparty upon the early termination of such Hedge Transaction or any portion thereof as a result of any event of default under the related Hedging Agreement for which the related Hedge Counterparty is the defaulting party.

“Subsequent Loan” means each Loan made following the Initial Loan.

“Subsequent Receivable” means each Receivable that becomes a part of the Collateral on a Funding Date other than the Funding Date relating to the Initial Loan.

“Subservicer” means each subservicer and subcustodian appointed by the Servicer and acceptable to the Administrative Agent and the Required Lenders for the servicing and administration of some or all of the Receivables which, as of the Closing Date, are identified on Schedule E, which schedule may be amended from time to time in accordance with this Agreement.

“Subservicing Agreement” means each agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), between the Servicer and each Subservicer.

“Subsidiary” means, with respect to a Person, any entity with respect to which more than 50.0% of the outstanding voting securities or other ownership interests shall at any time be owned or controlled, directly or indirectly, by such Person and/or one or more of its Subsidiaries, or any similar business organization which is so owned or controlled.

“Substitute Receivable” means one or more Eligible Receivables not previously a part of the Collateral, substituted for a Receivable pursuant to Section 5.05, each having characteristics substantially similar, and in no event less favorable to the Secured Parties in any respect, than the affected Receivables being so substituted, without the consent of the Administrative Agent (acting at the direction of the Required Lenders).

“Successor Servicer” means the Backup Servicer, as successor to the Servicer, or another entity appointed pursuant to Section 7.14(b) as successor to the Servicer.

“System Description” shall mean the written description of the Electronic Vault System, attached hereto as Exhibit L.

“Tangible Net Worth” means, with respect to Regional Management on a consolidated basis, as of the Determination Date, its net worth calculated in accordance with GAAP, after subtracting therefrom the aggregate amount of its intangible assets (other than deferred tax assets), including goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any Governmental Authority.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.18 that is not Term SOFR. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

“Test Data File” means a test data file, which shall include the loan master file, the transaction history file and all other files necessary to carry out the servicing obligations hereunder.

“Third Party Allocation Agent” means Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, acting through its Corporate Trust Services division, in such capacity under the Intercreditor Agreement.

“Titled Asset” shall mean a motor vehicle, boat, recreational vehicle, camper, trailer, motorcycle, all-terrain vehicle or other asset for which, under applicable State law, a certificate of title is issued and any security interest therein is required to be perfected by notation on such certificate of title.

“Transfer and Contribution Agreement” means the Transfer and Contribution Agreement, dated as of June 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time), between Regional Finance Corporation of North Carolina and the Trust, as amended by the Omnibus Amendment, dated August 18, 2020, and the Omnibus Amendment, dated as of April 14, 2021.

“Transition Expenses” has the meaning given to such term in Section 7.14(d).

“Trust” means the Regional Management North Carolina Receivables Trust, Delaware statutory series trust formed by Wilmington Trust, National Association, pursuant to the certificate of formation filed with the Delaware Secretary of State on June 16, 2017.

“Trust Agreement” shall mean the Second Amended and Restated Trust Agreement, dated as of June 28, 2018 (as amended, restated, supplemented or otherwise modified from time to time), by Regional Finance Corporation of North Carolina, as settlor and initial beneficiary, and Wilmington Trust, National Association, as UTI trustee, Delaware trustee and administrative trustee, as amended by the First Amendment to the Second Amended and Restated Trust Agreement, dated as of February 18, 2021, and as further amended by the Second Amendment to the Second Amended and Restated Trust Agreement, dated as of April 14, 2021.

“Trust Documents” means the Trust Agreement, the 2021-1C SUBI Supplement, the UTI Administration Agreement, the 2021-1C SUBI Servicing Agreement and the 2021-1C SUBI Security Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Upfront Fee” means the fee payable by the Borrower pursuant to the Fee Letter on the Closing Date in an amount equal to product of (i) the Upfront Fee Rate and (ii) the Aggregate Commitment.

“Upfront Fee Rate” has the meaning given to such term in the Fee Letter.

“United States” or “U.S.” means the United States of America.

“Unmatured Event of Default” means any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Unsecured Receivable” means any Receivable that is (i) not secured by any collateral pursuant to the terms of the related Contract and (ii) is not an Online Originated Receivable or Convenience Check.

“Unused Commitment Fee” means, for any Interest Period prior to the commencement of the Amortization Period, the fee payable by the Borrower pursuant to the Fee Letter on the related Payment Date in an amount equal to product of (i) the Unused Commitment Fee Rate, (ii) an amount equal to the average daily Aggregate Commitment during such Interest Period minus the average daily Loans Outstanding during such Interest Period and (iii) a fraction, the numerator of which is the actual number of days during such Interest Period and the denominator of which is 360.

“Unused Commitment Fee Rate” has the meaning given to such term in the Fee Letter.

“U.S. Person” means a “United States person” as defined in Code Section 7701(a)(30).

“UTI” has the meaning given to such term in the Trust Agreement.

“UTI Administration Agreement” means the UTI Administration Agreement, dated as of June 28, 2018 (as amended, restated, supplemented or otherwise modified from time to time), by and between Regional Management North Carolina Receivables Trust and Regional Management Corp, as administrator.

“UTI Certificate” has the meaning given to such term in the Trust Agreement.

“Volcker Rule” means the regulations adopted to implement Section 619 of the Dodd-Frank Act., as amended

“Wells Fargo Bank” means Wells Fargo Bank, National Association, acting through its Corporate Trust Services division.

“Wells Fargo Fee Letter” means, with respect to the Account Bank and the Backup Servicer, the Schedule of Fees, dated as of March 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time), between Wells Fargo Bank, the Borrower and/or Regional Management.

“2021-1C SUBI” means that special unit of beneficial interest in the Trust created by the 2021-1C SUBI Supplement.

“2021-1C SUBI Certificate” means the 2021-1C SUBI certificate issued by the Trust and evidencing a beneficial interest in the North Carolina Receivables.

“2021-1C SUBI Security Agreement” means the 2021-1C SUBI Security Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), among the Trust, Regional Finance Corporation of North Carolina, as beneficiary of the undivided trust interest of the Trust, the Borrower, in its capacity as the holder of the 2021-1C SUBI Certificate, and the Administrative Agent, as secured party.

“2021-1C SUBI Servicing Agreement” means the 2021-1C SUBI Servicing Agreement, dated as April 28, 2021, among the Trust, acting thereunder solely with respect to the 2021-1C SUBI, the Borrower, as 2021-1C SUBI Holder, and Regional Management, as 2021-1C SUBI Servicer.

“2021-1C SUBI Subservicing Agreement” means the 2021-1C SUBI Subservicing Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), among Regional Management, Regional Finance Corporation of North Carolina and the Trust.

“2021-1C SUBI Supplement” means the 2021-1C SUBI Supplement to the Trust Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time), among Regional Finance Corporation of North Carolina, as settlor and initial beneficiary, and Wilmington Trust, National Association, as UTI trustee, 2021-1C SUBI trustee and administrative trustee.

“2021-1C SUBI Trustee” means Wilmington Trust, National Association, in its capacity as 2021-1C SUBI Trustee.

Section 1.02. Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, the Administrative Agent, the Required Lenders, Regional Management and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Regional Management and the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.04. Interpretation. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) “or” is not exclusive; (iv) “including” means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vii) references to a Person are also to its successors and permitted assigns; (viii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (ix) references contained herein to Article, Section, subsection, Schedule and Exhibit, as applicable, are references to Articles, Sections, subsections, Schedules and Exhibits in this Agreement unless otherwise specified; (x) references to “writing” include printing, typing and other means of reproducing words in a visible form; and (xi) the term “proceeds” has the meaning set forth in the applicable UCC.

Section 1.05. Interest Rates; LIBOR Notification. The interest rate on Loans may be determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.18(b) and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.18(e), of any change to the reference rate upon which the interest rate on Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.18(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.18(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

ARTICLE TWO

LOANS

Section 2.01. Loans.

(a) On the terms and subject to the conditions set forth in this Agreement (including the conditions precedent set forth in Article 4), the Borrower may from time to time on any Business Day during the Revolving Period, request that each Conduit Lender and Committed Lender make an advance (each such advance made by a Lender, a “Loan”) in the amount of each such Conduit Lender’s or Committed Lender’s Lender Percentage of the Principal Amount of the Loan requested (each, a “Lender Advance”), to the Borrower on a Funding Date.

(b) No later than 12:00 p.m., New York City time, one Business Day prior to a proposed Funding Date, the Borrower shall notify the Administrative Agent, the Agents and the Lenders of such proposed Funding Date and Loan by delivering to the Administrative Agent and the Agents (with a copy to the Account Bank):

(i) a Funding Request, which will include, among other things, the proposed Funding Date, a calculation of the Borrowing Base (calculated as of the previous Determination Date or, with respect to the initial Funding Date or any Receivables added or to be added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date), each as of the date the Loan is requested and the Principal Amount of the Loan requested, which shall be in an amount at least equal to $500,000 or integral multiples of $1,000 in excess thereof; and

(ii) an updated Schedule of Receivables that includes each Receivable, if any, that is to be purchased by the Borrower with the proceeds of the proposed Loan.

(c) Following receipt by the Administrative Agent, the Agents and the Lenders of a Funding Request, and prior to the Revolving Period Termination Date (i) each Conduit Lender (if any) may, in its sole discretion, make its Lender Advance of any Loan requested by the Borrower pursuant to Section 2.01(b), and (ii) each Committed Lender, to the extent not made by the Conduit Lender in its Lender Group (if any), severally agrees to make its Lender Advance of any Loan requested by the Borrower, in each case, subject to the conditions contained herein, in an aggregate amount equal to the Loan so requested.

(d) In no event shall:

(i) a Committed Lender be required on any date to fund a Principal Amount that would cause the Loans Outstanding with respect to such Committed Lender’s Lender Group, as determined after giving effect to such funding, to exceed such Committed Lender’s Commitment;

(ii) any Loan be requested hereunder, nor shall any Lender be obligated to fund its Lender Advance of any Loan, to the extent that after giving effect to such Loan, the Loans Outstanding would exceed the Borrowing Base (calculated as of the previous Determination Date or, with respect to any Receivables added or to be added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date); and

(iii) the Principal Amount of the Loans made on any Funding Date exceed the Available Amount on such day.

Section 2.02. Funding Mechanics.

(a) If any Funding Request is delivered to the Administrative Agent and the applicable Agents after 12:00 p.m., New York City time, on any Business Day, such Funding Request shall be deemed to be received prior to 12:00 p.m., New York City time, on the next succeeding Business Day and the proposed Funding Date of such proposed Loan shall be deemed to be the next Business Day following such deemed receipt. Each Funding Request shall include a representation by the Borrower that (i) the requested Loans will not, on the related Funding Date, exceed the Available Amount, (ii) after giving effect to such Loans, the amount of all Loans Outstanding will not exceed the Borrowing Base and (iii) a representation that all of the conditions precedent to the making of such Loan have been satisfied or will be satisfied as of the proposed Funding Date. Any Funding Request shall be irrevocable.

(b) Each Conduit Lender shall notify the Agent for its Lender Group and the Administrative Agent by 10:00 a.m., New York City time, on the applicable Funding Date whether it has elected to make its Lender Advance offered to it pursuant to Section 2.01. In the event that a Conduit Lender shall not have timely provided such notice, such Conduit Lender shall be deemed to have elected not to make its Lender Advance of such Loan. If the Conduit Lender shall have elected or be deemed to have elected not to make its Lender Advance of such Loan, the Committed Lender in such Lender Group shall make available on the applicable Funding Date an amount equal to the portion of the Loan that each such Conduit Lender has not elected to fund, in an amount equal to its share of the Principal Amount to be funded.

(c) Each Lender’s Lender Advance of a Loan shall be made, subject to the fulfillment of the applicable conditions set forth in Article Four, at or prior to 12:00 p.m., New York City time, on the applicable Funding Date, by deposit of immediately available funds to the Borrower Operating Account. Each Agent shall promptly notify the Borrower and the other Agents in the event that any Lender in such Agent’s Lender Group either fails to make such funds available before such time or notifies such Agent that it will not make such funds available before such time.

(d) In the event that, notwithstanding the fulfillment of the applicable conditions set forth in Article Four with respect to a Loan, a Conduit Lender elected to make an advance on a Funding Date but failed to make its Lender Advance available to the Borrower when required by Section 2.02(c), such Conduit Lender shall be deemed to have rescinded its election to make such advance, and neither the Borrower nor any other party shall have any claim against such Conduit Lender by reason of its failure to timely make such purchase. In any such case, the Borrower shall give notice of such failure not later than 1:30 p.m., New York City time, on the Funding Date to the related Agent, the Committed Lender for such Lender Group and to the Administrative Agent, which notice shall specify (i) the identity of such Conduit Lender and (ii) the amount of the Lender Advance which it had elected but failed to make. Subject to receiving such notice, such Committed Lender shall advance a portion of the Principal Amount in an amount equal to the amount described in clause (ii) above, at or before 4:00 p.m., New York City time, on such Funding Date and otherwise in accordance with Section 2.01(d).

(e) If any Lender makes available to the Borrower funds for any Loan to be made by such Lender as provided in the provisions of Sections 2.01 and 2.02, and the conditions to the applicable Loan set forth in Article Four are not satisfied or waived in accordance with the terms hereof, the Borrower shall return such funds (in like funds as received from such Lender) to such Lender.

(f) If any Loan is not made or effectuated, as the case may be, due to the Borrower’s failure to satisfy, or continue to satisfy, the conditions to fund the Loan on the Closing Date, the Borrower and the Servicer shall jointly and severally indemnify each Lender against any reasonable loss, cost or expense incurred by such Lender, including any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by such Lender), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

(g) The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(h) The Borrower expressly acknowledges and agrees that any election by any Lender, in its sole discretion, on one or more occasion to fund any Loan on any day prior to the final passage of the applicable notice period set forth in Section 2.01(a) above shall not constitute or be deemed to be an amendment, waiver or other modification of the requirement for such notice prior to any Lender funding any other Loan hereunder.

Section 2.03. Reductions of Commitments.

(a) At any time the Borrower may, upon at least ten (10) Business Days’ prior written notice to the Administrative Agent, each Agent, the Account Bank, the Backup Servicer and each Hedge Counterparty, if any, reduce the Facility Amount, which shall be applied, unless otherwise consented to by the Administrative Agent (acting at the direction of the Required Lenders) and the Agents, pro rata to the Aggregate Commitment. Each partial reduction shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, but no partial reduction shall reduce the Aggregate Commitment below $50,000,000 if such reduction is not in connection with the payment in full of the Aggregate Unpaids and the termination of this facility. Reductions of the Aggregate Commitment pursuant to this Section shall be allocated to the Commitment of each Committed Lender and each Conduit Lender, pro rata based on the Lender Percentage of the Aggregate Commitment, represented by such Commitment. Any request for a reduction in the Facility Amount shall be irrevocable and the Borrower shall deliver no more than two such requests in any 12-month period.

(b) In connection with any reduction of the Facility Amount, the Borrower shall remit (i) first, to each applicable Agent for the ratable payment to each Lender, the amount sufficient to pay the Aggregate Unpaids due to such Lenders with respect to such reduction of the Facility Amount, including any associated Breakage Costs and (ii) second, to the relevant Hedge Counterparty, any Hedge Breakage Costs due to such Hedge Counterparty with respect to the reduction of the Loans Outstanding; provided, however, that no such reduction shall be given effect unless the Borrower has complied with the terms of any Hedging Agreement requiring that any Hedge Transaction related thereto be terminated in whole or in part as a result of any such reduction in the Loans Outstanding.

(c) On the Revolving Period Termination Date, the Commitments of all Lenders shall be automatically reduced to zero.

Section 2.04. Repayment of Loans.

(a) The Borrower hereby unconditionally promises to pay to each Lender the Principal Amount of each Loan made by each Lender on the Maturity Date, in an aggregate principal amount equal to the Loans Outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

Section 2.05. Optional Principal Repayment. The Borrower may prepay all or any portion of the Loans Outstanding on any Business Day without penalty, upon delivery of a Prepayment Notice to the Administrative Agent, the Agents, the Account Bank and each Hedge Counterparty, if any, at least two (2) Business Days prior to such anticipated prepayment; provided that (i) the amount prepaid is at least $1,000,000 or integral multiples of $250,000 in excess thereof (unless otherwise agreed to in writing by the Administrative Agent); (ii) the Borrower pays to each of the Secured Parties, on the date of any such prepayment, each such Secured Party’s pro rata allocable share of (a) accrued Interest with respect to the portion of the Loans Outstanding to be prepaid through the date of prepayment, as calculated by the Administrative Agent, and (b) the pro rata portion of all other Aggregate Unpaids relating to such prepayment (including all Breakage Costs, but excluding all Hedge Breakage Costs and any other amounts payable by the Borrower under or with respect to any Hedging Agreement) payable to any Indemnified Party under this Agreement through the date of such prepayment, including Indemnified Amounts pursuant to Section 11.01; (iii) the Borrower certifies that following such prepayment, the Borrower will be in compliance with the provisions of this Agreement; (iv) no such reduction shall be given effect unless the Borrower has complied with the terms of any Hedging Agreement requiring one or more Hedge Transactions be terminated in whole or in part as a result of any such reduction; (v) the Borrower has paid all Hedge Breakage Costs due to the relevant Hedge Counterparty for such termination; and (vi) all prepayments shall be made pro rata to the Lenders. Any notice of a prepayment shall be irrevocable.

Section 2.06. Payments.

(a) The Borrower shall pay Interest on the unpaid Principal Amount of each Loan for the period from and including the related Funding Date until the date that such Loan shall be paid in full. Interest shall accrue during each Interest Period and be payable on the Loans Outstanding on each Payment Date in accordance with Section 2.07, unless earlier paid pursuant to Section 2.05 or Section 2.14. Notwithstanding the foregoing, the Principal Amount of each Loan, all Interest thereon, together with all other Aggregate Unpaids, shall be due and payable, if not previously paid, on the Maturity Date.

(b) Each Lender’s Invested Percentage of the Loans Outstanding shall bear interest for each day during an Interest Period at a rate per annum equal to the applicable Interest Rate on such day for such Interest Period.

(c) Interest calculated by reference to LIBOR, the Prime Rate and the Federal Funds Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed during the related interest period. Periodic fees or other periodic amounts payable hereunder shall be calculated on the basis of a 360-day year and for the actual number of days elapsed during the related interest period.

(d) The principal of and Interest on the Loans shall be paid as provided herein. In the case of Loans held by an Agent as agent for its Lender Group, such Agent shall allocate to the members of its Lender Group each payment in respect of the Loans received by such Agent as provided herein. Payments in respect of principal and Interest (including pursuant to Section 2.05) shall be allocated and applied to Owners of such Loan based on their respective Invested Percentages, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower.

(e) Within two (2) Business Days of the end of each calendar month, each Lender shall provide or cause to be provided to Borrower an invoice showing its Interest Rate in effect for the immediately prior Interest Period. Each determination by a Lender of its Interest Rate pursuant to this Agreement shall be conclusive and binding on the Lenders, each Agent, the Borrower, the Servicer and the Backup Servicer, in the absence of manifest error.

(f) Notwithstanding any other provision of this Agreement or the other Basic Documents, if at any time the rate of interest payable by any Person under the Basic Documents exceeds the Maximum Lawful Rate, then, so long as the Maximum Lawful Rate would be exceeded, such rate of interest shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest so payable is less than the Maximum Lawful Rate, such Person shall continue to pay Interest at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total Interest that would have been received had Applicable Law not limited the interest rate so payable. In no event shall the total Interest received by a Lender under this Agreement and the other Basic Documents exceed the amount which such Lender could lawfully have received, had the Interest due been calculated from the Closing Date at the Maximum Lawful Rate.

Section 2.07. Settlement Procedures.

(a) On each Payment Date, the Servicer shall instruct the Account Bank in writing to pay, or if an Event of Default shall have occurred and is continuing, the Administrative Agent shall instruct the Account Bank in writing to pay, no later than 12:00 p.m., New York City time, in each case, based solely on the information in the related Monthly Report, to the following Persons, from the Collection Account (to the extent of Available Funds) and from the Reserve Account (in the amount of the related Reserve Account Withdrawal Amount), in the following order of priority as set forth in the Monthly Report:

(i) First, pro rata, based on amounts owing (A) to the Account Bank and the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank), the sum of (1) the accrued and unpaid Account Bank Fee payable to the Account Bank and (2) any out-of-pocket expenses and indemnities due to the Account Bank and the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank), which in the case of subclause (A)(2), subject to Section 2.07(b), shall not in the aggregate exceed $25,000 in any calendar year, and (B) to the 2021-1C SUBI Trustee, to the extent not paid by the Initial Beneficiary or the Servicer, any accrued and unpaid fees, out-of-pocket expenses and indemnities due to the 2021-1C SUBI Trustee under the 2021-1C SUBI Supplement, which in the case of subclause (B), subject to Section 2.07(b), shall not in the aggregate exceed $25,000 in any calendar year;

(ii) Second, (A) to the Servicer, the accrued and unpaid Servicing Fee and (B) to the Successor Servicer, any unpaid Transition Expenses (such Transition Expenses not to exceed $250,000 in the aggregate) payable pursuant to Section 7.14(d);

(iii) Third, to the Backup Servicer, the sum of (1) the accrued and unpaid Backup Servicing Fee and (2) any out-of-pocket expenses and indemnities (other than Transition Expense) due to the Backup Servicer, which in the case of subclause (2), subject to Section 2.07(b), shall not in the aggregate exceed $25,000 in any calendar year;

(iv) Fourth, pro rata, based on amounts owing (A) to any Hedge Counterparty, any net payments due and payable by the Borrower under the related Hedging Agreement other than Hedge Breakage Costs, and (B) to each applicable Agent for the ratable payment to each Lender in an amount equal to any accrued and unpaid (1) Interest Payment on the Loans (including any previously due and owing but unpaid Interest Payments) and (2) Breakage Costs then due under this Agreement to the Administrative Agent and the applicable Lenders for the payment thereof;

(v) Fifth, based on amounts owing, (A) first, to each applicable Agent, for the ratable payment (by outstanding Principal Amount) to each Lender, an amount equal to the Monthly Principal Payment Amount and (B) second, to any Hedge Counterparty, any Senior Hedge Breakage Costs;

(vi) Sixth, prior to the Revolving Period Termination Date, to the Reserve Account, the amount necessary to cause the amount on deposit therein to equal the Reserve Account Required Amount;

(vii) Seventh, if the Revolving Period Termination Date has occurred, to each applicable Agent for the ratable payment to each Lender, any remaining Available Funds, until the Loans Outstanding are reduced to zero;

(viii) Eighth, to each applicable Agent for the ratable payment to each Lender in an amount equal to any other Aggregate Unpaids due to the Lenders and not paid pursuant to clauses (iv), (v) or (vii) above;

(ix) Ninth, to any Hedge Counterparty, any Subordinated Hedge Breakage Costs due but not paid;

(x) Tenth, all other Aggregate Unpaids (other than the principal amount of the Loans Outstanding) then due to the 2021-1C SUBI Trustee, for the payment thereof;

(xi) Eleventh, all other Aggregate Unpaids (other than the principal amount of the Loans Outstanding) then due under this Agreement to the Affected Parties or the Indemnified Parties, for the payment thereof;

(xii) Twelfth, pro rata, based on amounts owing to the Backup Servicer, the Servicer, the Account Bank, the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) and the 2021-1C SUBI Trustee, any fees, expenses, indemnities and Transition Expenses not paid pursuant to clause (i) above, as applicable; and

(xiii) Thirteenth, any remaining amount shall be distributed to the Borrower.

(b) For the avoidance of doubt, it is hereby agreed that (i) accrued and unpaid fees, expenses and indemnities payable to the Account Bank, the Servicer, the Backup Servicer (including in its capacity as Successor Servicer), the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) or the 2021-1C SUBI Trustee in excess of the aggregate annual maximum amount for any year (as set forth in Sections 2.07(a)(i) and 2.07(a)(iii)) and not paid pursuant to Section 2.7(a)(xii) shall be reimbursable in subsequent years in the same order of priority and subject to the same limitations as set forth above until paid in full, and (ii) upon the occurrence and during the continuance of any Event of Default, the out-of-pocket expenses, losses and indemnities of the Account Bank, the Backup Servicer, and the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) shall be capped at $250,000, and the out-of-pocket expenses, losses and indemnities of the 2021-1C SUBI Trustee shall be capped at $100,000, in each case instead of the applicable caps set forth in Sections 2.07(a)(i) and 2.07(a)(iii). In making the payments required under this Section 2.07, the Account Bank shall have no duty to make any determination, calculation or verification regarding any amounts to be paid or the recipients of such amounts, and shall be entitled to rely exclusively and conclusively on the related Monthly Report.

Section 2.08. [Reserved].

Section 2.09. Payments, Computations, Etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer hereunder, including such amounts contemplated pursuant to Section 2.07, shall be paid or deposited in accordance with the terms hereof no later than 12:00 p.m., New York City time, on the day when due in Dollars in immediately available funds, in the case of amounts due to a Lender, to each Lender at such Lender’s Account, the details of which appear on the Lender Supplement for such Lender.

(b) Whenever any payment hereunder (i) shall be stated to be due on a day other than a Business Day, such payment shall be made, without penalty, on the next succeeding Business Day, except in the case where the next succeeding Business Day would occur in the succeeding calendar month, in which case such payment shall be due on the preceding Business Day or (ii) is received after 12:00 p.m., New York City time, such payment shall be deemed to have been received on the next succeeding Business Day, and any such extension of time shall in such case be included in the computation of payment of Interest, other interest or any fee payable hereunder, as the case may be.

(c) If any Loan requested by the Borrower and approved by a Lender and the Administrative Agent pursuant to Section 2.01 is not, for any reason other than due to the fault of a Lender, Administrative Agent or the applicable Agent, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any reasonable loss, cost or expense incurred by such Lender, including any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by such Lender), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

(d) All payments hereunder shall be made without set-off or counterclaim, subject to Section 2.13, and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement.

(e) To the extent that (i) any Person makes a payment to any party hereto or (ii) any party hereto receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Insolvency Law, State or federal law, common law or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the related party.

(f) Each Lender agrees or is deemed to agree that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Party or that would entitle such Lender to receive payments under Section 2.12 or Section 2.13, it shall, to the extent not inconsistent with its internal policies of general application, use commercially reasonable efforts to minimize costs, expenses and other amounts incurred by it and payable by the Borrower pursuant to Section 2.12 or Section 2.13, as applicable.

Section 2.10. Collections and Allocations; Investment of Funds.

(a) On or prior to the Closing Date or the applicable Funding Date (with respect to Subsequent Receivables), the Servicer or a Subservicer (i) shall have directed the Obligors to make all payments in respect of the Receivables to a Subservicer, and the Subservicer shall cause the amounts to be deposited into a Regional Local Bank Account or a Master Collection Account related to the Subservicer located in the State in which the related Contract was originated and (ii) will deposit (in immediately available funds) into the Collection Account all Collections received on or after the related Cutoff Date and through and including the Business Day prior to the Closing Date or the Funding Date, as the case may be.

(b) Each of the Servicer, each Subservicer and the Borrower shall deposit, or cause to be deposited, Collections into the Collection Account as promptly as possible after the date of processing of such Collections, but in no event later than the second (2nd) Business Day following the date of processing of such Collections by the applicable Subservicer or, if such Collections were received directly by the Servicer, the Servicer; provided, that, such “processing” of any Collections will not begin prior to the date on which the Servicer or related Subservicer, as applicable, has received such Collections.

(c) On or prior to each Payment Date, the Servicer shall instruct the Account Bank, in writing, based on the amounts set forth in the Monthly Report, to withdraw from the Reserve Account the Reserve Account Withdrawal Amount, if any, to be deposited into the Collection Account on the opening of business on such Payment Date and applied in accordance with Section 2.07; provided, that, on any Payment Date following the Revolving Period Termination Date, all amounts on deposit in the Reserve Account Amount shall be withdrawn by the Account Bank and deposited into the Collection Account and applied in accordance with Section 2.07. Prior to the Revolving Period Termination Date, so long as no Event of Default or Unmatured Event of Default has occurred or is continuing, if, after giving effect to the distributions from, and deposits in, the Reserve Account on any Payment Date pursuant to Section 2.07, the Reserve Account Amount is greater than the Reserve Account Required Amount for such Payment Date, the Servicer shall direct the Account Bank in writing to distribute such excess amount to or at the direction of the Borrower into the Borrower Operating Account.

(d) To the extent there are uninvested amounts on deposit in the Collection Account or the Reserve Account, prior to the occurrence of an Event of Default, such amounts may be invested in Permitted Investments that mature no later than the Business Day before the next Payment Date, which Permitted Investments shall be selected (i) prior to the occurrence of any Facility Amortization Event, by the Servicer or (ii) after the occurrence of any Facility Amortization Event, by the Administrative Agent (acting at the direction of the Required Lenders). So long as Wells Fargo Bank is the Account Bank hereunder, each Permitted Investment may be purchased by the Account Bank or through an Affiliate of the Account Bank. No Permitted Investment may be purchased at a premium and any earnings (and losses) on the foregoing investments shall be for the account of the Borrower. Absent direction from the Borrower or the Administrative Agent, as specified above, any uninvested amounts on deposit in either Account shall remain uninvested. and the Account Bank shall have no obligation or liability to pay any interest or earnings thereon. The Account Bank shall not be liable for any loss, including without limitation any loss of principal or interest, or for any breakage fees or penalties in connection with the purchase or liquidation of any investment made in accordance with the written instructions of the Borrower or the Administrative Agent. Investments in any Permitted Investments are not obligations or recommendations of, or endorsed or guaranteed by, the Account Bank or its Affiliates and are not insured by the Federal Deposit Insurance Corporation. Each party hereto acknowledges and agrees that the Account Bank is not providing investment supervision, recommendations, suitability or advice. The Account Bank and its Affiliates may provide various services for Eligible Investments and may be paid fees for such services. The parties agree that, for tax reporting purposes, all interest or other income from investments shall, as of the end of each calendar year and to the extent required by the IRS be reported as having been earned whether or not income was disbursed during a particular year. Each of the Borrower and the Administrative Agent acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Permitted Investments or Account Bank’s receipt of a broker’s confirmation. Each of the Borrower and Administrative Agent agrees that such notifications shall not be provided by Account Bank hereunder, and Account Bank shall instead make available to the Borrower and Administrative Agent, upon request and in lieu of such notifications, periodic account statements that reflect such investment activity. No statement need be made available for any account if no activity has occurred in such account during such period.

Section 2.11. Fees.

(a) The Borrower hereby agrees to pay to each Agent, for the account of the related Lenders, monthly in arrears, the Unused Commitment Fee from the Collection Account in accordance with Section 2.07. Payments of the Unused Commitment Fee shall be allocated and paid to Committed Lenders pro rata based upon their respective Commitment as a proportion of the Aggregate Commitment Invested Percentages for the applicable Interest Period. The Borrower hereby agrees to pay to each Agent, for the account of the related Committed Lenders, on or prior to the Closing Date, the Upfront Fee.

(b) The Borrower hereby agrees to pay to the Agents, on or prior to the Closing Date, all reasonable out-of-pocket expenses of the Agents in immediately available funds.

(c) In accordance with Section 2.07, (i) the Servicer shall be entitled to receive the Servicing Fee, (ii) the Backup Servicer and the Account Bank shall be entitled to receive the Backup Servicing Fee and the Account Bank Fee, respectively, in each case monthly in arrears and (iii) the Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) shall be entitled to receive amounts due and owing to it by the Borrower pursuant to the terms of the Intercreditor Agreement.

(d) The Borrower shall pay to the Administrative Agent on the Closing Date, its fees and disbursements in immediately available funds and shall pay all additional reasonable fees and disbursements of such counsel within ten Business Days after receiving an invoice for such amounts.

Section 2.12. Increased Costs; Capital Adequacy; Illegality.

(a) If any Regulatory Change (i) subjects any Affected Party to any charge or withholding on or with respect to this Agreement or its obligations under this Agreement, or on or with respect to the Loans and/or the Receivables, or changes the basis of taxation of payments to it of any amounts payable under this Agreement (except for Indemnified Taxes, Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and Other Connection Taxes imposed on or measured by its overall net income (including franchise taxes imposed on net income)), (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax (other than

Taxes), insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of an Affected Party, or credit extended by it pursuant to this Agreement, or (iii) imposes any other condition, the result of which is to increase the cost to an Affected Party of performing its obligations under this Agreement, or to reduce the rate of return on its capital or assets as a consequence of its obligations under this Agreement, to reduce the amount of any sum received or receivable by it under this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Administrative Agent on behalf of such Affected Party, the Borrower shall pay to the Administrative Agent, for the benefit of such Affected Party, such amounts charged to such Affected Party or such amounts to otherwise compensate it for such increased cost or such reduction within 30 days after demand by such Affected Party. The Borrower acknowledges that any Affected Party may institute measures in anticipation of a Regulatory Change (including the imposition of internal charges on its interests or obligations under this Agreement), and may commence allocating charges to or seeking compensation from the Borrower under this Section in connection with such Early Adoption Increased Costs in advance of the effective date of such Regulatory Change, and the Borrower agrees to pay such Early Adoption Increased Costs to the Administrative Agent, for the benefit of such Affected Party, following demand therefor without regard to whether such effective date has occurred within 30 days after demand by such Affected Party. The Borrower further acknowledges that any charge or compensation demanded hereunder may take the form of a monthly charge to be assessed by such Affected Party. For the avoidance of doubt, the Borrower shall not be required to pay any such charges or compensation to such Affected Party prior to the expiration of the 30 day notice period specified in this clause (a).

(b) If (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive, order or request (including the Dodd-Frank Act, Basel II, Basel III or the Risk-Based Capital Requirements) or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, order, directive or request from any Governmental Authority (whether or not having the force of law), including compliance by an Affected Party with any law, guideline, rule, regulation, order, directive or request regarding capital adequacy (including the Dodd-Frank Act, Basel II, Basel III or the Risk-Based Capital Requirements) has the result of reducing the rate of return on an Affected Party’s capital or assets as a consequence of its obligations under this Agreement (other than with respect to Taxes), then from time to time, within 30 days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand and reasonably estimated calculation of such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate it for such reduction. The Borrower acknowledges that any Affected Party may institute measures in anticipation of any event described in this subsection in advance of the effective date of such event, and may commence allocating charges to or seeking compensation from such Borrower under this subsection and the Borrower agrees to pay such charges or compensation to such Affected Party following demand therefor without regard to whether such effective date has occurred, provided, that, for the avoidance of doubt, the Borrower shall not be required to pay any such charges or compensation to such Affected Party prior to the expiration of the 30 day notice period specified in this clause (b).

(c) In determining any amount provided for in this Section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section shall submit to the Borrower a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent manifest error.

(d) If in its sole discretion a Lender so desires, the related Agent shall provide a Rating Request to the Borrower and the Servicer. The Borrower and the Servicer shall cooperate with the efforts of such Agent and the related Lender to obtain the Required Rating from the Rating Agency specified in the Rating Request, and shall provide such Rating Agency any information it may reasonably require for purposes of providing and monitoring the Required Rating. The related Lender shall pay the initial fees payable to the Rating Agency in connection with a Rating Request and any subsequent or ongoing fees for the continued monitoring of the rating. Nothing in this subsection shall preclude any such Lender from demanding compensation from the Borrower pursuant to Section 2.11(b) at any time and without regard to whether the Required Rating shall have been obtained, or shall require the obtaining of a rating on the facility prior to demanding any such compensation from the Borrower

Section 2.13. Taxes.

(a) All payments made by or on account of any obligation of the Borrower under any Basic Document will be made free and clear of and without deduction or withholding for or on account of any Taxes (including FATCA), unless such withholding or deduction is required by Applicable Law. In such event, the applicable withholding agent shall make such withholding or deduction and shall timely pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and if such Taxes are Indemnified Taxes the amount payable to a Lender, the Administrative Agent or an Agent, as the case may be, will be increased (such increase, the “Additional Amount”) such that after deduction or withholding for or on account of any Indemnified Taxes (including any deduction or withholding for any Indemnified Taxes on such Additional Amount), the applicable Lender receives an amount equal to the amount that would have been paid had no such deduction or withholding been made.

(b) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on Additional Amounts) payable or paid by such Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Lender or the Administrative Agent making a demand for indemnity payment hereunder shall provide the Borrower with a certificate as to the amount of such payment or liability from the relevant Governmental Authority or from a Responsible Officer of such Lender or the Administrative Agent, as the case may be, which shall be conclusive absent manifest error. This indemnification shall be made within ten days from the date a Lender or the Administrative Agent, as the case may be, makes written demand therefor. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Within 30 days after the date of any payment by the Borrower to a Governmental Authority of any Taxes pursuant to this Section, the Borrower will furnish to the Administrative Agent and the applicable Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) If an Agent or Lender is a U.S. Person, such Person shall deliver to the Borrower, with a copy to the Administrative Agent and the Account Bank, or on or prior to the date on which such entity becomes an Agent or Lender hereunder (and from time to time thereafter upon the reasonable written request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Person is exempt from U.S. federal backup withholding tax.

(e) If an Agent or Lender is not created or organized under the laws of the United States or a State or is otherwise not a U.S. Person, such Person shall, to the extent that it may then do so under Applicable Law, deliver to the Borrower, with a copy to the Administrative Agent and the Account Bank, on or prior to the date on which such entity becomes an Agent or Lender hereunder and (from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), (i) two executed originals of IRS Form W-8ECI, Form W-8BEN, Form W-8BEN-E, or Form W-8IMY accompanied by the relevant certification documents for each beneficial owner (or any successor forms or other certificates or statements which may be required and requested by the Borrower or the Administrative Agent from time to time by the relevant United States taxing authorities or Applicable Law), as appropriate, and (ii) two executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; provided, however, that the delivery of any form or documentation pursuant to this subclause (other than the specific IRS Forms and related documentation (and any successor forms) described in clause (i) above) shall not be required if in the related Agent’s or Lender’s reasonable judgment the completion, execution or delivery of such form or documentation would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(f) If a payment made to any Agent or Lender under any Basic Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Agent or Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Agent or Lender shall deliver to the Borrower, the Administrative Agent and the Account Bank, at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower, the Administrative Agent or the Account Bank, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Administrative Agent or the Account Bank as may be necessary for the Borrower, the Administrative Agent and the Account Bank to comply with their obligations under FATCA and to determine that such Agent or Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Each Agent and Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Administrative Agent and the Account Bank of its legal inability to do so.

(h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of Additional Amounts), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person or to file a refund or claim.

(i) The Borrower hereby covenants with the Account Bank that the Borrower will provide the Account with sufficient information as requested by the Account Bank so as to enable the Account Bank to determine whether or not the Account Bank is obliged to make any withholding, including under FATCA, in respect of any payments (and if applicable, to provide the necessary detailed information to effectuate any such withholding) and to provide such additional information as requested by the Account Bank that it may have to assist the Account Bank in making determination as to its obligations with respect to any withholdings or informational reports.

(j) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Basic Document.

Section 2.14. Securitizations.

(a) On any Business Day, the Borrower shall have the right to prepay all or a portion of the Loans Outstanding and require the Administrative Agent to release its security interest and Lien on the related Receivables (and the other related Collateral) in connection with a Securitization which release shall be delivered in the form of the Securitization Release on the Securitization Date, subject to the following terms and conditions:

(i) the Borrower shall have given the Administrative Agent, each Agent, the Servicer, the Account Bank, the Backup Servicer and the Electronic Vault Provider (solely with respect to any Electronic Contracts) at least thirty (30) days’ (or such lesser number of days as agreed to by the Required Lenders) prior written notice of its intent to effect a Securitization; provided, however, that the Borrower shall only be required to provide at least two (2) Business Days’ prior notice to such parties, and need not provide such notice to the Electronic Vault Provider with respect to any existing Securitization to the extent such Securitization constitutes a transfer of Receivables by the Borrower to a Special Purpose Affiliate during the revolving period of such Special Purpose Affiliate’s respective Securitization, provided, that such notice is delivered in the form set forth in Annex 2 of Exhibit G hereto; and provided further, that, for the avoidance of doubt, such two (2) Business Days’ notice period shall not apply with respect to the initial transfer of Receivables by the Borrower to a Special Purpose Affiliate in connection with any new Securitization;

(ii) unless a Securitization is to be effected on a Payment Date (in which case the relevant calculations with respect to such Securitization shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Administrative Agent (A) a Securitization Date Certificate (which shall include the relevant calculations with regard to such Securitization, including a calculation of the Borrowing Base after giving effect to such Securitization) and any distribution to the Borrower of excess funds pursuant to Section 2.15(a)(iv)(z)), together with evidence to the reasonable satisfaction of the Administrative Agent that the Borrower shall have sufficient funds on the related Securitization Date to effect such Securitization in accordance with this Agreement, which funds may come from the proceeds of sales of the Receivables in connection with such Securitization (which sales must be made in arm’s-length transactions) and (B) a computer tape of the Receivables, both before and after giving effect to such Securitization;

(iii) on the related Securitization Date, the following shall be true and correct and the Borrower shall be deemed to have certified that after giving effect to the Securitization and the release to the Borrower of the related Receivables (and the other related Collateral) on the related Securitization Date, (A) no adverse selection procedures shall have been used by the Borrower with respect to the Receivables that will remain subject to this Agreement after giving effect to the Securitization, (B) no Borrowing Base Deficiency exists, (C) no Unmatured Event of Default, Event of Default or Facility Amortization Event has occurred or results from such release and Securitization, provided that Borrower may effect a Securitization during the occurrence of a Facility Amortization Event other than an Event of Default if either the Administrative Agent consents or the Aggregate Unpaids shall be paid in full as a result of such Securitization, (D) if such Securitization Date is not a Payment Date, the Borrower shall have sufficient available funds on the immediately succeeding Payment Date to pay all amounts due and payable on such Payment Date pursuant to Section 2.07, (E) the representations and warranties contained in Sections 5.01 and 5.02 are true and correct in all material respects, except to the extent that such representations and warranties expressly relate to an earlier date as set forth therein and (F) with respect to any Receivables being transferred pursuant to clause (ii) of the definition of Securitization, the purchase price relating to such Receivables shall be at fair market value as determined in good faith by the Borrower, Regional Management and the related Originators, as applicable;

(iv) on the related Securitization Date, (x) the Borrower shall have paid, in immediately available funds, to the applicable entities (A) the portion of the aggregate Loans Outstanding to be prepaid, which shall be an amount not less than the amount necessary so that no Borrowing Base Deficiency will exist after giving effect to such Securitization and such prepayment, (B) an amount equal to all unpaid Interest (including Interest not yet accrued) to the extent reasonably determined by the Administrative Agent to be attributable to that portion of the aggregate Loans Outstanding to be paid in connection with the Securitization, (C) an aggregate amount equal to the sum of all other amounts due and owing to the Administrative Agent, the Lenders and the Hedge Counterparties, as applicable, under this Agreement and the other Basic Documents, to the extent accrued to such date and to accrue thereafter (including Breakage Costs and Hedge Breakage Costs) and (D) all other Aggregate Unpaids with respect thereto (excluding, for the avoidance of doubt, the portion of the aggregate Loans Outstanding not being prepaid on the Securitization Date and unpaid Interest thereon), (y) each of the Backup Servicer and the Account Bank shall have received all Aggregate Unpaids accrued and owing to such party on such date; and (z) if such Securitization Date is not a Payment Date, all or a portion of the excess, if any, of (A) the purchase price paid with respect to Receivables as set forth in Section 2.14(a)(iii)(F) over (B) the amounts payable pursuant to the foregoing clauses (x) and (y) of this Section 2.14(a)(iv), shall, at the Borrower’s discretion, be distributed to the Borrower on such Securitization Date; provided that, for the avoidance of doubt, if the Securitization Date is a Payment Date, any such excess may be distributed to the Borrower in accordance with Section 2.07(a)(xiii).

(v) at least two (2) Business Days prior to the related Securitization Date, the Borrower shall have delivered to the Administrative Agent a list specifying the Receivables being released pursuant to such Securitization; and

(vi) the Loans Outstanding shall be reduced by a minimum aggregate amount of $1,000,000 dollars.

(b) The Borrower hereby agrees to pay the reasonable out-of-pocket legal fees and expenses of the Administrative Agent, the Lenders, the Servicer, the Backup Servicer and the Account Bank in connection with any Securitization (including expenses incurred in connection with the release of the Lien of the Administrative Agent, the Lenders and any other party having such an interest in the Receivables in connection with such Securitization).

Section 2.15. Sharing Payments.

(a) If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans owned by it any payment in excess of its Invested Percentage of the Outstanding Loans (such excess payment, the “Excess Amount”), such Lender shall immediately (i) notify the Borrower and the Administrative Agent of such fact and (ii) repay to the Borrower forthwith on demand by the Administrative Agent or the Borrower the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Borrower, at the Federal Funds Rate. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of Excess Amounts owed under this Section and will in each case notify each Agent following the payment of any Excess Amounts or the repayment thereof.

(b) If any Lender fails to make any payment required to be made by it pursuant to Section 2.15(a), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), instruct the Servicer to instruct the Account Bank pursuant to any related Monthly Report to apply any amounts thereafter allocated to such Lender pursuant to Section 2.07 to satisfy such Lender’s obligations under Section 2.15(a) until all such unsatisfied obligations are fully paid.

Section 2.16. Tax Treatment. The Borrower, the Lenders and the Administrative Agent agree to treat the Loans and any interests herein as indebtedness of the Borrower secured by the Collateral for U.S. federal, State and local income, single business and franchise tax purposes.

Section 2.17. The Account Bank.

(a) The Borrower hereby appoints Wells Fargo Bank as the initial Account Bank. All payments of amounts due and payable in respect of the Aggregate Unpaids that are to be made from amounts withdrawn from the Collection Account or the Reserve Account shall be made on behalf of the Borrower by the Account Bank in accordance with Section 2.07.

(b) The Account Bank shall be compensated for its activities hereunder by receiving the Account Bank Fee. The Account Bank Fee shall be payable in accordance with the priorities specified in Section 2.07 or, at the option of the Servicer, may be paid directly to the Account Bank by the Servicer. The Borrower and the Servicer shall indemnify the Account Bank and its officers, directors, employees and agents pursuant to Sections 10.01 and 10.02. All such amounts shall be payable in accordance with Section 2.07. The provisions of this Section shall survive the termination or assignment of this Agreement and the resignation or removal of the Account Bank.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY.

(c) The Account Bank shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Account Bank in such capacity herein and under the Account Control Agreement. No implied duties (including fiduciary duties) covenants or obligations shall be read into this Agreement against the Account Bank and, in the absence of bad faith on the part of the Account Bank, the Account Bank may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Account Bank pursuant to and conforming to the requirements of this Agreement.

(d) The Account Bank shall not be liable for:

(i) an error of judgment made in good faith by one of its officers; or

(ii) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred, by this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Account Bank under this Agreement in each case unless it shall be proved that the Account Bank shall have been grossly negligent in ascertaining the pertinent facts.

(e) The Account Bank shall not be charged with knowledge of any event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, or be required to act (including the sending of any notice) upon any such event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, unless a Responsible Officer of the Account Bank has actual knowledge of such event or receives written notice of such event from the Borrower, the Servicer or any Secured Party, and shall have no duty to take action to determine whether any such event, default or Event of Default shall have occurred.

(f) Without limiting the generality of this Section, the Account Bank shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to the payment or discharge of any Tax or any Lien of any kind owing with respect to, assessed or levied against, any part of the Contracts, (iii) to confirm or verify the contents of any reports or certificates of the Servicer (other than in its capacity as Backup Servicer in accordance with its express duties as such undertaken herein) or the Borrower delivered to the Account Bank pursuant to this Agreement believed by the Account Bank to be genuine and to have been signed or presented by the proper party or parties or (iv) to ascertain or inquire as to the performance or observance of any of the Borrower’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of books, records, files and computer records relating to the Contracts under this Agreement.

(g) The Account Bank shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Account Bank to perform, or be responsible for the manner of performance of, any of the obligations or the acts or omissions of the Borrower, Servicer or any other party under this Agreement, and the Account Bank may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Account Bank to the contrary.

(h) The Account Bank may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Monthly Report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(i) The Account Bank may, at the expense of the Borrower, consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the written advice or oral advice which shall be confirmed in writing (which writings may, for the avoidance of doubt, be subject to applicable attorney-client privilege) or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Account Bank in good faith in accordance therewith.

(j) The Account Bank shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Administrative Agent pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, or any other party hereto shall have offered to the Account Bank security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby. The Account Bank shall have no liability for any action or inaction taken at the direction of the Borrower, the Servicer or the Administrative Agent in accordance with this Agreement.

(k) The Account Bank shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, that if the payment within a reasonable time to the Account Bank of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Account Bank, not reasonably assured by the Borrower, the Account Bank may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Account Bank, shall be reimbursed by the Borrower pursuant to Section 2.07.

(l) The Account Bank may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through Affiliates, agents or attorneys or custodians. The Account Bank shall not be responsible for, or have any duty to supervise or monitor, any misconduct or negligence of any such agent, attorney or custodian appointed with due care by it hereunder.

(m) If the Account Bank shall request instructions from the Administrative Agent or the Servicer with respect to any act, action or failure to act in connection with and as set forth in this Agreement, the Account Bank shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Account Bank shall have received written instructions from the Administrative Agent or the Servicer, as applicable, without incurring any liability therefor to the Administrative Agent, the Borrower, the Servicer or any other person.

(n) The Account Bank may act in reliance upon any written communication of the Administrative Agent concerning the delivery of Collateral pursuant to this Agreement. The Account Bank does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the Contracts and other Collateral. The Account Bank shall not be liable for any action or omission to act hereunder, except for its own gross negligence, bad faith or willful misconduct.

THE FOREGOING PARAGRAPH SHALL APPLY WHETHER OR NOT SUCH LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE ACCOUNT BANK.

(o) If the Account Bank shall at any time receive conflicting instructions from the Administrative Agent and the Servicer or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Account Bank shall be entitled to rely on the instructions of the Administrative Agent. In the absence of bad faith, gross negligence or willful misconduct on the part of the Account Bank, the Account Bank may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Monthly Report, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Account Bank may conclusively rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the Account Bank shall not be liable to the Servicer or any other party to this Agreement in respect of any claims that may arise or be asserted against the Account Bank because of the invalidity of any such documents or their failure to fulfill their intended purpose. The Account Bank shall not be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other agreement on the part of any party, and may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Account Bank to the contrary.

(p) The Account Bank is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other Person other than any such notices or instructions as are expressly provided for in this Agreement or the Account Control Agreement and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Account Bank is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by its legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other Person by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(q) Any Person into which the Account Bank may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Account Bank shall be a party, or any Person succeeding to all or substantially all of the corporate trust services business of the Account Bank, provided that such Person otherwise meets the requirements of the definition of the term “Account Bank”, shall be the successor of the Account Bank under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(r) The Account Bank may at any time resign and terminate its obligations under this Agreement by providing written notice thereof to the Borrower, the Administrative Agent and the Lenders; provided, however, that except as provided below, no such resignation or termination shall be effective until a successor Account Bank is appointed (and accepts such appointment) pursuant to the terms of this Section 2.17. Promptly after receipt of notice of the Account Bank’s intended resignation, the Borrower shall appoint, by written instrument, a successor Account Bank. If the Borrower fails to appoint a successor Account Bank pursuant to the terms hereof within 30 days after receipt of the Account Bank’s notice of resignation, the Administrative Agent (acting at the direction of the Required Lenders) shall have the exclusive right to appoint by written instrument, a successor Account Bank. If neither the Borrower nor the Administrative Agent (acting at the direction of the Required Lenders) has appointed a successor Account Bank within 60 days after receipt of the Account Bank’s notice of resignation, the Account Bank may petition a court of competent jurisdiction to appoint a successor Account Bank, with the cost of such petition (including any attorneys’ fees and expenses and court costs) to be borne by the Borrower.

(s) The Account Bank may conclusively rely on, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond or any other paper or document (including any of the foregoing delivered in electronic format) believed by it to be genuine and to have been signed or presented by the proper person or persons. Nothing herein shall be construed to impose an obligation on the part of the Account Bank to investigate evaluate, verify, independently determine or re-calculate any information, statement, representation or warranty or any fact or matter stated in, or the accuracy of, any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein.

(t) Without limiting the generality of any other provision hereof, the Account Bank shall have no duty to conduct any investigation as to the occurrence of any condition requiring the repurchase of any Receivable by any Person pursuant to this Agreement, or the eligibility of any Receivable for purposes of this Agreement.

(u) Before the Account Bank acts or refrains from taking any action under this Agreement, it may require an Officer’s Certificate and/or an Opinion of Counsel from the party requesting that the Account Bank act or refrain from acting in form and substance acceptable to the Account Bank, the costs of which (including the Account Bank’s reasonable attorney’s fees and expenses) shall be paid by the party requesting that the Account Bank act or refrain from acting. The Account Bank shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer’s Certificate and/or Opinion of Counsel.

(v) Notwithstanding anything to the contrary in this Agreement, the Account Bank shall not be liable for any loss or damage or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Account Bank, including by any existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, other industrial action, epidemic or pandemic, quarantine, national emergency, general failure of electricity or other supply, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system and any other market conditions affecting the execution or settlement of transactions or any event where, in the reasonable opinion of the Account Bank, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in the Account Bank being in breach of any Applicable Law or any practice, request, direction, notice, announcement or similar action of any Governmental Authority to which the Account Bank is subject.

(w) Notwithstanding anything to the contrary in this Agreement, the Account Bank shall not be required to take any action if it shall have reasonably determined, or shall have been advised by counsel, that such action is likely to expose the Account Bank to personal liability, is contrary to this Agreement or that is not in accordance with Applicable Law.

(x) The right of the Account Bank to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty. In the event that any provision of this Agreement implies or requires that action or forbearance from action be taken by a party but is silent as to which party has the duty to act or refrain from acting, the parties hereto agree that the Account Bank shall not be the party required to take the action or refrain from acting.

(y) Neither the Account Bank nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for (i) the existence, genuineness, value or protection of any collateral securing the Receivables, for the legality, enforceability, effectiveness or sufficiency of the Basic Documents for the creation, perfection, continuation, priority, sufficiency or protection of any of the Liens, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Basic Documents or any delay in doing so, or (ii) reviewing or determining the accuracy, completeness or sufficiency of any chain of ownership (including endorsements or assignments related thereto) with respect to any Receivable or Receivable File.

(z) The Account Bank shall not be liable for any action or inaction of the Servicer, or any other party (or agent thereof) to this Agreement or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreements, unless a Responsible Officer of the Account Bank shall have received written notice to the contrary at the address set forth below the name of the Account Bank on the signature pages of this Agreement.

(aa) The Account Bank shall not be imputed with any knowledge of, or information possessed or obtained by, the Backup Servicer or any affiliate, line of business, or other division of Wells Fargo Bank, National Association, and vice versa.

(bb) The Account Bank shall not be liable for, and shall have no duty to supervise or monitor, any action or inaction of the Borrower, Servicer or any other party (or agent thereof) to this Agreement or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreements, unless a Responsible Officer of the Account Bank shall have received written notice to the contrary at the address set forth below the name of the Account Bank on the signature pages of this Agreement

(cc) Neither the Account Bank nor any of its directors, officers, agents or employees shall be responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower, the Servicer, Regional Management, the Administrative Agent or the Backup Servicer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Basic Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article Four.

(dd) Without limiting the generality of any other provision hereof, neither the Account Bank’s preparation or receipt of any reports pursuant to this Agreement nor any other publicly available information available to the Account Bank shall constitute actual or constructive knowledge or written notice of any information contained therein.

(ee) The Account Bank shall not be held responsible or liable for or in respect of, and makes no representation or warranty with respect to (i) the preparation, filing, correctness or accuracy of any financing statement, continuation statement or recording of any document (including this Agreement) or instrument in any public office at any time, or (ii) the monitoring, creation, maintenance, enforceability, existence, status, validity, priority or perfection of any security interest, lien or collateral or the performance of any collateral.

(ff) In the event that (i) the Account Bank is unsure as to the application or interpretation of any provision of this Agreement or any other Basic Document, (ii) this Agreement or any other Basic Document is silent or is incomplete as to the course of action that the Account Bank is required or permitted to take with respect to a particular set of facts, or (iii) more than one methodology can be used to make any determination to be performed by the Account Bank hereunder or thereunder, then the Account Bank may give written notice to the Administrative Agent requesting written instruction and, to the extent that the Account Bank acts or refrains from acting in good faith in accordance with any such written instruction, the Account Bank shall not be personally liable to any Person. If the Account Bank shall not have received such written instruction within ten (10) calendar days of delivery of notice to the Administrative Agent (or within such shorter period of time as may reasonably be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which it believes is consistent with this Agreement and shall have no additional liability to any Person for such action or inaction.

(gg) The Account Bank shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement or any other Basic Document other than for the Account Bank’s compensation.

(hh) Notwithstanding anything to the contrary herein, Wells Fargo Bank (in each of its capacities) shall not be under any obligation (i) to monitor, determine verify or make any decisions regarding the unavailability or cessation of the LIBO Rate or to give notice to any other party hereto of the selection, determination or designation of any successor or replacement benchmark index, (ii) to select, determine or designate any successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any alternate LIBOR source or other modifier to any replacement or successor index or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. Wells Fargo Bank (in each of its capacities) shall not be liable for (i) any determination, decision or election made by any party in connection with the LIBO Rate, or (ii) any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the LIBO Rate or any alternate LIBOR Source and absence of a designated successor or replacement benchmark index, including as a result of any inability, delay, error or inaccuracy on the part of any other party hereto, including without limitation the Administrative Agent, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

(ii) Wells Fargo will perform its obligations as Backup Servicer through its Corporate Trust Services department (including, as applicable, any agents or Affiliates utilized thereby).

(jj) The Account Bank shall be entitled to any right, protection, privilege or indemnity afforded to the Backup Servicer under the terms of this Agreement, mutatis mutandis. The Third Party Allocation Agent (so long as such Third Party Allocation Agent is Wells Fargo Bank) under the Intercreditor Agreement shall be entitled to any right, protection, privilege or indemnity afforded to the Backup Servicer under the terms of this Agreement as though set forth in their entirety therein, mutatis mutandis.

Section 2.18. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.18, if prior to the commencement of any Interest Period:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate (including because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, the interest rate applicable to the Loans shall be the Alternate Base Rate.

(b) Notwithstanding anything to the contrary herein or in any other Basic Document (and any Hedge Agreement shall be deemed not to be a “Basic Document” for purposes of this Section 2.18), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Basic Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Basic Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Basic Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Basic Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Basic Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Basic Document.

(e) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Basic Document, except, in each case, as expressly required pursuant to this Section 2.18.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan to be made. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of any Interest Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of such Interest Rate.

ARTICLE THREE

SECURITY

Section 3.01. Collateral.

(a) The parties hereto intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the Lenders to the Borrower under Applicable Law. As collateral security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, the Borrower hereby grants to the Administrative Agent, as agent for the Secured Parties, a lien on and security interest in all of the Borrower’s right, title and interest in, to and under the following, whether now existing or owned or hereafter arising or acquired by the Borrower (collectively, the “Collateral”):

(i) the Receivables and the related Contracts, (including the right to service the Receivables in connection therewith), and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Receivables) or to become due or received by any Person in payment of any of the foregoing on or after the related Cutoff Date;

(ii) the 2021-1C SUBI, the 2021-1C SUBI Certificate and any related rights, authority, powers and privileges of the holder and the beneficiary thereof under the related Trust Documents, including a beneficial interest in the North Carolina Receivables from time to time allocated to the 2021-1C SUBI, including all monies due and to become due with respect thereto and all proceeds thereof, and all payments and distributions thereunder of whatever kind or character and whether in cash or other property, at any time made or distributable to the Borrower thereunder or in respect thereof, whether due or to become due, including, without limitation, the immediate and continuing right of the Borrower to receive and collect all amounts payable to the holder thereof, and all of the Borrower’s rights, remedies, powers, interests and privileges under the Trust Documents (whether arising pursuant to the terms thereof or otherwise available to Borrower), including, without limitation, the right to enforce the Trust Documents, to give or withhold any and all consents, requests, notices, directions, approvals or waivers thereunder and all amounts due and to become due thereunder, whether payable as indemnities or damages for breach thereof;

(iii) each First Tier Purchase Agreement and all remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by Regional Management against each Originator under or in connection with the First Tier Purchase Agreement;

(iv) the Second Tier Purchase Agreement and all remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by the Borrower against Regional Management under or in connection with the Second Tier Purchase Agreement;

(v) the Account Collateral;

(vi) all Liquidation Proceeds;

(vii) all Hedge Collateral;

(viii) all Receivable Files, Servicer Files and the Schedule of Receivables, and the documents, agreements and instruments included in the Receivable Files and Servicer Files, including rights of recourse of the Borrower against the related Originators and Regional Management;

(ix) all Records, documents and writings evidencing or related to the Receivables or the Contracts;

(x) all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof), payments and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables, whether pursuant to the related Contracts or otherwise;

(xi) all security interests, Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Borrower in and to the Receivables and the related Contracts, and any collateral relating thereto;

(xii) all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing;

(xiii) any and all other assets of the Borrowing including all accounts, deposit accounts, general intangibles, chattel paper, instruments and investment property;

(xiv) all income, products, accessions and proceeds of the foregoing.

(b) The grant under this Section does not constitute and is not intended to result in a creation or an assumption by any Agent or any of the Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the Contracts to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral and (iii) no Agent or any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall any Agent or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c) Each of the Borrower and the Servicer represents and warrants as to itself that each remittance of Collections by the Borrower or the Servicer to the Administrative Agent or any Lender under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and the Servicer and (ii) made in the ordinary course of business or financial affairs of the Borrower and the Servicer or as required under the Basic Documents.

Section 3.02. Release of Collateral; No Legal Title.

(a) At the same time as any Receivable (i) expires by its terms and all amounts in respect thereof have been paid by the related Obligor and deposited into the Collection Account or (ii) has been prepaid in full and all amounts in respect thereof have been paid by the related Obligor and deposited into the Collection Account, the Administrative Agent will automatically release its interest in such Receivable, the related Contract and the related Collateral. In connection with any sale of any property on or after the occurrence of an event described in clauses (i) or (ii) above or in connection with a Defaulted Receivable, after the deposit by the Servicer of the proceeds of the sale or other disposition of the related property into the Collection Account, the Administrative Agent will, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, bills of sale, termination statements, payoff letters and any other releases and instruments as the Servicer may reasonably request in order to effect the release and transfer of such property; provided, that the Administrative Agent will not make any representation or warranty, express or implied, with respect to any such property in connection with such sale or transfer and assignment. Nothing in this Section shall diminish the Servicer’s obligations pursuant to Section 7.03(c) or 7.03(d) with respect to the proceeds of any such sale or other disposition.

(b) Upon (i) a transfer or reallocation of Receivables in connection with a Securitization or (ii) the Facility Termination Date, the Administrative Agent, at the Borrower’s expense, upon payment in full of the related Aggregate Unpaids, shall execute and file such partial or full releases or partial or full assignments of financing statements and other documents and instruments as may be reasonably requested by the Borrower to effectuate the release of the relevant portion of the Collateral.

(c) The Administrative Agent will not, except as may result from the exercise of its remedies hereunder, have legal title to any part of the Collateral on the Facility Termination Date and will have no further interest in or rights with respect to the Collateral.

Section 3.03. Protection of Security Interest; Administrative Agent, as Attorney-in-Fact.

(a) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary, or that the Administrative Agent or any Agent may reasonably deem necessary, to perfect, protect or more fully evidence the security interest granted to the Administrative Agent in the Receivables and the other Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder and thereunder.

(b) If the Borrower fails to perform any of its obligations hereunder after five Business Days’ notice from any Secured Party, any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the reasonable costs and expenses incurred by such Secured Party in connection therewith shall be payable by the Borrower as provided in Article Eleven. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent, as its attorney-in-fact to act on behalf of the Borrower, (i) to execute or cause to be executed on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Receivables and the other Collateral, including financing statements that describe the collateral covered thereby as “all assets of the Borrower whether now owned or existing or hereafter acquired or arising and wheresoever located” and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables and the other Collateral, as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Receivables and the other Collateral. This appointment is coupled with an interest and is irrevocable.

(c) The Servicer, on behalf of the Borrower, shall deliver to the Administrative Agent, each Agent and the Backup Servicer an electronic data file containing a true and complete list of all such Receivables, identified by account number and principal balance as of the end of the Collection Period ending immediately prior to the initial Funding Date. Such file or list shall be marked as the Schedule of Receivables attached hereto as Schedule C hereto, delivered to the Administrative Agent, each Agent and the Backup Servicer as confidential and proprietary information, and is hereby incorporated into and made a part of this Agreement. The Servicer, on behalf of the Borrower, agrees to deliver to the Administrative Agent at such times as requested by the Administrative Agent in connection with a third-party’s request to review the Schedule of Receivables, as provided in the financing statement filed by the Administrative Agent under the UCC, an electronic data file containing a true and complete list of all Receivables, including all Receivables created on or after the initial Cutoff Date, in existence as of the later of (x) the last day of the prior Collection Period, (y) the most recent Funding Date or (z) the most recent Securitization Date by account number and by Principal Balance as of such day or date. Such updated and revised file or list shall be marked as the Schedule of Receivables, delivered to the Administrative Agent, each Agent and the Backup Servicer as confidential and proprietary information, shall replace the previously delivered Schedule of Receivables, and shall be incorporated into and made a part of this Agreement.

Section 3.04. Assignment of the Second Tier Purchase Agreement. The Borrower hereby represents, warrants and confirms to the Administrative Agent that the Borrower has collaterally assigned to the Administrative Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right and title to and interest in the Second Tier Purchase Agreement. The Borrower confirms that the Administrative Agent shall have the sole right to enforce the Borrower’s rights and remedies under the Second Tier Purchase Agreement for the benefit of the Secured Parties, but without any obligation on the part of the Administrative Agent, the Secured Parties or any of their respective Affiliates, to perform any of the obligations of the Borrower under the Second Tier Purchase Agreement. The Borrower further confirms and agrees that such collateral assignment to the Administrative Agent shall terminate upon the Facility Termination Date; provided, however, that the rights of the Secured Parties pursuant to such collateral assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by Regional Management pursuant to the Second Tier Purchase Agreement, which rights and remedies survive the termination of the Second Tier Purchase Agreement, shall be continuing and shall survive any termination of such collateral assignment.

Section 3.05. Waiver of Certain Laws. Each of the Borrower, the Backup Servicer and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any part of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower, the Backup Servicer and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine.

Section 3.06. Electronic Vault System and Electronic Collateral Control Agreement.

(a) With respect to each Contract that is an Electronic Contract (i) that constitutes Electronic Chattel Paper for which the Authoritative Copy has been communicated to the Administrative Agent or (ii) that does not constitute Electronic Chattel Paper, and in each case is maintained by the Electronic Vault Provider as a designated custodian of the Administrative Agent, the Administrative Agent is the agent for the Secured Parties exclusively. The Administrative Agent shall hold each such Contract for the exclusive benefit of the Secured Parties and shall make disposition thereof only in accordance with this Agreement or the Electronic Collateral Control Agreement or otherwise pursuant to written instructions furnished by the Required Lenders.

(b) The Servicer shall maintain or cause to be maintained the Electronic Vault so that the Electronic Vault System will place the Required Legend on each page of any perceivable copy of an Electronic Contract; provided, that if a Contract is Exported from the Electronic Vault, the Servicer shall hold such Contract in physical form in accordance with its customary servicing practices and with this Agreement. None of the Administrative Agent, Regional Management Entities or the Trust shall make any changes to the Owner of Record of the Electronic Vault or to the Required Legend on any Electronic Contract, without the prior written consent of the Required Lenders.

(c) The Servicer shall maintain or cause to be maintained each Electronic Contract that constitutes Electronic Chattel Paper such that (i) a watermark on any perceivable rendering of the Authoritative Copy thereof shall read “View of Authoritative Copy,” (ii) a watermark on any perceivable rendering of each Electronic Contract that is not a perceivable rendering of the Authoritative Copy thereof shall read “View of Non-Authoritative Copy,” and (iii) the Required Legend is placed on each perceivable rendering thereof; provided, that the Servicer shall not be required to apply any watermark or other notation to any Electronic Contract when such Electronic Contract has expired by its terms or has been paid in full. The Servicer shall cause the Electronic Vault to reflect the name of the applicable Owner of Record as follows: “Regional Management Receivables V, LLC/Regional Management NC Receivables Trust, solely with respect to 2021-1C SUBI”. Neither any Regional Management Entity nor the Administrative Agent shall destroy any Electronic Contract nor transfer or cause the transfer or Export of any Electronic Contract except in accordance with the terms hereof and the Electronic Collateral Control Agreement, provided that, for the avoidance of doubt, the Servicer may Export an Electronic Contract in accordance with the terms hereof and the terms of the Electronic Collateral Control Agreement in connection with the release of such Receivable from the lien of this Agreement in accordance with the terms hereof.

(d) The Regional Management Entities shall notify the Lenders in writing as soon as reasonably practicable and in any event within two (2) Business Days after any Responsible Officer thereof receives notice or obtains actual knowledge of: (I) the intent or threat (expressed in writing) of the Electronic Vault Provider to terminate, or the termination of, the Electronic Collateral Control Agreement or the Electronic Vault Services Agreement, (II) receipt of written notice from the Electronic Vault Provider of any actual or suspected theft of, accidental disclosure of, loss of, or inability to account for, any nonpublic or confidential information (including, but not limited to, the access codes of the Electronic Vault Provider or any party hereto) of the Electronic Vault Provider or any party hereto which is maintained in the Electronic Vault and/or any unauthorized intrusions into the Electronic Vault Provider’s or any of its subcontractor’s facilities or secure systems on or in which any nonpublic or confidential information of the Electronic Vault Provider or any party hereto is maintained, (III) receipt of written notification from the Electronic Vault Provider of any changes to the System Description, which shall include any changes to the Electronic Vault System that are materially inconsistent with the System Description, with respect to the Electronic Vault, (IV) any Integrity Check failure with respect to or any other attempted unauthorized access to or modification or alteration of an Authoritative Copy of an Electronic Contract that constitutes Electronic Chattel Paper which constitutes or evidences a Receivable maintained in the Electronic Vault, (V) any claim of any Person (other than the Administrative Agent) of an interest in an Electronic Contract, (VI) the receipt of written notice of the commencement or the threat in writing of any actions, suits, investigations or proceedings against the Electronic Vault Provider which may materially interfere with (A) the Electronic Vault Provider’s provision of the Electronic Vault System or (B) the Borrower’s, the Servicer’s, the Administrative Agent’s or any other Person’s access to or use of the Electronic Vault or against the Borrower, the Servicer, the Administrative Agent or otherwise relating to or affecting the Electronic Vault or the Contracts, in any court, or before any arbitrator of any kind, or before or by any Governmental Authority or (VII) the receipt of any other material or adverse written notice from the Electronic Vault Provider. The Administrative Agent shall, upon receipt of notice of any of the foregoing and to the extent such notice has not already been provided by a Regional Management Entity to the Lenders, provide written notice thereof to the Lenders as soon as reasonably practicable.

(e) The Administrative Agent shall appoint only its own personnel (or personnel of its subcontractors) as “Secured Party Authorized Users” in respect of the Electronic Vault and the Contracts contained therein and shall not otherwise permit any Person to have access to thereto other than (1) prior to the delivery of a Notice of Exclusive Control under (and as defined in) the Electronic Collateral Control Agreement, Approved Parent Authorized Users (as defined in the Electronic Collateral Control Agreement), (2) from and after the delivery of a Notice of Exclusive Control under (and as defined in) the Electronic Collateral Control Agreement, the Required Lenders and any Person appointed by the Required Lenders as a “Secured Party Administrative User”, (3) personnel of Electronic Vault Provider in connection with providing technical support to any such “Secured Party Authorized Users” and (4) the Required Lenders and their respective agents or representatives in connection with an audit pursuant to Section 7.03(j). The Administrative Agent shall not provide any Person other than the Required Lenders with any right to control the actions of the Administrative Agent under the Electronic Collateral Control Agreement, or any consent or approval rights in respect of the Electronic Collateral Control Agreement or any rights thereunder or any provisions thereof, or permit any other Person to direct the Servicer to take or refrain from taking any action, in each case, which could affect the Contracts.

(f) The Administrative Agent shall not agree to amend, or provide any consents, waivers or directions under, the Electronic Collateral Control Agreement without the prior written consent of the Required Lenders.

(g) Upon the occurrence of (x) an Event of Default, (y) the termination of Electronic Vault Services Agreement or the Electronic Collateral Control Agreement or the delivery of any notice of termination thereunder or (z) a determination by the Administrative Agent or the Required Lenders, each in their reasonable discretion, that the functionality, security, integrity or reliability of the Electronic Vault System (or any portion thereof) is impaired or the Contracts are otherwise adversely affected by any event (including any change in configuration, technology or law) or circumstance with respect to the Electronic Vault Provider, the Administrative Agent, the Electronic Vault System, the Electronic Vault Services Agreement, the Electronic Collateral Control Agreement or Electronic Contracts generally, including, without limitation, adverse claims being asserted therein by the Electronic Vault Provider or other lenders, (1) the Administrative Agent shall, notwithstanding any contrary instruction received from the Regional Management Entities or the Trust, promptly take such reasonable action with respect to the Electronic Contracts and the Electronic Collateral Control Agreement, as the Required Lenders may direct in writing (including, without limitation, Exporting the Contracts maintained within the Electronic Vault System) and (2) the Administrative Agent (acting at the written direction of the Required Lenders) as “Secured Party” under the Electronic Collateral Control Agreement shall deliver a Notice of Exclusive Control under (and as defined in) the Electronic Collateral Control Agreement.

(i) The Servicer and the Borrower hereby represent and warrant to the Secured Parties as of the date hereof and as of each Funding Date that the Electronic Collateral Control Agreement provides Regional Management a license to use the Electronic Vault System and provides the Administrative Agent exclusive access to the Electronic Vault (except to the extent otherwise expressly set forth herein or in the Electronic Collateral Control Agreement) and the terms thereof are sufficient to permit the Administrative Agent to perform its duties and obligations hereunder and under the Electronic Collateral Control Agreement.

(j) The Servicer and the Borrower hereby represent and warrant to the Secured Parties as of the date hereof and as of each Funding Date that none of the Regional Management Entities or the Trust has any right of access to the Electronic Vault under the Electronic Collateral Control Agreement without the prior written consent of the Administrative Agent, except in accordance with the terms thereof and the terms of this Agreement.

ARTICLE FOUR

CONDITIONS OF CLOSING AND THE LOANS

Section 4.01. Conditions of Closing and the Initial Loan. The Closing Date shall not occur and no Lender shall be obligated to make any Lender Advance hereunder in respect of the Initial Loan, nor shall any Lender, the Administrative Agent, any Agent or any other party hereto be obligated to take, fulfill or perform any other action hereunder, until the following conditions precedent, after giving effect to the proposed Loan, in each case, have been satisfied or waived in the sole discretion of the Required Lenders:

(a) The Administrative Agent and each Agent shall have received (i) an executed copy of each Basic Document and (ii) such other documents, instruments, agreements and Opinions of Counsel as the Administrative Agent or any Agent shall request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent or such Agent, as applicable.

(b) The Administrative Agent and each Agent shall have received (i) satisfactory evidence, which may be in the form of an Officer’s Certificate or an Opinion of Counsel, that the Borrower, the Servicer, Regional Management and the Backup Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Basic Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer’s Certificate or an Opinion of Counsel from each of the Borrower, the Servicer, Regional Management and the Backup Servicer, in form and substance satisfactory to the Administrative Agent and each Agent, affirming that no such consents or approvals are required; it being understood that the acceptance of such evidence, Opinion of Counsel or Officer’s Certificate shall in no way limit the recourse of the Administrative Agent or any Secured Party against Regional Management or the Borrower for a breach or Regional Management’s as the Borrower’s representation or warranty that all such consents and approvals have, in fact, been obtained.

(c) The Borrower and Regional Management shall each be in compliance in all material respects with all Applicable Laws and shall have delivered an Officer’s Certificate to the Administrative Agent and each Agent as to such compliance and other closing matters.

(d) The Borrower shall have paid all fees, costs and expenses required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letter, and shall have reimbursed each Lender and the Administrative Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Basic Documents, including the fees and expenses of Chapman and Cutler LLP.

(e) No Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred or would occur as a result thereof.

(f) No Servicer Termination Event or any event that, with the giving of notice or the lapse of time, or both, would become a Servicer Termination Event shall have occurred.

(g) All existing financing statements naming Regional Management, as debtor securing any chattel paper as collateral thereunder shall be terminated, or amended to release such collateral, to the extent such financing statement covers any Receivables that will become Collateral upon its pledge on the Closing Date.

(h) On and as of the Closing Date, each of the Borrower, the Servicer and Regional Management has performed all of the agreements contained in this Agreement and the other Basic Documents to be performed by it.

(i) No Applicable Law shall prohibit, and no order, judgment or decree of any Governmental Authority shall prohibit or enjoin, the making of the Loan by the Lenders in accordance with the provisions hereof.

(j) The Administrative Agent and each Agent shall have received opinions from (i) Alston & Bird with respect to corporate, security interest, true sale and nonconsolidation opinions customarily rendered in connection with the transactions contemplated by the Basic Documents and such other opinions as requested by the Lenders, (ii) Womble Bond Dickinson (US) LLP with respect to corporate opinions for the Originators whose jurisdictions are in the States of South Carolina and Tennessee, customarily rendered in connection with the transactions contemplated in the Basic Documents, and (iii) Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, with respect to corporate opinions for the Originator whose jurisdiction is in the State of Alabama, customarily rendered in connection with the transactions contemplated in the Basic Documents.

(k) The Lenders shall have completed their “know your customer” and anti-money laundering rules and regulations compliance requirements, including the Patriot Act.

(l) [Reserved].

(m) The Administrative Agent and each Agent shall have received such other approvals, opinions, information or documents as the Administrative Agent or the Lenders may reasonably require.

(n) [Reserved].

Section 4.02. Conditions Precedent to All Loans. The Lenders’ obligation to make any Lender Advance on any Funding Date hereunder shall be subject to the conditions set forth in Section 4.01 and the further conditions precedent that:

(a) With respect to any Loan (including the Initial Loan), the Servicer shall have delivered to the Administrative Agent and each applicable Agent, on or prior to the date of such Loan in form and substance satisfactory to the Administrative Agent and each Agent, (i) a Funding Request and (ii) in the case of Receivables being added to the Collateral, an updated Schedule of Receivables dated within two Business Days prior to the date of such Loan (other than the Initial Loan, in which case such items shall be dated within two days prior to the date of such Initial Loan) and containing such additional information as may be reasonably requested by the Administrative Agent or an Agent.

(b) On each Funding Date, the following shall be true and correct and the Borrower shall be deemed to have certified that, after giving effect to the proposed Loan and pledge of the Collateral (or as of such other time otherwise specified herein):

(i) the representations and warranties contained in Sections 5.01 and 5.02 are true and correct on and as of such date as though made on and as of such date and shall be deemed to have been made on such date, except to the extent such representations and warranties expressly relate to an earlier date as set forth herein;

(ii) no event has occurred and is continuing, or would result from such transaction that constitutes (i) an Event of Default, Unmatured Event of Default or Facility Amortization Event or (ii) a Servicer Termination Event or any event that with the giving of notice of the lapse of time, or both, would constitute a Servicer Termination Event;

(iii) on and as of such date, after giving effect to such Loan, the amount of such Loan and all Loans Outstanding does not exceed the Borrowing Base ( calculated as of the previous Determination Date or, with respect to the initial Funding Date or any Receivables added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date);

(iv) on and as of each such date, the Borrower, the Servicer, each Originator and Regional Management each has performed all of the agreements contained in this Agreement and the other Basic Documents to be performed by it at or prior to such date;

(v) no Applicable Law shall prohibit, and no order, judgment or decree of any Governmental Authority shall prohibit or enjoin, the making of such Loans by the Lenders in accordance with the provisions hereof;

(vi) no Level I Trigger Event shall have occurred or be continuing, both before and after giving effect to the proposed Loan and pledge of Collateral; and

(c) The Borrower shall have deposited to the Reserve Account an amount of cash such that the Reserve Account Amount is not less than the Reserve Account Required Amount, taking into account the aggregate Principal Balance of the Receivables transferred in connection with such Loan.

(d) The Borrower shall be in compliance with Section 6.03 and with all requirements of any Hedging Agreement required thereby.

(e) The Administrative Agent and each Agent shall have received the Schedule of Receivables and the Schedule of Locations of Books and Records.

(f) On the date of such transaction, the Administrative Agent and each Agent shall have received such other approvals, opinions, information or documents as the Administrative Agent or an Agent may reasonably require.

(g) Subject to Section 2.10(b), the Borrower (directly or through the Servicer and the Subservicers) shall have caused to be deposited into the Collection Account, an amount equal to all Collections received on or in respect of the Receivables transferred in connection with such Loan since the related Cutoff Date.

ARTICLE FIVE

REPRESENTATIONS AND WARRANTIES

Section 5.01. Representations and Warranties of the Borrower. The Borrower represents and warrants, as of the Closing Date and as of each Funding Date, as follows:

(a) Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and the Borrower had at all relevant times, and now has all necessary power, authority and legal right to acquire, own, sell and pledge the Receivables and the other Collateral.

(b) Due Qualification. The Borrower is duly qualified to do business and is in good standing as a Delaware limited liability company and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (including, as applicable, the origination, purchase, sale, pledge and servicing of the Receivables).

(c) Power and Authority; Due Authorization. The Borrower (i) has all necessary power, authority and legal right to (A) execute and deliver the Borrower Basic Documents, (B) carry out the terms of the Borrower Basic Documents and (C) grant the security interest in the Collateral on the terms and conditions herein provided and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of the Borrower Basic Documents and the grant of the security interest in the Collateral on the terms and conditions herein and therein provided.

(d) Binding Obligation. Each Borrower Basic Document constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The execution and delivery of the Borrower Basic Documents, the consummation of the transactions contemplated by the Borrower Basic Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Formation Documents or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien upon any of the Borrower’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Borrower Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Borrower Basic Documents or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority required for the due execution, delivery and performance by the Borrower of the Borrower Basic Documents have been obtained.

(h) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” act or similar law by the Borrower.

(i) Solvency. The transactions contemplated by the Basic Documents do not and will not render the Borrower not Solvent.

(j) Selection Procedures. No procedures believed by the Borrower to be adverse to the interests of the Lenders were utilized by the Borrower in identifying and/or selecting Receivables to be funded by the related Loans. In addition, each Receivable shall have been underwritten in accordance with and satisfy the standards of the Credit Policy in effect at the time of the origination of such Receivable.

(k) Taxes. The Borrower has filed or caused to be filed all federal tax returns and all other material tax returns that are required to be filed by it and all such returns are correct in all material respects. The Borrower has paid or made adequate provisions for the payment of all income Taxes and all material Taxes or assessments made against it or any of its property, income or assets (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no Tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax.

(l) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including the use of the proceeds from the Loans and the pledge of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Loans will be used to carry or purchase, any “Margin Stock” within the meaning of Regulation U or to extend “Purchase Credit” within the meaning of Regulation U.

(m) Quality of Title. Each Receivable, together with the Contract related thereto, shall, at all times, be owned by the Borrower (or, in the case of the North Carolina Receivables, the Trust), free and clear of any Lien except for Permitted Liens, and upon the making of the Loan, the Administrative Agent, on behalf of the Secured Parties, shall acquire a valid and perfected first priority security interest in each Receivable (or, in the case of the North Carolina Receivables, the 2021-1C SUBI Certificate) and, to the extent such a security interest can be perfected by filing a financing statement under the UCC (in the case of the Receivables other than the North Carolina Receivables) or by possession thereof (in the case of the North Carolina Receivables evidenced by the 2021-1C SUBI Certificate), the related Collateral, free and clear of all Liens other than Permitted Liens. No effective financing statement or other instrument similar in effect covering any portion of the Collateral shall at any time be on file in any recording office except such as may be filed in favor of (i) Regional Management in accordance with the First Tier Purchase Agreements, (ii) the Borrower in accordance with the Second Tier Purchase Agreement or (iii) the Administrative Agent in accordance with this Agreement.

(n) Security Interest. The Borrower has granted a security interest (as defined in the UCC) to the Administrative Agent, on behalf of the Secured Parties, in the Collateral, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Administrative Agent, as secured party and the Borrower as debtor, the Administrative Agent, on behalf of the Secured Parties, shall have a first priority (except for any Permitted Liens) perfected security interest in the Collateral to the extent such an interest can be perfected by filing a financing statement under the UCC or maintaining such possession. All filings (including such UCC filings) as are necessary in any jurisdiction to perfect such security interest of the Administrative Agent, on behalf of the Secured Parties, in the Collateral have been (or prior to the applicable Loan will be) made.

(o) Reports Accurate. All Monthly Reports, Monthly Loan Tapes and static pool information (if prepared by the Borrower, or to the extent that information contained therein is supplied by the Borrower, such portion supplied by the Borrower), information, exhibits, financial statements, documents, books, records or reports (including the data file indicating characteristics of the Receivables immediately prior to the Closing Date and the data file indicating characteristics of the Subsequent Receivables prior to each subsequent Funding Date) furnished or to be furnished by the Borrower to each Agent, any Secured Party, the Backup Servicer or the Account Bank in connection with this Agreement are true, complete and correct in all material respects as of the dates specified therein or the date so furnished (as applicable).

(p) Location of Offices. The principal place of business and chief executive office of the Borrower and the offices where the Borrower keeps all Records are located at the addresses referred to in Schedule H and have been so for the four months preceding the Closing Date (or at such other locations as to which the notice and other requirements specified in Section 6.02(i) shall have been satisfied).

(q) The Accounts. The Borrower has neither pledged nor assigned, nor entered into a control agreement with respect to either Account, other than in accordance with the terms of this Agreement and the Account Control Agreement. Each Account is a “deposit account” or “securities account”, in each case under and as defined in the relevant UCC.

(r) Tax Status. The Borrower is a disregarded entity that is wholly owned by a U.S. Person for federal income tax purposes. The Borrower has not elected and will not elect to be treated as a corporation, nor, to its knowledge, has it engaged in any transaction which could result in it becoming treated as a corporation, for United States federal income tax purposes.

(s) Tradenames and Place of Business. (i) The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business and (ii) the principal place of business and chief executive office of the Borrower are located at the address of the Borrower set forth below its name on the signature pages of this Agreement and has been so for the last four months.

(t) Second Tier Purchase Agreement. The Second Tier Purchase Agreement is the only agreement pursuant to which the Borrower purchased the Receivables and the related Contracts.

(u) Value Given. In consideration for the transfer to the Borrower of the Receivables and the related Collateral under the Second Tier Purchase Agreement, the Borrower shall have paid Regional Management an amount equal to the fair market value of the Receivables, and no such transfer shall have been made for or on account of an antecedent debt owed by Regional Management to the Borrower and no such transfer is or may be voidable or subject to avoidance under any Insolvency Law.

(v) Accounting. The Borrower accounts for the transfers to it from Regional Management of the Receivables and related Collateral under the Second Tier Purchase Agreement as true sales/true contributions of such Receivables and related Collateral in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

(w) Special Purpose Entity. The Borrower is in compliance with Section 6.02(q).

(x) Confirmation from Regional Management. The Borrower has received in writing from Regional Management confirmation that, so long as the Borrower is not “insolvent” within the meaning of the Bankruptcy Code, Regional Management will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or any other Insolvency Laws. Each of the Borrower and Regional Management is aware that in light of the circumstances described in the preceding sentence and other relevant facts, the filing of a voluntary petition under the Bankruptcy Code for the purpose of making any Receivable or any other assets of the Borrower available to satisfy claims of the creditors of Regional Management would not result in making such assets available to satisfy such creditors under the Bankruptcy Code.

(y) Investment Company Act. The Borrower (i) is not a “covered fund” as defined in the “Volcker Rule” and (ii) is not an “investment company” within the meaning of the Investment Company Act. The Borrower relies on an exclusion from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(4) of the Investment Company Act, although there may be additional exclusions or exemptions available.

(z) ERISA. Each Pension Plan established or maintained by Borrower or ERISA Affiliate is in compliance with applicable funding requirements under Section 412 of the Code or Section 302 of ERISA, whether or not waived). No prohibited transactions under ERISA or the Code, funding deficiencies under Section 412 of the Code, complete or partial withdrawals under ERISA by a Multiemployer Plan or Reportable Events (as defined in Title IV of ERISA) have occurred with respect to any Pension Plan or a Multiemployer Plan that, in the aggregate, could subject the Borrower or any ERISA Affiliate to any material tax, penalty or other liability. There has been no determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA. No notice of intent to terminate a Pension Plan established or maintained by Borrower or ERISA Affiliate has been filed, nor has any Pension Plan been terminated under Section 4041(c) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer such a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Pension Plan. There has been no imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate. None of the assets of the Borrower constitute Plan Assets.

(aa) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein, in any other Borrower Basic Document or in any certificate or other document furnished by the Borrower pursuant hereto or thereto or in connection herewith or therewith is true and correct in all material respects.

(bb) Representations and Warranties in Second Tier Purchase Agreement. The representations and warranties made by Regional Management to the Borrower in the Second Tier Purchase Agreement are hereby remade by the Borrower on each date to which they speak in the Second Tier Purchase Agreement, as if such representations and warranties were set forth herein. For purposes of this Section, such representations and warranties are incorporated herein by reference as if made by the Borrower to each of the Secured Parties under the terms hereof mutatis mutandis.

(cc) Anti-Money Laundering Laws; Anti-Corruption Laws; Sanctions. None of Borrower nor any of its Affiliates (i) is in violation of any Sanctions, (ii) is a Sanctioned Target, (iii) is controlled by or is acting on behalf of a Sanctioned Target, or (iv) to the best knowledge of Borrower after due inquiry, is under investigation for an alleged breach of Sanctions by a governmental authority that enforces Sanctions. The proceeds of any Loan have not been and will not be used, directly or indirectly, in violation of applicable Sanctions, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruptions Laws or Anti-Money Laundering Laws. The operations of Borrower are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been initiated or (to the best of its knowledge and belief) threatened against each of Borrower or any Affiliates of Borrower.

(dd) Money Services Business. The Borrower is not, nor is required to be registered as, nor will it at any time during the term of this Agreement be, or be required to be registered as, a “Money Services Business” within the meaning of the FinCEN rules at 31 C.F.R. 1010.100(ff).

(ee) Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the written reports, financial statements, certificates or other written information (other than general market or economic data) furnished by or on behalf of Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, it represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that forecasts and projections are subject to contingencies and no assurances can be given that any forecast or projection will be realized).

Section 5.02. Representations and Warranties of the Borrower as to the Receivables. The Borrower represents and warrants, as of the Closing Date and as of each Funding Date, as follows:

(a) Eligibility of Receivables.

(i) As of the Closing Date, (A) Schedule C and the information contained in the Funding Request delivered pursuant to Section 2.01 is an accurate and complete listing in all material respects of the Receivables constituting a portion of the Collateral as of the date of the Initial Loan and the information contained therein with respect to the identity of such Receivables and the amounts owing thereunder is true and correct in all material respects as of the related Cutoff Date, (B) each such Receivable is an Eligible Receivable, (C) each such Receivable is free and clear of any Lien of any Person (other than Permitted Liens) and in compliance, in all material respects, with all Applicable Laws and (D) with respect to each such Receivable, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the origination, purchase and pledge of such Receivable and the related Collateral to the Administrative Agent have been duly obtained, effected or given and are in full force and effect; and

(ii) As of each Funding Date other than the Funding Date on which the Initial Loan is made, the Borrower shall be deemed to represent and warrant that (A) Schedule C and the information contained in the related Funding Request is an accurate and complete listing in all material respects of the Receivables (including the Subsequent Receivables being transferred on such Funding Date) constituting a portion of the Collateral as of the date of the Subsequent Loan and the information contained therein with respect to the identity of such Receivables and the amounts owing thereunder is true and correct in all material respects as of the related Cutoff Date, (B) each Subsequent Receivable referenced on the related Funding Request is an Eligible Receivable, (C) each such Subsequent Receivable is free and clear of any Lien of any Person (other than Permitted Liens) and is in compliance in all material respects with all Applicable Laws and (D) with respect to each such Subsequent Receivable, all material consents, licenses, approvals, authorizations, registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the origination, purchase and pledge of such Subsequent Receivable and the related Collateral have been duly obtained, effected or given and are in full force and effect.

(b) Security Interest. This Agreement constitutes a grant of a security interest in all Collateral to the Administrative Agent which upon the filing of financing statements in the applicable jurisdictions, shall be a first priority perfected security interest in all Collateral, subject only to Permitted Liens. Until the Facility Termination Date, neither the Borrower nor any Person claiming through or under the Borrower shall have any claim to or interest in any Account Collateral; provided, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Borrower in such property. The representations and warranties contained in Schedule F are true and correct in all material respects.

Section 5.03. Representations and Warranties of the Servicer. The Servicer represents and warrants, as of the Closing Date and as of each Funding Date, as follows:

(a) Organization and Good Standing. The Servicer and each Subservicer has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of its incorporation or formation, as applicable, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and the Servicer had at all relevant times, and now has all requisite corporate power and authority to acquire, own, sell and service the Receivables and the other Collateral.

(b) Due Qualification. Each of the Servicer and each Subservicer is duly qualified to do business and is in good standing as a corporation or limited liability company, as applicable, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business, including the origination and servicing of the Receivables, requires such qualification, licenses or approvals, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect.

(c) Power and Authority; Due Authorization. The Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver the Servicer Basic Documents and (B) carry out the terms of the Servicer Basic Documents and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of the Servicer Basic Documents.

(d) Binding Obligation. Each Servicer Basic Document constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The execution and delivery of the Servicer Basic Documents, the consummation of the transactions contemplated the Servicer Basic Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s certificate of incorporation, bylaws or any Contractual Obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such certificate of incorporation, bylaws or Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of any Servicer Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Servicer Basic Document, (iii) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of the Servicer Basic Documents have been obtained.

(h) Solvency. The transactions contemplated by the Basic Documents do not and will not render the Servicer not Solvent.

(i) Taxes. The Servicer has filed or caused to be filed all federal tax returns and all other material tax returns that are required to be filed by it and all such returns are correct in all material respects. The Servicer has paid or made adequate provisions for the payment of all income Taxes and all other material Taxes and assessments made against it or any of its property, income or assets (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer), and no tax lien has been filed and, to the Servicer’s knowledge, no claim is being asserted, with respect to any such Tax.

(j) Reports Accurate. All Monthly Reports, information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Servicer or any Subservicer to any Agent, any Secured Party, the Backup Servicer or the Account Bank in connection with this Agreement are accurate, true and correct in all material respects as of the date specified therein or the date so furnished (as applicable).

(k) Servicer’s Performance. The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder.

(l) Compliance with the Collection Policy. The Servicer and each Subservicer has, with respect to the Receivables, complied in all material respects with the Collection Policy.

(m) The Accounts. The Servicer has neither pledged nor assigned, nor entered into a control agreement with respect to, either Account or amounts on deposit therein with or to any other Person except the Administrative Agent and/or the Secured Parties. Each Account is a “deposit account” or “securities account”, in each case under and as defined in the relevant UCC.

(n) Representations and Warranties in the Second Tier Purchase Agreement. The representations and warranties made by Regional Management in the Second Tier Purchase Agreement are hereby remade by Regional Management on each date to which they speak in the Second Tier Purchase Agreement, as if such representations and warranties were set forth herein. For purposes of this subsection, such representations and warranties are incorporated herein by reference as if made by Regional Management to the Administrative Agent and to each of the Secured Parties under the terms hereof mutatis mutandis.

(o) Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions. The Servicer has implemented and maintains in effect policies and procedures designed to ensure compliance by the Servicer and its Subsidiaries, directors, officers and employees with all applicable Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions, and the Servicer, its Subsidiaries and their respective officers and employees and to the knowledge of the Servicer, their directors and agents, are in compliance with Anti-Money Laundering Laws, Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Servicer, any Subsidiary or to the knowledge of the Servicer any of their respective directors, officers or employees, or (ii) to the knowledge of the Servicer, any of their respective agents or any Subsidiary that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Target. No advance, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Money Laundering Laws, Anti-Corruption Laws or applicable Sanctions. The operations of Servicer are, and have been, conducted at all times in compliance with and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been initiated or (to the best of its knowledge and belief) threatened against each of Servicer or any Affiliates of Servicer.

(p) Money Services Business. The Servicer is not, nor is required to be registered as, nor will it at any time during the term of this Agreement be, or be required to be registered as, a “Money Services Business” within the meaning of the FinCEN rules at 31 C.F.R. 1010.100(ff).

(q) Electronic Contract. With respect to each Electronic Contract (or electronically authenticated original record of the executed Contract with respect to Electronic Contracts that do not constitute Electronic Chattel Paper), the Servicer represents that the Administrative Agent holds the Authoritative Copy of such Electronic Contract (or holds the electronically authenticated original record of the executed Contract with respect to Electronic Contracts that do not constitute Electronic Chattel Paper) in the Electronic Vault as pledgee of the Borrower or the Trust, as applicable, for the benefit of the Secured Parties.

Section 5.04. Representations and Warranties of the Backup Servicer. The Backup Servicer represents and warrants as of the Closing Date:

(a) Organization. It has been duly organized, and is validly existing as a national banking association under the laws of the United States, with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to execute, deliver and perform its obligations under the Basic Documents to which it is a party.

(b) Power and Authority; Due Authorization. It (i) has all necessary power and authority to execute, deliver and carry out the terms of the Basic Documents to which it is a party and (ii) has duly authorized by all necessary action on its part the execution, delivery and performance of such Basic Documents.

(c) Binding Obligation. Each of the Basic Documents to which it is a party constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its organizational documents or any of its Contractual Obligations, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such organizational documents or Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law, to the extent applicable to Wells Fargo Bank.

(e) No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect (solely with respect to part (iv) of the definition thereof).

(f) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by it of this Agreement have been obtained.

Section 5.05. Repurchase of Certain Receivables.

(a) (i) The Borrower and the Servicer, as applicable, upon obtaining knowledge of a breach of any representation or warranty contained in Section 5.02(a) hereof by the Borrower or the Second Tier Purchase Agreement by Regional Management with respect to such Receivable at the time such representation or warranty was made, shall disclose the identity of the affected Receivables on the next Monthly Report relating to the Collection Period in which such breach was determined. Unless waived by the Required Lenders, the Borrower shall cause Regional Management to (A) cure each such breach in all material respects, such that the representations and warranties contained in Section 5.02(a) or in the Second Tier Purchase Agreement, as applicable, are satisfied with respect to each affected Receivable, (B) reacquire each affected Receivable, for the related Release Price, as provided in the Second Tier Purchase Agreement, or (C) substitute a Substitute Receivable for each such affected Receivable, in each case, by the Payment Date relating to the Collection Period in which the Servicer obtained actual knowledge of the underlying breach with respect to each affected Receivable and (ii) in the event Regional Management has not cured any breach described in Section 5.05(a)(i) by the Payment Date relating to the Collection Period in which the Servicer obtained actual knowledge of the underlying breach with respect to each affected Receivable, Regional Management must repurchase or substitute each such affected Receivable by such date. The Administrative Agent shall be deemed, upon receipt of the Release Price into the Collection Account or upon receipt of a Substitute Receivable in respect of any affected Receivable repurchased or substituted by the Borrower in accordance with the terms hereof, as applicable, to convey to the Borrower, without recourse, representation or warranty, all of its right, title and interest in each such affected Receivable. In any of the foregoing instances, the Borrower shall accept the release of each such affected Receivable from the Administrative Agent, and the aggregate Eligible Receivables Principal Balance shall be reduced by the Principal Balance (as of the end of the most recent Collection Period) of each such affected Receivable and, if applicable, increased by the Principal Balance of each such Substitute Receivable. On and after the date of release, any affected Receivable so released shall not be included in the Collateral and, as applicable, the related Substitute Receivable shall be included in the Collateral. In consideration of a release, the Borrower shall, on the date of release of such affected Receivable, make or cause to be made a deposit of the Release Price to the Collection Account in immediately available funds and/or via an ACH transaction. Upon each release to the Borrower of such an affected Receivable, the Administrative Agent shall automatically and without further action be deemed to transfer, assign and set-over to the Borrower, without recourse, representation or warranty, all the right, title and interest of the Administrative Agent in, to and under such Receivable and all future monies due or to become due with respect thereto, all proceeds of such Receivable and Liquidation Proceeds relating thereto, all rights to security for any such Receivable, and all proceeds and products of the foregoing (other than, for the avoidance of doubt, the Release Price). In connection with the addition of any Substitute Receivable to the Collateral in accordance with the terms of this Section 5.05, the Borrower shall be deemed to have represented, as of the related date of substitution, that such Substitute Receivable is an Eligible Receivable. The Administrative Agent shall, at the sole expense of the Servicer, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower and take other such actions as shall reasonably be requested by the Borrower to effect the release of such a Receivable removed from the Collateral pursuant to this subsection. The Borrower shall deliver to the Administrative Agent and each Agent an updated Schedule of Receivables in connection with any such repurchase or substitution hereunder, in accordance with the terms of Section 3.03(c).

(b) [Reserved.]

(c) The Administrative Agent shall have the right to enforce all rights of the Borrower under the Second Tier Purchase Agreement including the right to require Regional Management to repurchase Receivables for breaches of representations and warranties made by Regional Management.

(d) In the event that the Servicer breaches a servicing covenant pursuant to Section 7.03(c)(i), no later than the earlier of (i) knowledge by the Servicer of such event or (ii) receipt by the Servicer from the Administrative Agent, any Lender or the Borrower of written notice thereof, the Servicer shall (A) disclose the identity each Receivable that is adversely affected in any material respect by such breach on the next Monthly Report relating to the Collection Period in which such Receivable was determined adversely affected by such breach and (B) on or before the next Payment Date relating to the Collection Period in which such Receivable was determined adversely affected by such breach, to the extent such breach has not been cured or waived, make a deposit of the Release Price for each such adversely affected Receivable into the Collection Account in immediately available funds, and the Borrower shall accept the release of such Receivable(s), in each case as described in Section 5.05(a).

(e) In the event that the Servicer identifies a third party to purchase a Defaulted Receivable in accordance with the Collection Policy (other than, for the avoidance of doubt, any Receivable required to be repurchased pursuant to Sections 5.05(a) and (d)), the Servicer shall make a deposit of the Defaulted Receivable Release Price for such Defaulted Receivable into the Collection Account in immediately available funds, and the Borrower shall accept the release of such Defaulted Receivable as described in Section 5.05(a) so that the Servicer, on its own behalf, can then sell such Defaulted Receivable to the third party purchaser. Upon the release to the Borrower of such Defaulted Receivable, the Administrative Agent shall automatically and without further action be deemed to transfer, assign and set-over to the Borrower, without recourse, representation or warranty, all the right, title and interest of the Administrative Agent in, to and under such Defaulted Receivable and all future monies due or to become due with respect thereto, all proceeds of such Defaulted Receivable and Liquidation Proceeds relating thereto, all rights to security for any such Defaulted Receivable, and all proceeds and products of the foregoing (other than, for the avoidance of doubt, the Defaulted Receivable Release Price).

(f) The Borrower or the Servicer, as applicable, shall provide written notice to the Administrative Agent, each Lender, the Backup Servicer and each Hedge Counterparty on the Monthly Report of any release of Receivables pursuant to Sections 5.05(a) and (d).

(g) For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, the Servicer’s repurchase and/or reallocation obligations with respect to the North Carolina Receivables arising under this Section 5.05 shall be effected pursuant to, and in accordance with, the 2021-1C SUBI Servicing Agreement.

ARTICLE SIX

COVENANTS

Section 6.01. Affirmative Covenants of the Borrower. From the Closing Date until the Facility Termination Date:

(a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Receivables.

(b) Preservation of Existence. The Borrower will preserve and maintain its existence, rights, franchises and privileges in the State of Delaware, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Performance and Compliance with Agreements. The Borrower will, at its expense, timely and fully perform and comply (or cause (i) Regional Management to perform and comply pursuant to this Agreement and other Basic Documents to which Regional Management is a party or (ii) each Originator to perform and comply pursuant to the related First Tier Purchase Agreement) with all provisions, covenants and other promises required to be observed by it under the Basic Documents and the Contracts.

(d) Keeping of Records and Books of Account. The Borrower will (or will direct the Servicer on behalf of the Borrower to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables.

(e) Borrower Assets. With respect to each Receivable, the Borrower will: (i) acquire such Receivable pursuant to and in accordance with the terms of the Second Tier Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Receivable, including (A) filing and maintaining effective financing statements (Form UCC-1) listing Regional Management as debtor in all necessary or appropriate filing offices (and will cause Regional Management to obtain similar financing statements from each Originator from which it acquired the Receivables), and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (iii) take all additional action that the Administrative Agent or any Lender may reasonably request, including the filing of financing statements (Form UCC-1) listing the Administrative Agent as secured party to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral on the Closing Date.

(f) Delivery of Collections. The Borrower will deliver or cause to be delivered to the Servicer for further remittance to the Collection Account promptly (but in no event later than one Business Day after receipt) all Collections received by it.

(g) Separate Existence. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 6.02(q).

(h) Credit Policy and Collection Policy. The Borrower will cause the Servicer to (i) with respect to each Receivable, comply in all material respects with the Credit Policy and the Collection Policy, as applicable, throughout the life of such Receivable, (ii) furnish to the Administrative Agent and each Lender, prior to its effective date, prompt notice of any change to the Credit Policy or the Collection Policy that may be deemed adverse or material to a Secured Party, and with respect to any adverse change, the Borrower will not allow such change to be put into effect without the prior written consent of the Administrative Agent acting at the direction of the Required Lenders (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof) and (iii) to the extent the Servicer is Regional Management, furnish to the Administrative Agent and the Lenders revised versions of the Credit Policy and the Collection Policy, as applicable.

(i) Events of Default and Facility Amortization Event. The Borrower will provide the Administrative Agent, each Lender and the Backup Servicer with written notice promptly and in any event within three Business Days after a Responsible Officer of the Borrower obtains knowledge of the occurrence of each Event of Default, Unmatured Event of Default and Facility Amortization Event setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(j) Taxes. The Borrower will file or caused to be filed all federal tax returns and all other material tax returns that are required to be filed by it. The Borrower will pay when due, cause to be paid when due, or make adequate and timely provisions for the payment when due of all federal Taxes and all other material Taxes and assessments made against it or any of its property (other than any amount of Tax the validity of which the Borrower may contest in good faith by appropriate proceedings, including appeals, and with respect to which the Borrower retains reserves in accordance with GAAP on the books of the Borrower), including those required to meet the obligations of the Basic Documents.

(k) Tax Status. The Borrower shall at all times be a disregarded entity for federal income tax purposes that is wholly owned by a U.S. Person. The Borrower will not elect to be treated as a corporation or enter into any transaction which could reasonably be expected to result in it becoming taxable as a corporation, for U.S. federal income tax purposes.

(l) Use of Proceeds. The Borrower will use the proceeds of the Loans only to acquire the Receivables from Regional Management pursuant to the Second Tier Purchase Agreement, and Regional Management will use the ultimate proceeds of the Loans only (i) to finance the acquisition of Receivables and (ii) to fund the fees and expenses arising under this Agreement and the other Basic Documents. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

(m) Reporting. The Borrower will maintain for itself, or cause to be maintained, a system of accounting established and administered in accordance with GAAP and furnish or cause to be furnished to the Administrative Agent, each Lender and each Hedge Counterparty, if any, and, in the case of Monthly Reports, Monthly Loan Tapes and notices of material events, each Lender, the Account Bank and the Backup Servicer:

(i) Monthly Reports and Monthly Loan Tapes. Not later than each Reporting Date, a Monthly Report, a Monthly Loan Tape and such other information as reasonably requested by the Administrative Agent or a Lender.

(ii) Income Tax Liability. Within ten Business Days after the receipt of revenue agent reports or other written proposals, determinations or assessments of the IRS or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of any “affiliated group” (within the meaning of Section 1504(a)(l) of the Code) which equal or exceed $1,000,000 in the aggregate, telephonic or telecopied notice (confirmed in writing within five Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof.

(iii) Tax Returns. Upon demand by the Administrative Agent or a Lender, copies of all federal, State and local Tax returns and reports filed by the Borrower, or in which the Borrower was included on a consolidated or combined basis (excluding sales, use and like taxes).

(iv) Auditors’ Management Letters. Promptly after any auditors’ management letters are received by the Borrower or by its accountants, which refer in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower.

(v) Representations. Promptly upon receiving knowledge of same, the Borrower shall notify the Administrative Agent and each Lender if any representation or warranty set forth in Section 5.01 or 5.02 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent and each Lender a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent and each Lender in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of the Borrower which would render any of such representations and warranties untrue at the date when they were made or deemed to have been made.

(vi) ERISA. Promptly, and in any event within 30 days, after a Responsible Officer of the Borrower receives notice or obtains knowledge thereof, the Borrower shall notify the Administrative Agent of the occurrence of an event or condition set forth in Section 5.01(z).

(vii) Proceedings. As soon as possible and in any event within three Business Days after a Responsible Officer of the Borrower receives notice or obtains knowledge thereof, any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy (of a material nature), material litigation, material action, material suit or material proceeding before any Governmental Authority, domestic or foreign, affecting the Regional Management Entities or their Affiliates.

(viii) Notice of Material Events. Promptly upon becoming aware thereof, notice of any other event or circumstance with respect to the Borrower that, in the reasonable judgment of the Borrower, is likely to have a Material Adverse Effect.

(n) Accounting Policy. The Borrower will promptly notify the Administrative Agent and each Lender of any material change in the Borrower’s accounting policies that are not otherwise required by GAAP.

(o) Notices Regarding Collateral. The Borrower will advise the Administrative Agent and each Lender in writing promptly, in reasonable detail, of (i) any Lien (other than Permitted Liens) asserted or claim made against a material portion of the Collateral, (ii) the occurrence of a material breach by the Borrower of any of its representations, warranties or covenants contained herein and (iii) the occurrence of any other event which would have a material adverse effect on the security interest of the Administrative Agent on behalf of the Secured Parties in the Collateral or the collectability of all or a material portion of the Receivables or which would have a material adverse effect on the security interests of the Administrative Agent for the benefit of the Secured Parties.

(p) Reports Accurate. All Monthly Reports, Monthly Loan Tapes and static pool information (if prepared by the Borrower, or to the extent that information contained therein is supplied by the Borrower, such portion supplied by the Borrower), information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Borrower to any Agent, any Secured Party and the Backup Servicer in connection with this Agreement will be true, complete and correct in all material respects.

(q) Further Assurances. Promptly upon request by the Administrative Agent, or any Lender, the Borrower will (i) correct any material defect or error that may be discovered in any Basic Document other than a Hedging Agreement or in the execution, acknowledgment, filing or recordation thereof, and with respect to a Hedging Agreement request the relevant Hedge Counterparty to amend the Hedging Agreement to correct any material defect or error that may be discovered therein or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or any Lender may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Basic Documents, (B) to the fullest extent permitted by Applicable Law, subject the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Basic Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Basic Documents and any of the Liens intended to be created hereunder and thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Basic Document or under any other instrument executed in connection with any Borrower Basic Document.

(r) Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(i) The proceeds of any Loan shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(ii) The Borrower shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(iii) The proceeds of any Loan hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise made available to any Person (i) to fund any activities or business of or with a Sanctioned Target, in violation of applicable Sanctions, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Lenders to be in breach of any Sanctions. Borrower shall comply with all applicable Sanctions, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Borrower shall notify the Lenders in writing not more than five (5) Business Days after becoming aware of any breach of Section 5.01(cc) and 6.01 (r).

(iv) The Borrower shall, promptly upon a Lender’s reasonable request, deliver documentation in form and substance satisfactory to Lenders which Lenders deem reasonably necessary or desirable to evidence compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(v) The Borrower or one of its Affiliates will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its directors, officers and employees with Anti-Corruption Laws.

(s) Other. The Borrower will furnish to the Administrative Agent and each Lender promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or Regional Management as the Administrative Agent or a Lender may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement.

Section 6.02. Negative Covenants of the Borrower. From the Closing Date until the Facility Termination Date:

(a) Indebtedness. The Borrower will not create, incur, assume or permit to exist any Indebtedness except Indebtedness pursuant to this Agreement or the other Basic Documents.

(b) Liens. The Borrower will not create, incur, assume or permit to exist any Lien on any of its property, except for any Permitted Liens and Liens created under this Agreement or the other Basic Documents.

(c) Other Business. The Borrower will not (i) engage in any business other than the transactions contemplated by the Basic Documents, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to this Agreement or any other Basic Document (excluding any incidental expenses incurred by the Borrower in connection with the performance of its obligations under the Basic Documents) or (iii) form any Subsidiary or make any Investments in any other Person.

(d) Receivables Not to be Evidenced by Instruments. The Borrower will take no action to cause any Receivable that is not, as of the Closing Date or the related Funding Date, as applicable, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Receivable.

(e) Security Interests. The Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any portion of the Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, and the Borrower will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Borrower will promptly notify the Administrative Agent and each Lender of the existence of any Lien on any portion of the Collateral and the Borrower shall defend the right, title and interest of the Administrative Agent in, to and under such Collateral, against all claims of third parties; provided, however, that nothing in this subsection shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any portion of the Collateral.

(f) The Accounts. The Borrower shall not create or participate in the creation of, or permit to exist, any Liens (other than Permitted Liens) and will not enter into any “control agreement” (as defined in the relevant UCC) with respect to either Account other than as set forth in, or permitted pursuant to, this Agreement and the Account Control Agreement.

(g) Mergers, Acquisitions, Sales, Etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock or membership interests of any class of, or any partnership or joint venture interest in, any other Person, or, other than in compliance with the terms hereof, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any portion of the Collateral or any interest therein (other than pursuant hereto).

(h) Distributions. The Borrower shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Borrower or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, except that so long as no Event of Default, Unmatured Event of Default or Facility Amortization Event has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash or limited liability company membership interest distributions with funds distributed to the Borrower pursuant to Section 2.07 or Section 2.10(c), subject to Applicable Law.

(i) Change of Name or Location of Receivable Files. The Borrower shall not (i) change its name, form or State of organization or change the location of its principal place of business and chief executive office, and the offices where it keeps the Records from the locations referred to in Schedule D or (ii) move, or consent to the Servicer moving, the Receivable Files (other than any Electronic Contract, which shall be kept in the Electronic Vault) from the location thereof on the Closing Date (other than to another branch of Regional Management within the same State), without the prior written consent of the Required Lenders, provided that such consent may not be unreasonably withheld, and further provided that, the Borrower shall take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent in the Collateral, subject only to Permitted Liens.

(j) True Sale. Except for purposes of GAAP, the Borrower will not account for or treat the transactions contemplated by the First Tier Purchase Agreements and the Second Tier Purchase Agreement in any manner other than as the sale, or absolute assignment, of the Receivables and other Collateral by the Originators to Regional Management and by Regional Management to the Borrower, respectively.

(k) ERISA Matters. The Borrower will not (i) assuming that no portion of the Loans are funded or held with Plan Assets, engage or permit any ERISA Affiliate to engage in any prohibited transaction under ERISA or the Code for which an exemption is not available, or has not previously been obtained from the United States Department of Labor, (ii) fail, or permit any ERISA Affiliate to fail, to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (iii) file, or permit any ERISA Affiliate to file, an application for a waiver of the minimum funding standard pursuant to Section 412(c) of the Code or Section 303(c) of ERISA with respect to any Pension Plan, (iv) incur, or permit any ERISA Affiliate to incur, any liability under Title IV of ERISA with respect to the termination of any Pension Plan, (v) fail, or permit any ERISA Affiliate to fail, to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto or incur a complete or partial withdrawal under ERISA by such Multiemployer Plan, (vi) terminate any Pension Plan so as to result in any liability, (vii) permit to exist any occurrence of any “Reportable Event” described in Title IV of ERISA or (viii) permit the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

(l) Formation Documents; Borrower Basic Documents. Without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), the Borrower will not (i) amend, modify, waive or terminate any provision of its Formation Documents or any other Borrower Basic Document or (ii) permit the Member to amend, modify or terminate its Certificate of Formation or its limited liability company agreement. The Servicer shall provide a copy of each such proposed amendment, waiver or other modification to each Rating Agency, if any.

(m) Changes in Payment Instructions. The Borrower will not add or make any change, or permit the Servicer or any Subservicer to make any change, in its instructions (i) to Obligors regarding payments in respect of the Receivables to be made to the Borrower, the Servicer or any Subservicer in which payments in respect of the Receivables are made and (ii) regarding payments to be made to the Administrative Agent or the Lenders with respect to the Collateral, each unless the Administrative Agent and the affected Lenders have consented to such change and has received duly executed copies of all documentation related thereto, which documentation shall be satisfactory in form and substance to the Administrative Agent and such Lenders; provided that the option to accept ACH payments or debit card payments from the related Obligors will not be deemed a change in payment instructions for purposes of this Section 6.02(m).

(n) Extension or Amendment. The Borrower will not, except as otherwise permitted in Section 7.03(c)(i), extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Contract.

(o) Collection Policy. Subject to Sections 6.01(h) and 6.04(j), the Borrower will not materially amend, modify, restate or replace, in whole or in part, the Collection Policy, which change would impair the collectability of the Receivables or otherwise adversely affect the interests or the remedies of the Secured Parties under the Basic Documents, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof).

(p) No Assignments. The Borrower will not assign or delegate, grant any interest in or permit any Lien (other than Permitted Liens) to exist upon any of its rights, obligations or duties under this Agreement without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders).

(q) Special Purpose Entity. The Borrower will not (nor has it taken any such action in the past):

(i) engage in any business or activity other than the purchase and receipt of Receivables and related assets under the Second Tier Purchase Agreement, the pledge of Receivables and related assets under the Basic Documents and such other activities as are incidental thereto;

(ii) acquire or own any material assets other than (A) the Receivables and related assets under the Second Tier Purchase Agreement, (B) incidental property as may be necessary for the operation of the Borrower and (C) cash generated from the foregoing;

(iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case first obtaining the Administrative Agent’s consent (acting at the direction of the Required Lenders);

(iv) elect for the Borrower to be treated, or otherwise knowingly take any action that reasonably could cause Borrower to become taxable, as a corporation for U.S. federal income tax purposes;

(v) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), amend, modify, terminate, fail to comply with the provisions of its Formation Documents or fail to observe corporate formalities;

(vi) own any Subsidiary or make any Investment in any Person, or own any equity interest in any other entity, without the consent of the Administrative Agent (acting at the direction of the Required Lenders), except for the 2021-1C SUBI Certificate with respect to the Trust;

(vii) commingle its assets with the assets of any of its Affiliates, or of any other Person, except to the extent contemplated by this Agreement;

(viii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness to the Secured Parties hereunder or under any other Basic Document or in conjunction with a repayment of the Aggregate Unpaids, except for trade payables in the ordinary course of its business, provided that such debt is not evidenced by a note and paid when due;

(ix) become not Solvent or generally fail to pay its debts and liabilities from its assets as the same shall become due;

(x) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person; provided, however, that the Borrower may be included in Regional Management’s consolidated financial statements for Tax and reporting purposes;

(xi) seek its dissolution or winding up, in whole or in part;

(xii) enter into any contract or agreement with any of its principals or Affiliates or any other Person, except as contemplated by this Agreement upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than its Affiliates;

(xiii) fail to correct any known misunderstandings regarding the separate identity of the Borrower from any principal or Affiliate thereof or from any other Person;

(xiv) guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xv) make any loan or advances to any third party, including any principal or Affiliate, or hold evidence of Indebtedness issued by any other Person (other than Permitted Investments and Contracts);

(xvi) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xvii) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xviii) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Insolvency Laws or make an assignment for the benefit of creditors;

(xix) hold itself out as or be considered as a department or division of (A) any of its principals or Affiliates, (B) any Affiliate of a principal or (C) any other Person;

(xx) permit any transfer (whether in any one or more transactions) of a direct or indirect ownership interest in the Borrower unless the Borrower delivers to the Administrative Agent and each Lender an acceptable non-consolidation opinion;

(xxi) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, or have its assets listed on the financial statement of any other Person; provided, however, that the Borrower may be included in Regional Management’s consolidated financial statements for Tax and reporting purposes;

(xxii) fail to pay its own liabilities and expenses only out of its own funds;

(xxiii) fail to pay or cause to be paid the salaries of its own employees, if applicable, in light of its contemplated business operations;

(xxiv) acquire obligations or securities of its Affiliates or stockholders;

(xxv) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxvi) fail to use separate invoices and checks bearing its own name;

(xxvii) pledge its assets for the benefit of any other Person, other than with respect to payment of the Indebtedness to the Secured Parties hereunder;

(xxviii) fail at any time to have at least one Independent Manager on its board of managers; provided, however, such Independent Manager may be an independent director or manager of another special purpose entity affiliated with Regional Management;

(xxix) fail to provide that the unanimous consent of all managers of the Borrower (including the consent of the Independent Manager) is required for the Borrower to (A) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or not Solvent, (B) institute or consent to the institution of bankruptcy or Insolvency Proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any Insolvency Law, (D) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (E) make any assignment for the benefit of the Borrower’s creditors, (F) admit in writing its inability to pay its debts generally as they become due or (G) take any action in furtherance of any of the foregoing, and shall not make any decisions on any such actions during any period in which there is a vacancy in the Independent Manager position (except with respect to decisions as to the selection of an Independent Manager to fill such vacancy);

(xxx) replace or appoint any Person as an Independent Manager of the Borrower (A) who does not satisfy the definition of an Independent Manager and (B) with less than ten days’ prior written notice to the Administrative Agent and each Lender and without an Officer’s Certificate of Regional Management that the prospective Independent Manager satisfies the definition of an Independent Manager;

(xxxi) (A) amend, restate, supplement or otherwise modify its Formation Documents in any respect that would impair its ability to comply with the Basic Documents or (B) fail to require in its limited liability company agreement that no Independent Manager may be replaced or appointed with less than ten days’ prior written notice to the Administrative Agent and each Lender and a certification by Regional Management that the prospective Independent Manager satisfies the definition of an Independent Manager; and

(xxxii) not take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Alston & Bird, LLP, dated the Closing Date, upon which the conclusions expressed therein are based.

(r) Residual Interest Conveyance. The Borrower will not transfer any interest or residual interest in (i) its rights to receive amounts pursuant to Section 2.07(a)(xii) or (ii) its membership or other equity interests.

(s) [Reserved].

(t) Additional Collateral. In no event shall Receivables be transferred to the Borrower on or after the Revolving Period Termination Date.

(u) Credit Policy. Subject to Section 6.01(h), the Borrower will not consent to Regional Management’s amendment, modification, restatement or replacement, in whole or in part, of the Credit Policy, which change could adversely affect the interests or the remedies of the Secured Parties under the Basic Documents, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof).

(v) Anti-Corruption Laws and Sanctions. The Borrower will not request any Loan, and the Borrower shall not use, nor cause its respective directors, officers, employees and agents use, the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Target, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.03. Covenant of the Borrower Relating to Hedging.

(a) Unless otherwise directed in writing by the Administrative Agent (acting at the direction of the Required Lenders), the Borrower shall, within ten (10) Business Days of obtaining knowledge of the occurrence of an Interest Rate Hedge Trigger, either enter into one or more Hedge Transactions to hedge the Interest Rate risk with respect to the Loans, which shall be interest rate caps in form and substance reasonably satisfactory (including the notional amount, term and amortization rate (if any) of such Hedge Transaction) to the Administrative Agent, acting at the direction of the Required Lenders, or give the Administrative Agent written notice of its intent not to enter into such a Hedge Transaction. Each such Hedge Transaction shall be entered into with a Hedge Counterparty and governed by a Hedging Agreement. Under the Hedging Agreement, the initial aggregate notional amount of the Hedge Transaction shall equal at least 100% of the Loans Outstanding at that time. For so long as an Interest Rate Hedge Trigger is outstanding, the Borrower shall maintain Hedge Transactions in accordance with this Section 6.03 with an aggregate notional amount that is at least 100% of the Loans Outstanding at any such time.

The Borrower shall deliver to the Administrative Agent and each Lender a copy of all documents related to any Hedging Agreement, including confirmations, schedules and an aggregate notional amortization schedule. The Borrower shall provide each Rating Agency (if any) with notice of any Hedging Agreement that may be entered into as provided in this Section.

(b) As additional security hereunder, the Borrower will collaterally assign to the Administrative Agent for the benefit of the Secured Parties, at the time each Hedging Agreement is entered into, all right, title and interest of the Borrower in the Hedge Collateral. The Borrower acknowledges that, as a result of that assignment, the Borrower may not, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Borrower’s right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrower’s obligations hereunder. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of any Secured Party for the performance by the Borrower of any such obligations.

Section 6.04. Affirmative Covenants of the Servicer. From the Closing Date until the Facility Termination Date:

(a) Compliance with Laws. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Contracts, the Receivables and the Receivable Files or any part thereof.

(b) Preservation of Corporate Existence. The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Obligations and Compliance with Receivables. The Servicer will fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Receivable and will do nothing to impair the rights of the Administrative Agent in, to and under the Collateral.

(d) Performance and Compliance with Servicer Basic Documents. The Servicer will timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Servicer Basic Documents.

(e) Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables, including the Servicer Files, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables, including the Servicer Files.

(f) Taxes. The Servicer will file all federal tax returns and all other material tax returns that are required to be filed by it and pay any and all Taxes shown on such tax returns and any other material Taxes, including those required to meet the obligations of the Basic Documents; provided, however, that the Servicer shall not be required to pay any such Tax if and so long as the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer.

(g) Use of Proceeds. Regional Management will use the monies remitted to it by the Borrower pursuant to the Second Tier Purchase Agreement (i.e., the net proceeds of the Loan) only (i) to finance the acquisition of the Receivables, (ii) to fund the fees and expenses arising under this Agreement and the other Basic Documents and (iii) for general corporate purposes. No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

(h) Preservation of Security Interest. The Servicer will execute and file such financing and continuation statements and any other documents that may be required by any Applicable Law or regulation of any Governmental Authority to preserve and protect fully the security interest of the Administrative Agent in, to and under the Collateral.

(i) Collateral. The Servicer shall (x) deliver or cause to be delivered to the Borrower no later than two Business Day preceding the related Funding Date, as the case may be, the current Schedule of Receivables and (y) with respect to any Receivable, retain the original Receivable File (provided that Electronic Contracts shall be maintained in the Electronic Vault). Notwithstanding any other provision of this Agreement, the Servicer may release any underlying collateral from the security interest created by the related Receivable when the Servicer deposits into the Collection Account an amount equal to the related Release Price or the entire amount of Liquidation Proceeds and other Collections it has received or expects to receive with respect to such Receivable and such underlying collateral.

(j) Credit Policy and Collection Policy. The Servicer and each Subservicer will comply in all material respects with the Credit Policy and the Collection Policy in regard to each Receivable. The initial Servicer shall furnish to the Administrative Agent and each Lender, prior to its effective date, prompt notice of any change to the Credit Policy or the Collection Policy that may be deemed adverse or material to a Secured Party, and with respect to any adverse change, the initial Servicer will not allow any such change to be put into effect without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof). The initial Servicer will not agree to or otherwise permit to occur any change to the Credit Policy or the Collection Policy, which change would reasonably be expected to impair the collectability of any Receivable or otherwise adversely affect the interests or remedies of the Secured Parties under this Agreement or any other Basic Document, without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders) (and the Required Lenders shall use commercially reasonable efforts to respond to such consent request within five Business Days of their receipt thereof). The initial Servicer will cause to be delivered to the Administrative Agent, each Lender and the Backup Servicer a modified Credit Policy and Collection Policy including each change thereto, for inclusion, respectively, as Exhibits D and E.

(k) Events of Default and Facility Amortization Event. The Servicer will furnish to the Administrative Agent, each Rating Agency (if any), the Backup Servicer, each Lender and Hedge Counterparty, as soon as possible and in any event within three Business Days after the occurrence of each Event of Default, Unmatured Event of Default and Facility Amortization Event, a written statement of its chief financial officer or chief accounting officer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(l) Other. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Lender, promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower, the Servicer or an Originator as the Administrative Agent or a Lender may from time to time reasonably request in order to protect the interests of the Secured Parties under or as contemplated by this Agreement.

(m) Governmental Authority. The Servicer (other than the Backup Servicer in its role as Successor Servicer) shall notify the Administrative Agent, each Agent and each Lender of any material final fines, penalties or sanctions imposed by any Governmental Authority (including the CFPB) against the Originator or its Affiliates within five (5) Business Days of such occurrence.

(n) Losses, Etc. In any suit, proceeding or action brought by the Backup Servicer, the Account Bank or any Secured Party for any sum owing thereto, the Servicer shall save, indemnify and keep each such entity harmless from and against all fees, claims, costs, expense, loss or damage (including attorneys’ fees and expenses and court costs) suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Obligor under the Receivables, arising out of a breach by the Servicer of any obligation under the related Receivable or arising out of any other agreement, Indebtedness or liability at any time owing to or in favor of such Obligor or its successor from the Servicer, and all such obligations of the Servicer shall be and remain enforceable against and only against the Servicer and shall not be enforceable against each such entity. For the avoidance of doubt, such indemnified amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any action, claim or suit) brought by an indemnified party of any indemnification or other obligation of the Servicer. The provisions of this section shall survive the termination or assignment of this Agreement and the other Basic Documents and the resignation or removal of any party.

(o) Notice Regarding Collateral. The Servicer shall advise the Administrative Agent and each Lender in writing promptly, in reasonable detail of (i) any Lien (other than Permitted Liens) asserted or claim made against any portion of the Collateral, (ii) the occurrence of any breach by the Servicer of any of its representations, warranties and covenants contained herein and (iii) the occurrence of any other event which could have a material adverse effect on the security interest of the Administrative Agent on behalf of the Secured Parties in the Collateral or the collectability of all or a material portion of the Receivables, or which could have a material adverse effect on the security interests of the Administrative Agent for the benefit of the Secured Parties.

(p) Realization on Receivables. In the event that the Servicer realizes upon any Receivable, the methods utilized by the Servicer to realize upon such Receivable or otherwise enforce any provisions of such Receivable will not subject the Servicer, the Borrower, any Secured Party, any Agent or the Backup Servicer to liability under any federal, State or local law, and any such realization or enforcement by the Servicer will be conducted in accordance with the provisions of this Agreement, the Collection Policy and Applicable Law.

(q) Accounting Policy. The initial Servicer will promptly notify the Administrative Agent, each Agent and each Lender of any material change in the Servicer’s accounting policies.

(r) Additional Information. The Servicer shall, within two Business Days of its receipt thereof, respond to reasonable written directions or written requests for information that the Backup Servicer, the Account Bank, the Borrower, the Administrative Agent, each Agent or each Lender might have with respect to the administration of the Receivables.

(s) Anti-Corruption Laws. The Servicer will maintain in effect and enforce policies and procedures designed to ensure compliance by the Servicer and each of its Subsidiaries and its or their respective directors, officers and employees with Anti-Corruption Laws.

(t) Additional Covenants. The Servicer will (i) immediately notify the Borrower, the Backup Servicer, the Administrative Agent, each Agent, each Lender and the Account Bank of the existence of any Lien on any portion of the Collateral (other than the Lien of the Administrative Agent and Permitted Liens) if the Servicer has actual knowledge thereof, (ii) defend the right, title and interest of such entities in, to and under the Collateral against all claims of third parties claiming through or under the Servicer, (iii) transfer to the Account Bank for deposit into the Collection Account, all payments received by the Servicer with respect to the Collateral in accordance with this Agreement other than during a Dominion Period or a Report Failure Period, (iv) comply with the terms and conditions of this Agreement relating to the obligation of the Borrower to remove Receivables from the Collateral pursuant to this Agreement and the obligation of Regional Management to reacquire Receivables from the Borrower pursuant to the Second Tier Purchase Agreement, (v) promptly notify the Borrower, the Administrative Agent, each Agent, each Lender, the Backup Servicer and the Account Bank of the occurrence of any Servicer Termination Event and any breach by the Servicer of any of its covenants or representations and warranties contained herein, (vi) promptly notify the Borrower, the Administrative Agent, each Agent, each Lender, the Backup Servicer and the Account Bank of the occurrence of any event which, to the knowledge of the Servicer, would require that the Borrower make or cause to be made any filings, reports, notices or applications or seek any consents or authorizations from any and all Government Authorities in accordance with the relevant UCC as may be necessary or advisable to create, maintain and protect a first priority security interest of the Administrative Agent in, to and on the Collateral, (vii) immediately notify the Backup Servicer if any changes to the Collection Policy or the servicing platform occur and (viii) not impair the rights of the Borrower or the Secured Parties in the Collateral.

Section 6.05. Negative Covenants of the Servicer. From the Closing Date until the Facility Termination Date:

(a) Collection Account; Reserve Account. The Servicer shall not create or participate in the creation of, or permit to exist, any Liens (other than Permitted Liens) with respect to the Collection Account or the Reserve Account. The Servicer shall not grant the right to take dominion or “control” (as defined in the relevant UCC) at a future time or upon the occurrence of a future event to any Person with respect to such Collection Account or the Reserve Account.

(b) Mergers, Acquisition, Sales, Etc. The initial Servicer shall not (i) consolidate with or merge into any other Person or (ii) convey or transfer all or substantially all of its assets to any other Person; provided, that the Servicer may (A) merge with another Person if (1)(x) the initial Servicer is the entity surviving such merger or (y) the Person with whom the Servicer is merged into or consolidated assumes in writing all duties and liabilities of the initial Servicer hereunder, (2) the initial Servicer shall have delivered prior written notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender and (3) immediately after giving effect to such merger, no Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred and be continuing and (B) convey or transfer all or substantially all of its assets to a Person if (1) such Person assumes in writing all duties and liabilities of the Servicer hereunder, (2) the initial Servicer shall have delivered prior written notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender and (3) immediately after giving effect to such transfer, no Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred and be continuing.

(c) Change of Name or Location of Servicer Files or Receivable Files. The initial Servicer shall not (i) change its name or its State of organization or move the location of its principal place of business and chief executive office from the locations referred to in Schedule D or (ii) move the Receivables (including the Receivable Files or the Servicer Files (other than any Electronic Contract, which shall be kept in the Electronic Vault)) from the locations referred to in Schedule D (other than to another branch of Regional Management within the same State) without the prior written consent of the Required Lenders, provided that such consent may not be unreasonably withheld, and further provided that, the Servicer shall take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent for the benefit of the Secured Parties, in the Collateral, subject only to Permitted Liens.

(d) Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to the Obligors regarding payments to be made to the Borrower, the Servicer or a Subservicer, unless the Administrative Agent (acting at the direction of the Required Lenders) has consented to such change and has received duly executed documentation related thereto, provided that the option to accept ACH payments or debit card payments from the related Obligors will not be deemed a change in payment instructions for purposes of this Section 6.05(d).

(e) Extension or Amendment of Contracts. The Servicer will not, except as otherwise permitted in Section 7.03(c)(i), extend, amend or otherwise modify the terms of any Contract.

(f) [Reserved].

(g) No Liens. The Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Lien created by this Agreement) on the Collateral or any interest therein, the Servicer will notify the Administrative Agent and each Lender of the existence of any Lien on any portion of the Collateral immediately upon discovery thereof (but in no event later than three Business Days after discovery thereof), and the Servicer shall defend the right, title and interest of the Administrative Agent on behalf of the Secured Parties in, to and under the Collateral against all claims of third parties claiming through or under the Servicer.

(h) Anti-Corruption Laws. The Servicer shall not use, nor shall cause its Subsidiaries and its or their respective directors, officers, employees and agents to use, the proceeds of the Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Target, in violation of applicable Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(i) Release; Additional Covenants. The Servicer shall not (i) release any underlying collateral securing any Receivable from the security interest granted therein by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or upon transfer of such underlying collateral to a purchaser following repossession by the Servicer, (ii) impair the rights of the Borrower, the Administrative Agent or the Secured Parties in the Collateral, (iii) increase the number of Scheduled Payments due under a Receivable except as permitted herein, (iv) prior to the payment in full of any Receivable, sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on such Receivable or any interest therein, (v) impair the rights of the Borrower or the Secured Parties in the Collateral or (vi) sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein.

(j) Ownership Interest. Regional Management, as Servicer, shall not sell, transfer, convey, assign or pledge any portion of its limited liability company interest in the Borrower without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders).

ARTICLE SEVEN

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 7.01. Designation of Servicing. The Administrative Agent, each Agent, each Lender and the Borrower, at the direction of and on behalf of the Administrative Agent, hereby appoint Regional Management, as Servicer to service, manage, collect and administer each of the Receivables and the other Collateral, and to enforce its respective rights and interests in and under the Collateral and Regional Management hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof.

Section 7.02. Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive the Servicing Fee to the extent of funds available therefor pursuant to Section 2.07. The Servicer shall be further entitled to retain as additional servicing compensation any and all ancillary fees and payments from Obligors, including administrative fees and similar charges allowed by Applicable Law, but excluding extension fees and late fees.

Section 7.03. Duties of the Servicer.

(a) Standard of Care. The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with Applicable Law, with reasonable care and diligence and in accordance with the Collection Policy.

(b) Records Held in Trust. The Servicer shall hold in trust for the Borrower and the Secured Parties all records which evidence or relate to all or any part of the Collateral. In the event that a Successor Servicer assumes the servicing responsibilities of the Servicer, the outgoing Servicer shall promptly deliver to the Successor Servicer, and the Successor Servicer shall hold in trust for the Borrower and the Secured Parties, all records which evidence or relate to all or any part of the Collateral.

(c) Collection Practices.

(i) The Servicer shall be responsible for collection of payments called for under the terms and provisions of the Contracts, as and when the same shall become due. The Servicer, in making collection of Receivable payments pursuant to this Agreement, shall be acting as agent for the Secured Parties, and shall be deemed to be holding such funds in trust on behalf of and as agent for Borrower and the Secured Parties. The Servicer, consistent with the Collection Policy, shall service, manage, administer and make collections on the Receivables on behalf of the Borrower and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection therewith which are not inconsistent with this Agreement. The Servicer may in its discretion (1) grant extensions, rebates or adjustments on a Contract in accordance with the Collection Policy and amend or modify any Contract or Receivable and (2) waive any late payment charge or any other fees (not including interest on the Principal Balance of a Receivable) that may be collected in the ordinary course of servicing any Receivable; provided that the Servicer shall not modify the APR, the number or amount of the

Scheduled Payments or the Principal Balance unless the Concentration Limits are satisfied after giving effect to such modification and the Servicer shall not extend any Contract unless such extension complies with the Collection Policy, in each case, except if such modification is required by Applicable Law or court order issued pursuant to Insolvency Proceedings involving the related Obligor. The Servicer shall also enforce (A) all rights of the Borrower under the Second Tier Purchase Agreement, including the right to require Regional Management to repurchase Receivables for breaches of its representations and warranties, (B) its rights under the First Tier Purchase Agreement, including the right to require each related Originator to repurchase Receivables for breaches of its representations and warranties and (C) its rights under the 2021-1C SUBI Supplement, including the right to require the Initial Beneficiary to repurchase North Carolina Receivables for breaches of its representations and warranties relating to the eligibility of the North Carolina Receivables allocated to the 2021-1C SUBI.

(ii) If the full amount of a Scheduled Payment due under a Receivable is not received within five Business Days after its due date, the Servicer will, in accordance with the Collection Policy, make reasonable and customary efforts to contact the related Obligor. The Servicer shall continue its efforts in accordance with the Collection Policy to obtain such payment from an Obligor whose payment has not been made until the Servicer has determined in its discretion that all amounts due and payable which are collectable on the Receivable have been collected. The Servicer shall use its best efforts, consistent with the Collection Policy, to collect funds on a Defaulted Receivable.

(d) [Reserved].

(e) Subservicers. The Servicer may at any time and from time to time delegate in the ordinary course of business any or all of its duties and obligations hereunder to one or more Subservicers; provided, however, that (i) each initial Subservicer shall only be responsible for servicing Receivables in the State in which it is located and (ii) notwithstanding any other provision of this Agreement, the Servicer shall at all times remain responsible for the performance of such duties and obligations. The identity of each Subservicer shall be listed on Schedule E. The Servicer shall provide a copy of each amendment or modification of Schedule E to each Rating Agency, if any.

(f) Fidelity Bond/Insurance. The Servicer represents, warrants and covenants that it has obtained and shall continue to maintain in full force and effect a fidelity bond or comparable insurance in such form and amount as is customary for prudent servicers acting as custodian of funds and documents in respect of consumer contracts similar to the Receivables on behalf of institutional investors. All insurance maintained by the initial Servicer pursuant to this section shall name the Borrower as an additional insured.

(g) Business Continuity and Disaster Recovery Plan. Servicer shall, at its own expense, design, implement, and maintain a business continuity and disaster recovery program and viable response and recovery capabilities for the services provided hereunder. As part of its periodic assessment of availability risks, Servicer shall consider the need for geographic diversification of document storage, software/data backup storage, and workplace and systems recovery, as described in the Federal Financial Institutions Examination Council’s Business Continuity

Planning IT Examination Handbook. At a minimum, Servicer’s core processing facilities and operations will include full weekly backup and daily incremental backup to ensure minimal exposure to systems failure. Servicer will make commercially reasonable efforts to ensure the continuity of operations. Upon request of Administrative Agent, Servicer shall provide a copy of its business continuity and disaster recovery program summary. Servicer shall regularly, but no less than annually, test its business continuity and disaster recovery capabilities. Servicer shall update its plans in a timely manner. In the event of a natural or other disaster beyond Servicer’s control that interrupts Servicer’s performance of any services described hereunder for any period, Servicer shall respond to such disaster in a commercially reasonable time period in accordance with the procedures contained in the business continuity and disaster recovery plans in order to resume performance of such services.

(h) Security Interests. The Servicer shall, at the direction of the Borrower, the Administrative Agent or a Lender, take any action reasonably necessary to preserve and protect the security interests of the Borrower and the Secured Parties in the Receivables, including any action specified in any Opinion of Counsel delivered to the Servicer.

(i) Realization on Underlying Collateral Securing Receivables. The Servicer warrants, represents and covenants that in the event that the Servicer or any Subservicer realizes upon any underlying collateral securing a Receivable, the methods utilized to realize upon such Receivable or otherwise enforce any provisions of the related Contract, will not subject the Servicer, the Borrower or any Secured Party to liability under any federal, State or local law, and that such enforcement by the Servicer or a Subservicer will be conducted in accordance with the provisions of this Agreement, the Collection Policy and Applicable Law.

(j) Recordkeeping. The Servicer shall:

(i) maintain legible copies (in electronic or hard-copy form, in the discretion of the Servicer) or originals (if applicable) of all documents in the Servicer File with respect to each Receivable and the underlying collateral related thereto; and

(ii) keep books and records, reasonably satisfactory to the Administrative Agent, pertaining to each Receivable and make periodic reports in accordance with this Agreement; such records may not be destroyed or otherwise disposed of except as provided herein and as allowed by Applicable Law, all documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer any Receivable shall remain at all times the property of the Borrower and shall be held in trust by the Servicer; the Servicer shall not acquire any property rights with respect to such records, and shall not have the right to possession of them except as subject to the conditions stated in this Agreement; and the Servicer shall bear the entire cost of restoration in the event any Servicer File shall become damaged, lost or destroyed while in the Servicer’s possession or control.

(k) Inspection and Annual Due Diligence Reports.

(i) The Servicer shall also permit each Secured Party, each Agent and the Backup Servicer, upon five Business Days’ prior notice and during regular business hours (provided that from and after the occurrence of any Event of Default, Unmatured Event of Default or Facility Amortization Event, the foregoing notice shall not be required to be given), to periodically, at the discretion of the Secured Parties or the Backup Servicer, as applicable, review the collection and administration of the Receivables by the Servicer and the Subservicers in order to assess compliance by the Servicer and the Subservicers with the Collection Policy and this Agreement and conduct an audit of the Receivables and Receivable Files, including, without limitation, the Electronic Contracts and the Electronic Vault, in conjunction with such a review. Such review may include tours of the facilities of the Servicer and the Subservicers and discussions with their respective managements. If no Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred and be continuing, the Secured Parties, the Backup Servicer, each Agent or their respective agents or representatives shall only be entitled to conduct, and the Servicer shall permit them to conduct, three such reviews pursuant to this Section 7.03(j) during any 12-month period beginning on the Closing Date and on each anniversary thereof; provided, that if an Event of Default, Unmatured Event of Default or Facility Amortization Event shall have occurred and be continuing, there shall be no limit on the number of such reviews any Secured Party, any Agent, the Backup Servicer or their respective agents or representatives shall be entitled to conduct. (B) It is anticipated that each review by any Secured Party, any Agent, the Backup Servicer or their respective agents or representatives will be a full operational, legal, compliance and collateral audit and will verify among other items, the existence of Collateral, cash application and aging and eligibility, will include a litigation and regulatory review, and will confirm that internal ratings actually applied conform to underwriting standards. Each audit by the Administrative Agent (or its designee) will also include a sample review (which may include, without limitation, tape-to-file or similar audits or reviews) of no fewer than 200 Receivable Files and Servicer Files to check the accuracy of information provided by the Borrower, the Servicer or the Subservicers. Neither the foregoing nor any other provision of this Agreement shall be construed to give rise to a right, expectation or other entitlement on the part of any Person to inspect, examine, access or visit any Wells Fargo Bank data center, Wells Fargo Bank computer system or other secure Wells Fargo Bank facility, including at any such time that Wells Fargo Bank may be serving as Successor Servicer; provided, that for for the avoidance of doubt, Wells Fargo Bank, in its capacity as Successor Servicer, shall provide copies of the applicable files requested to permit the Administrative Agent to complete its inspection.

(ii) Upon the request of the Administrative Agent, any Agent or any Lender, which request may be made up to once per year; provided that such request is made before November 30th of the year of the request, the Servicer will deliver to the Administrative Agent and each Agent, on or before March 31st of the year following such request, beginning in March 2022, a copy of a report prepared by a firm of independent certified public accountants or third party due diligence provider acceptable to the Required Lenders, who may also render other services to the Servicer or any of its Affiliates, addressed to the board of directors of the Servicer or any of its Affiliates, the Administrative Agent and the Agents and dated during the current year, to the effect that such firm has examined the policies and procedures of the Servicer and the Subservicers and issued its report thereon and expressing a summary of findings (based on certain procedures performed on the documents, records and accounting records that such accountants considered appropriate under the circumstances, which are acceptable to the Required Lenders) relating to the servicing of the Receivables and the administration of the Receivables (including the preparation of the Monthly Reports, the Monthly Loan Tapes, the static pool information and such other information as may reasonably be requested by the Required Lenders) during the preceding calendar year (or such longer period in the case of the first report) and that such servicing and administration was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report and that such examination (a) was performed in accordance with standards established by the American Institute of Certified Public Accountants or another standard acceptable to the Required Lenders and (b) included tests relating to consumer loans serviced for others in accordance with the requirements of any program under which the Servicer customarily provides such reporting to other warehouse lenders similarly situated, which may include Uniform Single Attestation Program for Mortgage Bankers, SSAE 16 reports or comparable reports to the extent the procedures in such program are applicable to the servicing obligations set forth in this Agreement. Notwithstanding the foregoing, to the extent that in connection with public offerings, Regulation AB under the Securities Act requires the delivery of an annual attestation of a firm of independent public accountants with respect to the assessment of servicing compliance with specified servicing criteria of the Servicer stating, among other things, that the Servicer’s assertion of compliance with the specified servicing criteria is fairly stated in all material respects, or the reason why such an opinion cannot be expressed, the delivery of a copy of such an attestation to the Administrative Agent and the Agents shall be deemed to satisfy the provisions of this Section. Such report shall also indicate that the firm is “Independent” of the Servicer and its Affiliates within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. In the event such independent certified public accountant or third party due diligence provider, as applicable, requires the Backup Servicer, or the Account Bank to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section, the Servicer shall direct the related party in writing to so agree; it being understood and agreed that the Backup Servicer and the Account Bank will deliver any such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Backup Servicer and the Account Bank have not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(iii) The Servicer shall reimburse the Secured Parties, the Agents and the Backup Servicer for all reasonable fees, costs and expenses incurred by or on behalf of the Secured Parties, the Agents or the Backup Servicer in connection with the foregoing actions set forth and described in this Section 7.03(i) and (ii) in each case, promptly upon receipt of a written invoice therefor, which invoices in any one year may not exceed, in the aggregate, $75,000 for all reasonable fees, costs and expenses described in clauses (i) and (ii) of this sentence (unless an Event of Default has occurred, following which such expenses will not be so capped).

(l)	Custody of Receivable Files.

(i) Custody. The Borrower, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent (solely in its capacity as Servicer under the Basic Documents) of the Borrower for the benefit of the Secured Parties, solely in the Servicer’s capacity as custodian of the Receivable File.

(ii) Safekeeping of Contracts. The Servicer, in its capacity as custodian, or a Subservicer appointed by the Servicer as subcustodian pursuant to paragraph (k)(v) below, shall hold the Receivable Files (including any original physical Contract) (or, in the case of Convenience Checks, in physical or electronic form) for the benefit of the Borrower and the Secured Parties, as pledgee of the Borrower or the Trust, as applicable; provided that, that the Servicer, in its capacity as custodian, shall ensure that the Electronic Contracts are maintained by the Electronic Vault Provider as a designated custodian of the Administrative Agent (for the benefit of the Secured Parties) in the Electronic Vault; provided further that if a Contract is Exported from the Electronic Vault, the Servicer in its capacity as custodian shall hold such Contract in physical form in accordance with its customary servicing practices and with this Agreement. The Electronic Vault will be controlled by the Servicer in its capacity as custodian hereunder. In performing its duties as custodian, the Servicer shall act in accordance with its customary servicing practices. The Servicer will promptly report to the Borrower, the Administrative Agent and the Lenders any failure on its part (or, if applicable, a subcustodian’s part) to hold any portion of the Receivable Files (including Electronic Contracts, but not including any Convenience Checks) and maintain its account, records, and computer systems as herein provided or promptly take appropriate action to remedy any such failure. Nothing herein will be deemed to require an initial review or any periodic review by the Borrower, the Administrative Agent or the Secured Parties of the Receivable Files. The Servicer may, in accordance with its customary servicing practices, maintain all or a portion of a Receivable File in electronic form in the Electronic Vault and/or maintain custody of all or any portion of a Receivable File with one or more Persons to whom the Servicer has delegated responsibilities in accordance with Section 7.03(e). The Servicer will maintain each Receivable File in the United States (it being understood that (i) the Receivable Files, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 7.03(e) and (ii) Electronic Contracts shall be maintained in the Electronic Vault). The Servicer will make available to the Administrative Agent and each Lender or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files upon reasonable request.

(iii) Effective Period and Termination. The Servicer’s appointment as custodian with respect to any Receivable shall become effective as of the Cutoff Date for such Receivable and will continue in full force and effect until terminated pursuant to this paragraph. If Regional Management resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer have been terminated under Section 7.13, the Administrative Agent (acting at the direction of the Required Lenders) shall terminate the appointment of the Servicer as custodian hereunder in the same manner as it may terminate the rights and obligations of the Servicer under Section 7.13.

Upon the resignation or termination of the Servicer in accordance with this Agreement, the Servicer shall cause to be transferred to the Backup Servicer control of the Electronic Contracts in the Electronic Vault to the extent the Backup Servicer becomes the Successor Servicer in accordance with this Agreement, or another Successor Servicer. In the event that the Backup Servicer becomes the Successor Servicer in accordance with this Agreement or a Successor Servicer, as applicable, is appointed, the outgoing Servicer shall promptly transfer to the Backup Servicer or a Successor Servicer, as applicable, in such manner and to such location as the Backup Servicer or a Successor Servicer, as applicable, shall reasonably designate, all of the Receivable Files in its possession; provided, however, if the Backup Servicer is the Successor Servicer, (i) the Backup Servicer shall notify the Electronic Vault Provider of the transfer of servicing responsibilities to the Backup Servicer as Successor Servicer, and (ii) the initial Servicer shall promptly transfer possession of the Electronic Vault to the Backup Servicer as Successor Servicer, it being agreed by the Servicer that it shall reasonably cooperate with the Backup Servicer with respect to effecting any such notification or transfer.

(iv) Establishment of Imaging System. Other than with respect to any Electronic Contract, the Servicer shall maintain an imaging system through which the original physical Receivable File and, with respect to any Hard Secured Receivable, the original physical certificate of title (if such certificate of title was issued in physical and not electronic form), if any, with respect to the Titled Asset securing such Hard Secured Receivable may be imaged and captured through a standalone PDF, or another electronic medium, and validated through an internal, controlled process with images captured, stored and identifiable at a central location as a backup to physical documentation, provided, that any certificates of title that are issued electronically are not imaged and stored pursuant to this clause (iv) but are maintained by a third party electronic title lienholder. For the avoidance of doubt, the related image of a Contract that is an Electronic Contract will be stored in the Electronic Vault and will not be retained by the Servicer.

(v) Subcustodian. The initial Servicer, in its capacity as custodian, may appoint a Subservicer as subcustodian with respect to any Receivable File pursuant to Section 7.03(e). In the event that the initial Servicer, in its capacity as custodian, is terminated in such capacity hereunder, each subcustodian will be terminated as subcustodian for each Receivable with respect to which it is then acting in such capacity. The identity of each Subcustodian shall be listed on Schedule E. The Servicer shall provide a copy of each amendment or modification of Schedule E to each Rating Agency, if any

Section 7.04. Collection of Payments.

(a) Payment Instructions. On or before the Closing Date with respect to the Initial Receivables and on or before the relevant Funding Date with respect to the Subsequent Receivables, the Servicer and each Subservicer shall have instructed all related Obligors to make all payments in respect of the related Receivables directly with the Servicer or such Subservicer.

(b) Establishment of the Accounts. The Servicer shall cause to be established or establish, on or before the Closing Date, and maintained in the name of the Administrative Agent, for the benefit of the Secured Parties, with the Account Bank, (i) the Collection Account and (ii) the Reserve Account, in each case over which the Administrative Agent shall have sole dominion and control and from which neither the Servicer nor the Borrower shall have any right of withdrawal, except as otherwise set forth in the Account Control Agreement. The Borrower will be required to pay all reasonable fees and expenses owing to the Account Bank in connection with the maintenance of the Accounts for its own account and shall not be entitled to any payment therefor. Following the Facility Termination Date, the Account Bank shall terminate the Accounts.

To the extent that the Reserve Account or Collection Account is a “securities account” within the meaning of Section 8-501 of the UCC:

(i) the Account Bank shall comply with any order or instructions (each, an “Order”) from the Administrative Agent directing transfer or redemption of any financial asset credited to such account without further consent by the Borrower, Regional Management, the Servicer or any other person;

(ii) the Account Bank shall treat any investment property, financial assets, securities, instruments, general intangibles or other property credited to any such account as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC; and

(iii) securities or financial assets credited to the Reserve Account or the Collection Account, as applicable, shall be registered in the name of the Account Bank, indorsed to the Account Bank or in blank or credited to another securities account maintained in the name of the Account Bank and in no case will any financial asset credited to the Reserve Account or the Collection Account, as applicable, be registered in the name of the Borrower or the Servicer, payable to the order of the Borrower or the Servicer, or specially indorsed to the Borrower or the Servicer, except to the extent the foregoing have been specially indorsed to the Account Bank or in blank.

To the extent that the Reserve Account or the Collection Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, the Account Bank shall comply with any order or instructions (each also, an “Order”) from the Administrative Agent directing disposition of funds in such account without further consent by the Borrower, Regional Management, the Servicer or any other person.

Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Account Bank’s jurisdiction and the Reserve Account and the Collection Account (as well as any securities entitlements related thereto) shall be governed by the laws of the State of New York.

(c) Adjustments. If the Servicer, directly or through a Subservicer, makes (i) a deposit into the Collection Account in respect of a collection of a Receivable and such collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) a mistake with respect to the amount of any collection and deposits an amount that is less than or more than the actual amount of such collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 7.05. Payment of Certain Expenses by the Initial Servicer. The initial Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including the fees and disbursements of independent certified public accountants and third party due diligence providers, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, fees and expenses of Subservicers (including monthly compensation for acting as Subservicers) and agents of the Servicer and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The initial Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

Section 7.06. Reports.

(a) Monthly Reports; Monthly Compliance Statements; Monthly Loan Tapes. On each Reporting Date, the Servicer will provide to the Borrower, the Administrative Agent, each Rating Agency, if any, each Agent, each Lender, each Hedge Counterparty, the Backup Servicer and the Account Bank (i) a Monthly Report, (ii) a Monthly Loan Tape and (iii) an Officer’s Certificate, dated as of related Determination Date, stating that (A) a review of the activities of the Servicer and the Subservicers during such Collection Period (or since the Closing Date in the case of the first such Officer’s Certificate) and of its performance under this Agreement has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, the Servicer and the Subservicers have fulfilled all of their respective obligations under this Agreement throughout such Collection Period (or such longer period in the case of the first such Officer’s Certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b) Financial Statements. In the event the initial Servicer is no longer subject to the periodic and current reporting requirements of Section 13 or 15(d) of the Exchange Act, the initial Servicer will submit to the Administrative Agent and each Lender, (i) within 45 days of the end of each of its fiscal quarters, its unaudited consolidated financial statements (including an analysis of delinquencies and losses on the Receivables for each fiscal quarter) as of the end of each such fiscal quarter and (ii) within 120 days of the end of each of its fiscal years, its audited consolidated financial statements (including an analysis of delinquencies and losses on the Receivables for each fiscal year describing the causes thereof and sufficient to determine whether an Event of Default or Servicer Termination Event has occurred or is reasonably likely to occur and otherwise reasonably satisfactory to the Administrative Agent) as of the end of each such fiscal year; provided that such financial statements are in public company reporting format under the Exchange Act.

(c) Static Pool Information. The initial Servicer will provide to the Administrative Agent and each Agent in regard to vintage originations, upon request (i) static pool gross and net loss history, (ii) static pool defaulted receivable recovery rates, (iii) static pool origination characteristics and (iv) any additional static pool information reasonably requested by the Administrative Agent or an Agent.

Section 7.07. Annual Statement as to Compliance. The Servicer shall deliver to the Administrative Agent and each Agent on or before March 31st of each year, beginning in 2022, an Officer’s Certificate, dated as of the preceding December 31st, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or since the Closing Date in the case of the first such Officer’s Certificate) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, each of the Servicer and the Subservicers have fulfilled all their respective obligations under this Agreement throughout such year (or such shorter period in the case of the first such Officer’s Certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 7.08. [Reserved].

Section 7.09. Rights Prior to Assumption of Duties by Successor Servicer.

(a) On or before each Reporting Date, the Servicer shall deliver to the Backup Servicer an electronic file containing all information necessary to allow the Backup Servicer to review the Monthly Report related thereto and determine the following: (i) that such Monthly Report is readable and contains all information necessary for the Backup Servicer to complete its duties herein. The Backup Servicer shall, within two Business Days after receipt of the electronic file referred to in the preceding sentence, load such electronic file, confirm such computer tape or diskette is in readable form and (A) verify the following based solely on information contained in the electronic file: the aggregate Principal Balance of all Receivables as of the most recent Determination Date, the Annualized Charge-off Ratio, the Delinquency Ratio and the Extension Ratio as of the related Determination Date, (B) based solely on a recalculation of information contained in the Monthly Report confirm the following: Servicing Fee, Backup Servicing Fee, Account Bank Fee, Monthly Principal Payment Amount, the amount due to the Reserve Account pursuant to 2.07(a)(vi), the amount due to the Lender pursuant to 2.07(a)(vii), the remaining amount due to the Borrower pursuant to 2.07(a)(xiii), Borrowing Base, as of the related Reporting Date (calculated as of the related Determination Date, or, with respect to Receivables added to the Collateral following such Determination Date, but prior to the date of such Monthly Report, the related Cutoff Date), (C) based solely on the records of the Account Bank confirm the following: the Reserve Account Amount as of the related Determination Date, each as set forth in the Monthly Report. In the event of any discrepancy between the information set forth in the two foregoing sentences, as determined or calculated by the Servicer, from that determined or calculated by the Backup Servicer, the Backup Servicer shall notify the Servicer of such discrepancy on or before the close of business on the Business Day immediately preceding the related Payment Date and, if by the Business Day following receipt by the Servicer of such notice, the Backup Servicer and the Servicer are unable to resolve such discrepancy, the Backup Servicer shall promptly notify the Administrative Agent and the Agents of such discrepancy. The Backup Servicer shall provide a, certificate signed by an Officer of the Back-up Servicer in form and substance satisfactory to the Backup Servicer, the Administrative Agent, the Agents and the Servicer, to the Administrative Agent, the Agents and the Servicer, on or before the close of business on the Business Day immediately preceding the related Payment Date, stating that the duties of the Backup Servicer in this Section 7.09(a) have been performed. The Backup Servicer, in its capacity as such, shall not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Backup Servicer. Notwithstanding the foregoing, if the electronic file or the Monthly Report does not contain sufficient information for the Backup Servicer to perform any action hereunder, the Backup Servicer shall promptly notify the Servicer of any additional information to be delivered by the Servicer to the Backup Servicer, and the Backup Servicer and the Servicer shall mutually agree upon the form thereof; provided, however, that the Backup Servicer shall not be liable for the performance of any action unable to be taken hereunder without such additional information until it is received from the Servicer.

(b) Prior to the Closing Date, the Servicer shall deliver the Test Data File to the Backup Servicer, in a format acceptable to the Backup Servicer. The Backup Servicer and the Servicer will agree upon the file layout and electronic medium to transfer such data to the Backup Servicer. Any reasonable cost associated with the obligations of the Backup Servicer described in this subsection shall be at the expense of the Servicer, and, to the extent that the Servicer does not pay such amounts, the Backup Servicer shall be entitled to recover such amounts pursuant to Section 2.07.

(c) Other than as specifically set forth elsewhere in this Agreement, the Backup Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no Liability for any action taken or omitted by the Servicer.

(d) The Backup Servicer shall consult with the Servicer as may be necessary from time to time to perform or carry out the Backup Servicer’s obligations hereunder, including the obligation, if requested in writing by the Administrative Agent (acting at the direction of the Required Lenders), to succeed to the duties and obligations of the Servicer pursuant hereto.

(e) Except as provided in this Agreement, the Backup Servicer may accept and rely on all accounting, records and work of the Servicer without audit, and the Backup Servicer shall have no Liability for the acts or omissions of the Servicer. If any error, inaccuracy or omission (collectively, “Errors”) exists in any information received from the Servicer, and such Errors should cause or materially contribute to the Backup Servicer making or continuing any Errors (collectively, “Continued Errors”), the Backup Servicer shall have no Liability for such Continued Errors; provided, however, that the Backup Servicer shall use its best efforts to prevent further Continued Errors. In the event the Backup Servicer has actual knowledge or receives written notice of Errors or Continued Errors, the Backup Servicer shall promptly notify the Servicer of such Errors or Continued Errors; provided, however, that the Backup Servicer shall have no duty or obligation to reconstruct or reconcile such data.

(f) The Backup Servicer shall be indemnified by the Servicer and the Borrower from and against all claims, damages, losses or expenses reasonably incurred by the Backup Servicer (including reasonable attorneys’ fees and expenses and court costs) arising out of claims asserted against or by the Backup Servicer on any matter arising out of this Agreement to the extent the act or omission giving rise to the claim accrues before the date on which the Backup Servicer assumes the duties of Servicer hereunder, except for any claims, damages, losses or expenses arising from the Backup Servicer’s own gross negligence, bad faith or willful misconduct. All such amounts payable by the Borrower shall be payable in accordance with Section 2.07. All such amounts payable by the Servicer, to the extent not promptly paid by the Servicer, shall be payable in accordance with Section 2.07. For the avoidance of doubt, such indemnified amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any action, claim or suit) brought by the Backup Servicer of any indemnification or other obligation of the indemnifying party or other Person. The provisions of this section shall survive the termination or assignment of this Agreement and the other Basic Documents and the resignation or removal of any party.

(g) The Backup Servicer shall be liable in accordance herewith only to the extent of its obligations set forth in this Agreement or any obligations assumed by the Backup Servicer from the Servicer pursuant to Section 7.14. Such liability is limited to only those actions taken or omitted to be taken by the Backup Servicer and caused through its gross negligence, bad faith or willful misconduct. No implied duties (including fiduciary covenants or obligations shall be read into this Agreement against the Backup Servicer and, in the absence of bad faith on its part, the Backup Servicer may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Backup Servicer and conforming to the requirements of this Agreement. The Backup Servicer shall indemnify the Borrower and the Secured Parties from and against all claims, damages, losses or expenses reasonably incurred by the Borrower or the Secured Parties (including reasonable attorneys’ fees and expenses and court costs) arising out of claims asserted against or by the Borrower or the Secured Parties on any matter arising out of this Agreement to the extent the act or omission giving rise to the claim arises from the Backup Servicer’s gross negligence, bad faith or willful misconduct, in each case as determined by a court of competent jurisdiction, except for any claims, damages, losses or expenses arising from the Borrower’s or the Secured Parties’ own gross negligence, bad faith or willful misconduct. For the avoidance of doubt, such indemnified amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any action, claim or suit) brought by the Borrower or the Secured Parties of any indemnification or other obligation of the Backup Servicer. The indemnity provisions of this section shall survive the termination or assignment of this Agreement and the other Basic Documents and the resignation or removal of any party.

(h) The Backup Servicer shall not be charged with knowledge of any event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, or be required to act (including the sending of any notice) upon any such event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, unless a Responsible Officer of the Backup Servicer has actual knowledge of such event or receives written notice of such event from the Borrower, the Servicer or any Secured Party, and shall have no duty to take action to determine whether any such event, default or Event of Default shall have occurred. The Backup Servicer shall not be deemed to have knowledge of any event or information held by or imputed to any Person (including an Affiliate, or other line of business or division of the Backup Servicer) other than itself in its capacity as Backup Servicer.

(i) The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be reasonably assured to it. Notwithstanding any provision to the contrary, the Backup Servicer shall not be liable for any obligation or the acts or omissions of the Borrower, the Servicer (so long as it is not the Successor Servicer, in which case it shall be obligated to perform as Servicer hereunder) or any other Person, contained in this Agreement, and the parties shall look only to such parties to perform such obligations, and the Backup Servicer may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Backup Servicer to the contrary.

Section 7.10. Rights After Assumption of Duties by Successor Servicer; Liability. At any time following the assumption of the duties of the Servicer by the Backup Servicer or the designation of a Successor Servicer pursuant to Section 7.14 as a result of the occurrence of a Servicer Termination Event:

(a) The Servicer, on behalf of the Borrower, shall, at the Administrative Agent’s or the Required Lender’s request, (i) assemble all of the records relating to the Collateral, including all Receivable Files, and shall make the same available to the Administrative Agent or the Successor Servicer at a place selected by the Administrative Agent (acting at the direction of the Required Lenders), and (ii) segregate all cash, checks and other instruments received by it from time to time constituting collections of Collateral in a manner acceptable to the Administrative Agent and the Required Lenders and shall, promptly upon receipt but no later than two Business Days after receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to, or at the direction of, the Administrative Agent (acting at the direction of the Required Lenders).

(b) The Borrower hereby authorizes the Administrative Agent, to take or cause to be taken any and all steps in the Borrower’s name and on behalf of the Borrower necessary or desirable, in the determination of the Administrative Agent (acting at the direction of the Required Lenders), to collect all amounts due under any and all of the Collateral with respect thereto, including endorsing the Borrower’s name on checks and other instruments representing Collections and enforcing the Receivables.

(c) The Backup Servicer shall be liable in accordance herewith only to the extent of its obligations set forth in this Agreement or any obligations assumed by the Backup Servicer from the Servicer pursuant to Section 7.14. Such liability is limited to only those actions taken or omitted to be taken by the Backup Servicer and caused through its gross negligence, bad faith or willful misconduct. No implied duties (including fiduciary duties), covenants or obligations shall be read into this Agreement against the Backup Servicer and, in the absence of bad faith on its part, the Backup Servicer may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Backup Servicer and conforming to the requirements of this Agreement.

(d) The Backup Servicer shall not be charged with knowledge of any event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, or be required to act (including the sending of any notice) upon any such event or information, including any Event of Default, Unmatured Event of Default or Facility Amortization Event, unless a Responsible Officer of the Backup Servicer has actual knowledge of such event or receives written notice of such event from the Borrower, the Servicer or any Secured Party, and shall have no duty to take action to determine whether any such event, default or Event of Default shall have occurred. The Backup Servicer shall have no obligation whatsoever either prior to or after receiving any such written notice to investigate or verify that such event has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any such notice so furnished to it. The Backup Servicer shall not be deemed to have knowledge of any event or information held by or imputed to any Person (including an Affiliate, or other line of business or division of the Backup Servicer) other than itself in its capacity as Backup Servicer.

(e) The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it reasonably determines that the repayment of such funds or adequate written indemnity against such risks or liability is not available prior to the expenditure of such funds or the incurrence of financial liability. Notwithstanding any provision to the contrary, the Backup Servicer shall not be liable for any obligation or the acts or omissions of the Borrower, the Servicer (so long as it is not the Successor Servicer, in which case it shall be obligated to perform as Servicer hereunder) or any other Person, contained in this Agreement, and the parties shall look only to such parties to perform such obligations, and the Backup Servicer may assume performance of such parties absent written notice or actual knowledge of a Responsible Officer of the Backup Servicer to the contrary.

(f) If requested by the Administrative Agent (acting at the direction of the Required Lenders), the Backup Servicer (in its capacity as the Successor Servicer) shall direct the Obligors then making payments directly to the Servicer to make all payments under the Receivables directly to the Backup Servicer (in its capacity as the Successor Servicer), in which event the Backup Servicer shall process all such payments, or to a lockbox or lockbox account established by the Backup Servicer (in its capacity as the Successor Servicer) at the direction of the Administrative Agent (acting at the direction of the Required Lenders).

Section 7.11. Limitation on Liability of the Servicer and Others. Except as otherwise provided herein, neither the Servicer nor any of its directors or officers or employees or agents shall be under any liability to the Secured Parties, the Backup Servicer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misconduct, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct hereunder.

Section 7.12. The Servicer Not to Resign. The Servicer shall resign only if the Servicer provides an Opinion of Counsel to the Administrative Agent, the Agents and the Backup Servicer to the effect that it is no longer permitted by Applicable Law to act as Servicer hereunder. No termination or resignation of the Servicer hereunder shall be effective until the Backup Servicer or a different entity, acceptable to the Administrative Agent (acting at the direction of the Required Lenders), has accepted its appointment as Successor Servicer hereunder and has agreed to be bound by the terms of this Agreement and the Collection Policy.

Section 7.13. Servicer Termination Events. The occurrence and continuance of any one of the following events shall constitute a “Servicer Termination Event” hereunder:

(a) the occurrence of a Level III Trigger Event;

(b) any failure by the Servicer to (i) deliver any Collections or (ii) make any payment, transfer or deposit, in each case as required by this Agreement or any other Servicer Basic Document and, in each case, which failure shall continue unremedied for two Business Days after (A) receipt of written notice of such failure by the Servicer from the Administrative Agent, any Agent, any Lender or the Account Bank or (B) discovery of such failure by a Responsible Officer of the Servicer;

(c) any failure by the Servicer to deliver to the Administrative Agent, each Agent, each Lender or the Backup Servicer a Monthly Report and a Monthly Loan Tape when required that shall continue unremedied for two Business Days after (i) receipt of written notice of such failure by the Servicer from the Administrative Agent, any Agent, any Lender or the Backup Servicer or (ii) discovery of such failure by a Responsible Officer of the Servicer;

(d) any merger or consolidation of the Servicer in breach of Section 7.15;

(e) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in any Servicer Basic Document, which failure shall remain unremedied for 30 days after the earlier of (i) receipt of written notice of such failure by the Servicer from the Administrative Agent, any Agent, any Lender or the Backup Servicer or (ii) discovery of such failure by a Responsible Officer of the Servicer;

(f) any representation, warranty or certification made by the Servicer in any Servicer Basic Document or in any other certificate, information or report delivered pursuant to any Servicer Basic Document shall prove to have been false or incorrect in any material respect when made or deemed made or delivered, and which remains unremedied for 30 days after the earlier of (i) receipt of written notice of such failure by the Servicer from the Administrative Agent, any Agent, any Lender or the Backup Servicer or (ii) discovery of such failure by a Responsible Officer of the Servicer;

(g) an Insolvency Event shall occur with respect to the Servicer;

(h) an Event of Default shall have occurred and shall not have been waived; or

(i) any failure by the Servicer to observe any covenant, condition or agreement under Section 6.05(h).

(j) any Subservicer fails to maintain all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business with respect to the servicing of consumer loans (including the Receivables), requires such qualification, licenses or approvals, and which remains unremedied for 30 days after the receipt of written notice of such failure by any Governmental Authority.

During the continuance of any of the foregoing, notwithstanding anything herein to the contrary, so long as any such Servicer Termination Event shall not have been remedied within any applicable cure period or waived in writing by the Administrative Agent and the Required Lenders, the Administrative Agent acting at the direction of the Required Lenders, by written notice to the Servicer (with a copy to each Agent, Hedge Counterparty, the Account Bank and the Backup Servicer) (each, a “Servicer Termination Notice”), shall terminate all of the rights and obligations of the Servicer as Servicer under this Agreement and under the 2021-1C SUBI Servicing Agreement.

Notwithstanding the foregoing, a delay in or failure of performance referred to under paragraph (b) above for an additional period of five (5) Business Days after the applicable grace period or referred to under paragraph (e) or (f) above for a period of fifteen (15) days after the applicable grace period shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer, such delay or failure was caused by a Force Majeure Event and Servicer is in compliance with its business continuity and disaster preparedness plans. If, following the expiration of such incremental fifteen (15) day grace period in the case of a delay or failure of performance described in paragraph (e) or (f) above, the applicable delay or failure of performance remains outstanding but the Servicer continues to work diligently to remedy such delay or failure of performance, then, with the consent of the Administrative Agent in its sole discretion the grace period may be extended for a further thirty (30) days. The preceding sentences will not relieve the Servicer from compliance with its obligations pursuant to Section 7.03(g) hereunder or from otherwise using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Administrative Agent and the Backup Servicer with an Officer’s Certificate giving prompt notice of such failure or delay, together with a description of its efforts to perform its obligations.

Section 7.14. Appointment of Successor Servicer.

(a) On and after the receipt by the Servicer of a Servicer Termination Notice, the Servicer shall continue to perform all servicing functions under this Agreement and under the 2021-1C SUBI Servicing Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders) in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders), until a date mutually agreed upon by the Servicer, the Backup Servicer (if the Backup Servicer becomes the Successor Servicer) and the Administrative Agent (acting at the direction of the Required Lenders); provided, however, that the Backup Servicer (if the Backup Servicer becomes the Successor Servicer) shall use its best efforts to effect the transition of the servicing and will assume the duties of the Servicer no more than 45 days after receipt by the Servicer and the Backup Servicer of the Servicer Termination Notice. The Administrative Agent (acting at the direction of the Required Lenders) shall, at the time described in the immediately preceding sentence, appoint the Backup Servicer as the Successor Servicer hereunder and under the 2021-1C SUBI Servicing Agreement, and the Backup Servicer shall on such date assume all duties, liabilities and obligations of the Servicer hereunder and under the 2021-1C SUBI Servicing Agreement from and after such date, and all authority and power of the Servicer under this Agreement and under the 2021-1C SUBI Servicing Agreement shall pass to and be vested in the Backup Servicer except to the extent otherwise set forth herein.

(b) In the event that the Administrative Agent (acting at the direction of the Required Lenders) does not so appoint the Backup Servicer to succeed the Servicer as Servicer hereunder and under the 2021-1C SUBI Servicing Agreement or the Backup Servicer is unable to assume such obligations on the date specified, the Administrative Agent (acting at the direction of the Required Lenders) shall as promptly as possible appoint a different entity to be the Successor Servicer, and such Successor Servicer shall accept its appointment by a written assumption agreement in a form acceptable to the Administrative Agent (acting at the direction of the Required Lenders) provided, however, that if the Administrative Agent (acting at the direction of the Required Lenders) designates as Successor Servicer any Person other than the Backup Servicer, the Administrative Agent shall provide ten (10) Business Days’ prior written notice to each Rating Agency, if any. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent (acting at the direction of the Required Lenders) shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $50,000,000, that meets (or the parents of which meets) the Long-Term Ratings Requirement and whose regular business includes the servicing of consumer loans as the Successor Servicer hereunder and under the 2021-1C SUBI Servicing Agreement.

(c) The Administrative Agent (acting at the direction of the Required Lenders) shall have the same rights of removal and termination for cause with respect to any Successor Servicer as with respect to Regional Management as the Servicer.

(d) All reasonable costs and expenses (including attorneys’ fees and disbursements) incurred by the Backup Servicer and Successor Servicer in connection with the transfer and assumption of servicing obligations hereunder and under the 2021-1C SUBI Servicing Agreement from the Servicer to the Backup Servicer or Successor Servicer, converting the Servicer’s data to such Person’s computer system and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of a written invoice setting forth reasonable transition expenses not exceeding $250,000 (the “Transition Expenses”) in the aggregate as to all such Persons. In no event shall the Successor Servicer be responsible for any Transition Expenses. If the predecessor Servicer fails to pay the Transition Expenses, the Transition Expenses shall be payable pursuant to Section 2.07.

(e) Upon the termination and removal of the Servicer and the assumption by the Successor Servicer hereunder and under the 2021-1C SUBI Servicing Agreement, the predecessor Servicer shall cooperate with the Successor Servicer in effecting the termination of the rights and responsibilities of the predecessor Servicer under this Agreement and under the 2021-1C SUBI Servicing Agreement, including the transfer to the Successor Servicer for administration by it of all Collections that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received, with respect to a Receivable, the Collection Account, the Reserve Account and Servicer Files and other records maintained by the Servicer.

(f) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and under the 2021-1C SUBI Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, be entitled to the rights, protections, indemnities and immunities, of the Servicer hereunder and thereunder, and all references in this Agreement and under the 2021-1C SUBI Servicing Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided, however, notwithstanding anything else contained herein or therein, the Backup Servicer, as Successor Servicer, and its successors or assigns, shall have (i) no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date that the successor Servicer becomes the Servicer or any Subservicer or any claim of a third party based on any alleged action or inaction of the predecessor Servicer, (ii) no obligation to perform any purchase, repurchase, allocation or reallocation (with respect to the assets of the Trust, the UTI, the 2021-1C SUBI or any other SUBI), reimbursement or advancing obligations, if any, of the Servicer or any Subservicer, (iii) no obligation to pay any taxes required to be paid by the Servicer or any Subservicer, (iv) no obligation to pay any of the fees and expenses of any other party involved in this transaction and (v) no liability or obligation with respect to any Servicer or any Subservicer indemnification, defense or hold harmless obligations of any prior Servicer or Subservicer including the initial Servicer. The indemnification obligations of the Backup Servicer, upon becoming a successor Servicer are expressly limited to those instances of gross negligence, bad faith or willful misconduct of the Backup Servicer in its role as Successor Servicer. Furthermore, without limiting the generality of the foregoing, the Backup Servicer as Successor Servicer shall not be required to service the Receivables in accordance with the Collection Policy of the initial Servicer, but rather in accordance with the customary and usual servicing, administration and collection practices and procedures used by servicing companies of comparable experience to the Backup Servicer for servicing personal loans comparable to the Receivables which the Backup Servicer services for others, and shall do so in accordance with industry standards applicable to the performance of such services, and with the same degree of care as it applies to the performance of such services for any similar assets which the Backup Servicer services for similar accounts that it holds for others, as the same may be amended, supplemented or otherwise modified from time to time. Additionally, if the Backup Servicer becomes the Successor Servicer, the duties and obligations of the Servicer contained in this Agreement and the 2021-1C SUBI Servicing Agreement shall be deemed modified as follows: (i) any provision in any such agreement providing that the Servicer shall take or omit to take any action, or shall have any obligation to do or not do any other thing, upon its “knowledge” (or any derivation thereof), “discovery” (or any derivation thereof), “awareness” (or any derivation thereof) or “learning” (or any derivation thereof) shall be interpreted as the actual knowledge of a Responsible Officer of such Successor Servicer or such Responsible Officer’s receipt of a written notice thereof, (ii) such Successor Servicer shall not be liable for any claims, liabilities or expenses relating to the engagement of any accountants or any report issued in connection with such engagement and dissemination of any such report of any accountants appointed by it (except to the extent that any such claims, liabilities or expenses are caused by such Successor Servicer’s gross negligence or willful misconduct) pursuant to the provisions of any Basic Document, and the dissemination of such report shall if applicable, be subject to the consent of such accountants, (iii) such Successor Servicer shall have no obligation to provide investment direction pursuant to this Agreement, the Trust Agreement, any SUBI Supplement (including the 2021-1C SUBI Supplement) or any other Basic Document requiring investment direction from the Servicer, (iv) such Successor Servicer shall not be required to obtain a determination or resolutions by its board of directors with respect to its resignation, and (v) such Successor Servicer shall in no event be obligated to assume, or be deemed to have assumed, the duties, obligations or liabilities of any Person other than the Servicer, solely in its capacity as Servicer under this Agreement and the 2021-1C SUBI Servicing Agreement; it being understood and agreed that, without limiting the generality of the foregoing, such Successor Servicer shall have no (a) duty, obligation or liability under the Trust Agreement or any SUBI Supplement thereunder, including the 2021-1C SUBI Supplement (including any duty, obligation or liability to any settlor or any holder of any beneficial interest), (b) duty or obligation to supervise, monitor, control, administer or manage the Trust or any series thereof or to direct, advise, account to or instruct any trustee under the Trust or any such series for any purpose or reason (except that the foregoing shall not excuse the Successor Servicer from performing any duties or obligations relating to the servicing of 2021-1C SUBI Assets that it is expressly obligated to perform under the 2021-1C SUBI Servicing Agreement), (c) duty or obligation to hold records with respect to or on behalf of the Trust or any such series (including the 2021-1C SUBI), except for records relating to the servicing of the 2021-1C SUBI Assets, (d) duty or obligation to do or perform any act of or on behalf of the Trust or any SUBI (including the 2021-1C SUBI) (or any trustee of any of the foregoing), including the preparation or delivery for execution or filing thereby of any documents, instruments, reports or information, except any duties or obligations relating to servicing of the 2021-1C SUBI Assets that it is expressly obligated to perform under the 2021-1C SUBI Servicing Agreement, or (e) duty or obligation to commence, defend against or otherwise participate in any legal proceeding relating to or involving the protection or enforcement of the interests of the Trust, any SUBI (including the 2021-1C SUBI), or any holder of any beneficial interest in or any trustee of any of the foregoing, except any duties or obligations relating to servicing of the 2021-1C SUBI Assets that it is expressly obligated to perform under the 2021-1C SUBI Servicing Agreement

(g) All authority and power granted to the Servicer under this Agreement and under the 2021-1C SUBI Servicing Agreement shall automatically cease and terminate upon termination of the Servicer as servicer and shall pass to and be vested in the Administrative Agent and the Administrative Agent is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Receivables.

(h) The Administrative Agent may, solely for purposes of establishing the fee to be paid to the Backup Servicer or any other Successor Servicer after a notice of removal of the Servicer pursuant to this Article, solicit written bids (such bids to include a proposed servicer fee and servicing transfer costs) from not less than three entities experienced in the servicing of consumer loan receivables similar to the Receivables and that are not Affiliates of the Servicer or the Borrower and are reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders). Any such written solicitation shall prominently indicate that bids should specify any applicable subservicing fees required to be paid from the Servicing Fee and that any fees and transfer costs in excess of the Servicing Fee shall be paid by the Borrower from amounts received pursuant to Section 2.07. The Borrower may also solicit additional bids from other such entities. The Successor Servicer shall act as Servicer hereunder and under the 2021-1C SUBI Servicing Agreement and shall, subject to the availability of sufficient funds in the Collection Account pursuant to Section 2.07 (up to the Servicing Fee), receive as compensation therefor a fee equal to the fee proposed in the bid so solicited which provides for the lowest combinations of servicing fee and transition costs, as reasonably determined by the Administrative Agent (acting at the direction of the Required Lenders) and may revise the percentage used to calculate the Servicing Fee, which, if the Successor Servicer is the Backup Servicer, shall be revised as provided in Section 7.16(a) or, if the Backup Servicer is not the Successor Servicer, may be adjusted in the sole discretion of the Administrative Agent (acting at the direction of the Required Lenders).

Section 7.15. Merger or Consolidation, Assumption of Obligations or Resignation, of the Servicer. Any Person (a) into which the initial Servicer may be merged or consolidated in accordance with Section 6.05(b), (b) which may result from any merger or consolidation to which the initial Servicer may be a party in accordance with Section 6.05(b), (c) which may succeed to the properties and assets of the initial Servicer substantially as a whole or (d) which may succeed to the duties and obligations of the initial Servicer under this Agreement following the resignation of the initial Servicer, which Person executes an agreement of assumption acceptable to the Administrative Agent (acting at the direction of the Required Lenders) to perform every obligation of the Servicer hereunder, shall, with the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that:

(i) prior written notice of such consolidation, merger, succession or resignation shall be delivered by the initial Servicer to the Administrative Agent, each Lender and the Account Bank;

(ii) immediately after giving effect to such consolidation, merger, succession or resignation, no Servicer Termination Event and no event which after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and is continuing;

(iii) no Event of Default, Unmatured Event of Default or Facility Amortization Event would occur as result of such consolidation, merger, succession or resignation;

(iv) the initial Servicer shall have delivered to the Borrower, the Administrative Agent and each Lender an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, succession or resignation and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement and the other Basic Documents to which it is a party relating to such transaction have been complied with; and

(v) the initial Servicer shall have delivered to the Borrower, the Administrative Agent, and each Lender an Opinion of Counsel to the effect that either: (A) in the opinion of such counsel, all financing statements, continuation statements and amendments and notations on Certificates of Title thereto have been executed and filed that are necessary to preserve and protect the interest of the Borrower and the Secured Parties in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest.

Section 7.16. Wells Fargo Bank as Successor Servicer. In the event that Wells Fargo Bank becomes the Successor Servicer hereunder following the termination of Regional Management as Servicer, the following shall apply with respect to Wells Fargo Bank, as Successor Servicer:

(a) Servicing Fee. At all times that Wells Fargo Bank or another Person is acting as Successor Servicer hereunder, “Servicing Fee Rate” shall mean the greater of (i) 4.75% per annum and (ii) the average of three bids obtained by the Administrative Agent pursuant to the first two sentences of Section 7.14(h).

(b) Covenants; Representations and Warranties. The covenants and representations and warranties of Regional Management, as Servicer, shall apply to Wells Fargo Bank as Successor Servicer but shall be deemed modified to the extent necessary to apply to Wells Fargo Bank; provided, however, that prior to or promptly following the Assumption Date, applicable modifications and amendments shall be agreed upon by Wells Fargo Bank and the Administrative Agent, as contemplated by Section 7.16(f).

(c) Delegation of Duties. Notwithstanding anything herein to the contrary, Wells Fargo Bank as Successor Servicer, without prior notice or consent, may delegate any or all of its duties and obligations hereunder to one or more subservicers; provided, however, that Wells Fargo Bank as Successor Servicer shall at all times remain responsible for the performance of such duties and obligations.

(d) Servicer Obligations.

(i) Wells Fargo Bank, in any of its capacities hereunder, shall have no obligation to provide investment directions pursuant to Section 2.10 or any other Section requiring investment directions from the Servicer.

(ii) Wells Fargo Bank, in any of its capacities hereunder, shall not be responsible for any deficiency collections or enforcement of the Borrower’s rights under the First Tier Purchase Agreement or the Second Tier Purchase Agreement, as set forth in Section 7.03(c)(i). The Administrative Agent hereby agrees to enforce the rights of the Borrower under the Second Tier Purchase Agreement.

(e) Termination. Wells Fargo Bank, as Successor Servicer, shall only be terminated in accordance with this subsection and “Servicer Termination Events” shall mean and refer to the following on and after the Assumption Date:

(i) Wells Fargo Bank, as Successor Servicer, shall fail to make any payment, transfer or deposit as required under this Agreement;

(ii) Wells Fargo Bank, as Successor Servicer, shall fail to observe or perform in any material respect any other covenant or agreement of the Successor Servicer as set forth in this Agreement;

(iii) material breach of a representation, warranty or certification by Wells Fargo Bank made by it in its role as Successor Servicer under this Agreement; or

(iv) an Insolvency Event shall occur with respect to Wells Fargo Bank.

Upon the occurrence and continuation of a Servicer Termination Event, the Administrative Agent shall notify Wells Fargo Bank of such Servicer Termination Event and Wells Fargo Bank shall have 60 days thereafter to cure such breach. Should Wells Fargo Bank fail to cure such breach, then upon the lapse of 60 days thereafter or at such later time specified by the Administrative Agent (acting at the direction of the Required Lenders), Wells Fargo Bank shall be removed as Servicer and a new Successor Servicer shall be appointed in accordance with the terms hereof.

The Administrative Agent, with the consent of the Required Lenders, may terminate Wells Fargo Bank as Successor Servicer hereunder in its sole discretion, upon 90 days’ prior written notice to Wells Fargo Bank.

(f) Amendment. Prior to or promptly following the Assumption Date, the parties to this Agreement will enter into one or more amendments or supplements acceptable in form and content to the Backup Servicer and the Administrative Agent (acting at the direction of the Required Lenders), providing for such modifications of this Agreement as are necessary to permit the Backup Servicer to fulfill its responsibilities hereunder as Successor Servicer.

Section 7.17. Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform or shall cause the Servicer to perform all of its obligations under the Receivables to the same extent as if a security interest in such Receivables had not been granted hereunder, and the exercise by the Administrative Agent of its rights hereunder shall not relieve the Borrower from such obligations and (ii) pay prior to becoming delinquent, from funds available to the Borrower under Section 2.07, any Taxes of the Borrower, including any sales taxes payable in connection with the Receivables and their creation and satisfaction. No Secured Party shall have any obligation or liability with respect to any Receivable, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

Section 7.18. Servicing Centralization Event. Upon the occurrence of a Servicing Centralization Event, the Servicer shall promptly send written notice thereof to the parties hereto, and the Backup Servicer and the Servicer shall work with the Administrative Agent and the Lenders to put into effect the items described on Schedule G, together with such other items as may reasonably be agreed upon between the Backup Servicer, the Administrative Agent and the Lenders.

ARTICLE EIGHT

THE BACKUP SERVICER

Section 8.01. Designation of the Backup Servicer.

(a) The backup servicing role with respect to the Receivables shall be conducted by the Person appointed to act as Backup Servicer hereunder from time to time in accordance with this Section.

(b) The Borrower, the Trust and the Administrative Agent, on behalf of the Secured Parties, each hereby appoints and directs Wells Fargo Bank to act as Backup Servicer, for the benefit of the Administrative Agent and the Secured Parties. Wells Fargo Bank hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein. Wells Fargo will perform its obligations as Backup Servicer through its Corporate Trust Services department (including, as applicable, any agents or Affiliates utilized thereby).

(c) Until the receipt by Wells Fargo Bank of a notice from the Administrative Agent of the designation of a new Backup Servicer pursuant to Section 8.04, Wells Fargo Bank agrees that it will not terminate its activities as Backup Servicer hereunder except in accordance with Section 8.05.

(d) Upon the occurrence of a Servicer Termination Event, the Administrative Agent (acting at the direction of the Required Lenders) may designate the Backup Servicer to act as Successor Servicer for the benefit of the Secured Parties. The Backup Servicer shall accept such appointment and agree to perform the duties and obligations with respect thereto set forth herein, subject to the terms hereof.

Section 8.02. Duties of the Backup Servicer. From the Closing Date until the earlier of (i) its removal pursuant to Section 8.04, (ii) its resignation in accordance with the provisions of Section 8.05, (iii) its appointment as Successor Servicer pursuant to Section 7.14(a) or (iv) the Facility Termination Date, the Backup Servicer shall perform, on behalf of the Secured Parties, the duties and obligations set forth in Section 7.09.

Section 8.03. Backup Servicing Compensation. As compensation for its backup servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicing Fee from the Borrower. The Backup Servicer shall be entitled to receive its Backup Servicing Fee to the extent of funds available therefor pursuant to Section 2.07. The Backup Servicer’s entitlement to receive the Backup Servicing Fee shall cease on the earliest to occur of (i) it becoming the Successor Servicer, (ii) its removal as Backup Servicer pursuant to Section 8.04, (iii) its resignation in accordance with the provisions of Section 8.05 and (iv) the termination of this Agreement.

Section 8.04. Backup Servicer Removal. The Backup Servicer may be removed in connection with a breach by the Backup Servicer in any material respect of any representation, warranty or covenant of the Backup Servicer under this Agreement, or otherwise in the discretion of the Administrative Agent (acting at the direction of the Required Lenders), by 30 days’ prior notice given in writing and delivered to the Backup Servicer from the Administrative Agent (acting at the direction of the Required Lenders) (the “Backup Servicer Termination Notice”). On and after the receipt by the Backup Servicer of the Backup Servicer Termination Notice, the Backup Servicer shall continue to perform all backup servicing functions under this Agreement until the date specified in the Backup Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders) in writing or, if no such date is specified in the Backup Servicer Termination Notice or otherwise specified by the Administrative Agent (acting at the direction of the Required Lenders), until a date mutually agreed upon by the Backup Servicer and the Administrative Agent (acting at the direction of the Required Lenders).

Section 8.05. The Backup Servicer Not to Resign. The Backup Servicer shall resign only with the prior written consent of the Administrative Agent and the Required Lenders or if the Backup Servicer provides an Opinion of Counsel to the Administrative Agent to the effect that the Backup Servicer is no longer permitted by Applicable Law to act as Backup Servicer hereunder. No termination or resignation of the Backup Servicer hereunder shall be effective until a successor Backup Servicer, acceptable to the Administrative Agent (acting at the direction of the Required Lenders) has accepted its appointment as successor Backup Servicer hereunder and has agreed to be bound by the terms of this Agreement. If, however, a successor Backup Servicer is not appointed by the Administrative Agent and the Required Lenders within 30 days after the giving of notice of resignation or termination, the Backup Servicer may petition a court of competent jurisdiction for the appointment of a successor Backup Servicer, with the cost of such petition (including attorneys’ fees and expenses and court costs) to be borne by the Borrower.

Section 8.06. Covenants of the Backup Servicer.

(a) Affirmative Covenants. From the date of its appointment until the Facility Termination Date:

(i) Compliance with Law. The Backup Servicer will comply in all material respects with all Applicable Laws and all of its obligations under this Agreement.

(ii) Preservation of Existence. The Backup Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified and validly existing under federal law where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

(iii) Governmental Authority. If the Backup Servicer becomes the Successor Servicer, then the Backup Servicer in its role as Successor Servicer shall notify the Administrative Agent and each Lender of any material final fines, penalties or sanctions imposed by any Governmental Authority (including the CFPB) against the against the Servicer that could have a material adverse effect on the Receivables within thirty (30) days of such occurrence.

(b) Negative Covenant. From the date of its appointment until the Facility Termination Date, the Backup Servicer will not make any changes to the Backup Servicing Fee without the prior written approval of the Administrative Agent (acting at the direction of the Required Lenders) and, so long as no Event of Default or Servicer Termination Event has occurred, the Borrower.

Section 8.07. Merger of the Backup Servicer. Any Person into which the Backup Servicer (in such capacity or in its capacity as Successor Servicer) may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Backup Servicer shall be a party, or any Person succeeding to all or substantially all of the corporate trust services business of the Backup Servicer, shall be the successor of the Backup Servicer under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.08. Privilege. The Backup Servicer shall be entitled to any right, protection, privilege or indemnity afforded to the Account Bank under the terms of this Agreement, mutatis mutandis.

ARTICLE NINE

EVENTS OF DEFAULT

Section 9.01. Events of Default.

(a)	Each of the following events shall constitute an “Event of Default”:

(i) the Borrower shall fail to make any payment of Interest, Unused Commitment Fees or principal, in each case when due and without giving effect to the availability of funds and such failure continues unremedied for two (2) Business Days after the date such payment was due;

(ii) failure to pay all Aggregate Unpaids by the Maturity Date;

(iii) a failure on the part of the Borrower to make any payment, transfer or deposit required by the terms of any Basic Document (other than as set forth in clauses (i) and (ii) above) on the day such payment or deposit is required to be made, which default or failure continues unremedied for three (3) Business Days after the earlier of (i) receipt of written notice of such failure by the Borrower from the Administrative Agent or any Lender or (ii) actual knowledge of such failure by a Responsible Officer of the Borrower;

(iv) after giving effect to the allocation of funds pursuant to Section 2.07, the Loans Outstanding exceeds the Borrowing Base (calculated as of the related Determination Date, or, with respect to Receivables added to the Collateral following such Determination Date but prior to such Payment Date or Securitization Date, the related Cutoff Date), which condition continues unremedied for two (2) Business Days; provided, that if such event is due solely to a decrease in the Advance Rate due to the occurrence of a Level I Trigger Event, such event will not constitute an Event of Default if cured by the second Payment Date after the occurrence of such Level I Trigger Event but, for the avoidance of doubt, such event shall constitute an Unmatured Event of Default hereunder until such event is cured Borrower;

(v) on any Payment Date, after giving effect to the allocation of funds pursuant to Section 2.07, the amount on deposit in the Reserve Account is less than the Reserve Account Required Amount, and such deficiency has not been cured prior to or on the next Payment Date, Funding Date or Release Date (provided that for the avoidance of doubt an Advance may cure such deficiency);

(vi) a failure by the Borrower or Regional Management to duly perform or observe any term, covenant or agreement of the Borrower or Regional Management contained in this Agreement or any other Basic Document and such failure remains unremedied for 30 calendar days (or such longer period not in excess of 60 days as may be reasonably necessary to remedy that failure; provided that such failure is capable of remedy within 60 days) after the earliest to occur of (i) actual knowledge by a Responsible Officer of the Borrower or Regional Management, as applicable and (ii) receipt of a written notice of such failure from the Administrative Agent, any Agent, any Lender or the Backup Servicer;

(vii) any representation, warranty or certification made or deemed to be made by the Borrower or Regional Management under this Agreement or any other Basic Document, or any Monthly Report, any Monthly Loan Tape or other information required to be given by the Borrower, Regional Management or the Servicer to the Administrative Agent or any Lender, shall prove to have been false or incorrect in any material respect when made or deemed made or delivered, and which remains unremedied for 30 calendar days after the earlier to occur of (A) actual knowledge by a Responsible Officer of the Borrower or Regional Management, as applicable, and (B) receipt of a written notice of such failure from the Administrative Agent, any Agent or any Lender;

(viii) the occurrence of an Insolvency Event (which, if involuntary, remains unstayed for more than 45 days) relating to any Regional Management Entity;

(ix) a breach of the Financial Covenant shall have occurred;

(x) a Servicer Termination Event shall have occurred;

(xi) the Borrower shall become (A) an “investment company” within the meaning of the Investment Company Act or (B) a “covered fund” as defined in the Volcker Rule;

(xii) a regulatory, tax or accounting body has ordered that the activities of the Borrower or any Affiliate of the Borrower contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of the Borrower or any Affiliate of the Borrower contemplated hereby may reasonably be expected to cause the Borrower or any of its respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences;

(xiii) any material adverse change in the operations of the Servicer, Regional Management, the Borrower or any other event which materially affects the ability of the Servicer, Regional Management or the Borrower to either collect the Receivables or to perform its obligations under any Basic Document to which it is a party;

(xiv) the IRS shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or Regional Management and such lien shall not have been released within five Business Days after the earlier of the Borrower or Regional Management having actual knowledge thereof or written notice thereof from the Administrative Agent or any Lender, or the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or Regional Management and such Lien shall not have been released or stayed within 30 days after the earlier of the Borrower or Regional Management having actual knowledge thereof or written notice thereof from the Administrative Agent or any Lender;

(xv) the Administrative Agent shall fail for any reason to have a first priority perfected security interest in any material portion of the Collateral (subject to Permitted Liens), which failure shall continue for five Business Days after the earlier of the Borrower or the Servicer having actual knowledge thereof or the Borrower or the Servicer having received written notice thereof from the Administrative Agent or any Lender;

(xvi) a Change in Control shall occur;

(xvii) except as permitted under this Agreement with respect to the Servicer, the Servicer, Regional Management or the Borrower shall enter into any transaction or merger whereby it is not the surviving entity or the Borrower shall enter into any merger;

(xviii) an event of default occurs under any agreement of any Regional Management Entity in connection with any Indebtedness of $50,000 or more (in the case of the Borrower), or $7,500,000 or more (in the case of Regional Management or any of its Subsidiaries other than the Borrower) and such Indebtedness is accelerated by the requisite holders of such Indebtedness;

(xix) the Regional Management Entities (individually and in the aggregate) shall have one or more final nonappealable judgments entered against it by a court of competent jurisdiction, enter into one or more settlements or have a penalty or fine assessed against it by any Governmental Authority, in excess of, in the aggregate, $13,500,000 and, in the case of the Borrower, $50,000; or

(xx) any Basic Document shall cease to be in full force and effect (other than in accordance with its terms) or any Regional Management Entity shall so assert in writing or otherwise seek to terminate or disaffirm its obligations under any Basic Document.

(b) Upon the occurrence of any Event of Default, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrower (with a copy to the Account Bank), declare the Maturity Date to have occurred, without demand, protest or future notice of any kind, all of which are hereby expressly waived by the Borrower, and, upon such declaration, the Loans and all other amounts owing by the Borrower under this Agreement shall be accelerated and become immediately due and payable; provided, that in the event that an Event of Default described in Section 9.01(a)(ii) or 9.01(a)(viii) has occurred, the Maturity Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

(c) Upon the occurrence of an Event of Default, the Revolving Period shall terminate and no further Loans will be made.

Section 9.02. Actions Upon Declaration or the Automatic Occurrence of the Maturity Date. Upon the declaration or the automatic occurrence of the Maturity Date, the Administrative Agent shall, at the direction of the Required Lenders, exercise in respect of the Collateral, in addition to any and all other rights and remedies otherwise available to it, including rights available hereunder and the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, the Administrative Agent shall, at the direction of the Required Lenders, take the following remedial actions:

(a) The Administrative Agent may, without notice to the Borrower except as required by Applicable Law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Loans Outstanding, any Interest accrued thereon and or any other amount due and owing to any Secured Party against amounts payable to the Borrower from the Accounts or any part of such Accounts in accordance with and subject to the priorities required by Section 2.07.

(b) The Administrative Agent may take any action permitted under the Basic Documents and may exercise at the Borrower’s sole expense any and all rights and remedies of the Borrower under or in connection with the Collateral, including directing that Collections be deposited into an account specified by the Administrative Agent (acting at the direction of the Required Lenders) (rather than to the Collection Account).

(c) Consistent with the rights and remedies of a secured party under the UCC (and except as otherwise required by the UCC), the Administrative Agent may, without notice except as specified below, foreclose on the Collateral or any part of the Collateral, solicit and accept bids for and sell the Collateral or any part of the Collateral in one or more parcels at public or private sale, at any exchange, broker’s board or at the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable and the Administrative Agent shall apply the proceeds from the sale of the Collateral to any amounts payable by the Borrower with respect to the Obligations in accordance with the priorities required by Section 2.07. Notwithstanding the foregoing, the Administrative Agent may not sell or otherwise liquidate the Collateral or any part of the Collateral, at the direction of the Required Lenders following an Event of Default, other than an Event of Default described in Section 9.01(a)(i) or 9.01(a)(ii), unless: (A) 66 2/3% of the Lenders consent thereto, (B) the proceeds of such sale or liquidation will be sufficient to pay in full the Loans Outstanding and all accrued but unpaid interest on such Loans Outstanding or (C) the Administrative Agent determines that the Collateral will not continue to provide sufficient funds for the payment of principal and interest on the Loans as they would have become due if the Loans had not been declared immediately due and payable, and the Administrative Agent obtains the consent of the Required Lenders. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) above, the Administrative Agent may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as of the sufficiency of the Collateral for such purpose. The Borrower agrees that, to the extent notice of sale shall be required by Applicable Law, at least seven Business Days’ notice to the Borrower (with a copy to each Secured Party) of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Borrower or any Person claiming the Collateral sold through the Borrower and its successors or assigns.

(d) Upon the completion of any sale under Section 9.02(c), the Borrower will deliver or cause to be delivered all of the Collateral sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and release as may be designated in any such request.

(e) At any sale under Section 9.02(c), Regional Management or any Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any Secured Party purchasing property at a sale under Section 9.02(c) may set off the purchase price of such property against amounts owing to such Secured Party in full payment of such purchase price up to the full amount owing to such Secured Party.

(f) The Administrative Agent (acting at the direction of the Required Lenders) may direct the Servicer to direct Collections to an account other than the Lockbox (as defined in Schedule G) or the Collection Account. The Administrative Agent and the Servicer agree to cooperate in good faith to provide the Servicer access to the information relating to the Collections deposited into such account in order for the Servicer to perform its related duties hereunder.

Section 9.03. Exercise of Remedies. No failure or delay on the part of the Administrative Agent to exercise any right, power or privilege under this Agreement and no course of dealing between the Borrower or the Servicer, on the one hand, and the Administrative Agent, any Agent or Secured Party, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Secured Parties would otherwise have pursuant to Applicable Law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

Section 9.04. Waiver of Certain Laws. The Borrower agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisal, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such Applicable Laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or such parcels as the Administrative Agent or such court may determine.

Section 9.05. Power of Attorney. The Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, upon the occurrence and during the continuance of an Event of Default and deemed occurrence or declaration of the Maturity Date pursuant to Section 9.01(b), in connection with the enforcement of the rights and remedies provided for in this Article, including (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower thereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Basic Document. Nevertheless, if so requested by the Administrative Agent, directly or through a purchaser of any of the Collateral, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Administrative Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request. On the Closing Date, the Borrower and Regional Management shall deliver to the Administrative Agent a power of attorney in the form attached hereto as Exhibit F-1 and Exhibit F-2, respectively.

ARTICLE TEN

INDEMNIFICATION

Section 10.01. Indemnities by the Borrower. Without limiting any other rights which the Administrative Agent, each Agent, each Lender or its assignee, the Backup Servicer, the Account Bank or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify, protect, defend and hold harmless each such entity (each in its capacity as such and in its individual capacity) and each of their respective Affiliates and officers, directors, employees and agents thereof (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees, expenses and disbursements (collectively, the “Indemnified Amounts”) awarded against or incurred by, any such Indemnified Party or other non-monetary damages of any such Indemnified Party in connection with, arising out of or as a result of this Agreement or the other Basic Documents, excluding, however, Indemnified Amounts to the extent resulting from the gross negligence, bad faith or willful misconduct on the part of such Indemnified Party (as determined by a court of competent jurisdiction). Without limiting the foregoing, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i) any Receivable represented by the Borrower to be an Eligible Receivable which is not at the applicable time, an Eligible Receivable;

(ii) reliance on any representation or warranty made or deemed made by the Borrower, the Servicer, any of their respective Affiliates or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii) the failure by the Borrower or any other Regional Management Entity to comply with any term, provision or covenant contained in this Agreement or any other Basic Document or a failure by the Borrower or any Regional Management Entity to comply with any term, provision or covenant contained in any agreement executed in connection with this Agreement or any other Basic Document, or with any Applicable Law with respect to any Contract or Receivable, or the non-conformity of any Contract with any such Applicable Law and any failure by the Borrower or any other Regional Management Entity to perform its respective duties under the Contracts and Receivables included as part of the Collateral;

(iv) the failure to vest and maintain vested in the Administrative Agent a valid and enforceable first priority perfected security interest in any or all of the Collateral, except for Permitted Liens;

(v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to the Collateral, whether at the time of a Loan or at any subsequent time and as required by the Basic Documents;

(vi) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable comprising a portion of the Collateral which is, or is purported to be, an Eligible Receivable (including a defense based on the Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vii) any failure by the Borrower or the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement;

(viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with any Receivable;

(ix) the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including sales, excise or personal property taxes payable in connection with the Collateral;

(x) any repayment by any Agent or a Secured Party of any amount previously distributed in reduction of the Loans Outstanding or payment of Interest, any obligation or any other amount due hereunder or under any Hedging Agreement, in each case which amount such entity believes in good faith is required to be repaid;

(xi) any litigation, proceeding or investigation (a) before any Governmental Authority (1) in respect of any Contract or Receivable, (2) relating to the use of the proceeds of the Loan or (3) related to this Agreement (A) that is not commenced by the Indemnified Party or (B) if so commenced, in which such Indemnified Party is not the prevailing party; provided, that no Indemnified Party shall be entitled to any indemnification for any item described in this clause resulting from such Indemnified Party’s gross negligence or willful misconduct or (b) relating to or arising from the Basic Documents, the transactions contemplated hereby and thereby, the use of proceeds of the Loans by the Borrower or any other investigation, litigation or proceeding relating to the Borrower or the Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated by the Basic Documents;

(xii) the use of the proceeds of any Loan;

(xiii) any failure by the Borrower to give reasonably equivalent value to Regional Management in consideration for the transfer by Regional Management to the Borrower of any of the Receivables and the related Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of any Insolvency Law;

(xiv) the failure of the Borrower to remit to the Servicer Collections remitted to the Borrower in accordance with the terms hereof or the commingling by the Borrower of any Collections with other funds;

(xv) all reasonable and documented fees, costs and expense (including reasonable legal fees and expenses) incurred by any Lender, their respective Credit Providers or the Administrative Agent in connection with entering into or giving or withholding any amendments or supplements or waivers or consents (including review and analysis thereof) with respect to the Basic Documents or any other document or instrument delivered pursuant hereto or thereto (whether or not the same is finally agreed to) if the same is requested by the Borrower or the Servicer, or is required or necessary under the Basic Documents; or

(xvi) any and all civil penalties or fines assessed by OFAC against, and all reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the defense thereof by any Indemnified Party as a result of funding all or any portion of the Loan or the acceptance of payments or of Collateral due under the Basic Documents.

Any amounts subject to the indemnification provisions of Section 10.01 payable by the Borrower shall be paid solely pursuant to the provisions of Section 2.07 in the order and priority set forth therein.

Section 10.02. Indemnities by the Servicer. Without limiting any other rights which the Indemnified Parties may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify the Indemnified Parties from and against any and all Indemnified Amounts awarded against or incurred by, any such Indemnified Party or other non-monetary damages of any such Indemnified Party relating to or arising from any of the following, excluding, however, Indemnified Amounts to the extent resulting from the gross negligence, bad faith or willful misconduct on the part of any Indemnified Party:

(i) reliance on any representation or warranty made or deemed made by the Borrower, the Servicer, any of their respective Affiliates or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii) the failure by the Servicer to comply with (a) any term, provision or covenant contained in this Agreement or any other Basic Document or (b) any term, provision or covenant contained in any agreement executed in connection with this Agreement or any other Basic Document, or with any Applicable Law with respect to any Receivable, the non-conformity of any Receivable with any such Applicable Law and any failure by the Originator to perform its respective duties under the Receivables or (c) any Applicable Law in the operation of Regional Management;

(iii) any failure by the Servicer to perform any of its other duties or obligations in accordance with the provisions of this Agreement or any of the other Basic Documents;

(iv) the failure to vest and maintain vested in the Administrative Agent a valid and enforceable first priority perfected security interest in the Collateral;

(v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the Collateral, whether at the time of a Loan or at any subsequent time and as required by the Basic Documents;

(vi) any litigation, proceeding or investigation (a) before any Governmental Authority (1) in respect of any Receivable included as part of the Collateral, (2) relating to the use of the proceeds of the Loan or (3) related to this Agreement (A) that is not commenced by the Indemnified Party or (B) if so commenced, in which such Indemnified Party is not the prevailing party; provided, that no Indemnified Party shall be entitled to any indemnification for any item described in this clause resulting from such Indemnified Party’s gross negligence or willful misconduct or (b) relating to or arising from the Basic Documents, the transactions contemplated hereby and thereby, the use of proceeds of the Loan by the Servicer or any other investigation, litigation or proceeding relating to the Borrower or the Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated by the Basic Documents;

(vii) entering into or giving or withholding any amendments or supplements or waivers or consents (including review and analysis thereof) with respect to the Basic Documents or any other document or instrument delivered pursuant hereto or thereto (whether or not the same is finally agreed to) if the same is requested by the Servicer, or is required or necessary under the Basic Documents;

(viii) any and all civil penalties or fines assessed by OFAC against, and all reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the defense thereof by any Indemnified Party as a result of funding all or any portion of the Loan or the acceptance of payments or of Collateral due under the Basic Documents; or

(ix) the commingling by the Servicer of any Collections with other funds.

Any amounts subject to the indemnification provisions of Section 10.01 payable by the Servicer, to the extent not promptly paid by the Servicer, shall be paid pursuant to the provisions of Section 2.07.

Section 10.03. General Indemnity Provisions. Notwithstanding the foregoing, in no event shall any Indemnified Party be indemnified against any Taxes for which the Borrower was required to indemnify a Secured Party pursuant to Section 2.13 or, except as otherwise provided herein, (i) nonpayment by an Obligor of an amount due and payable with respect to a Contract or (ii) any loss in value of any Permitted Investment due to changes in market conditions or for other reasons beyond the control of the Borrower or the Servicer.

The indemnities expressly provided in this Article are cumulative and not exclusive of any rights or remedies which the Indemnified Parties would otherwise have pursuant to law or equity.

For the avoidance of doubt, Indemnified Amounts shall include any expense and costs, including reasonable attorneys’ fees and expenses and court costs, incurred in connection with any enforcement (including any dispute, action, claim or suit) brought by an Indemnified Party of any indemnification or other obligation of the indemnifying party or other Person.

Section 10.04. Applicability and Survival. The foregoing indemnities shall apply whether or not liabilities and costs set forth above are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability. The provisions of this Article shall survive the termination or assignment of this Agreement and the other Basic Documents and the resignation or removal of any party.

ARTICLE ELEVEN

THE ADMINISTRATIVE AGENT AND THE AGENTS

Section 11.01. Authorization and Action.

(a) Each Lender and each Secured Party (other than the Administrative Agent) hereby designates and appoints JPMorgan Chase Bank, N.A. (and JPMorgan Chase Bank, N.A. accepts such designation and appointment) as Administrative Agent hereunder, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Administrative Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or Applicable Law. The appointment and authority of the Administrative Agent hereunder shall terminate on the Facility Termination Date.

(b) Each Lender hereby irrevocably designates and appoints the related Agent as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes such Agent, as the agent for such Lender, to take such action on its behalf under the provisions of the Basic Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.

(c) Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor any Agent (the Administrative Agent and each Agent being referred to in this Article as an “Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or any Agent.

(d) The Administrative Agent shall promptly distribute to each Agent (if such Agent or the Lender in its Lender Group are not otherwise required to receive such notice), who shall promptly distribute to each related Lender (if such Lender is not otherwise required to receive such notice) all notices, requests for consent and other information received by the Administrative Agent under this Agreement that are not also delivered to the Lenders.

(e) The Administrative Agent shall promptly notify all Lenders in writing of any proposed consent, waiver, approval, vote or other action taken or to be taken by the Administrative Agent in such capacity under the Intercreditor Agreement (an “Intercreditor Action”) within one (1) Business Day of the Administrative Agent actually receiving notice thereof, which notice shall include all information delivered to the Administrative Agent in such capacity under the Intercreditor Agreement. Notwithstanding any provision to the contrary in this Agreement or in any other Basic Document, all Intercreditor Actions shall be exercised by the Administrative Agent in such capacity solely at the written direction of the Required Lenders. For the avoidance of doubt, the terms set forth in this Section 11.01(e) shall not be applicable to any other capacity in which JPMorgan Chase Bank, N.A. may serve under the Intercreditor Agreement (other than as Administrative Agent for the Secured Parties hereunder), including any action to be taken by JPMorgan Chase Bank, N.A. in such other capacity under the Intercreditor Agreement.

Section 11.02. Delegation of Duties. Each Agent may execute any of its duties under any of the Basic Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.03. Exculpatory Provisions. Neither any Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of any Agent, the breach of its obligations expressly set forth in this Agreement) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower, the Servicer, Regional Management, the Backup Servicer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Basic Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article Four. No Agent shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. No Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default, Unmatured Event of Default, Facility Amortization Event or Servicer Termination Event unless it has received written notice thereof from the Borrower, the Servicer or a Secured Party.

Section 11.04. Reliance.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Agent), independent accountants and other experts selected by such Agent.

(b) Each Agent shall be fully justified in failing or refusing to take any action under any of the Basic Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by, in the case of (i) the Administrative Agent, the Lenders or by the Committed Lenders or (ii) an Agent, the Lenders or by the Committed Lenders in its Lender Group, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(c) The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Basic Documents in accordance with a request of the Required Lenders (or their Agents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lenders.

(d) Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Basic Documents in accordance with a request of (i) Owners in its Lender Group having Invested Percentages aggregating greater than 66 2/3% of the aggregate Invested Percentages of all Owners in such Lender Group and (ii) Committed Lenders in its Lender Group having Commitments aggregating greater than 66 2/3% of the aggregate Commitments of all Committed Lenders in such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lender in such Lender Group.

(e) In the event the Administrative Agent receives notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default, Unmatured Event of Default, Facility Amortization Event or Servicer Termination Event from the Borrower, the Servicer or any Lender, referring to this Agreement and describing such event, it shall promptly give notice thereof to each Agent, and in the event any Agent receives such a notice, it shall promptly give notice thereof to the Lenders in its Lender Group. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Required Lenders, and each Agent shall take such action with respect to such event as shall be reasonably directed by (i) Owners in its Lender Group having Invested Percentages aggregating greater than 66 2/3% of the aggregate Invested Percentages of all Owners in such Lender Group and (ii) Committed Lenders in its Lender Group having Commitments aggregating greater than 66 2/3% of the aggregate Commitments of all Committed Lenders in such Lender Group; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.

Section 11.05. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that no Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower, Regional Management, the Servicer, any Originator or the Backup Servicer shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, Regional Management, each Originator or the Backup Servicer and the Receivables and made its own decision to purchase its interest in the Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Basic Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, Regional Management, each Originator or the Backup Servicer and the Receivables. Except for

notices, reports and other documents received by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, the Servicer, Regional Management, each Originator, the Backup Servicer or the Receivables which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 11.06. Indemnification. The Committed Lenders (i) agree to indemnify the Administrative Agent in its capacity as such (without limiting the obligation (if any) of the Borrower or the Servicer to reimburse the Administrative Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Invested Percentages of the Loans Outstanding) and (ii) in each Lender Group agree to indemnify the Agent for such Lender Group in its capacity as such (without limiting the obligation (if any) of the Borrower and the Servicer to reimburse such Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Invested Percentages of the Loans Outstanding), in each case from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Loans Outstanding) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting from its own gross negligence or willful misconduct. The provisions of this Section shall survive the payment of the Obligations under this Agreement, including the Loans Outstanding, the termination of this Agreement, and any resignation or removal of the applicable Agent.

Section 11.07. Each Agent in its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other party to a Basic Document as though it were not an Agent hereunder. In addition, the Lenders acknowledge that one or more Persons which are Agents may act (i) as administrator, sponsor or agent for one or more Conduit Lenders and in such capacity act and may continue to act on behalf of each such Conduit Lender in connection with its business, and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any one or more Conduit Lenders is party and in various other capacities relating to the business of any such Conduit Lender under various agreements. Any such Person, in its capacity as Agent, shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as an Agent other than as expressly provided in this Agreement. Any Person which is an Agent may act as an Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity. None of the provisions to this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

Section 11.08. Successor Agents. The Administrative Agent may resign as Administrative Agent upon ten days’ written notice to the Lenders, each Agent and the Borrower with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint a successor administrative agent, which may be a lender. Any Agent may resign as Agent upon ten days’ notice to the Lenders in its Lender Group, the Administrative Agent and each other Agent and the Borrower with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section. If an Agent shall resign as Agent under this Agreement, then (i) Owners in its Lender Group having Invested Percentages aggregating greater than 66 2/3% of the aggregate Invested Percentages of all Owners in such Lender Group, and (ii) Committed Lenders in its Lender Group having Commitments aggregating greater than 66 2/3% of the aggregate Commitments of all Committed Lenders in such Lender Group shall appoint from among the Committed Lenders (other than the Conduit Lenders) in such Lender Group a successor agent for such Lender Group. Any successor administrative agent or agent shall succeed to the rights, powers and duties of resigning Agent, and the term “Administrative Agent” or “Agent,” as applicable, shall mean such successor administrative agent or agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent’s resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 11.09. Borrower, Servicer Reliance. For all purposes under this Agreement, the Borrower and the Servicer may conclusively rely on written consent, approval or waiver from the Administrative Agent as consent, approval or waiver, respectively, of the Required Lenders.

Section 11.10. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Basic Document or any documents related hereto or thereto).

ARTICLE TWELVE

ASSIGNMENTS; PARTICIPATIONS

Section 12.01. Assignments and Participations.

(a) Each Lender agrees that each Loan or interests therein owned by such Lender pursuant to this Agreement will be acquired for investment only and not with a view to any public distribution thereof, and that such Lender will not offer to sell or otherwise dispose of the Loans or the interest therein so acquired by it (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable State securities laws. Each Lender hereby confirms and agrees that, in connection with any syndication, offering, transfer or sale by it of any interest in the Loans, such Lender has not engaged and will not engage in a general solicitation or general advertising.

(b) Each Lender may upon at least ten days’ notice (or in the case of an assignment to an Eligible Assignee satisfying clause (ii) of the definition of the term “Eligible Assignee”, prompt notice following such assignment) to the Administrative Agent and the Agents, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Lender’s rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment, (iii) each such assignment shall be to an Eligible Assignee and in the case of an assignment by a Committed Lender at any time its Commitments remain outstanding, such Eligible Assignee shall agree to the Commitment of such Committed Lender hereunder, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent and the Agent for the related Group an Assignment and Acceptance, (v) the parties to each such assignment shall have agreed to reimburse the Administrative Agent for all reasonable fees, costs and expenses (including the reasonable fees and disbursements of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with such assignment, (vi) each Person that becomes a Lender under an Assignment and Acceptance shall agree to be bound by the confidentiality provisions of Article Thirteen and (vii) there shall be no increased costs, expenses or Taxes incurred by the Administrative Agent or the Lenders upon assignment or participation. Upon such execution, delivery and acceptance and the recording by the Administrative Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Administrative Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such assigning Lender and such assignee confirm that such assignee is an Eligible Assignee; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting solely for this purposes as an agent of the Borrower, shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it pursuant to Section 12.01(b) and a register for the recordation of the names and addresses of each Lender, the Commitment of each Lender Group and the Principal Amount (and stated interest thereon) of each Loan made by each Lender Group from time to time (the “Lender Register”). The entries in the Lender Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and the Lenders shall treat each Person whose name is recorded in the Lender Register as a Lender hereunder for all purposes of this Agreement. The Lender Register shall be available for inspection by the Borrower, the Backup Servicer, the Account Bank and any Agent or Lender at any reasonable time and from time to time upon reasonable prior notice. Neither the Backup Servicer nor the Account Bank shall be responsible for independently determining whether any Person is a Lender or if the required percentage of Lenders constituting the Required Lenders has been met in connection with any action or omission by any of such Persons hereunder. For all purposes hereunder or under any other Basic Document, the Backup Servicer and the Account Bank shall be entitled to rely conclusively, without investigation, on the Lender Register, or other written statements of the Administrative Agent, to determine whether (i) any Person is a Lender or (ii) the required percentage of Lenders constituting the Required Lenders has been met in connection with any such action or omission.

(e) Subject to the provisions of Section 12.01(a), upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, accept such Assignment and Acceptance, and the Administrative Agent shall then record the information contained therein in the Lender Register.

(f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and each Loan owned by it); provided, however, that (i) such Lender’s obligations under this Agreement (including its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Administrative Agent, each Agent, the other Lenders and the other parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Lender (including any right to receive payment) under Sections 2.12 and 2.13 (subject to the requirements and limitations therein, it being understood that the documentation required under Sections 2.13(d) and 2.13(e) shall be delivered to the participating Lender); provided, however, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Borrower to the Lender granting its participation had such participation not been granted, except to the extent such entitlement to receive a greater payment results from a change in Applicable Law that occurs after such participant acquired the applicable participation. With respect to any participation described in this Section, the participant’s rights as set forth in the agreement between such participant and the applicable Lender to agree to or to restrict such Lender’s ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights which such Lender may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 12.01.

(g) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitment or Loan, letter of credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, neither the Administrative Agent (in its capacity as Administrative Agent) nor any Agent (in its capacity as Agent) shall have any responsibility for maintaining a Participant Register.

(h) Nothing herein shall prohibit any Lender from pledging or assigning as collateral any of its rights under this Agreement to (i) any Federal Reserve Bank or any other Governmental Authority in accordance with Applicable Law, (ii) any Lender, any Agent or the Administrative Agent or any Affiliate thereof in connection with any financing or repurchase agreement entered into by such Lender or (iii) a collateral trustee or security agent for holders of commercial paper and, in each case, any such pledge or Collateral assignment may be made without compliance with Section 12.01(a) or 12.01(b). Furthermore, nothing herein shall prohibit or limit the ability of any Conduit Lender to sell or assign all or any portion of its Loans (or interests therein) to its Credit Providers (or to an agent on its or their behalf) pursuant to Liquidity Facilities with respect to such Conduit Lender.

(i) Notwithstanding the foregoing, the Conduit Lenders in any Lender Group may assign their rights, obligations and interests related to any Loan to any other Conduit Lender in such Conduit Lender’s Lender Group without providing any notice to the Borrower or the Administrative Agent and without providing any Assignment and Acceptance to the Administrative Agent. Each Agent shall maintain a register for the recordation of the Commitment of each Lender in its Lender Group and the Principal Amount (and stated interest thereon) of each Loan made by each Lender in its Lender Group from time to time (the “Group Register”) and shall update its Group Register to reflect any assignments described in the immediately preceding sentence. Upon its receipt of an Assignment and Acceptance executed by an assigning Conduit Lender and an assignee Conduit Lender pursuant to Section 12.01(b), the Agent for such Conduit Lenders’ Lender Group shall accept such Assignment and Acceptance and such Agent shall then record the information contained therein in the Group Register. The Agent of each Lender Group shall keep records of the Loans held by each member of its Lender Group and shall provide notice thereof to the Administrative Agent or the Borrower upon request.

Section 12.02. Collateral Assignments By Lender. Notwithstanding anything to the contrary set forth herein, and without any requirement to comply with any other section hereof or to receive the consent of Borrower or any other Person (except as expressly set forth in this Section 12.02), each Lender may, at any time, pledge, collaterally assign and grant a security interest in and Lien on all or any portion of its rights and interests under this Agreement, any other Basic Document, its Loan (or any portion thereof) and all rights to receive payments hereunder: (i) to any Federal Reserve Bank or any other Governmental Authority in accordance with any applicable Requirements of Law, (ii) to any collateral trustee or collateral agent of a Federal Reserve Bank or Governmental Authority, or to any other collateral trustee or collateral agent with the prior written consent of the Borrower, and (iii) with the prior written consent of the Administrative Agent and the Borrower, such consent not to be unreasonably withheld (but subject to satisfaction of “know your customer” requirements of the Administrative Agent), to any other Person. No such assignment shall relieve the assigning Lender of any of its obligations hereunder, including, without limitation, with respect to any Committed Lender, its Commitment to fund Loans.

ARTICLE THIRTEEN

MUTUAL COVENANTS REGARDING CONFIDENTIALITY

Section 13.01. Covenants of the Borrower, the Servicer, and the Backup Servicer. Each of the Borrower, the Servicer, and the Backup Servicer, severally and with respect to itself only, covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or the identity of the Lenders under this Agreement), except as the Administrative Agent or any such Lender may have consented to in writing prior to any proposed disclosure and except that it may disclose such information (i) to its Advisors, officers, directors, employees, lenders, investors, potential investors, agents, auditors, subservicers or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer, or the Backup Servicer or (iii) to the extent it should be (a) required by Applicable Law (including filing a copy of this Agreement and the other Basic Documents (other than any fee related letters)) as exhibits to filings required to be made with the SEC, or in connection with any legal or regulatory proceeding, (b) requested by any Governmental Authority to disclose such information or (c) requested by any nationally recognized statistical rating organization; provided, that, in the case of clause (iv)(a), the Borrower, the Servicer and the Backup Servicer, as applicable, will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the Lenders of its intention to make any such disclosure prior to making such disclosure. The provisions of this Section 13.01 shall survive for two years following the termination of this Agreement.

Section 13.02. Covenants of the Administrative Agent, the Agents, the Lenders and the Backup Servicer.

(a) Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer, and any Successor Servicer covenants and agrees that it will not disclose any of the Confidential Information now or hereafter received or obtained by it without the Borrower’s prior written consent; provided, however, that it may disclose any such Confidential Information (i) in connection with participations and assignments pursuant to Section 12.01, including to potential third party participants and assignees, (ii) to those of its officers, directors, employees, lenders, potential lenders, investors, potential investors, dealers, hedge counterparties, potential counterparties, agents, counsel, accountants, auditors, subservicers, Advisors or representatives directly involved in the transactions contemplated by the Basic Documents who need to know such information for the purpose of assisting it in connection with the transactions contemplated by the Basic Documents or the financing thereof (provided, for so long as no Event of Default or Facility Amortization Event has occurred and is continuing, the Collection Policy shall not be disclosed to such person if such person is a Direct Competitor), (iii) to any nationally recognized statistical rating organization (within the meaning of the Exchange Act), including in compliance with Rule 17g-5 thereunder (or any similar rule or regulation in any relevant jurisdiction) or that is then rating the commercial paper notes issued by or on behalf of a Conduit Lender or other debt obligations of a Conduit Lender or its Affiliates, (iv) to any hedge counterparty and (v) to the extent it should be (a) required by Applicable Law (including filing a copy of this Agreement and the other Basic Documents (other than any fee related letters)) as exhibits to filings required to be made with the SEC, or in connection with any legal or regulatory proceeding or (b) requested by any

Governmental Authority to disclose such information; provided, that, in the case of clause (v)(a), the Administrative Agent, each Agent, each Lender, the Backup Servicer and any Successor Servicer, as applicable, will use all reasonable efforts to request that confidentiality is maintained and to use reasonable efforts to, unless otherwise prohibited by Applicable Law, promptly notify the Borrower of its intention to make any such disclosure. Confidential Information may not be provided to prospective participants or assignees before the execution of an Assignment and Acceptance, unless such Confidential Information is covered under a separate confidentiality agreement between the assigning Lender and such prospective participant or assignee.

(b) Each of the Backup Servicer and any Successor Servicer acknowledges and understands that the Confidential Information may contain “nonpublic personal information” as that term is defined in Section 6809(4) of the Gramm-Leach-Bliley Act (the “Act”), and each of the Backup Servicer and any Successor Servicer, and each of its employees, Affiliates, directly involved in the transaction contemplated by the Basic Documents, agrees that it (i) shall comply with applicable laws and regulations regarding the privacy or security of “nonpublic personal information” as that term is defined in Section 509(4) of the Act, (ii) shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of the Regional Entities which party may hold, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information, (iii) shall promptly notify the Regional Entities in writing upon becoming aware of any actual breach of the security, confidentiality, or integrity of nonpublic personal information received hereunder, and (iv) shall maintain such nonpublic personal information received hereunder in accordance with the Act and other applicable federal and state privacy laws.

(c) Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer and any Successor Servicer agrees that it will advise its Affiliates to whom it provides Confidential Information of the confidential nature of such information and that it shall direct its Affiliates to comply with the terms of this Article Fourteen applicable to the Administrative Agent, each Agent, each Lender, the Backup Servicer or any Successor Servicer, as applicable.

(d) Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer, and any Successor Servicer acknowledges and agrees that any Confidential Information provided to it, in whatever form, is the sole property of the Borrower and Regional Management. Neither such Person nor its Affiliates or Advisors shall use any of the Confidential Information now or hereafter received or obtained from or through the Borrower, Regional Management or any of their respective Affiliates for any purpose other than for purposes of engaging in, or as otherwise contemplated by, the transactions contemplated by the Basic Documents. The Administrative Agent, each Lender, the Backup Servicer and any Successor Servicer agree that if the Borrower and/or Regional Management should request in writing that it destroy or return the Confidential Information, it shall, at its option, return or destroy such Confidential Information; provided that it shall be permitted to retain only that portion of the Confidential Information, in accordance with the confidentiality obligations specified in this Agreement, that is necessary (i) for purposes of documenting any due diligence review performed by it in connection with this Agreement and (ii) to comply with any Applicable Laws or the internal document retention policies of the Administrative Agent, any Agent, any Lender, the Backup Servicer or any Successor Servicer.

(e) Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer, or any Successor Servicer acknowledges that all Confidential Information is considered to be proprietary and of competitive value, and in many instances trade secrets. Each of the Administrative Agent, each Agent, each Lender, the Backup Servicer and any Successor Servicer agrees that because of the unique nature of the Confidential Information any breach of this Agreement may cause the Borrower, Regional Management and their respective Affiliates irreparable harm and money damages and other remedies available at law in the event of a breach may not be adequate to compensate the Borrower, Regional Management and their Affiliates for any such breach. Accordingly, each of the Administrative Agent, each Agent, each Lender, the Backup Servicer and any Successor Servicer acknowledges and agrees that the Borrower, Regional Management and their respective Affiliates shall be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance, as a remedy for any such breach. Such relief shall be in addition to, and not in lieu of, all other remedies available to the Borrower, Regional Management and their respective Affiliates whether at law or in equity.

(f) If the Administrative Agent, any Lender, the Backup Servicer and any Successor Servicer, or any of their respective Affiliates or Advisors are legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process) to disclose any of the Confidential Information (including the fact that discussions or negotiations took place with respect to the transactions contemplated by the Basic Documents), the related entity shall promptly notify the Borrower and Regional Management in writing (unless such notification is prohibited by Applicable Law) of such requirement so that the Borrower and/or Regional Management, at their sole cost and expense, may seek a protective order or other appropriate remedy. The Administrative Agent, each Lender, the Backup Servicer and any Successor Servicer may disclose, without liability hereunder, that portion (and only that portion) of the Confidential Information that it is legally compelled to disclose; provided that it agrees to use reasonable efforts, at the sole cost and expense of the Borrower and Regional Management, to obtain assurance that confidential treatment will be accorded such Confidential Information by the person or persons to whom it was disclosed.

(g) Notwithstanding the foregoing, it is understood that the Administrative Agent, each Agent, each Lender, the Backup Servicer and any Successor Servicer or their Affiliates may be required to disclose (and may so disclose) the Confidential Information or portions thereof at the request of a Governmental Authority or in connection with an examination of it or its Affiliates by a Governmental Authority, including in connection with the regulator compliance policy of Administrative Agent, any Agent, any Lender, the Backup Servicer and any Successor Servicer. No notice shall be required in connection with any disclosures made pursuant to any request or examination by any Governmental Authority.

(h) It is understood and agreed that no failure or delay by the Servicer, the Borrower, the Backup Servicer, the Successor Servicer, the Administrative Agent, any Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(i) The provisions of this Section 13.02 shall survive for two years following the termination of this Agreement.

Section 13.03. Non-Confidentiality of Tax Treatment and Tax Structure. Notwithstanding anything to the contrary contained herein or in any document related to the transactions contemplated hereby, in connection with Treasury Regulations Section 1.6011-4, Section 301.6111-1T and Section 301.6112-1, the parties hereby agree that, from the commencement of discussions with respect to the transactions described herein, each party hereto (and each of its employees, representatives, Advisors, Affiliates or agents) is permitted to disclose to any and all persons of any kind, the tax treatment, tax structure and other relevant tax aspects of the transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to each such party related to such treatment, structure and tax aspects. In this regard, each party hereto acknowledges and agrees that this disclosure of the treatment, structure or tax aspects of the transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each party hereto acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the tax treatment, tax structure or other relevant tax aspects of the transactions is limited in any manner (such as where the transactions are claimed to be proprietary or exclusive) for the benefit of any other Person.

ARTICLE FOURTEEN

MISCELLANEOUS

Section 14.01. Amendments and Waivers.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Event of Default, Unmatured Event of Default or Facility Amortization Event, regardless of whether the Administrative Agent, any Agent or any Lender may have had notice or knowledge of such Event of Default, Unmatured Event of Default or Facility Amortization Event at the time.

(b) Neither this Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent with the consent of the Required Lenders. The Servicer shall provide a copy of each such proposed amendment, waiver or other modification to each Hedge Counterparty and each Rating Agency, if any. Notwithstanding the foregoing, no such agreement shall, without the written consent of each Lender:

(i) amend any provision of Section 2.07,

(ii) amend any provision of Schedule B,

(iii) change any provision of this Section or the definition of “Required Lenders”, “Event of Default,” “Facility Amortization Event” or “Servicer Termination Event”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder,

(iv) amend or change the definition of “Advance Rate”, “Borrowing Base”, “Borrowing Base Deficiency”, “Annualized Charge-off Ratio”, “Concentration Limits”, “Level I Trigger Event”, “Level II Trigger Event”, “Level III Trigger Event”, “Monthly Principal Amount” or “Reserve Account Required Amount”.

(v) reduce the principal or the rate of interest on the Loans or any fees or other amounts payable hereunder or under any other Basic Document;

provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Account Bank or the Backup Servicer hereunder without the prior written consent of the Account Bank or the Backup Servicer, as the case may be (which consent shall not be unreasonably withheld or delayed); provided further, that the Fee Letter may only be amended, or rights or privileges thereunder waived, in writing executed by the parties thereto and with the written consent of the Required Lenders.

No amendment, waiver or other modification which could have a material adverse effect on the rights or obligations of any Hedge Counterparty shall be effective against such Hedge Counterparty without the prior written agreement of such Hedge Counterparty. Notwithstanding the foregoing, if an Agent determines that it is necessary to establish an alternate rate of interest to the applicable LIBO Rate pursuant to Section 2.18, the Administrative Agent, the Lenders in the related Lender Group and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable, and the Administrative Agent may make Benchmark Replacement Conforming Changes in accordance with Section 2.18(c).

(c) Neither this Agreement nor any provision hereof may be waived except pursuant to an agreement or agreements in writing entered into by the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall, without the written consent of each Lender waive any condition set forth in Section 4.01; provided further, that no such agreement shall waive the rights or duties of the Account Bank, the Backup Servicer or the Hedge Counterparty hereunder without the prior written consent of the Account Bank, the Backup Servicer or the Hedge Counterparty, as the case may be.

(d) The Borrower shall promptly deliver to the Account Bank, the Backup Servicer and the Hedge Counterparty an executed copy of any amendment, waiver or modification under this Section. In executing any amendment to this Agreement, the Backup Servicer and the Account Bank shall be entitled to receive (i) an Officer’s Certificate of the Borrower stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent thereto have been satisfied, and (ii) written direction from the Borrower and the Administrative Agent (on behalf of the Secured Parties).

(e) All fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred in connection with any amendment, supplement or waiver shall be payable by the Borrower.

Section 14.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and e-mailed, mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party’s Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of notice by (i) mail, five days after being deposited in the United States mail, first class postage prepaid, (ii) e-mail and facsimile copy, when electronic communication of receipt is obtained or (iii) overnight courier, one Business Day after being deposited with such overnight courier service, except that notices and communications pursuant to Article Two shall not be effective until received with respect to any notice sent by mail, telecopier or e-mail.

Section 14.03. No Waiver, Rights and Remedies. No failure on the part of the Administrative Agent, any Agent or any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 14.04. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Backup Servicer, each Agent, the Secured Parties and their respective successors and permitted assigns and, in addition, each Hedge Counterparty shall be an express third-party beneficiary of this Agreement.

Section 14.05. Term of this Agreement. This Agreement shall remain in full force and effect until the Facility Termination Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Article Five and the indemnification and payment provisions, including those of Article Eleven, the provisions of Section 14.10 and any other provision of this Agreement expressly stated to survive, shall be continuing and shall survive any termination of this Agreement or the assignment, resignation or removal by or of the applicable parties hereto.

Section 14.06. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN §5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 14.07. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 14.08. Costs and Expenses. In addition to the rights of indemnification granted to the Indemnified Parties under Article Eleven, the Borrower agrees to pay on demand all reasonable costs and expenses of each Agent, the Secured Parties, the Backup Servicer and the Account Bank incurred in connection with the administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the other Basic Documents and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and disbursements of counsel for each Agent, the Secured Parties, the Backup Servicer and the Account Bank with respect thereto and with respect to advising such entities as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by such entities in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

Section 14.09. No Insolvency Proceedings.

(a) Notwithstanding any prior termination of this Agreement, no Secured Party or the Backup Servicer shall, prior to the date which is one year and one day after the final payment of the Aggregate Unpaids, petition, cooperate with or encourage any other Person in petitioning or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an Insolvency Proceeding against the Borrower under any United States federal or State Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Borrower.

(b) Notwithstanding any prior termination of this Agreement, each party to this Agreement hereby agrees that it shall not institute against, or join any other person in instituting against, any Conduit Lender any Insolvency Proceeding, for one year and one day after the latest maturing Commercial Paper Note and other debt security issued by such Conduit Lender is paid.

(c) The provisions of this Section shall survive the termination of this Agreement.

Section 14.10. Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of each Agent, any Secured Party, the Backup Servicer, the Account Bank, Regional Management, or the Borrower as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against manager or administrator of such Person or any incorporator, Affiliate, stockholder, officer, employee or director of such Person or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Agents, any Secured Party, the Backup Servicer and the Account Bank contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Person, and that no personal liability whatsoever shall attach to or be incurred by any administrator of any such Person or any incorporator, stockholder, Affiliate, officer, employee or director of such Person or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Person contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Person and each incorporator, stockholder, Affiliate, officer, employee or director of such Person or of any such administrator, or any of them, for breaches by such Person of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b) Each of the parties to this Agreement hereby (i) acknowledges and agrees that no Conduit Lender shall have any obligation to pay any amounts under this Agreement unless and until such Conduit Lender shall have received such amounts in respect of its Loans and (ii) agrees that no Conduit Lender shall have any obligation to pay any amounts constituting fees, a reimbursement for expenses, or indemnities (collectively, “Expense Claims”), and such Expense Claims shall not constitute a claim (as defined in Section 101 of Title 11 of the Bankruptcy Code or any similar law under another jurisdiction) against any Conduit Lender, unless or until such Conduit Lender has received amounts sufficient to pay such Expense Claims from amounts received by it in respect of its Loans and such amounts are not required to pay its indebtedness for borrowed money.

(c) The provisions of this Section shall survive the termination of this Agreement.

(d) No claim may be made by the Borrower, the Servicer or any of their Affiliates or any other Person against the Administrative Agent, any Agent, any Lender, the Backup Servicer, the Account Bank, or any of their Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages (including lost profits) arising out of or related to the transactions contemplated by this Agreement, and each of the Borrower and the Servicer, to the extent permitted by Applicable Law, hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 14.11. AML Law Compliance. Each of the Administrative Agent, the Backup Servicer and the Account Bank hereby notify the Borrower and the Servicer that pursuant to the laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the Patriot Act and regulations promulgated by the Office of Foreign Asset Control (collectively, “AML Law”), it, and each other Lender, may be required to obtain, verify and record information that identifies the Borrower or the Servicer, which information includes the name and address of the such party, organizational documentation, director and shareholder information, and other information that will allow the Administrative Agent, each Agent, the Backup Servicer, the Account Bank and each Lender to identify such entity in accordance with the AML Law (and the Borrower and the Servicer agree to provide any such necessary information). This notice is given in accordance with the requirements of the AML Law and is effective for the Administrative Agent, each Agent, the Backup Servicer, the Account Bank and each Lender.

Section 14.12. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, admissibility in evidence or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act (collectively, “Signature Law”). Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of certificates when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 14.13. Intercreditor Agreement. The parties hereto acknowledge the existence of the Intercreditor Agreement and that certain rights of the parties (other than the Account Bank and the Backup Servicer (other than if it becomes the Successor Servicer) may be subject to the provisions thereof.

Section 14.14. Third Party Beneficiary. The 2021-1C SUBI Trustee shall be a third party beneficiary of this Agreement for purposes of amounts owed to it by the Borrower from time to time in accordance with Section 2.07 and subject to the other terms of this Agreement.

Section 14.15. JPMorgan CP Rate.

(a) JPMorgan hereby notifies the Borrower, the Servicer and each other party hereto that (i) JPMorgan and/or its Affiliates may from time to time purchase, hold or sell, as principal and/or agent, Commercial Paper issued by the JPMorgan Conduit Lender, (ii) JPMorgan and/or its Affiliates act as administrative agent for the JPMorgan Conduit Lender, and as administrative agent JPMorgan manages the JPMorgan Conduit Lender’s issuance of Commercial Paper, including the selection of amount and tenor of Commercial Paper issuance and the discount or interest rate applicable thereto, (iii) JPMorgan and/or its Affiliates act as a Commercial Paper dealer for the JPMorgan Conduit Lender and (iv) JPMorgan’s activities as administrative agent and Commercial Paper dealer for the JPMorgan Conduit Lender, and as a purchaser or seller of Commercial Paper, affect the interest or discount rate applicable to the Commercial Paper issued by the JPMorgan Conduit Lender, which affect the CP Rate paid by the Borrower hereunder.

(b) By execution of this Agreement, each of the Borrower, the Servicer and each other party hereto hereby (i) acknowledges the foregoing and agrees that JPMorgan does not warrant or accept any responsibility for, and shall not have any liability with respect to the interest or discount rate paid by the JPMorgan Conduit Lender in connection with its Commercial Paper issuance, (ii) acknowledges that the discount or interest rate at which JPMorgan and/or its Affiliates purchase or sell Commercial Paper will be determined by JPMorgan and/or its Affiliates in their sole discretion and may differ from the discount or interest rate applicable to comparable transactions entered into by JPMorgan and/or its Affiliates on the relevant date and (iii) waives any conflict of interest arising by reason of JPMorgan and/or its Affiliates acting as administrative agent and Commercial Paper dealer for the JPMorgan Conduit Lender while acting as purchaser or seller of Commercial Paper.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

REGIONAL MANAGEMENT RECEIVABLES V, LLC,
as Borrower

By:
Name: Harpreet Rana
Title: Executive Vice President and
Chief Financial Officer

Address for Notices:
979 Batesville Road
Suite B
Greer, SC 29651
Attention: Harpreet Rana
Email: xxx@regionalmanagement.com

REGIONAL MANAGEMENT CORP., as Servicer

By:
Name: Harpreet Rana
Title: Executive Vice President and
Chief Financial Officer

Address for Notices: 979 Batesville Road Suite B Greer, SC 29651 Attention: Harpreet Rana Email: xxx@regionalmanagement.com

Signature Page to JPM Credit Agreement (Regional Management)

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:

Name:
Title:

Address for Notices:

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

E-mail: xxx@jpmorgan.com

xxx@jpmorgan.com

xxx@jpmorgan.com

Telephone: (xxx) xxx-xxxx

Facsimile: xxx xxx-xxxx

Signature Page to JPM Credit Agreement (Regional Management)

JPMORGAN CHASE BANK, N.A.,
as JPMorgan Committed Lender

By:

Name:
Title:

Address for Notices:

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

E-mail: xxx@jpmorgan.com

xxx@jpmorgan.com

xxx@jpmorgan.com

Telephone: (xxx) xxx-xxxx

Facsimile: (xxx) xxx-xxxx

JUPITER SECURITIZATION COMPANY LLC as JPMorgan Conduit Lender

By: JPMORGAN CHASE BANK, N.A., its attorney-in-fact

By:

Name:
Title:

Address for Notices:

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

E-mail: xxx@jpmorgan.com

xxx@jpmorgan.com

xxx@jpmorgan.com

Telephone: (xxx) xxx-xxxx

Facsimile: (xxx) xxx-xxxx

Signature Page to JPM Credit Agreement (Regional Management)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Account Bank and Backup Servicer

By:

Name:
Title:

Address for Notices:

Wells Fargo Bank, National Association,

MAC N9300-061

600 S. 4th Street

Minneapolis, MN 55415

Attention: Corporate Trust Services – Asset- Backed Administration

E-mail: xxx@wellsfargo.com

Telephone: (xxx) xxx-xxxx

Signature Page to JPM Credit Agreement (Regional Management)

SCHEDULE A

JPMORGAN LENDER SUPPLEMENT

Lender Group: Administrative Agent:	JPMorgan Lender Group JPMorgan Chase Bank, N.A.

Address for Notices:

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

E-mail: xxx@jpmorgan.com

xxx@jpmorgan.com

xxx@jpmorgan.com

Telephone: (xxx) xxx-xxxx

Facsimile: (xxx) xxx-xxxx

JPMorgan Conduit Lender:	Jupiter Securitization Company LLC

Committed Lender:	JPMorgan Chase Bank, N.A.

Commitment:	$100,000,000

Address for Notices and Investing Office:

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

E-mail: xxx@jpmorgan.com

xxx@jpmorgan.com

xxx@jpmorgan.com

Telephone: (xxx) xxx-xxxx

Facsimile: (xxx) xxx-xxxx

SA-1

CP Rate:	means, with respect to any Interest Period (or portion thereof), the per annum rate calculated to yield the “weighted average cost” (as defined below) for such Interest Period (or portion thereof) in respect to commercial paper issued by such Conduit Lender; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate for such Interest Period (or portion thereof), the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum shall be used in calculating such component. As used in this definition, “weighted average cost” for any Interest Period (or portion thereof) means the sum (without duplication) of (i) the actual interest accrued during such Interest Period (or portion thereof) on outstanding commercial paper issued by such Conduit Lender (excluding any commercial paper issued to and held by a Committed Lender in such Conduit Lender’s Lender Group, or any affiliate thereof, other than such commercial paper held as part of the market making activities of Conduit Lender’s commercial paper dealer), (ii) the commissions of placement agents and dealers in respect of such commercial paper, (iii) any note issuance costs attributable to such commercial paper not constituting dealer fees or commissions, expressed as an annualized percentage of the aggregate principal component thereof, (iv) the actual interest accrued during such Interest Period (or portion thereof) on other borrowings by such Conduit Lender, including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, which may include loans from Conduit Lender or its affiliates (such interest rate not to exceed, on any day, the Federal Funds effective rate in effect on such day plus 0.50%), and (v) incremental carrying costs incurred with respect to commercial paper maturing on dates other than those on which corresponding funds are received by such Conduit Lender, minus any accrual of income net of expenses received from investment of collections received under all receivable purchase facilities funded substantially with commercial paper.

Wire Information:

SA-2

SCHEDULE B

ELIGIBLE RECEIVABLE CRITERIA

An “Eligible Receivable” means, on any date of determination, any Receivable (A) that has been included as part of the Collateral or in the case of the North Carolina Receivables, allocated to the 2021-1C SUBI, (B) for which the related Receivable File is in the possession of the Servicer, (C) which is identified on the Schedule of Receivables delivered by the Borrower to each Agent and the Account Bank as part of a Funding Request or substitution and (D) which satisfies each of the following conditions, in each case, as of the date specified:

(a) Characteristics of Receivables. Each Receivable:

(i) at the time of origination of such Receivable, has been fully and properly executed or electronically authenticated by the Obligor thereto;

(ii) at the time of origination of such Receivable, was originated in the United States and denominated in Dollars;

(iii) at the time of origination, for which the Obligor thereto has provided as its most recent billing address an address located in the continental United States;

(iv) at the time of origination, such Receivable with respect to which the related Contract was not an Electronic Contract or an Online Originated Receivable, was a Branch Receivable or a Convenience Check;

(v) at the time of origination, with respect to which the related Contract was an Electronic Contract, was a Branch Assisted Electronic Receivable or an Online Originated Receivable;

(vi) was originated by an Originator in accordance with and satisfies the standards of the operating polices of the Originator at the time of origination of such Receivable, including the Credit Policy and the Collection Policy;

(vii) with respect to which, as of the date of the related Contract, all proceeds on the related Contract were fully disbursed and there is no requirement for future advances thereunder and all fees and expenses in connection with the origination of the Receivable have been paid and each of the Originator, Regional Management and the Borrower has performed all obligations required to be performed by it under such Contract.

(viii) at the time of origination, is (a) secured by a (i) vehicle that is owned free and clear by the Obligor and not subject to an outstanding loan or associated lease or (ii) a non-essential household good or (b) is unsecured and with respect to clause (b) is in compliance with the applicable clauses of the definition of “Concentration Limits” herein;

(ix) at the time of origination, is not secured by real estate;

(x) at the time of origination, either (A) has been originated by an Originator in the ordinary course of its respective business or (B) has been originated or acquired directly by an Originator in accordance with its customary practices and, in either case, (i) (a) Regional Management has previously acquired such Receivable from such Originator pursuant to a First Tier Purchase Agreement (or in the case of Receivables originated by Regional Finance Corporation North Carolina, such Receivable has been contributed to the Trust), or (b) Regional Management has acquired such Receivable directly or indirectly from a direct or indirect Subsidiary of Regional Management in connection with a Securitization (or in the case of Receivables originated by Regional Finance Corporation of North Carolina, has been reallocated directly or indirectly from the related SUBI to the UTI); and (ii) such Receivable has been acquired by the Borrower from Regional Management pursuant to the Second Tier Purchase Agreement and has been pledged by the Borrower to the Administrative Agent pursuant to this Agreement (or in the case of the Receivables originated by Regional Finance Corporation of North Carolina, is allocated to the 2021-1C SUBI).

(xi) at the time of origination, the related Cutoff Date and any Determination Date, to the extent such Receivable is a Hard Secured Receivable, such Receivable is secured by a first priority validly perfected security interest in the related underlying collateral in favor of an Originator, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in such related underlying collateral in favor of an Originator, as secured party, which security interest, in either case, is assignable and has been so assigned by Regional Management to Borrower and by the Borrower to the Administrative Agent;

(xii) at the time of origination, contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(xiii) at the time of origination, provides for level monthly payments which fully amortize the initial Principal Balance over the original term; provided, that the amount of the first or last payment may be different from the level payment but in no event more than three times the level monthly payment;

(xiv) at the time of origination, provides for a fixed rate of interest and applicable fees at the APR specified in the Schedule of Receivables and for which payment is calculated pursuant to the Simple Interest Method or Precomputed Interest Method, as applicable, and in the event that such Receivable is prepaid by the Obligor, requires a prepayment that fully pays the Principal Balance of such Receivable and any interest and applicable fees accrued at the related APR through the date of prepayment;

(xv) as of the date of determination related to the applicable Cutoff Date, no Scheduled Payment remains unpaid 30 days or more from the original due date for such payment

(xvi) as of the related Cutoff Date and any Determination Date, no Scheduled Payment remains unpaid 60 days or more from the original due date for such payment;

(xvii) as of the related Cutoff Date and any Determination Date, is not a Defaulted Receivable;

(xviii) at the time of origination, is not secured by underlying collateral that has been repossessed;

(xix) at the time of origination, has a Scheduled Payment due at least monthly;

(xx) as of the date of determination related to the applicable Cutoff Date, is not an Extended Receivable (including Delinquent Renewals) for which either no Scheduled Payment thereon has been made by the Obligor after the related extension or for which the related extension occurred in the current Collection Period;

(xxi) at the time of origination, is not a Modified Contract;

(xxii) at time of sale to the Borrower, with respect to which no procedures believed by the Servicer or the Borrower to be materially adverse to the interests of the Lenders were utilized by the Servicer or the Borrower in identifying and/or selecting such Receivable; additionally, no adverse procedures were used by the Borrower in providing information related to the Receivables;

(xxiii) at the time of origination, the related Cutoff Date and any Determination Date, is not subject to any right of rescission, cancellation, set-off, claim, counterclaim or defense (including the defense of usury), and the operation of any of the terms of any contract, or the exercise of any right thereunder, will not render the related Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) and neither no Regional Management Entity has received written notice of the assertion of any such right of rescission, setoff, counterclaim or defense with respect thereto;

(xxiv) at the time of origination, the related Cutoff Date and any Determination Date, there are no proceedings pending or, to the best of the Borrower’s knowledge threatened, wherein the Obligor or any Governmental Authority has alleged the related Contract is illegal or unenforceable;

(xxv) at the time of origination, provides that a prepayment by the related Obligor will fully pay the Principal Balance and accrued interest through the date of prepayment based on the Contract’s APR;

(xxvi) at the time of origination, for which the Servicer and the related Originator have clearly marked their electronic records to indicate that such Receivable is owned by the Borrower or in the case of the North Carolina Receivables, owned by the Trust;

(xxvii) at the time of origination, the first scheduled payment on the related Contract is no more than 45 days from the contract date or past due; provided that no funds will have been advanced by an Originator, the Borrower, any third-party lender, or anyone acting on behalf of any of them in order to cause such Contract to comply with such requirement;

(xxviii) at the time of sale to the Borrower, is fully assignable and the related Contract does not require the Obligor or any other party to receive notice or consent to the transfer, sale or assignment of the rights and duties of the Originator thereunder;

(xxix) at the time of origination, the related Cutoff Date and any Determination Date, the related Contract has not been waived in any manner such that the Contract fails to satisfy any of the representations and warranties made by Regional Management or each Originator with respect thereto, and no provision of any Contract has been waived except as noted in the related Receivable File;

(xxx) at the time of sale to the Borrower, the sale, transfer, assignment and conveyance of such Receivable by an Originator or Regional Management is not subject to and will not result in any Tax payable by such Originator, Regional Management or the Borrower to any federal, State or local government, other than those Taxes which have or will be paid by such Originator or Regional Management as due;

(xxxi) at the time of origination, the related Cutoff Date and any Determination Date, the related Obligor is not bankrupt and is not the subject of any bankruptcy proceeding;

(xxxii) at the time of origination, such Receivable had an original term to maturity and a remaining term to maturity of not more than 60 months and not less than three months;

(xxxiii) such Receivable is due from an Obligor that at the time of origination had a FICO® Score and such FICO® Score was not less than 525;

(xxxiv) at the time of origination, such Receivable had an APR of at least 5.00%;

(xxxv) at the time of origination, the related Cutoff Date and any Determination Date, such Receivable has an APR of no more than 36.00%, inclusive of any fees;

(xxxvi) at the time of origination, such Receivable had an amount financed of no more than: (A) $5,000 if such Receivable is a Convenience Check, (B) $25,000 for Hard Secured Receivables, (C) $12,000 for any Receivables that are not Convenience Checks or Hard Secured Receivables;

(xxxvii) such Receivable was originated on or after January 1, 2018; and

(xxxviii) at the time of sale to the Borrower, such Receivable had been originated pursuant to a Credit Policy and had been serviced pursuant to a Collection Policy that in each case, is in material compliance with Section 6.01(h) of the Credit Agreement.

(b) Schedule of Receivables. The information with respect to a Receivable set forth in the Schedule of Receivables is true and correct in all material respects as of the related Funding Date or substitution date.

(c) Compliance with Law. The Receivable complied at the time it was originated or made, the transfer of that Receivable to the Borrower complied at the time of transfer, and the ownership of that Receivable by the Borrower complies as of the Closing Date or the related Funding Date, as applicable, in all material respects with all requirements of applicable federal, State and local laws, and regulations thereunder, including to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, the Servicemembers Civil Relief Act, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to that Receivable. None of the underlying Obligors related to such Receivables are Sanctioned Targets.

(d) Binding Obligation. The Receivable and the related Contract is duly authorized on the part of the related Obligor, is in full force and effect and constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such Receivable may be modified by the application after the related Cutoff Date of the Servicemembers Civil Relief Act, to the extent applicable to the related Obligor.

(e) Receivable in Force. The Receivable has not been satisfied, subordinated or rescinded nor has the underlying collateral, if any, securing the related Contract been released from the lien of such Receivable in whole or in part, other than in connection with a substitution of similar collateral in accordance with customary procedures, and no Regional Management Entity has done nothing to impair the rights of the Secured Parties therein.

(f) No Default; No Waiver. Except for payment delinquencies with respect to any Receivable, no default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the related Cutoff Date nor did any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable exist as of the related Cutoff Date and the Borrower has not waived any of the foregoing.

(g) No Government Obligor. The Obligor on the Receivable is not the United States or any State or any local government, or any agency, department, political subdivision or instrumentality of the United States or any State or any local government.

(h) Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, setting over, conveyance or pledge of such Receivable would be unlawful, void, or voidable. Neither any Originator nor Regional Management has entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of the related Receivable.

(i) Good Title. It is the intention of the Borrower that each of the sales, transfers, assignments and conveyances herein contemplated constitute an absolute sale, transfer, assignment and conveyance of the Receivables and the 2021-1C SUBI Certificate and that neither the Receivables nor the 2021-1C SUBI Certificate shall be a part of Regional Management’s estate in the event of the filing of a bankruptcy petition by or against Regional Management under any bankruptcy law. As of the Closing Date or the related Funding Date, as applicable, neither the 2021-1C SUBI Certificate nor any Receivable has been sold, transferred, assigned, conveyed or pledged by any Originator, Regional Management, the Trust or the Borrower to any Person other than pursuant to the Basic Documents. As of the Closing Date or the related Funding Date, as applicable, and immediately prior to the related sale and transfer herein contemplated, Regional Management had good and marketable title to and was the sole owner of each related Receivable and the 2021-1C SUBI Certificate free and clear of all Liens (except any Lien which will be released prior to assignment of such Receivable hereunder and any Permitted Liens), and, immediately upon the sale and transfer thereof, the Borrower will have good and marketable title to each such Receivable and the 2021-1C SUBI Certificate, free and clear of all Liens (other than Permitted Liens).

(j) Filings. All filings (including UCC filings) necessary in any jurisdiction to give the Borrower a first priority, validly perfected ownership interest in the Receivables (other than any related security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement), and to give the Administrative Agent a first priority perfected security interest therein, will be made on the Closing Date.

(k) Priority. The Receivable is not pledged, assigned, sold, subject to a security interest, or otherwise conveyed other than pursuant to the Basic Documents. Neither any Originator nor Regional Management has authorized the filing of and there are no financing statements against an Originator or Regional Management that include a description of collateral covering any Receivable other than any financing statement relating to security interests (i) granted under the Basic Documents or (ii) that have been or, prior to the assignment of such Receivable hereunder, will be terminated, amended or released. The Second Tier Purchase Agreement creates a valid and continuing security interest in the Receivable (other than the related security with respect thereto) in favor of the Borrower which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from Regional Management.

(l) Characterization of Receivables. Each Receivable constitutes “tangible chattel paper,” “accounts,” “instruments,” “general intangibles” or “electronic chattel paper” (in each case, as defined in the UCC).

(m) One Original. With respect to each Receivable with respect to which the related Contract does not constitute an Electronic Contract, there is only one executed original copy of the Contract (except in the case of a Convenience Check) related to such Receivable. Further, the Contract relating to such Receivable described in the preceding sentence does not have any stamps, marks or notations indicating any interest of any other Person, or if it has any stamps, marks or notations indicating an interest of any other Person, such stamps, marks or notations have been cancelled or voided (or if such stamp, mark or notation is in the name of an agent (or any predecessor agent) under the Senior Revolver, the Borrower has the right to cancel or void such stamp, mark or notation without the consent of such agent (or any predecessor agent, as applicable) and such agent (or any predecessor agent, as applicable) has released in writing its lien on such Contract).

(n) No Defenses. Neither any Originator nor Regional Management has any knowledge either of any facts which would give rise to any right of rescission, offset, claim, counterclaim or defense, or of the same being asserted or threatened and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the related Obligor) with respect to any Receivable.

(o) Receivable File. As of the related Funding Date, (i) with respect to any Contract other than an Electronic Contract, the original related Receivable File, Servicer File and related documentation are maintained by the Servicer on behalf of the Borrower for the benefit of the Secured Parties, (ii) with respect to an Electronic Contract that constitutes Electronic Chattel Paper, the Authoritative Copy of such Electronic Contract is maintained in the Electronic Vault solely for the benefit of the Administrative Agent, as pledgee of the Borrower or the Trust, as applicable, and the original related Receivable File, Servicer File and related documentation are maintained by the Servicer on behalf of the Borrower for the benefit of the Secured Parties, and (iii) with respect to an Electronic Contract that does not constitute Electronic Chattel Paper, the electronically authenticated original record of the executed Contract is maintained in the Electronic Vault solely for the benefit of the Administrative Agent, as pledgee of the Borrower or the Trust, as applicable, and the original related Receivable File, Servicer File and related documentation are maintained by the Servicer on behalf of the Borrower for the benefit of the Secured Parties.

(p) No Fraud or Misrepresentation. To the best of the Borrower’s knowledge, such Receivable was originated without fraud or misrepresentation.

(q) Electronic Chattel Paper. With respect to each Receivable with respect to which the related Contract constitutes Electronic Chattel Paper, all of the following are true:

(i) There is only one single Authoritative Copy of each electronic “record” constituting or evidencing a Contract that is Electronic Chattel Paper, the record or records composing the Electronic Chattel Paper are created, stored and assigned in such a manner that (A) a single authoritative copy of the record or records exists which is unique, identifiable and unalterable (other than a revision that is readily identifiable as an authorized or unauthorized revision), (B) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy, (C) the authoritative copy has been communicated to and is maintained by the Electronic Vault Provider as a designated custodian of the Administrative Agent, (D) all copies or revisions that add or change an identified assignee of the Authoritative Copy of such Contract that constitutes or evidences the Receivable must be made with the participation of the Administrative Agent, and (E) such Authoritative Copy identifies only the Administrative Agent as the assignee.

(ii) Neither the Borrower nor any other Person has communicated an Authoritative Copy of such Contract that constitutes or evidences the Receivable to any Person other than the Electronic Vault Provider as a designated custodian of the Administrative Agent pursuant to the terms of this Agreement and the Electronic Collateral Control Agreement from and after the applicable Funding Date.

SCHEDULE C

SCHEDULE OF RECEIVABLES

[Original delivered to and on file with the Agents]

SC-1

SCHEDULE D

LOCATION OF RECEIVABLE FILES AND BOOKS AND RECORDS

[Provided to and on file with the Administrative Agent]

SD-1

SCHEDULE E

LIST OF APPROVED SUBSERVICERS AND SUBCUSTODIANS

Regional Finance Corporation of Alabama, d/b/a Regional Finance, d/b/a Superior Financial Services, d/b/a First Community Credit

Regional Finance Company of Georgia, LLC, d/b/a Regional Finance

Regional Finance Company of Illinois, LLC, d/b/a Regional Finance

Regional Finance Company of New Mexico, LLC, d/b/a Regional Finance

Regional Finance Company of Missouri, LLC, d/b/a Regional Finance

Regional Finance Corporation of North Carolina, d/b/a Regional Finance, d/b/a RMC Financial Services

Regional Finance Company of Oklahoma, LLC, d/b/a Regional Finance

Regional Finance Corporation of South Carolina, d/b/a Regional Finance, d/b/a RMC Financial Services, d/b/a Sun Finance, d/b/a Anchor Finance

Regional Finance Corporation of Tennessee, d/b/a Regional Finance

Regional Finance Corporation of Texas, d/b/a Regional Finance, d/b/a Regional Finance Corporation

Regional Finance Company of Virginia, LLC, d/b/a Regional Finance

Regional Finance Corporation of Wisconsin, d/b/a Regional Finance

SE-1

SCHEDULE F

REPRESENTATIONS AND WARRANTIES REGARDING SECURITY INTERESTS

The Borrower represents and warrants as of the Closing Date and each Funding Date:

(ii) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in all Receivables in favor of the Administrative Agent, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Borrower.

(iii) The Receivables constitute “tangible chattel paper,” “accounts,” “instruments,” “general intangibles” or “electronic chattel paper” (in each case, as defined in the UCC).

(iv) The Borrower owns and has good and marketable title to the Receivables and the 2021-1C SUBI Certificate free and clear of any Lien, claim, or encumbrance of any Person (other than Permitted Liens).

(v) The Borrower has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Receivables granted to the Administrative Agent hereunder.

(vi) Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Administrative Agent hereunder, that has been terminated or amended in connection with the security interest of the Administrative Agent. The Borrower is not aware of any judgment or tax lien filings against the Borrower.

(vii) The Borrower (or its duly appointed agent) has in its possession all copies of the Contracts that constitute or evidence the Receivables (other than Electronic Contracts). The Contracts (other than Electronic Contracts) that constitute or evidence the Receivables do not have any stamps, marks or notations indicating that they have been pledged, assigned, or otherwise conveyed to any Person other than the Administrative Agent, except such stamps, marks or notations otherwise cancelled, voided or superseded (or if such stamp, mark or notation is in the name of an agent (or any predecessor agent) under the Senior Revolver, the Borrower has the right to cancel or void such stamp, mark or notation without the consent of such agent (or any predecessor agent, as applicable) and such agent (or any predecessor agent, as applicable) has released in writing its lien on such Contract). All financing statements filed or to be filed against the Borrower in favor of the Administrative Agent in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Administrative Agent”.

SF-1

SCHEDULE G

SERVICING CENTRALIZATION EVENT

Following the occurrence of a Servicing Centralization Event, unless waived by the Required Lenders, the following will occur:

(r) The Backup Servicer will confirm access of a central lockbox approved by the Administrative Agent (acting at the direction of the Required Lenders) (the “Lockbox”), pursuant to a lockbox agreement (the “Lockbox Agreement”) among the holder of the Lockbox, Regional Management, the Administrative Agent on behalf of the Lenders, and the Backup Servicer. Regional Management will send letters to Obligors with new/updated payment instructions to make all payments to the Lockbox and all other offices of Regional Management that collect cash and checks must send such Collections to the Lockbox within one day of receipt.

(s) The Administrative Agent, the Agents and the Backup Servicer will participate in status meetings with Regional Management on a regular basis, which meetings may be conducted telephonically.

(t) The collection function will remain with Regional Management as Servicer, but moved to a central location acceptable to the Administrative Agent (acting at the direction of the Required Lenders) and the Backup Servicer.

(u) Regional Management will utilize a single repossession vendor with a national footprint acceptable to the Administrative Agent (acting at the direction of the Required Lenders) and the Backup Servicer.

SG-1

SCHEDULE H

LOCATIONS OF BOOKS AND RECORDS

[Provided to and on file with the Administrative Agent]

SH-1

SCHEDULE I

BORROWER OPERATING ACCOUNT

[Provided to and on file with the Administrative Agent]

SI-1

EXHIBIT A

FORM OF FUNDING REQUEST

            , 20__

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

E-mail: xxx@jpmorgan.com

xxx@jpmorgan.com

xxx@jpmorgan.com

Telephone: (xxx) xxx-xxxx

Facsimile: (xxx) xxx-xxxx

Wells Fargo Bank, National Association,

as Account Bank and Backup Servicer

MAC N9300-061

600 S. 4th Street

Minneapolis, MN 55415

Attention: Corporate Trust Services – Asset-Backed Administration

Re:	Regional Management Receivables V, LLC – Credit Agreement

Ladies and Gentlemen:

The undersigned is a Responsible Officer of Regional Management Receivables V, LLC (the “Borrower”) and is authorized to execute and deliver this Funding Request on behalf of the Borrower pursuant to the Credit Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Regional Management Corp, as servicer, Wells Fargo Bank, National Association (“Wells Fargo Bank”), as backup servicer and account bank, the Lenders from time to time party thereto, the Agents for the Lender Groups from time to time parties thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”) as Administrative Agent. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

The Borrower hereby requests that a Loan be made under the Credit Agreement on             ,              in the amount of $            .

In connection with the foregoing, the undersigned hereby certifies, on behalf of the Borrower, as follows:

(1) As of the date hereof, the Borrowing Base (calculated as of the previous Determination Date, or the later of, with respect to Receivables added to the Collateral following such Determination Date, but prior to or on such date of determination, the related Cutoff Date) are              and             , respectively. After giving effect to the requested Loan, the Loans Outstanding will not exceed the Borrowing Base and no Borrowing Base Deficiency will exist. Attached to this Funding Request is a true, complete and correct calculation of such Borrowing Base and all components thereof.

(2) All of the conditions applicable to the requested Loan as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan, including:

(a) each of the representations and warranties contained in Article Five of the Credit Agreement are true and correct in all respects on and as of the date hereof, before and after giving effect to the Loan and to the application of the proceeds therefrom as though made on and as of the date hereof;

(b) no event has occurred, or would result from such Loan or from the application of the proceeds therefrom, which constitutes an Event of Default or Facility Amortization Event;

(c) the Borrower is in material compliance with each of its covenants set forth in the Credit Agreement; and

(d) to the best of the Borrower’s knowledge, no event has occurred which constitutes a Servicer Termination Event.

(3) The requested Loans will not, on the Funding Date, exceed the Available Amount and, after giving effect to the requested Loan, the Loans Outstanding will not exceed the Borrowing Base.

(4) Attached hereto is a true, correct and complete Schedule C to the Credit Agreement, reflecting all Subsequent Receivables which will become part of the Collateral on the Funding Date, each Subsequent Receivable reflected thereon being an Eligible Receivable.

(5) The Cutoff Date with respect to the Receivables is             , 20            .

REGIONAL MANAGEMENT RECEIVABLES V, LLC,
as Borrower

By:
Name:
Title:

SCHEDULE A TO FUNDING REQUEST

[FORM OF FUNDING REQUEST REPORT TO BE INSERTED]

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE1

            , 20__

Reference is made to the Credit Agreement, dated as of , April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables V, LLC, as borrower, Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, National Association, as account bank and backup servicer. Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

             (the “Assignor”) and              (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Schedule 1 of all outstanding rights and obligations of the Assignor under the Credit Agreement, including such interest in the Commitment of the Assignor and the Lender Advances made by the Assignor. After giving effect to such sale and assignment, the Commitment and the amount of Lender Advances made by the Assignee will be as set forth in Section 2 of Schedule 1.

2. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien.

3. The Assignor and the Assignee confirm to and agree with each other and the other parties to Credit Agreement that: (i) other than as provided herein, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (ii) the Assignee confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) the Assignee will, independently and without reliance upon the Administrative Agent, the Assignor

[1]	Note: This form may be modified as necessary (but on a basis consistent with this form) to accommodate assignments of balances by Conduits and other scenarios.

or any other Lender party to the Credit Agreement and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) the Assignor and the Assignee confirm that the Assignee is an Eligible Assignee; (v) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) the Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including the confidentiality provisions of Article Fourteen of the Credit Agreement; and (vii) this Assignment and Acceptance meets all other requirements for such an Assignment and Acceptance set forth in Article Thirteen of the Credit Agreement.

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance. The effective date of this Assignment and Acceptance (the “Assignment Date”) shall be the date of acceptance thereof by the Administrative Agent, unless a later date is specified in Section 3 of Schedule 1.

5. The Assignor and the Assignee agree to reimburse the Administrative Agent for all reasonable fees, costs and expenses (including reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with this Assignment and Acceptance.

6. Upon such acceptance by the Administrative Agent, the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, provided, however, that the Assignor shall, to the extent such rights have been assigned by it under this Assignment and Acceptance, relinquish its assigned rights and be released from its assigned obligations under the Credit Agreement (and, in the case of an Assignment and Acceptance coving all or the remaining portion of an assigning Assignor’s rights and obligations under the Credit Agreement, Assignor shall cease to be a party thereto).

7. Upon such acceptance by the Administrative Agent, from and after the Assignment Date, the Administrative Agent shall make, or cause to be made, all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN § 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Acceptance and Assignment as of the              day of              , 20__.

_________________________, as Assignor

By:
Name:
Title:

_________________________, as Assignee

By:
Name:
Title:

Schedule 1

to

Assignment and Acceptance

                     , 20__

Section 1.
Percentage Interest:	________%
Section 2.
Dollar Amount of the Loan Owing to the	$_______________
Assignee:
Section 3.

Assignment Date: , 20__

EXHIBIT D

FORM OF CREDIT POLICY

[Provided to and on file with the Administrative Agent]

D-1

EXHIBIT E

FORM OF COLLECTION POLICY

[Provided to and on file with the Administrative Agent]

E-1

EXHIBIT F-1

FORM OF POWER OF ATTORNEY

This Power of Attorney (this “Power of Attorney”) is executed and delivered by Regional Management Receivables V, LLC (“Grantor”) to JPMorgan Chase Bank, N.A., as Administrative Agent (“Attorney”), pursuant to (i) the Credit Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Grantor, as borrower (the “Borrower”), Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as account bank and backup servicer, and (ii) the other Basic Documents. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The Power of Attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Grantor until all Aggregate Unpaids have been indefeasibly paid in full and Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Credit Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Event of Default, to do the following: (i) to give any necessary receipts or acquittance for amounts collected or received under the Credit Agreement, (ii) to make all necessary transfers of the Collateral in connection with any sale or other disposition made pursuant to the Credit Agreement, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, Grantor thereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Basic Document, (v) to exercise all rights and privileges of Grantor under the Second Tier Purchase Agreement, (vi) to pay or discharge any taxes, Liens or other encumbrances levied or placed on or threatened against Grantor or Grantor’s property, (vii) to defend any suit, action or

F-1-1

proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate, (viii) to file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property, (ix) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with, any of Grantor’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith and (x) to cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of Grantor under the Credit Agreement or any other Basic Document, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon its property or assets and the Liens of the Administrative Agent, as agent for the Secured Parties thereon, all as fully and effectively as it might do.

Grantor hereby ratifies, to the extent permitted by Applicable Law, all that the Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor as of the date first above written.

REGIONAL MANAGEMENT RECEIVABLES V, LLC

By:
Name:
Title:

Sworn to and subscribed before
me as of the date first above written

Notary Public

[NOTARY SEAL]

F-1-2

EXHIBIT F-2

FORM OF POWER OF ATTORNEY

This Power of Attorney (this “Power of Attorney”) is executed and delivered by Regional Management Corp. (“Grantor”) to JPMorgan Chase Bank, N.A., as Administrative Agent (“Attorney”), pursuant to (i) the Credit Agreement, dated as of April 28. 2021(as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables V, LLC, as borrower (the “Borrower”), Grantor, as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as account bank and backup servicer, and (ii) the other Basic Documents. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The Power of Attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Grantor until all Aggregate Unpaids have been indefeasibly paid in full and Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Credit Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Servicer Termination Event, to execute any agreements, orders, instructions or other documents in connection with the Receivables, the Receivables Files or the Contracts, including giving instructions to any subservicer with respect to assembly and delivery of possession of the Receivables Files or the Contracts (other than the Electronic Contracts) to or at the direction of the Administrative Agent, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon its property or assets and the Liens of the Administrative Agent, as agent for the Secured Parties thereon, all as fully and effectively as it might do.

F-2-1

Grantor hereby ratifies, to the extent permitted by Applicable Law, all that the Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor as of the date first above written.

REGIONAL MANAGEMENT CORP.

By:
Name:
Title:

Sworn to and subscribed before
me as of the date first above written

Notary Public

[NOTARY SEAL]

F-2-2

EXHIBIT G

FORM OF SECURITIZATION RELEASE

Reference is hereby made to the Credit Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables V, LLC, as borrower, Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, JPMorgan Chase Bank, N.A.(“JPMorgan”), as administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, National Association, as account bank and backup servicer. Capitalized terms not defined herein shall have the meaning given such terms in the Credit Agreement.

The Borrower and the Servicer hereby represent and warrant that each condition in the Credit Agreement and each other Basic Document, to the consummation of the Securitization to which this Securitization Release relates, has been satisfied, including but not limited to delivery of (i) the executed Securitization Date Certificate, in substantially the form attached hereto as Annex 1 and (i) the executed notice, in substantially the form attached hereto as Annex 2.

Upon deposit in the Collection Account of $            in accordance with Section 2.14(a)(iv) in immediately available funds, the Administrative Agent hereby releases all of its right, title and interest, including its Lien, in and to the following:

(a) the Receivables (including the North Carolina Receivables evidenced by the 2021-1C SUBI Certificate) to be transferred by the Borrower in the related Securitization and described in Schedule I hereto (the “Securitized Receivables” and such Schedule, the “Schedule of Securitized Receivables”), together with the related Contracts (including the agreement to service the Receivables), whether now existing or hereafter acquired, and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections related thereto, and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Securitized Receivables) to become due or received by any Person in payment of any of the foregoing on or after the related Securitization Date;

(b) all of the Borrower’s interest in the related underlying collateral securing the Securitized Receivables (including repossessed vehicles) or in any document or writing evidencing any security interest in any such underlying collateral and each security interest in each such underlying collateral, whether now existing or hereafter acquired, including all proceeds from any sale or other disposition of such underlying collateral;

(c) all Receivable Files and the Schedule of Securitized Receivables, relating to the Securitized Receivables, whether now existing or hereafter acquired, and all right, title and interest of the Borrower in and to the documents, agreements and instruments included in such Receivable Files, including rights of recourse of the Borrower against Regional Management and/or any Originator.

(d) all of the Borrower’s interest in all Records, documents and writings evidencing or related to the Securitized Receivables or the related Contracts;

(e) all of the Borrower’s interest in all rights to any monies collected from whatever source in connection with any default of an Obligor with respect to the underlying collateral securing such Obligor’s Contract, and all proceeds thereof;

(f) all of the Borrower’s interest in all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Securitized Receivables, whether pursuant to the related Contracts or otherwise;

(g) all of the Borrower’s interest in all rights to payment under all service contracts and other contracts and agreements associated with the Securitized Receivables and all of the Borrower’s interest in all recourse rights against the related Originator and Regional Management;

(h) Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Borrower in and to the Securitized Receivables, whether now existing or hereafter acquired, and the related underlying collateral with respect to such Securitized Receivables, whether now existing or hereafter acquired;

(i) all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing;

(j) all of the Borrower’s right, title and interest in and to each First Tier Purchase Agreement and the Second Tier Purchase Agreement relating to the Securitized Receivables and remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by the Borrower against Regional Management under or in connection with the Second Tier Purchase Agreement and relating to such Securitized Receivables; and

(k) all income and proceeds of the foregoing.

[The Servicer and the Borrower hereby direct the Servicer to deliver the Receivable Files for the Securitized Receivables to                     .]

as of             , 20__.

REGIONAL MANAGEMENT RECEIVABLES V, LLC, as Borrower

By:
Name:
Title:

REGIONAL MANAGEMENT CORP., as Servicer

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

ANNEX I

[ ]

SECURITIZATION DATE CERTIFICATE

PURSUANT TO SECTION 2.14(a)

OF THE CREDIT AGREEMENT

[ ], delivers this certificate pursuant to Section 2.14(a) of the Credit Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables V, LLC, as borrower (the “Borrower”), Regional Management Corp. (“Regional Management”), as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, as account bank and backup servicer, and hereby certifies, as of the date hereof, the following:

(a) the Borrower has sufficient funds on the related Securitization Date to effect the Securitization in accordance with the Credit Agreement (taking into account, to the extent necessary, the proceeds of sales of the Collateral in the Securitization);

(b) after giving effect to the Securitization, the release of by the Administrative Agent of the related Receivables on the Securitization Date and the transfer by the Borrower or the related Receivables on the Securitization Date, (1) no adverse selection procedures shall have been used by the Borrower with respect to the Receivables that will remain subject to the Credit Agreement after giving effect to the Securitization, (2) no Borrowing Base Deficiency exists, (3) no Unmatured Event of Default, Event of Default or Facility Amortization Event has occurred or results from such release and Securitization, (4) if such Securitization Date is not a Payment Date, the Borrower shall have sufficient available funds on the immediately succeeding Payment Date to pay all amounts due and payable on such Payment Date pursuant to Section 2.07, and (5) the representations and warranties contained in Sections 5.01 and 5.02 are true and correct in all material respects, except to the extent that such representations and warranties expressly related to an earlier date as set forth therein; and

(c) the Borrower has delivered to the Administrative Agent a list specifying the Receivables being released pursuant to such Securitization.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

IN WITNESS WHEREOF, the Servicer has caused this certificate to be executed on its behalf this             day of             , 20__.

[ ]

By:
Name:
Title:

SCHEDULE A TO SECURITIZATION DATE CERTIFICATE

[FORM OF SECURITIZATION REPORT TO BE INSERTED]

[See Attached]

ANNEX 2

FORM OF NOTICE

Regional Management Receivables V, LLC

            , 20__

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

E-mail: xxx@jpmorgan.com

xxx@jpmorgan.com

xxx@jpmorgan.com

Telephone: (xxx) xxx-xxxx

Facsimile: (xxx) xxx-xxxx

Wells Fargo Bank, National Association,

as Account Bank and Backup Servicer

MAC N9300-061

600 S. 4th Street

Minneapolis, MN 55415

Attention: Corporate Trust Services – Asset-Backed Administration

eOriginal, Inc.

351 W. Camden Street, Suite 800

Baltimore, Maryland 21201

Attention: General Counsel

Phone: (xxx) xxx-xxxx

Email: xxx@eoriginal.com

Re:	Regional Management Receivables V, LLC – Credit Agreement

Ladies and Gentlemen:

Reference is made to (a) the Credit Agreement, dated as of April 28. 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables V, LLC, as borrower (the “Borrower”), Regional

Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (in such capacity, the “Administrative Agent”) and Wells Fargo Bank, National Association, as account bank and backup servicer and (b) the Electronic Collateral Control Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Electronic Collateral Control Agreement”), by and among the Administrative Agent, for itself and other secured parties, the Borrower, as a debtor, Regional Management, Regional Management North Carolina Receivables Trust, acting thereunder solely with respect to the 2021-1C SUBI, as a debtor, and eOriginal, Inc.

Pursuant to Section 2.14(a)(i) of the Credit Agreement, the Borrower gives notice of its intent to effect a Securitization on or about             , 20             (which date is no fewer than 30 days after the date of delivery of this notice to the Administrative Agent) and on such date, the Borrower elects to prepay the aggregate Principal Amount of the Loans [in whole]/[in an amount equal to $[            ].

Pursuant to Section 4.3 of the Electronic Collateral Control Agreement, the Borrower acknowledges that the Securitization and the transfer of eContracts (as defined in the Electronic Collateral Control Agreement) to the Securitization is permitted under the Credit Agreement, the 2021-1C SUBI Security Agreement and the Basic Documents.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

Very truly yours,

REGIONAL MANAGEMENT RECEIVABLES V, LLC

By:
Name:
Title:

Schedule I

to|

Securitization Release

SCHEDULE OF SECURITIZED RECEIVABLES

[Receivables relating to a Securitization as defined under clause (i) of the definition thereof]

[Receivables relating to a Securitization as defined under clause (ii) of the definition thereof]

EXHIBIT H

FORM OF MONTHLY REPORT

[On file with Administrative Agent]

H-1

EXHIBIT I

[RESERVED]

I-1

EXHIBIT J

[RESERVED]

J-1

EXHIBIT K

FORM OF PREPAYMENT NOTICE

Regional Management Receivables V, LLC

            , 20__

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

E-mail: xxx@jpmorgan.com

xxx@jpmorgan.com

xxx@jpmorgan.com

Telephone: (xxx) xxx-xxxx

Facsimile: (xxx) xxx-xxxx

Wells Fargo Bank, National Association,

as Account Bank and Backup Servicer

MAC N9300-061

600 S. 4th Street

Minneapolis, MN 55415

Attention: Corporate Trust Services – Asset-Backed Administration

Re:	Regional Management Receivables V, LLC – Credit Agreement

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regional Management Receivables V, LLC, as borrower (the “Borrower”), Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, National Association, as account bank and backup servicer.

K-1

Pursuant to Section 2.05 of the Credit Agreement, the Borrower hereby gives notice that on             , 20            (which date is no fewer than five (5) Business Days after the date of delivery of this notice to the Administrative Agent and the Lenders) the Borrower elects to prepay the aggregate Principal Amount of the Loans [in whole]/[in an amount equal to $[            ]].

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

Very truly yours,

REGIONAL MANAGEMENT RECEIVABLES V, LLC

By:
Name:
Title:

K-2

EXHIBIT L

SYSTEM DESCRIPTION

[On file with the Administrative Agent]

L-1